                                                                EXHIBIT 99.6


                    CONVERSION VALUATION APPRAISAL REPORT


                                Prepared for:


                          THE HOME LOAN SAVINGS BANK

                                     and

                       HOME LOAN FINANCIAL CORPORATION

                               Coshocton, Ohio


                                    As Of:

                              November 28, 1997

                                 Prepared By:

                            KELLER & COMPANY, INC.

                            555 Metro Place North

                                  Suite 524

                             Dublin, Ohio  43017

                                (614) 766-1426


                               KELLER & COMPANY
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                    CONVERSION VALUATION APPRAISAL REPORT


                                Prepared for:


                          THE HOME LOAN SAVINGS BANK

                                     and

                       HOME LOAN FINANCIAL CORPORATION

                               Coshocton, Ohio


                                    As Of:

                              November 28, 1997

                                 Prepared By:

                              Michael R. Keller
                                  President

                            KELLER & COMPANY, INC.
                            555 METRO PLACE NORTH
                                  SUITE 524
                             DUBLIN, OHIO  43017
                                (614) 766-1426
                              (614) 766-1459 FAX



December 8, 1997

Board of Directors
The Home Loan Savings Bank
401 Main Street
Coshocton, OH  43810

Gentlemen:

We hereby submit an independent appraisal of the pro forma market value of the to-be-issued stock of Home Loan Financial Corporation ("Corporation"), which is the newly formed holding company of The Home Loan Savings Bank, Coshocton, Ohio ("Home" or the "Bank"). The Corporation will hold all of the shares of the common stock of the Bank. Such stock is to be issued in connection with the Bank's conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank in accordance with the Bank's Plan of Conversion. This appraisal was prepared and provided to the Bank in accordance with the conversion requirements and regulations of the Office of Thrift Supervision of the United States Department of the Treasury.

Keller & Company, Inc. is an independent financial institution consulting firm that serves both banks and thrift institutions. The firm is a full-service consulting organization, as described in more detail in Exhibit A specializing in market studies, business and strategic plans, stock valuations, conversion appraisals, and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data provided to us by Home and the material provided by the independent auditor, Crowe, Chizek and Company, Columbus, Ohio, are both accurate and complete. We did not proceed to verify the financial statements provided to us, nor did we conduct independent valuations of the Bank's assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

Board of Directors
The Home Loan Savings Bank
December 8, 1997


Page 2


In the preparation of this appraisal we held discussions with the management of Home, with the law firm of Vorys, Sater, Seymour & Pease, Cincinnati, Ohio, the Bank's conversion counsel, and with Crowe, Chizek & Company. Further, we viewed the Bank's local economy and primary market area.

The valuation must not be considered as a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock in this conversion will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Bank's operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly-traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Bank as determined by this firm, we will make necessary adjustments to the Bank's appraisal value in such appraisal update.

It is our opinion that as of November 28, 1997, the pro forma market value or appraised value of the Corporation was $17,000,000. Further, a range for this valuation is from a minimum of $14,450,000 to a maximum of $19,550,000, with a super-maximum of $22,482,500.

Very truly yours,


KELLER & COMPANY, INC.



/s/ Michael R. Keller
Michael R. Keller
President
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                                TABLE OF CONTENTS

                                                                        PAGE

INTRODUCTION                                                               1

  I.     DESCRIPTION OF THE HOME LOAN SAVINGS BANK
         General                                                           4
         Performance Overview                                              7
         Income and Expense                                               10
         Yields and Costs                                                 16
         Interest Rate Sensitivity                                        17
         Lending Activities                                               20
         Non-Performing Assets                                            24
         Investments                                                      26
         Deposit Activities                                               26
         Borrowings                                                       27
         Subsidiaries                                                     27
         Office Properties                                                28
         Management                                                       28

II.      DESCRIPTION OF PRIMARY MARKET AREA                               29

III.     COMPARABLE GROUP SELECTION

         Introduction                                                     35
         General Parameters
           Merger/Acquisition                                             36
           Mutual Holding Companies                                       37
           Trading Exchange                                               37
           IPO Date                                                       38
           Geographic Location                                            38
           Asset Size                                                     39
         Balance Sheet Parameters
           Introduction                                                   40
           Cash and Investments to Assets                                 40
           Mortgage-Backed Securities to Assets                           41
           One- to Four-Family Loans to Assets                            41
           Total Net Loans to Assets                                      42
           Total Net Loans and Mortgage-Backed Securities to Assets       42
           Borrowed Funds to Assets                                       43
           Equity to Assets                                               43
         Performance Parameters
           Introduction                                                   44

                                                                         PAGE

III.     COMPARABLE GROUP SELECTION (CONT.)
         Performance Parameters (cont.)
           Return on Average Assets                                       44
           Return on Average Equity                                       45
           Net Interest Margin                                            46
           Operating Expenses to Assets                                   46
           Noninterest Income to Assets                                   47
         Asset Quality Parameters
           Introduction                                                   47
           Nonperforming Assets to Asset Ratio                            48
           Repossessed Assets to Assets                                   48
           Allowance for Loan Losses to Assets                            48
         The Comparable Group                                             49
         Summary of Comparable Group Institutions                         50

IV.      ANALYSIS OF FINANCIAL PERFORMANCE                                64

V.      MARKET VALUE ADJUSTMENTS
         Earnings Performance                                             67
         Market Area                                                      71
         Financial Condition                                              72
         Asset and Deposit Growth                                         74
         Dividend Payments                                                75
         Subscription Interest                                            75
         Liquidity of Stock                                               76
         Management                                                       76
         Marketing of the Issue                                           77

VI.      VALUATION METHODS                                                79
         Price to Book Value Ratio Method                                 80
         Price to Earnings Method                                         81
         Price to Net Assets Method                                       82
         Valuation Conclusion                                             84

                           LIST OF EXHIBITS

NUMERICAL                                                        PAGE
EXHIBITS

   1        Balance Sheets - At September 30, 1997 and
              June 30, 1997,                                      85
   2        Balance Sheets - At June 30, 1993
              through 1996                                        86
   3        Statement of Income  - Three months ended
              September 30, 1997 and 1996, and
              Year Ended June 30, 1997                            87
   4        Statements of Income - June 30,
              1993 through 1996                                   88
   5        Selected Financial Condition Data                     89
   6        Income and Expense Trends                             90
   7        Normalized Earnings Trend                             91
   8        Performance Indicators                                92
   9        Volume/Rate Analysis                                  93
  10        Yield and Cost Trends                                 94
  11        Net Portfolio Value                                   95
  12        Loan Portfolio Composition                            96
  13        Loan Maturity Schedule                                97
  14        Loan Originations                                     98
  15        Delinquent Loans                                      99
  16        Nonperforming Assets                                 100
  17        Classified Assets                                    101
  18        Allowance for Loan Losses                            102
  19        Investment Portfolio Composition                     103
  20        Mix of Deposits                                      104
  21        Deposit Activity                                     105
  22        Offices of The Home Loan Savings Bank                106
  23        List of Key Officers and Directors                   107
  24        Key Demographic Data and Trends                      108
  25        Key Housing Data                                     109
  26        Major Sources of Employment                          110
  27        Unemployment Rates                                   111
  28        Market Share of Deposits                             112
  29        National Interest Rates by Quarter                   113
  30        Thrift Stock Prices and Pricing Ratios               114
  31        Key Financial Data and Ratios                        126
  32        Recently Converted Thrift Institutions               139
  33        Acquisitions and Pending Acquisitions                140

NUMERICAL                                                              PAGE
EXHIBITS

  34        Thrift Stock Prices and Pricing Ratios -
              Mutual Holding Companies                                  141
  35        Key Financial Data and Ratios -
              Mutual Holding Companies                                  142
  36        Balance Sheets Parameters -
              Comparable Group Selection                                143
  37        Operating Performance and Asset Quality Parameters -
              Comparable Group Selection                                146
  38        Balance Sheet Ratios -
              Final Comparable Group                                    149
  39        Operating Performance and Asset Quality Ratios
                     Final Comparable Group                             150
  40        Balance Sheet Totals - Final Comparable Group               151
  41        Balance Sheet - Asset Composition
                     Most Recent Quarter                                152
  42        Balance Sheet - Liability and Equity
                     Most Recent Quarter                                153
  43        Income and Expense Comparison
                     Trailing Four Quarters                             154
  44        Income and Expense Comparison as a Percent of
                     Average Assets - Trailing Four Quarters            155
  45        Yields, Costs and Earnings Ratios
                     Trailing Four Quarters                             156
  46        Dividends, Reserves and Supplemental Data                   157
  47        Valuation Analysis and Conclusions                          158
  48        Market Pricings and Financial Ratios - Stock Prices
                     Comparable Group                                   159
  49        Pro Forma Minimum Valuation                                 160
  50        Pro Forma Mid-Point Valuation                               161
  51        Pro Forma Maximum Valuation                                 162
  52        Pro Forma Superrange Valuation                              163
  53        Summary of Valuation Premium or Discount                    164

ALPHABETICAL EXHIBITS
                                                                       PAGE

   A        Background and Qualifications                               165
   B        RB 20 Certification                                         169
   C        Affidavit of Independence                                   170

INTRODUCTION

         Keller & Company, Inc. is an independent appraisal firm for financial institutions, and has prepared this Conversion Appraisal Report ("Report") to provide the pro forma market value of the to-be-issued common stock of Home Loan Financial Corporation (the "Corporation"), an Ohio corporation, formed as a holding company to own all of the to-be-issued shares of common stock of The Home Loan Savings Bank, Coshocton, Ohio ("Home" or the "Bank"). The stock is to be issued in connection with the Bank's Application for Approval of Conversion from a state chartered mutual savings and loan association to a state chartered stock savings and loan association. The Application is being filed with the Office of Thrift Supervision ("OTS") of the Department of the Treasury and the Securities and Exchange Commission ("SEC"). In accordance with the Bank's conversion, there will be a simultaneous issuance of all the Bank's stock to the Corporation, which will be formed by the Bank. Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank's management and the Bank's conversion counsel, Vorys, Sater, Seymour and Pease, Cincinnati, Ohio.

         This conversion appraisal was prepared based on the guidelines provided by OTS entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization", in accordance with the OTS application requirements of Regulation Sec.563b and the OTS's Revised Guidelines for Appraisal Reports, and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the fourteen factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

         The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arms-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in non-control blocks.

         In preparing this conversion appraisal, we have reviewed the financial statements for the five fiscal years ended June 30, 1993 through 1997, as well as the financial statements for the three months ended September 30, 1996 and 1997, and discussed them with Home's management and with Home's independent auditors, Crow, Chizek and Company, LLP, Columbus, Ohio. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation's preliminary Form S-1 and the Bank's preliminary Form AC and discussed them with management and with the Bank's conversion counsel.

         We have visited Home's two offices and have traveled the surrounding area. We have studied the economic and demographic characteristics of the primary market area, and analyzed the Bank's primary market area relative to Ohio and the United States. We have also examined the competitive market within which Home operates, giving consideration to the area's numerous financial institution offices, mortgage banking offices, and a credit union office and other key characteristics, both positive and negative.

         We have given consideration to the market conditions for securities in general and for publicly-traded thrift stocks in particular. We have examined the performance of selected publicly-traded thrift institutions and compared the performance of Home to those selected institutions.

         Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.       DESCRIPTION OF THE HOME LOAN SAVINGS BANK

GENERAL

         The Home Loan Savings Bank, Coshocton, Ohio, was organized in 1882 as an Ohio-chartered mutual savings and loan association with the name of The Home Building, Loan and Savings Company, Coshocton, Ohio. The Bank changed its name to The Home Loan and Savings Company in 1937. In 1996, the Bank changed its name again to The Home Loan Savings Bank but did not convert its charter to a savings bank charter.

         Home conducts its business from its main office in Coshocton, Ohio, and its nearby branch office also in Coshocton. The Bank serves its customers from these two offices. The Bank's market area is comprised of Coshocton County with Coshocton City representing the core of the market area population.

         Home's deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Savings Association Insurance Fund ("SAIF"). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Home is a member of the Federal Home Loan Bank (the "FHLB") of Cincinnati and is regulated by the OTS and by the FDIC. As of September 30, 1997, Home had assets of $59,853,000, deposits of $48,208,000 and retained earnings of $10,579,000.

         Home is a community-oriented institution which has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its market area. Home has been actively and consistently involved in the origination of residential mortgage loans of one- to four-family dwellings, which represented 44.4 percent of its loan originations during the three months ended September 30, 1997, and a similar
44.2 percent of its loan originations during the fiscal year ended June 30, 1997. Consumer loan originations represented a strong 31.7 percent and 38.2 percent of total originations for the same respective time periods. At September 30, 1997,

70.0 percent of its gross loans consisted of residential real estate loans on one- to four-family dwellings, not including residential construction loans, compared to a higher 72.6 percent at June 30, 1993, with the primary source of funds being retail deposits from residents in its local communities. The Bank is also an originator of home equity loans, commercial real estate loans, construction and land loans, commercial loans and consumer loans. Consumer loans include new and used automobile loans, home improvement loans, loans on savings accounts, credit card advances and secured and unsecured personal loans.

         The Bank had $7.1 million, or 11.9 percent of its assets in cash and investments including FHLB stock. The Bank had no mortgage-backed securities. Deposits and retained earnings have been the primary sources of funds for the Bank's lending and investment activities. The Bank has not used FHLB advances during the past five years.

         The Bank's gross amount of stock to be sold in the subscription and community offering will be $17,000,000 or 1,700,000 shares at $10 per share based on the midpoint of the appraised value of $17.0 million, with net conversion proceeds of $16,513,000 reflecting conversion expenses of approximately $487,000. The actual cash proceeds to the Bank will be $8.3 million representing fifty percent of the net conversion proceeds. The ESOP will represent 8.0 percent of the gross shares issued or 136,000 shares at $10 per share, representing $1,360,000. The Bank's net proceeds will be invested in adjustable-rate and fixed-rate mortgage loans, consumer loans and commercial loans, and initially invested in short term investments. The Bank may also use the proceeds to expand services, expand operations or acquire other financial service organizations, diversification into other businesses, or for any other purposes authorized by law. The Holding Company will use its proceeds to fund the ESOP, to invest in short- and intermediate-term government or federal agency securities or possibly to purchase mortgage-backed and related securities.

         Home has seen a moderate overall deposit increase over the past four fiscal years with deposits increasing 26.5 percent from June 30, 1993, to June 30, 1997, or an average of 6.6 percent per year. From June 30, 1997, to September 30, 1997, deposits decreased by 2.1 percent or 8.3 percent, annualized, compared to a 9.7 percent growth rate in fiscal 1997. The Bank has focused on increasing its residential real estate loan portfolio and consumer and commercial loans during the past five years, monitoring its earnings and strengthening its equity to assets ratio. Equity to assets increased from 16.10 percent of assets at June 30, 1993, to 17.17 percent at June 30, 1997, and then increased to 17.70 percent at September 30, 1997.

         Home's primary lending strategy has been to focus on the origination of adjustable-rate one- to four-family loans, the origination of non-residential mortgage loans, the origination of commercial loans and construction loans and the origination of consumer loans.

         Home's share of one- to four-family mortgage loans has decreased modestly, declining from 72.6 percent of gross loans at June 30, 1996 to 70.0 percent as of September 30, 1997. Construction and land loans increased from
1.67 percent of gross loans at June 30, 1996, to 1.71 percent at September 30, 1997. Non-residential loans increased from 6.6 percent to 7.0 percent and home equity loans decreased from 2.2 percent to 1.6 percent from June 30, 1996, to September 30, 1997. All types of mortgage loans as a group decreased moderately from 83.0 percent of gross loans in 1996 to 80.2 percent at September 30, 1997. The decrease in mortgage loans was offset by the Bank's moderate increase in commercial loans and consumer loans. Commercial loans increased from 2.1 percent of loans in 1996 to 3.2 percent of loans at September 30, 1997. The Bank's share of consumer loans witnessed an increase in its share of loans from 14.9 percent at June 30, 1996, to 16.5 percent at September 30, 1997, and the level of consumer loans increased from $6.7 million to $8.7 million due primarily to growth in home improvement loans and automobile loans.

         Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and also in recognition of the Bank's continued increase in lending particularly commercial and consumer loans. At June 30, 1996, Home had $117,000 in its loan loss allowance or 0.26 percent of gross loans, which increased to $148,000 and represented a similar 0.29 percent of gross loans at September 30, 1997.

         Interest income from loans and investments has been the basis of earnings with the net interest margin being the key determinant of net earnings. With a dependence on net interest margin for earnings, current management will focus on strengthening the Bank's net interest margin without undertaking excessive credit risk and will not pursue any significant change in its interest rate risk position.

PERFORMANCE OVERVIEW

         Home's financial position over the past five fiscal years of June 30, 1993, through June 30, 1997, and for the three months ended September 30, 1997, is highlighted through the use of selected financial data in Exhibit 5. Home has focused on maintaining its retained income and overall earnings, increasing its loan levels, reducing its investments, and maintaining its net interest margin. Home has experienced a moderate increase in assets from 1993 to 1997 with a similar increase in deposits, and a rise in retained earnings over the past five fiscal years. Such increases were the result of major increases in loans, assets and deposits 1996 and 1997 deposits and consistent growth in equity with each of these having increased each fiscal year.

         Home witnessed a total increase in assets of $13.5 million or 28.9 percent for the period of June 30, 1993, to June 30, 1997, representing an average annual increase in assets of 7.2 percent. For the year ended June 30, 1997, assets increased $5.0 million or

9.1 percent. For the three months ended September 30, 1997, the Bank's assets decreased $548,000 or 0.9 percent. Over the past four fiscal periods, the Bank experienced its largest dollar rise in assets of $6.3 million in fiscal year 1996, which represented a strong 12.8 percent increase in assets funded by a rise in deposits. This increase was preceded by a $847,000 or 1.8 percent increase in assets in fiscal year 1995 an increase of 3.0 percent in 1994.

         The Bank's net loan portfolio, including mortgage loans and non-mortgage loans, increased from $31.1 million at June 30, 1993, to $51.8 million at September 30, 1997, and represented a total increase of a strong $20.7 million, or 66.6 percent. The average annual increase during that period was 15.67 percent. That increase was primarily the result of higher levels of loan originations of one- to four-family loans, commercial loans and consumer loans. For the year ended June 30, 1997, loans increased $5.0 million or 11.3 percent. For the three months ended September 30, 1997, net loans then increased $2.5 million or 5.0 percent representing 20.0 percent, annualized.

         Home has pursued obtaining funds through deposits and reduction in investments in accordance with the demand for loans. The Bank's competitive rates for savings in its local market in conjunction with its focus on services have been the sources for attracting retail deposits. Deposits increased 1.6 percent from 1993 to 1994, followed by a 0.03 percent decrease in fiscal year 1995, and then strong increases of 13.5 percent in 1996 and 9.7 percent in 1997, with an average annual rate of increase of 6.2 percent from June 30, 1993, to June 30, 1997. For the three months ended September 30, 1997, deposits decreased by $1.0 million or 2.1 percent, annualized to 8.4 percent. The Bank's strongest fiscal year deposit growth was in 1996, when deposits increased $5.3 million or
13.6 percent. The Bank had no FHLB advances during the past five fiscal years.

         Home has been able to increase its retained earnings each fiscal year from 1993 through 1997. At June 30, 1993, the Bank had retained earnings of $7.5 million representing a 16.10 percent retained earnings to assets ratio and then increasing to $10.4 million at June 30, 1997, and representing a 17.17 percent retained earnings to assets ratio. At September 30, 1997, retained earnings was a higher $10.6 million and a higher 17.70 percent of assets. The rise in the equity to assets ratio from 1993 to 1997 is the result of the Bank's steady earnings performance impacted by the Bank's moderate rise in assets. Retained earnings increased 37.3 percent from June 30, 1993, to June 30, 1997, representing an average annual increase of 9.3 percent and increased 2.1 percent for the three months ended September 30, 1997, or 8.4 percent, annually.

INCOME AND EXPENSE

         Exhibit 6 presents selected operating data for Home, reflecting the Bank's income and expense trends. This table provides key income and expense figures in dollars for the fiscal years of 1993 through 1997 and income and expense figures for the three months ended September 30, 1996 and 1997.

         Home has witnessed an overall increase in its dollar level of interest income from June 30, 1993, through June 30, 1997, due to the Bank's growth in assets, primarily loans. Interest income ranged from a high of $4.6 million in 1997 to a low of $3.4 million in 1994, and then increasing thereafter to $4.6 million in 1997. This overall trend was a combination of a decrease of 4.4 percent from 1993 to 1994 followed by moderate increases from 1994 to 1997. In fiscal year 1997, interest income increased $350,000 or 8.2 percent to $4.6 million. For the three months ended September 30, 1997, interest income was $1.3 million, compared to $1.1 million for the three months ended September 30, 1996, suggesting a continuation of the fiscal 1997 increase. The overall increase in interest income was due primarily to the Bank's increase in its loan portfolio.

         The Bank's interest expense experienced a similar trend with a decrease in 1994 followed by increases from fiscal year 1994 to 1997. Interest expense decreased $181,000 or 13.8 percent, from 1993 to 1994, compared to a smaller decrease in interest income of $153,000 or 4.4 percent, for the same time period. Interest expense then increased $796,000 or 70.0 percent from 1994 to 1997, compared to an increase in interest income of $1.3 million or 37.5 percent. From 1996 to 1997, interest expense increased $228,000 or 13.4 percent compared to an increase in interest income of $350,000 or 20.6 percent. Such increase in interest income, notwithstanding the increase in interest expense, resulted in a moderate dollar increase in annual net interest income of $122,000 or 4.8 percent for the fiscal year ended June 30, 1997, but a decrease in net interest margin. Net interest income increased from $2,190,000 in 1993, its lowest level, to $2,678,000 in 1997. For the three months ended September 30, 1997, Home's actual net interest income was $737,000, or $2.9 million, annualized, which was modestly higher than the $695,000 for the three months ended September 30, 1996, or $2.8 million, annualized.

         The Bank has made provisions for loan losses in four of the past five fiscal years of 1993 through 1997 and also in the three months ended September 30, 1997. The amounts of those provisions were determined in recognition of the Bank's levels of nonperforming assets, charge-offs, repossessed assets, the Bank's rise in lending activity, and industry norms. The loan loss provisions were $10,000 in 1993, $13,000 in 1994, $2,000 in 1995, $6,000 in 1997 and
$30,000 in the three months ended September 30, 1997. The impact of these loan loss provisions has been to provide Home with a general valuation allowance of $148,000 at September 30, 1997, or 0.29 percent of gross loans and 243.0 percent of nonperforming assets.

         Total other income or noninterest income indicated overall stable levels in fiscal years 1993 to 1997. The highest level of noninterest income was in fiscal year 1997 at $175,000 or 0.29 percent of assets and the lowest level at $137,000 was in 1993, representing 0.29 percent of assets. The average noninterest income level for the past five fiscal years was $157,600 or a moderate 0.31 percent of average assets. In the three months ended September 30, 1997, noninterest income was $43,000 or 0.29 percent of assets on an annualized basis, similar to fiscal year 1997. Noninterest income consists primarily of service charges, fees and other income.

         The Bank's general and administrative expenses or noninterest expenses increased from $1,059,000 for the fiscal year of 1993 to $1,943,000 for the fiscal year ended June 30, 1997, which includes the one-time SAIF assessment of $261,000, resulting in core expenses of a lower $1,682,000, when one excludes the SAIF assessment. The dollar increase in core noninterest expenses was $623,000 from 1993 to 1997, representing an average annual increase of $155,750 or 10.9 percent. The average annual increase in other expenses was due primarily to the Bank's normal rise in overhead expenses. On a percent of average assets basis, core operating expenses increased from 2.27 percent of average assets for the fiscal year ended June 30, 1993, to 2.91 percent for the fiscal year ended June 30, 1997, or 3.39 percent based on total expenses. For the three months ended September 30, 1997, Home's ratio of operating expenses to average assets was a lower 2.73 percent, but still above the industry norm.

         The net earnings position of Home has indicated profitable performance in each of the past five fiscal years ended June 30, 1993 through 1997, and for the three months ended September 30, 1997. The annual net income figures for the past five fiscal years of 1993, 1994, 1995, 1996 and 1997 have been $823,000, $737,000, $716,000, $770,000, and $595,000, representing returns on average assets of 1.77 percent, 1.55 percent, 1.47 percent, 1.47 percent, and 1.04 percent, respectively. For the three months ended September 30, 1997, net earnings were $213,000, representing an annualized return on average assets of
1.40 percent.

         Exhibit 7 provides the Bank's normalized earnings or core earnings for fiscal years 1996 and 1997 and for the twelve months ended September 30, 1997. The Bank's normalized earnings eliminate any nonrecurring income and expense items. There were no adjustments for fiscal year 1996 or for the twelve months ended September 30, 1997. In fiscal 1997, there was an expense adjustment of $261,000 to eliminate the one time SAIF assessment.

         The key performance indicators comprised of selected operating ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank's return on assets decreased from 1.77 percent in fiscal year 1993 to 1.55 percent in 1994, decreasing to 1.47 percent in fiscal year 1995, and then down to 1.04 percent in 1997. It was a moderately higher level for the three months ended September 30, 1997, of 1.40 percent, annualized.

         The Bank's average net interest rate spread increased from 4.43 percent in fiscal year 1993 to 4.46 percent in fiscal year 1994, increased to 4.52 percent in 1995 and then decreased during the next two fiscal years to 4.25 percent in 1997. For the three months ended September 30, 1997, net interest spread was a higher 4.36 percent, annualized. The Bank's net interest margin indicated a similar trend, increasing from 4.88 percent in fiscal year 1993 to
5.04 percent in fiscal year 1995, then decreasing to 4.88 percent in fiscal 1997, and then increasing to 5.03 percent for the three months ended September 30, 1997, annualized. Home's net interest rate spread increased 3 basis points in 1994 to 4.46 percent from 4.43 percent in 1993 and then increased 6 basis points in 1995 to 4.52 percent. Net interest rate spread then decreased 7 basis points to 4.45 percent in fiscal year 1996 and decreased another 20 basis points to 4.25 percent for the fiscal year ended June 30, 1997. The Bank's net interest margin followed a similar trend, decreasing 1 basis points to 4.87 percent in 1994 and then increasing 17 basis points to 5.04 percent in 1995. Net interest margin increased 6 basis points to 5.10 percent in 1996 and then decreased to 4.88 percent in 1997. For the three months ended September 30, 1997, Home's annualized net interest spread was a higher 4.36 percent, and its net interest margin was a higher 5.03 percent.

         The Bank's return on average equity decreased from 1993 to 1997. The return on average equity decreased from 11.50 percent in 1993 to 9.33 percent in fiscal year 1994, to 8.32 percent in fiscal year 1995. The return on average equity then decreased to 8.20 percent in fiscal year 1996, and then decreased to
5.94 percent for the fiscal year ended June 30, 1997. For the three months ended September 30, 1997, return on average equity was a higher 8.06 percent, annualized.

         Home's ratio of interest-earning assets to interest-bearing liabilities increased gradually from 115.0 percent at June 30, 1993, to 118.0 percent at June 30, 1997, to a higher 119.0 percent at September 30, 1997.

         The Bank's ratio of non-interest expenses to average assets increased from 2.27 percent in fiscal year 1993 to a higher 3.39 percent in fiscal year 1997, primarily due to the one time SAIF assessment. For the three months ended September 30, 1997, noninterest expenses to assets decreased to 2.73 percent. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the "efficiency ratio". The industry norm is 64.0 percent with the lower the ratio indicating higher efficiency. The Bank has been characterized with a higher level of efficiency historically reflected in its lower efficiency ratio, which increased from 45.60 percent in 1993 to 68.09 percent in 1997 as a result of the one-time SAIF assessment. The ratio then decreased to 53.19 percent for the three months ended September 30, 1997.

         Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming assets to total assets is a key indicator of asset quality. Home witnessed an increase in its nonperforming asset ratio from 1993 to 1997, but the ratio was minimal. Nonperforming assets consist of loans delinquent 90 days or more, nonaccruing loans and repossessed assets. The ratio of nonperforming assets to total assets was zero at June 30, 1993, and increased to 0.06 percent at June 30, 1994. The ratio then decreased to 0.03 percent in 1995, increased 0.16 percent in 1996 and decreased to 0.05 percent in 1997. At September 30, 1997, Home's ratio of nonperforming assets to total assets increased to 0.10 percent. The Bank's allowance for loan losses was 0.35 percent of loans at June 30, 1993, and decreased to 0.24 percent at June 30, 1997, resulting primarily from the increase in loans and then increased to 0.29 percent at September 30, 1997. As a percentage of nonperforming loans, Home's allowance for loan losses was 431.09 percent in 1994 and 361.27 percent in 1997. At September 30, 1997, the ratio decreased to 242.99 percent reflective of an increase in the allowance for loan losses combined with a rise in nonperforming loans.

         Exhibit 9 provides the changes in net interest income due to rate and volume changes for the past two fiscal years of 1996 and 1997 and for the three months ended September 30, 1997. In fiscal year 1996, net interest income increased $191,000, due to an increase in interest income of $563,000 reduced by a $372,000 increase in interest expense. The increase in interest income was due to an increase due to rate of $249,000 accented by an increase due to volume of $314,000. The increase in interest expense was due to an increase due to rate of $216,000 accented by an increase due to a change in volume of $199,000.

         In fiscal year 1997, net interest income increased $122,000, due to a $350,000 increase in interest income reduced by a $225,000 increase in interest expense. The increase in interest income was due to a $421,000 increase due to volume reduced by a $71,000 decrease due to rate. The increase in interest expense was due to a $12,000 increase due to rate accented by $213,000 increase due to volume.

         For the three months ended September 30, 1997, compared to the three months ended September 30, 1996, net interest income increased $42,000 due to a $122,000 increase in interest income reduced by a $80,000 increase in interest expense. The rise in interest income was due to a $113,000 increase due to volume accented by a $9,000 increase due to rate. The rise in interest expense was the result of an increase due to rate of $24,000 accented by an increase due to volume of $56,000.

YIELDS AND COSTS

         The overview of yield and cost trends for the years ended June 30, 1995 to 1997, for the three months ended September 30, 1997, and at September 30, 1997, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

         Home's weighted average yield on its loan portfolio increased 42 basis points from fiscal year 1995 to 1997, from 8.39 percent to 8.81 percent, and then increased 9 basis points to 8.90 percent for the three months ended September 30, 1997. The yield on investment securities decreased 64 basis points from 6.66 percent in 1995 to 6.02 percent in 1997 and then increased 4 basis points to 6.06 percent for the three months ended September 30, 1997. The yield on interest-bearing deposits decreased 26 basis points from fiscal year 1995 to 1997, from 5.59 percent to 5.33 percent and then increased 111 basis points to
6.44 percent for the three months ended September 30, 1997. The combined weighted average yield on all interest-earning assets increased 52 basis points to 8.40 percent from 1995 to 1997. The yield on interest-earning assets for the three months ended September 30, 1997, was a higher 8.56 percent, while the yield at September 30, 1997, was a lower 8.35 percent.

         Home's weighted average cost of interest-bearing liabilities increased 68 basis points to 3.36 percent from fiscal year 1995 to 1996, which was greater than the Bank's 61 basis point increase in yield, resulting in a decrease in the Bank's interest rate spread of 7 basis points from 4.52 percent to 4.45 percent from 1995 to 1996. The Bank's average cost of interest-bearing liabilities then increased from 1996 to 1997 by 11 basis points to 4.15 percent compared to a 9 basis point decrease in yield on interest-earning assets. The result was a continued decrease in the Bank's interest rate spread of 20 basis points to 4.25 percent for fiscal year 1997. For the three months ended September 30, 1997, the Bank's cost of funds increased 5 basis points to 4.20 percent, compared to a 16 basis point increase in yield on interest-earning assets, resulting in a higher net interest rate spread by 11 basis points to 4.36 percent compared to 4.25 percent for the fiscal year ended June 30, 1997. At September 30, 1997, the Bank's net interest rate spread decreased 52 basis points to 3.84 percent, due to a decrease in yield of 21 basis points accented by an increase in cost of funds by 31 basis points. The Bank's net interest margin increased from 5.04 percent in fiscal year 1995 to 5.10 percent in fiscal year 1996, then decreasing to 4.88 percent for the year ended June 30, 1997. The Bank's net interest margin for the three months ended September 30, 1997, increased 15 basis points to 5.03 percent.

INTEREST RATE SENSITIVITY

         Home has always monitored its interest rate sensitivity position and focused on maintaining a higher level of rate sensitive assets by originating primarily adjustable-rate mortgage loans accented by adjustable-rate commercial real estate loans and short term consumer loans. Home recognized the thrift industry's significant interest rate risk exposure in the 1980's, which caused a negative impact on earnings and market value of portfolio equity as a result of significant fluctuations in interest rates, specifically rising rates. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative liabilities commonly referred to as an institution's "gap". The larger an institution's gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in market value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps in the 1990's to minimize their gap position. This frequently results in a decline in the institution's net interest margin and overall earnings performance. Home has responded to the interest rate sensitivity issue by being an active originator of adjustable-rate mortgage loans, nonresidential adjustable-rate mortgage loans and short term consumer loans.

         The Bank measures its interest rate risk through the use of its net portfolio value ("NPV") of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheet contracts. The NPV for the Bank is calculated on a quarterly basis, by the OTS, as well as the change in the NPV for the Bank under rising and falling interest rates. Such changes in NPV under changing rates is reflective of the Bank's interest rate risk exposure.

         There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans, deposit withdrawals, etc.

         Exhibit 11 provides the Bank's NPV as of June 30, 1997, and the change in the Bank's NPV under rising and declining interest rates. Such calculations are provided by OTS, and the focus of this exposure table is a 200 basis points change in interest rates either up or down.

         The Bank's change in its NPV at June 30, 1997, based on a rise in interest rates of 200 basis points was a 1.4 percent decrease, representing a dollar decrease in equity value of $177,000. In contrast, based on a decline in interest rates of 200 basis points, the Bank's NPV was estimated to also decrease 2.9 percent or $372,000 at June 30, 1997. The Bank's exposure increases to a 8.3 percent decrease under a 400 basis point rise in rates, and the NPV is estimated to decrease 0.6 percent based on a 400 basis point decrease in rates.

         The Bank is aware of its minimal interest rate risk exposure under rapidly rising rates or falling rates. Due to Home's recognition of the need to control its interest rate exposure, the Bank has focused on being active in the origination of adjustable-rate residential mortgage loans, adjustable-rate commercial real estate loans and short term consumer loans and plans to continue this lending strategy with an increased emphasis on short term consumer loans.

LENDING ACTIVITIES

         Home has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings with an increasing emphasis on short term consumer loans. Exhibit 12 provides a summary of Home's loan portfolio, by loan type, at June 30, 1996 and 1997, and at September 30, 1997.

         Residential loans secured by one- to four-family dwellings but excluding residential construction and land loans was the primary loan type representing 70.0 percent of the Bank's gross loans as of September 30, 1997. This share has seen a moderate decrease from 72.6 percent at June 30, 1996. The second largest real estate loan type as of September 30, 1997, was nonresidential real estate loans which comprised a moderate 7.0 percent of gross loans compared to a similar 6.6 percent as of June 30, 1996. The nonresidential real estate loan category was also the second largest real estate loan type in 1996. The third key real estate loan type was construction and land loans, which represented 1.71 percent of gross loans as of September 30, 1997, compared to a similar 1.67 percent at June 30, 1996. Construction and land loans was the fourth largest real estate loan type at June 30, 1996. Home equity loans was the fourth largest real estate loan type representing 1.6 percent of gross loans at September 30, 1997, and a larger 2.2 percent at June 30, 1996, making it the third largest real estate loan type in 1996. These four largest real estate loan categories represented 80.3 percent of gross loans at September 30, 1997, compared to a larger 83.0 percent of gross loans at June 30, 1996.

         Commercial loans represent a growing loan category for Home. Commercial loans totaled $1,703,000 and represented 3.2 percent of gross loans at September 30, 1997, compared to 2.0 at June 30, 1996. This share of commercial loans exceeded two real estate loan types at September 30, 1997.

         The consumer loan category was the remaining loan type at September 30, 1997, and represented a strong 16.5 percent of gross loans compared to 14.9 percent at June 30, 1996. Consumer loans were the second largest overall loan type, at September 30, 1997, and also the second largest loan type in 1996. The Bank originates credit card loans, home improvement loans, savings account loans, auto loans and secured and unsecured personal loans. The overall mix of loans has witnessed only modest changes from fiscal year-end 1996 to September 30, 1997, with the Bank having decreased its share of one- to four-family and home equity loans to offset its increases in commercial and consumer loans.

         The emphasis of Home's lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located in Home's market area, which includes all of Coshocton County. The Bank also originates interim construction loans on one- to four-family residences primarily to individual owners and to developers. At September 30, 1997, 70.0 percent of Home's gross loans consisted of loans secured by one- to four-family residential properties, excluding construction and land loans. Construction and land loans represented another 1.7 percent of gross loans.

         The Bank originates adjustable-rate mortgage loans, ("ARMs") with adjustment periods of one and three years. The interest rates on ARMs are generally indexed to the weekly average rate on one-year and three-year U. S. Treasury securities. ARMs have a maximum rate adjustment of 2.0 percent at each adjustment period and a maximum adjustment of 6.0 percent with payments based on up to a 25 year loan term. Rate adjustments are computed by adding a stated margin, typically 2.75 percent to the index. The Bank retains all ARMs which it originates.

         The majority of ARMs have terms of up to 25 years, and fixed rate loans have normal terms of 15 to 25 years. The Bank also retains its fixed rate loans. Historically, the majority of Home's mortgage loan portfolio has been adjustable-rate mortgage loans, with adjustable-rate loans representing 75.0 percent of loans due after June 30, 1998. Most of Home's consumer loans are fixed rate. Overall, 25.0 percent of Home's loans due after June 30, 1998, are fixed-rate.

         The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one- to four-family dwellings generally does not exceed 80 percent at Home, even though the Bank is permitted to make loans with higher loan-to-value ratios. Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate loans in the event the borrower transfers ownership. The Bank normally exercises its rights under these clauses.

         Home has been an originator of nonresidential real estate loans and has also originated home equity loans in the past. The Bank will continue to make home equity and nonresidential real estate loans. The Bank had a total of $3.7 million in nonresidential real estate loans at September 30, 1997, or 7.0 percent of gross loans, compared to $3.0 million or 6.6 percent of gross loans at June 30, 1996. Home equity loans have decreased from $979,000 or 2.2 percent of gross loans at June 30, 1996, to $826,000 and a lesser 1.6 percent of gross loans at September 30, 1997. The major portion of nonresidential real estate loans are secured by farms, office buildings, and other commercial properties and are located in the Bank's primary market area.

         The Bank also originates commercial loans to area businesses. Such business loans include term loans and lines of credit and are generally secured by property such as trucks and equipment. Commercial loans totaled $1.7 million or 3.2 percent of gross loans at September 30, 1997, compared to $950,000 or
2.10 percent at June 30, 1996.

         Home has been more active in consumer lending. Consumer loans originated consist primarily of automobile loans, credit card loans, home improvement loans, secured and unsecured personal loans and savings account loans, which represented a combined total of $8.7 million or 16.5 percent of gross loans at September 30, 1997, up from $6.7 million or 14.9 percent of loans in 1996.

         Exhibit 13 provides a loan maturity schedule and breakdown and summary of Home's fixed- and adjustable-rate loans, indicating a majority of adjustable-rate loans. At September 30, 1997, 75.0 percent of the Bank's total loans due after June 30, 1998, were adjustable-rate and 25.0 percent were fixed-rate. The Bank also has a moderate 17.0 percent of its loans at September 30, 1997, due in 5 years or less.

         As indicated in Exhibit 14, Home experienced a moderate increase in its one-to four-family loan originations and total loan originations from fiscal year 1996 to 1997. Total loan originations in fiscal year 1997 were $21.3 million compared to $20.8 million in fiscal year 1996, reflective of higher levels of one- to four-family, commercial and consumer loans. The increase in one- to four-family residential loan originations from 1996 to 1997 of $697,000 constituted 127.7 percent of the $546,000 aggregate increase in total loan originations from 1996 to 1997, reflective of the $1.8 million decrease in nonresidential real estate loans. Consumer loan originations increased $956,000 and commercial loans increased $901,000, the largest percentage increase of any loan category. Loan originations for the three months ended September 30, 1997, were $6.3 million, representing $25.2 million on an annualized basis. Loan originations on one- to four-family residences, excluding construction loans, represented 42.0 percent of total loan originations in fiscal year 1996, and
44.2 percent in fiscal year 1997. One- to four-family loan originations increased to 44.4 percent of total loan originations for the three months ended September 30, 1997. Consumer loans represented 34.6 percent of total loan originations in 1996 and a higher 38.2 percent in 1997. For the three months ended September 30, consumer loans represented a smaller 31.7 percent.

         Overall, loan originations exceeded principal payments and repayments in fiscal 1996 by $5.1 million and then exceeded those reductions in fiscal 1997 by a similar $5.0 million. For the three months ended September 30, 1997, loan originations exceeded reductions by $2.5 million.

NONPERFORMING ASSETS

         Home understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with rapid increases in their levels of nonperforming assets and have been forced to recognize significant losses, setting aside major valuation allowances. A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including purchased nonresidential real estate loans. Home has not been faced with such problems in the past and has made a concerted effort to control its nonperforming assets during the past five years and has been successful.

         Exhibit 15 provides a summary of Home's delinquent loans at June 30, 1996 and 1997, and at September 30, 1997, indicating a modest level of delinquent loans. The Bank had $61,000 or 0.12 percent of loans in loans delinquent 90 days or more at September 30, 1997, compared to $88,000 or 0.19 percent of loans at June 30, 1996. Loans delinquent 30 to 89 days totaled $372,000 at June 30, 1996, or 0.83 percent of loans, and were a larger $617,000 or a higher 1.24 percent of gross loans at June 30, 1997. At September 30, 1997, delinquent loans of 30 to 89 days increased in dollar level to $932,000 or a higher 1.77 percent of gross loans.

         Home's management reviews all loans delinquent 30 days or more on a monthly basis, to assess their collectibility and to initiate any direct contact with borrowers. The board reviews all loans delinquent 90 days or more on a monthly basis and all real estate owned. When a loan is delinquent 10 days or more, the Bank charges a late fee of 5.0 percent of the payment and sends the borrower a late payment notice. The Bank then initiates both written and oral communication with the borrower if the loan remains delinquent. When the loan becomes delinquent at least 90 days, the Bank will commence foreclosure proceedings. The Bank does not normally accrue interest on loans past due 90 days or more. Most loans delinquent 90 days or more are placed on a non-accrual status, and at that point in time the Bank pursues foreclosure procedures.

         Exhibit 16 provides a summary of Home's nonperforming assets at September 30, 1997, and at June 30, 1996 and 1997. Nonperforming assets consist of non-accrual loans, loans delinquent 90 days or more and real estate owned. The Bank historically has carried a lower level of nonperforming assets. Home's level of nonperforming assets ranged from a high dollar amount of $88,000 or
0.16 percent of total assets at June 30, 1996, to a low dollar amount of $33,000 or 0.05 percent of assets at June 30, 1997. At September 30, 1997, Home's nonperforming assets consisted of $61,000 in loans 90 days or more past due for a total of 0.10 percent of assets.

         Home's level of nonperforming assets was identical to its level of classified assets. The Bank's level of classified assets was $61,000 or 0.12 percent of loans at September 30, 1997 (reference Exhibit 17). The Bank's classified assets consisted of $61,000 in substandard assets, with none classified as doubtful or loss.

         Exhibit 18 shows Home's allowance for loan losses at September 30, 1997, and for fiscal years 1996 and 1997, indicating the activity and the resultant balances. Home has witnessed a modest increase in its balance of allowance for loan losses from $117,000 in 1996 to $119,000 in 1997. The balance in allowance for loan losses was increased to $148,000 at September 30, 1997, with provisions of $6,000 in 1997 and $30,000 in the first three months ended September 30, 1997. The Bank had net charge-offs of $4,000 in 1996 and $1,000 for the three months ended September 30, 1997. The Bank's ratio of allowance for loan losses to gross loans was 0.26 percent at June 30, 1996, and a similar to
0.26 percent at June 30, 1997. The allowance for loan losses to gross loans was a slightly higher 0.29 percent at September 30, 1997. Allowance for loan losses to nonperforming loans was 133.5 percent at June 30, 1996, and a higher 243.0 percent at September 30, 1997, reflecting the modest increase in allowance for loan losses.

INVESTMENTS

         The investment and securities portfolio, including interest-bearing deposits of Home has been comprised of U.S. government securities, interest-bearing deposits, Federal Funds sold and FHLB stock. Exhibit 19 provides a summary of Home's investment portfolio at June 30, 1996 and 1997, and at September 30, 1997, including FHLB stock. Investment securities and interest-bearing deposits totaled $5.4 million at September 30, 1997, compared to $8.3 million at June 30, 1997, and $8.0 million at June 30, 1996, including FHLB stock of $373,000 at September 30, 1997. The primary component of investment securities and interest-bearing deposits at September 30, 1997, was U.S. government securities, representing 83.6 percent of investments and interest-bearing deposits. The securities portfolio had a weighted average yield of 6.04 percent, and the interest-bearing deposits had a weighted average yield of 6.65 percent at September 30, 1997. The Bank also had cash and cash equivalents of $1.7 million or 2.9 percent of assets at September 30, 1997, and liquid assets representing 12.0 percent of assets at September 30, 1997.

DEPOSIT ACTIVITIES

         The change in the mix of deposits from June 30, 1996, to September 30, 1997, is provided in Exhibit 20. There has been a moderate change in both total deposits and in the deposit mix during this period. Certificates of deposit witnessed an increase in their share of deposits, rising from a moderate 54.3 percent of total deposits at June 30, 1996, to a still moderate 58.9 percent of total deposits at September 30, 1997. This increase is similar to the industry norm of a rise in the share of certificates. The major component of certificates had rates between 4.01 percent and 6.00 percent and represented 76.6 percent of certificates at September 30, 1997. At June 30, 1996, the major component of certificates was also the 4.01 percent to 6.00 percent category with 86.1 percent of certificates. Passbook savings accounts decreased in dollar amount from $12.1 million to $11.6 million, and their share of total deposits decreased from 27.0 percent to 24.0 percent from June 30, 1996, to September 30, 1997, respectively, with no change in rates during that period. NOW accounts indicated a modest dollar increase rising from $5.3 million at June 30, 1996, to $5.6 million at September 30, 1997, but their share of total deposits decreased from 11.8 percent to 11.6 percent. MMDA accounts witnessed a moderate decrease in deposits from $2.2 million at June 30, 1996, to $1.8 million at September 30, 1997, with their share decreasing from 5.0 percent to 3.7 percent over that time period. Non-interest-bearing checking accounts had an increase in their dollar amount rising from $873,000 to $877,000, but their share of deposits decreased from 2.0 percent to 1.8 percent during that same time period.

         Exhibit 21 shows the Bank's deposit activity for the two years ended June 30, 1996 and 1997, and for the three months ended September 30, 1997. Excluding interest credited, Home experienced net increases in deposits in fiscal years 1996 and 1997 and a net decrease in deposits for the three months ended September 30, 1997. In fiscal year 1996, there was a net increase in deposits of $4.3 million or 10.8 percent. In fiscal year 1997, a net increase in deposits of $3.0 million resulted in a 6.7 percent increase in deposits excluding interest credited. For the three months ended September 30, 1997, a net decrease in deposits of $1.4 million produced a net decline of 2.8 percent, or 11.2 percent, annualized. Including accrued interest, deposits increased $5.3 million or 13.5 percent in 1996, $4.4 million or 9.7 percent in 1997 and decreased $1.0 million or 2.1 percent of deposits for the three months ended September 30, 1997.

BORROWINGS

         Home made no use of FHLB advances from June 30, 1993 to September 30, 1997.

SUBSIDIARIES

         Home has no wholly-owned subsidiaries.

OFFICE PROPERTIES

         Home has two full service offices, both located in Coshocton, Ohio. (reference Exhibit 23). Home owns both of these offices. The Bank's investment in its office premises, including furniture, fixtures and equipment, totaled $509,000 or 0.85 percent of assets at September 30, 1997.

MANAGEMENT

         The President, Chief Executive Officer, and Managing Officer of Home is Robert C. Hamilton, who is also a Director. Mr. Hamilton joined the Bank in 1981 serving the Bank as Secretary, Treasurer and Managing Officer. In 1983, Mr. Hamilton became President and Chief Executive Officer. In 1982, Mr. Hamilton became a Director. Prior to joining the Bank, Mr. Hamilton worked with Bank One serving in numerous positions for 21 years. The Bank's Secretary and Treasurer is Preston W. Bair who serves as the Bank's Chief Financial Officer.

II.      DESCRIPTION OF PRIMARY MARKET AREA

         Home's primary market area for retail deposits and lending activity encompasses all of Coshocton County ("the market area"). The Bank has two offices, both located in Coshocton City, the county seat and largest community in Coshocton County.

         The primary market area is characterized by a lower than average level of median household income and a much lower housing value when compared to Ohio and the United States. The unemployment rate in the market area has been higher than Ohio and national unemployment rates but have declined over the past few years. The market area's unemployment rates have been above Ohio's unemployment rates, as well as the United States. The market area's strongest employment categories are the manufacturing industry, services industry and the wholesale/retail industry, with a noticeably higher level of residents employed in the agriculture/mining industry category than in Ohio or the United States.

           Exhibit 24 provides a summary of key demographic data and trends for the market area, Ohio and the United States. Overall, from 1990 to 1996, population increased in the market area as well as Ohio and the United States. The population increased by 2.9 percent in the market area from 1990 to 1996. In the same time period, population increased a similar 2.8 percent in Ohio, and increased in the United States by 6.7 percent. Future population projections indicate that population will continue to increase in the market area through the year 2001. From 1996 to 2001, population is expected to increase by 2.3 percent in the market area, increase 2.7 percent in Ohio and 5.1 percent in the United States.

         In conformance with its modestly rising trend in population, the market area witnessed an increase in households (families) of 3.1 percent from 1990 to 1996. During that same time period, the number of households increased in Ohio by 2.7 percent and increased by 6.8 percent in the United States. By the year 2001, the market area's households are projected to continue to increase by 2.3 percent, while the number of households are expected to increase by 2.7 percent in Ohio and increase in the United States by 5.1 percent.

         In 1990, per capita income in the market area was lower than the per capita income in Ohio and the United States. The market area had a 1990 per capita income of $10,625 compared to Ohio at a higher $12,788 and the United States at $12,313. From 1990 to 1996, per capita income increased in the market area, Ohio and the United States, with the United States having the greatest percent increase. The market area's' per capita income increased from 1990 to 1996, by 14.8 percent to $12,193, while Ohio's per capita income increased by a larger 20.2 percent to a higher $15,376. Per capita income in the United States also increased by a larger 35.9 percent to $16,738.

         The 1990 median household income in the Bank's primary market area was lower than the median household income in Ohio and the United States. The market area had a 1990 median household income of $24,425, which was lower than Ohio's median household income of $29,276 and also lower than the United States' median household income of $28,255. From 1990 to 1996, median household income in the primary market area, Ohio and the United States all increased, with the market area indicating the lowest rate of increase, and the United States the highest. Median household income increased by 9.5 percent to $26,754 in the market area compared to a higher 9.7 percent increase to $32,102 in Ohio and a higher 22.2 percent increase to $34,530 in the United States. From 1996 to 2001, median household income is projected to decrease by 4.5 percent in the market area while decreasing by 7.3 percent in Ohio and decreasing 3.9 percent in the United States. Based on those rates of change, by 2001, median household income is expected to be a lower $25,558 in the market area, $29,751 in Ohio, while decreasing in the United States to $33,189.

         Exhibit 25 provides a summary of key housing data for the market area, Ohio and the United States. The market area had a higher than average percent of owner-occupancy at 75.7 percent greater than the 67.5 percent owner-occupancy rate for Ohio. The United

States had an owner-occupancy rate of 64.2 percent. As a result, the market area supports a lower than average rate of renter-occupied housing at 24.3 percent compared to 32.5 percent for Ohio and 35.8 percent for the United States.

         The market area's median housing value of $44,400 is much lower than Ohio's and also lower than the United States' median housing value. The market area's median housing value of $44,400 is 30.0 percent lower than Ohio's median housing value of $63,457 and 43.9 percent lower than the United States' $79,098 median housing value. The average median rent of the market area is less than the median rent of Ohio and the United States. The market area had a median rent of $292, which was lower than Ohio's median rent of $296 and lower than the United States' median rent of $374.

         In 1990, the major business source of employment by industry group, based on number of employees, for the market area was the manufacturing industry, responsible for 33.5 percent of jobs, which was higher than Ohio and the United States with 24.5 percent and 19.2 percent, respectively (reference, Exhibit 26). The services industry was the second major employer in the market area at 28.2 percent. In Ohio and the United States, the services group was the major employer with 31.6 percent and 34.0 percent, respectively. The wholesale/retail trade group was the third major employer in the market area at
16.3 percent. In Ohio and the United States, the wholesale/retail trade group was the second largest employer with 27.7 percent and 27.5 percent, respectively. The construction group, finance, insurance and real estate group, transportation/utilities group, and the agriculture/mining groups combined to provide 22.0 percent of employment in the market area, 16.2 percent of employment in Ohio and 19.3 percent in the United States.

         The strong presence of the manufacturing group in the market area is due to the strong presence of numerous manufacturing businesses and accented by American Electric Power. The public school systems within Coshocton County and Coshocton Memorial Hospital are also major employers for the area.

The following list provides some of the leading employers in the market area:

Employer                                                       Product/Service
--------                                                       ---------------

Pretty Products, Inc.                                          Manufacturing
Clow Water Systems Co.                                         Manufacturing
American Electric Power                                        Utility
Ansell International Corp.                                     Manufacturing
AK Steel                                                       Manufacturing
Coshocton Memorial Hospital                                    Service
General Electric                                               Manufacturing
Jordan Industries, Inc.                                        Manufacturing
Lancaster Colony Corp.                                         Manufacturing
McWane, Inc.                                                   Manufacturing
Riverview Local Board of Education                             Services
Stone Container Corp.                                          Manufacturing

         Muskingum County to the south also contributes major sources of employment to Home's market area with the presence of the Longaberger Company and its affiliated businesses.

         The unemployment rate is another key economic indicator. Exhibit 27 shows the unemployment rates in the market area Ohio and the United States in 1994, 1995, 1996 and September 1997. The market area has been characterized by a higher unemployment rate than Ohio and also higher than the United States. In 1994, the market area had an unemployment rate of 6.2 percent, compared to an unemployment rate of 5.5 percent in Ohio and a lower 6.1 percent in the United States. The market area's unemployment rate decreased to 6.1 percent in 1995, compared to a lower 4.9 percent in Ohio and a decrease to 5.6 percent in the United States. In 1996, the market area had an unemployment rate of 5.3 percent with Ohio at 4.3 percent and the United States at 5.0 percent. By

September 1997, the unemployment rate in the market area was again higher at 5.4 percent and had also decreased to 4.1 percent in Ohio and to 4.7 percent in the United States.

         Exhibit 28 provides deposit data for banks, thrifts and credit unions in the market area. Home's deposit base in the market area was $44.9 million or
53.1 percent of the $84.5 million total thrift deposits and a smaller 13.2 percent share of total deposits which were $240.2 million as of June 30, 1996. The market area is dominated by the banking industry. Total bank deposits in the market area were $254.3 million representing 74.8 percent of total deposits, compared to a lower $84.5 million or 24.8 percent of deposits for thrifts, and $1.4 million or 0.4 percent of total deposits held by credit unions. It is evident from the size of both thrift deposits and bank deposits that the market area has a relatively strong deposit base with the Bank having a strong level of market penetration for thrift deposits but a small share of market penetration of total deposits.

         Exhibit 29 provides interest rate data for each quarter for the years 1993 through 1996 and for the first three quarters of 1997. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. Short term interest rates experienced a slightly rising trend in 1993. This rising trend continued throughout all of 1994 and into the first quarter of 1995 with prime at 9.00 percent. However, throughout 1995, interest rates saw dramatic decreases, as the prime rate fell to its 1994 year end level of 8.50 percent. Such decrease in the prime rate continued through the first quarter of 1996 as it fell to 8.25 percent and then remained at 8.25 percent through the remainder of 1996. Rates on one-year T-bills, however, witnessed an increase in 1996 after a measurable decrease in 1995. Rates on one-year T-Bills continued to increase in early 1997 and then stabilized later in the year with modest fluctuations.

SUMMARY

         To summarize, the market area represents an area with a modestly rising population base and household level during the mid 1990s. The market area displayed a lower per capita income and much lower median household income than Ohio or the United States in 1996 and had a much lower median housing value and median rent level than Ohio and the United States. Finally, the market area has a higher unemployment rate when compared to Ohio and the United States and a highly competitive financial institution market strongly dominated by banks, with a relatively small presence of thrifts and credit unions, and a total market deposit base for banks, thrifts and credit unions that exceeds $340.0 million in deposits.

III.  COMPARABLE GROUP SELECTION

INTRODUCTION

         Integral to the valuation of the Corporation is the selection of an appropriate group of publicly-traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly-traded, FDIC-insured thrifts in the United States and all publicly-traded, FDIC-insured thrifts in the Midwest and Ohio.

         Exhibits 30 and 31 present Thrift Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 373 publicly-traded, FDIC-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 30 and 31 also subclassify all thrifts by region, including the 146 publicly-traded Midwest thrifts ("Midwest thrifts") and the 33 publicly-traded thrifts in Ohio ("Ohio thrifts"), and by trading exchange. Exhibit 32 presents prices, pricing ratios and price trends for all FDIC-insured thrifts completing their conversions between January 1, 1997, and November 28, 1997.

         The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of Home as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of Home's basic operation. In as much as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

GENERAL PARAMETERS

MERGER/ACQUISITION

         The comparable group will not include any institution that is in the process of a merger or acquisition due to the price impact of such a pending transaction. The thrift institutions that were potential comparable group candidates but were not considered due to their involvement in a merger/acquisition or a potential merger/acquisition include the following:

                    Institution                                State
                    -----------                                -----

         GFS Bancorp, Inc.                                     Iowa
         Marshalltown Financial Corp.                          Iowa
         Gateway Bancorp, Inc.                                 Kentucky

         No thrift institution in Home's city, county or market area is currently involved in merger/acquisition activity or has recently been so involved, as indicated in Exhibit 33.

MUTUAL HOLDING COMPANIES

         The comparable group will not include any mutual holding companies. Mutual holding companies typically demonstrate higher price to book valuation ratios that are the result of their minority ownership structure that are inconsistent with those of conventional, publicly-traded institutions. Exhibit 34 presents pricing ratios and Exhibit 35 presents key financial data and ratios for all publicly-traded, FDIC-insured mutual holding companies in the United States. The following thrift institutions were potential comparable group candidates, but were not considered due to their mutual holding company form:

                    Institution                                 State
                    -----------                                 -----

         Jacksonville Savings Bank, MHC                         Illinois
         Webster City Federal Savings Bank, MHC                 Iowa

TRADING EXCHANGE

         It is necessary that each institution in the comparable group be listed on one of the two major stock exchanges, the New York Stock Exchange or the American Stock Exchange, or traded over-the-counter ("OTC") and listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Such a listing indicates that an institution's stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 396 publicly-traded, FDIC-insured institutions, including 23 mutual holding companies, 14 are traded on the New York Stock Exchange, 25 are traded on the American Stock Exchange and 357 are listed on NASDAQ.

IPO DATE

         Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to the trading date of November 28, 1997, used in this report, in order to insure at least four consecutive quarters of reported data as a publicly-traded institution. The resulting parameter is a required IPO date prior to September 30, 1996.

GEOGRAPHIC LOCATION

         The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has definitely eliminated regions of the United States distant to Home, including the western and southwestern states, and the New England states.

         The geographic location parameter consists of Ohio and its surrounding states of Indiana, West Virginia, Michigan, Kentucky and Pennsylvania, as well as the states of Illinois, Iowa and Wisconsin, for a total of nine states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

ASSET SIZE

         Asset size was another key parameter used in the selection of the comparable group. The range of total assets for any potential comparable group institution was $200 million or less, due to the greater similarity of asset mix and operating strategies of institutions in this asset range compared to Home, with assets of approximately $60 million. Such an asset size parameter was necessary to obtain a comparable group of at least ten institutions.

         In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates since this characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

SUMMARY

         Exhibits 36 and 37 show the 43 institutions considered as comparable group candidates after applying the general parameters, with the shaded lines denoting the institutions ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

BALANCE SHEET PARAMETERS

INTRODUCTION

         The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 36. The balance sheet ratios consist of the following:

              1.       Cash and Investments/Assets
              2.       Mortgage-Backed Securities/Assets
              3.       One- to Four-Family Loans/Assets
              4.       Total Net Loans/Assets
              5.       Total Net Loans and Mortgage-Backed Securities/Assets
              6.       Borrowed Funds/Assets
              7.       Equity/Assets

         The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from Home with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from Home. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.

CASH AND INVESTMENTS TO ASSETS

         Home's ratio of cash and investments to assets was 11.3 percent at September 30, 1997, and reflects the Bank's lower share of investments compared to national and regional averages. The Bank's investments consist primarily of
U. S. government securities, federal funds sold and interest-bearing deposits. During its last five fiscal years, Home's ratio of cash and investments to assets has decreased significantly from a high of 31.3 percent at June 30, 1993, to a low of 16.1 percent at June 30, 1997, averaging 21.3 percent for those five years. Home's ratio of 11.3 percent at September 30, 1997, represents a continuation of that decreasing trend. It should be noted that Federal Home Loan Bank stock is not included in cash and investments, but rather is part of other assets in order to be consistent with reporting requirements and sources of statistical and comparative analysis.

         The parameter range for cash and investments is broad due to the volatility of this parameter, to prevent the elimination of otherwise good potential comparable group candidates and to recognize Home's historical activity. The range has been defined as 5.0 percent of assets to 35.0 of assets, with a midpoint of 20.0 percent, similar to Home's five year average.

MORTGAGE-BACKED SECURITIES TO ASSETS

         At September 30, 1997, Home's had no mortgage-backed securities and was similarly absent mortgage-backed securities at the close of its most recent five fiscal years. The national and regional average ratios of mortgage-backed securities to total assets for publicly-traded thrifts was 11.2 percent and 8.2 percent, respectively. Inasmuch as many institutions purchase mortgage-backed securities as an alternative to lending relative to cyclical loan demand and prevailing interest rates, this parameter is moderately broad at 25.0 percent or less of assets and a midpoint of 12.5 percent.

ONE- TO FOUR-FAMILY LOANS TO ASSETS

         Home's lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, not including construction loans, represented 62.2 percent of the Bank's assets at September 30, 1997, which is higher than the industry average of approximately 49.0 percent. The parameter for this characteristic requires any comparable group institution to have from
35.0 percent to 70.0 percent of its assets in one- to four-family loans with a midpoint of 52.5 percent.

TOTAL NET LOANS TO ASSETS

         At September 30, 1997, Home had a ratio of total net loans to assets of
86.5 percent and a lower five fiscal year average of 76.4 percent, both of which are higher than the national and regional averages of 67.2 percent and 71.8 percent, respectively, for publicly-traded thrifts. Home's ratio of net loans to assets increased over its most recent five fiscal years in general reciprocity to the decrease in the Bank's ratio of cash and investments.

         The parameter for the selection of the comparable group is from 55.0 percent to 90.0 percent with a midpoint of 72.5 percent. The wider range is simply due to the fact that, as the referenced national and regional averages indicate, many larger institutions purchase a greater volume of investment securities and/or mortgage-backed securities as a cyclical alternative to lending, but may otherwise be similar to Home.

TOTAL NET LOANS AND MORTGAGE-BACKED SECURITIES TO ASSETS

         As discussed previously, at September 30, 1997, Home was absent mortgage-backed securities and its ratio of net loans to assets was 86.5 percent. Recognizing the average publicly-traded industry and regional ratios of
11.2 percent and 8.2 percent, respectively, of mortgage-backed securities to assets, the parameter range for the comparable group in this category is 60.0 percent to 95.0 percent, with a midpoint of 77.5 percent.

BORROWED FUNDS TO ASSETS

         Home had no borrowed funds at September 30, 1997, and had no balance of borrowed funds at the end of its three most recent fiscal years. The use of borrowed funds by some thrift institutions indicates an alternative to retail deposits and may provide a source of term funds for lending. The historically higher federal insurance premium on deposits also increased the attractiveness of borrowed funds.

         The public demand for longer term funds increased in 1995 and the first half of 1996 due to the higher cost of deposits. The result was competitive rates on longer term Federal Home Loan Bank advances, and an increase in borrowed funds by many institutions as an alternative to higher cost, long term certificates. The ratio of borrowed funds to assets, therefore, does not typically indicate higher risk or more aggressive lending, but primarily an alternative to retail deposits.

         The range of borrowed funds to assets is 25.0 percent or less with a midpoint of 12.5 percent, below the national average of 14.9 percent.

EQUITY TO ASSETS

         Home's equity to assets ratio as of September 30, 1997, was 17.70 percent. After conversion, based on the midpoint value of $17.0 million, with 50.0% of the net proceeds of the public offering going to the Bank, Home's equity is projected to stabilize in the area of 28.0 percent. The consolidated pro forma equity to assets ratio for the Corporation is projected to be 32.8 percent following conversion. Based on those equity ratios, we have defined the equity ratio parameter to be 8.0 percent to 28.0 percent with a midpoint ratio of 18.0 percent.

PERFORMANCE PARAMETERS

INTRODUCTION

         Exhibit 37 presents five parameters identified as key indicators of Home's earnings performance and the basis for such performance. The primary performance indicator is the Bank's return on average assets ("ROAA"). The second performance indicator is the Bank's return on average equity ("ROAE"). To measure the Bank's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Bank is noninterest income, and the parameter used to measure this factor is noninterest income to assets. The final performance indicator that has been identified is the Bank's ratio of operating expenses, also referred to as noninterest expenses, to assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

RETURN ON AVERAGE ASSETS

         The key performance parameter is the ROAA. For the twelve months ended September 30, 1997, Home's ROAA was 1.31 percent based on net earnings after taxes, and an identical 1.31 percent based on core or normalized earnings after taxes as detailed in Item I of this report and presented in Exhibit 7. The Bank's ROAA over its prior five fiscal years, based on net earnings, has ranged from a low of 1.04 percent in fiscal year 1997 to a high of 1.77 percent in fiscal year 1993 with an average ROAA of 1.46 percent. The low ROAA in ficsal year 1997 reflects the SAIF special assessment of $261,000 realized by the Bank in the third quarter of 1996. Absent that non-recurring charge to earnings, Home's ROAA for fiscal year 1997 would have been approximately 1.33 percent based on core income of $768,000, compared to net income of $595,000, and its five year average would have been a higher 1.52 percent. For the four quarters following conversion in early 1998, the Bank's ROAA based on both net and core income is projected to average approximately 1.36 percent.

         Considering the historical, current and projected earnings performance of Home, the range for the ROAA parameter based on net income has been defined as 0.90 percent to a high of 2.00 percent with a midpoint of 1.45 percent.

RETURN ON AVERAGE EQUITY

         The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Bank's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the newness of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

         The consolidated ROAE for the Bank and the Corporation on a pro forma basis at the time of conversion will be 4.11 percent based on the midpoint valuation. Prior to conversion, the Bank's ROAE was 7.44 percent for the twelve months ended September 30, 1997, based on both net and core income, with a five fiscal year average net ROAE of 8.66 percent. As in the case of ROAA, using core income to calculate ROAE for fiscal year 1997 would have resulted in a 1997 core ROAE of 7.63 percent, compared to a net ROAE of 5.94 percent, and a higher five year average ROAE of 9.00 percent.

         The parameter range for the comparable group, based on net income, is from 5.0 percent to 15.0 percent with a midpoint of 10.0 percent.

NET INTEREST MARGIN

         Home had a net interest margin of 4.75 percent for the twelve month period ended September 30, 1997. The Bank has had a stable and consistent net interest margin during its most recent five fiscal years, ranging from a low of
4.87 percent in 1994 to a high of 5.10 percent in 1996, with an average of 4.95 percent.

         The parameter range for the selection of the comparable group is from a low of 3.25 percent to a high of 5.25 percent with a midpoint of 4.25 percent.

OPERATING EXPENSES TO ASSETS

         Home had a higher than average 2.92 percent ratio of operating expense to average assets for the twelve months ended September 30, 1997. Historically, the Bank's operating expenses have been generally higher than average but stable, averaging 2.76 percent of average assets for fiscal years 1993 through 1997, again netting the $261,000 non-recurring SAIF assessment from fiscal year 1997 operating expenses. With the exception of fiscal year 1993 when the Bank's ratio of operating expenses was similar to the industry average, Home's operating expenses have been above the industry average, which is currently 2.34 percent for publicly-traded thrifts and 2.12 percent for all FDIC-insured thrifts.

         The operating expense to assets parameter for the selection of the comparable group is from a low of 1.90 percent to a high of 3.50 percent with a midpoint of 2.70 percent.

NONINTEREST INCOME TO ASSETS

         Home has experienced a somewhat lower than average dependence on noninterest income as a source of additional income. The Bank's noninterest income to average assets was 0.30 percent for the twelve months ended September 30, 1997, which is below the industry average of 0.44 percent for publicly-traded thrifts for that period. Home's noninterest income for the past five fiscal years indicates very little fluctuation. The Bank's ratio of noninterest income to average assets was 0.30 percent, 0.34 percent, 0.31 percent, 0.32 percent and 0.30 percent in fiscal years 1993, 1994, 1995, 1996 and 1997, respectively, averaging 0.31 percent for the five years.

         The range for this parameter for the selection of the comparable group is 0.65 percent of average assets or less, with a midpoint of 0.33 percent.

ASSET QUALITY PARAMETERS

INTRODUCTION

         The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 37. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position reasonably similar to that of Home. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and allowance for loan losses to total assets at the end of the most recent period.

NONPERFORMING ASSETS TO ASSETS RATIO

         Home's ratio of nonperforming assets to total assets was 0.10 percent at September 30, 1997, which is lower than the national average of 0.82 percent and also lower than the Midwest regional average of 0.63 percent, but slightly higher than its ratio of 0.05 percent at June 30, 1997. For the five fiscal years ended June 30, 1993 to 1997, the Bank's ratio of nonperforming assets to total assets averaged 0.06 percent.

         The parameter range for nonperforming assets to assets has been defined as 1.00 percent of assets or less with a midpoint of 0.50 percent.

REPOSSESSED ASSETS TO ASSETS

         Home was absent repossessed assets at September 30, 1997 and at the close of its five most recent fiscal years. At September 30, 1997, national and regional averages for publicly-traded thrifts were 0.61 percent and 0.47 percent, respectively, and the national average for all FDIC-insured thrifts was
0.22 percent.

         The range for the repossessed assets to total assets parameter is 0.20 percent of assets or less with a midpoint of 0.10 percent.

ALLOWANCE FOR LOANS LOSSES TO ASSETS

         Home had an allowance for loan losses of $148,000, representing a ratio to total assets of 0.25 percent at September 30, 1997, which is higher than both its ratios of 0.20 percent at June 30, 1997, and 0.21 percent at June 30, 1996.

         The allowance for loan losses to assets parameter range used for the selection of the comparable group focused on a minimum required ratio of 0.15 percent of assets.

THE COMPARABLE GROUP

         With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 38, 39 and 40. The comparable group institutions range in size from $47.7 million to $179.8 million with an average asset size of $102.8 million and have an average of 2.7 offices per institution, compared to Home with assets of $60.0 million and 2 offices. Two of the comparable group institutions were converted in 1993, one in 1994, four in 1995, and three in 1996. Eight of the comparable group institutions are traded on NASDAQ and two are traded on the American Stock Exchange. Of the ten institutions, all are SAIF members. The comparable group institutions as a unit have a ratio of equity to assets 23.8 percent higher than all publicly-traded thrift institutions in the United States but only 5.7 percent higher than publicly-traded thrift institutions in Ohio, and for the most recent four quarters indicated a return on average assets of
1.17 percent, higher than all publicly-traded thrifts at 0.86 percent, and also higher than publicly-traded thrifts in Ohio at 1.01 percent.

         Exhibit 41 presents a comparison of Home's market area demographic data with that of each of the institutions in the comparable group.

SUMMARY OF COMPARABLE GROUP INSTITUTIONS

         AMB FINANCIAL CORP., Munster, Indiana is the holding company for American Savings, FSB, serving its market area of Lake County, Indiana, from 4 full service offices.

         For the nine months ended September 30, 1997, interest income rose 21 percent to $5.3 million. Net interest income after loan loss provision rose 13% to $2.5 million and reflects an increase in average loan balances, partially offset by increased borrowings. Net income for the nine months ended September 30, 1997 was $770,000 as compared to $269,000 for the same period in 1996 or an increase of $502,000. This increase was due primarily to an increase in net interest income of $342,000, an increase in non-interest income of $408,000 and a decrease in non-interest expense of $163,000, offset by an increase in the loan loss provision of $46,000 and an increase in income taxes of $365,000. Net income also reflects higher unrealized gains on the trading portfolio and lower FDIC premiums. Total assets of the Company increased $17.3 million, or 20.1% to $103.4 million at September 30, 1997 compared to $86.1 million at December 31, 1996. This increase was primarily due to increases in cash and cash equivalents and growth in loans receivable, which were funded by an increase in deposits and borrowed funds.

         At the end of its most recent quarter, the Bank had total assets of $103.4 million and equity of $14.4 million, and reported an ROAA of 1.03 percent and an ROAE of 6.30 percent for its most recent four quarters.

         ASB FINANCIAL CORP., Portsmouth, Ohio is the holding company for American Savings Bank, FSB, a federal savings bank, serving Scioto County from its single banking office.

         For the fiscal year ended June 30, 1997, interest income rose 3 percent to $8.4 million and net interest income after loan loss provision fell 5 percent to $3.7 million. Net income fell 40 percent to $667,000. Results reflect higher average balance of loans outstanding, offset by higher interest cost due to increased average rate. Earnings reflect the $551,000 SAIF recapitalization assessment and higher employee compensation. Net earnings amounted to $246,000 for the three months ended September 30, 1997, an increase of $422,000 over the $176,000 net loss reported for the same period in 1996. The increase in earnings resulted primarily from a $585,000 decrease in expense recorded for deposit insurance premiums during the current quarter relating to the Savings Association Insurance Fund ("SAIF") recapitalization charge, which was recorded during the 1996 quarter. Additionally, the Corporation experienced a $22,000 decrease in all other components of general, administrative and other expense, which was partially offset by a $7,000 decrease in net interest income. Net interest income declined by $7,000 or 0.8 percent, for the three months ended September 30, 1997, compared to the 1996 period. Interest income on loans increased by $134,000, or 9.3 percent due primarily to a $6.0 million increase in the average balance of loans outstanding. Interest income on mortgage-backed and investment securities and interest-bearing deposits declined by $35,000 or 5.5 percent, due primarily to a decrease in the average portfolio yield during the year. Interest expense on deposits increased by $83,000 or 7.5 percent, due to a $5.9 million increase in the weighted-average deposit balance outstanding, coupled with an increase in the cost of deposits year to year. Interest expense on borrowings increased by $23,000 due to a $130,000 increase in the weighted-average balance of borrowings outstanding.

         At September 30, 1997, the Corporation's assets indicated a decrease of $20,000 or 0.02 percent compared to June 30, 1997. Loans receivable increased by $1.9 million, or 2.6 percent, during the three month period, to a total of $76.1 million at September 30, 1997. Shareholders' equity at September 30, 1997, indicated a $189,000 or 1.1 percent decrease from June 30, 1997.

         At the end of its most recent quarter, the Bank had total assets of $112.4 million and equity of $17.5 million, and reported an ROAA of 0.97 percent and an ROAE of 5.89 percent for its most recent four quarters.

         COMMUNITY INVESTORS BANCORP, INC., Bucyrus, Ohio, is the holding company for First Federal Savings and Loan Association of Bucyrus, serving Crawford County, Ohio, from 3 full service offices.

         For the three months ended September 30, 1997, total interest income rose 2 percent to $1.8 million and net interest income after loan loss provision rose 7 percent to $811,000. Net interest income increased by $11,000 or 1.4 percent for the three months ended September 30, 1997, compared to the 1996 period. Net interest income reflects increased earning asset balances and a lower provision for loan losses. Net income totalled $236,000, an increase of $339,000 or 329.1 percent from the $103,000 of net loss reported for the same period in 1996. The 1996 loss resulted primarily from a one-time charge of $458,000 recorded in the 1996 period reflecting the assessment to recapitalize the SAIF. The increase was a result of a $17,000 increase in other income, a $11,000 increase in net interest income, and a $44,000 decrease in the provision for losses on loans, which were partially offset by a $35,000 increase in general, administrative and other expense, excluding the above SAIF assessment, and a $156,000 increase in the provision for federal income taxes.

         At September 30, 1997, the Corporation's assets indicated an increase of $2.0 million or 2.2 percent compared to assets at June 30, 1997. The increase in assets was funded through growth in the deposit portfolio of $1.2 million coupled with an increase in advances from the Federal Home Loan Bank of $729,000. Loans receivable increased by $2.7 million or 3.6 percent during the three month period, to a total of $79.2 million at September 30, 1997. Deposits totaled $74.1 million at September 30, 1997, an increase of $1.2 million or 1.6 percent over June 30, 1997, levels. Management continued its effort to achieve a moderate rate of growth in the deposit portfolio through marketing and pricing strategies.

         At the end of its most recent quarter, the Association had total assets of $94.3 million and equity of $11.1 million, and reported an ROAA of 0.97 percent and an ROAE of 8.37 percent for its most recent four quarters.

         FFD FINANCIAL CORPORATION, Dover, Ohio, is the holding company for First Federal Savings Bank of Dover, serving its market area of Tuscarawas County, Ohio, from a single banking office.

         The Corporation reported net earnings of $224,000 for the three months ended September 30, 1997, compared to a net loss of $22,000 for the comparable period in 1996. The increase in net earnings resulted primarily from a $77,000 increase in net interest income and a $294,000 decrease in general, administrative and other expense, which were partially offset by a $127,000 increase in federal income taxes. The reduction in general, administrative and other expense resulted primarily from the one-time charge recorded in the 1996 quarter related to the recapitalization of the Savings Association Insurance Fund ("SAIF") totaling $332,000, or $219,000 after-tax. Total interest income increased by $145,000 or 10.2 percent to a total of $1.6 million for the three months ended September 30, 1997. Interest income on loans increased by $181,000 or 19.9 percent due, primarily, to a $7.9 million increase in the average loan portfolio outstanding. Interest income on mortgage-backed securities decreased by $33,000 or 11.3 percent due, primarily, to a $2.0 million decrease in the average balance outstanding. Interest income on investment securities and interest-bearing deposits decreased by $3,000 or 1.4 percent due, primarily, to a $148,000 decrease in the average balance outstanding. Interest expense on deposits increased by $54,000 or 8.5 percent for the three months ended

September 30, 1997, compared to 1996, due, primarily, to a $4.3 million increase in the average deposit portfolio outstanding. Interest expense on borrowings increased by $14,000 or 13.1 percent due, primarily, to a $1.0 million increase in average advances outstanding. As a result of the foregoing, net interest income increased by $77,000 or 11.4 percent for the three months ended September 30, 1997, compared to 1996.

         The Corporation's total assets at September 30, 1997, indicated a $220,000 or 0.3 percent increase over the total at June 30, 1997. This increase was funded primarily through growth in deposits of $190,000. Loans receivable totaled $58.8 million at September 30, 1997, an increase of $3.3 million or 6.0 percent over the June 30, 1997, total. Deposits totaled $57.3 million at September 30, 1997, a $190,000 or 0.3 percent increase over June 30, 1997. FHLB advances totaled $8.3 million at September 30, 1997, a $101,000 or 1.2 percent decrease from June 30, 1997. The decrease resulted from principal repayments. Shareholders' equity indicated a $7,000 decline from June 30, 1997. The decrease resulted from a purchase of treasury stock totaling $154,000 and dividends of $109,000, which were partially offset by net earnings of $224,000 and an increase in net unrealized gains on securities designated as available for sale of $32,000.

         At the end of its most recent quarter, the Bank had total assets of $88.2 million and equity of $21.5 million, and reported an ROAA of 1.93 percent and an ROAE of 7.93 percent for its most recent four quarters.

         KENTUCKY FIRST BANCORP, INC., Cynthiana, Kentucky, is the holding company for First Federal Savings Bank, which serves its primary market area of Harrison County, Kentucky, from 2 full service offices.

         For the three months ended September 30, 1997, interest income rose 4 percent to $1.6 million and net interest income after loan loss provisions fell 7 percent to $731,000.

Net income rose from $15,000 to $267,000. Interest income reflects loan growth, offset by higher reserves for delinquent loans. Earnings reflect a $11,000 gain from the sale of securities and the absence of the special SAIF assessment.

         The Company's total assets at June 30, 1997, indicated an increase of $2.6 million or 3.0 percent over the $86.3 million total at June 30, 1996. The increase in assets was funded primarily by a $3.7 million increase in deposits and a $3.4 million increase in advances from the Federal Home Loan Bank, which were partially offset by a $4.2 million, or $3.00 per share, return of capital distribution. Loans receivable totaled $48.9 million at June 30, 1997, an increase of $5.9 million or 13.7 percent over the $43.0 million total at June 30, 1996. The growth in loans was comprised of $3.2 million in loans secured by residential real estate, $1.1 million in loans secured by nonresidential real estate and $1.7 million in consumer loans. During fiscal 1997, as consumer preference has shifted to fixed-rate loan products, management elected to pursue growth in the portfolio by meeting the demand. Deposits totaled $55.4 million at June 30, 1997, an increase of $3.7 million or 7.1 percent over 1996 levels. During fiscal 1997 management elected to pursue growth in the deposit portfolio through marketing and pricing strategies. The increase in deposits consisted of a $1.8 million or 10.0 percent increase in passbook and demand deposits and a $1.9 million or 5.5 percent increase in certificates of deposit. Advances from the Federal Home Loan Bank totaled $18.0 million, an increase of $3.4 million or
23.7 percent over fiscal 1996 levels. Funds received from growth in deposits and Federal Home Loan Bank advances were primarily deployed to fund the growth in the loan portfolio. Stockholders' equity indicated a decrease of $4.5 million or
23.5 percent from June 30, 1996 levels. The decrease resulted primarily from the $4.2 million return of capital distribution paid in December 1996, coupled with regular quarterly dividends totaling $626,000 and purchases of treasury shares totaling $818,000, which were partially offset by net earnings of $762,000.

         At the end of its most recent quarter, the Bank had total assets of $88.1 million and equity of $14.7 million, and reported an ROAA of 1.15 percent and an ROAE of 6.64 percent for its most recent four quarters.

         MARION CAPITAL HOLDINGS, INC., Marion, Indiana, is the holding company for First Federal Savings Bank of Marion, serving Grant and Adams Counties from 2 full service offices.

         For the fiscal year ended June 30, 1997, interest income remained flat at $13.7 million. Net interest income after loan loss provision rose 2 percent to $7 million. Net income fell 2 percent to $2.4 million. Net interest income after loan loss provisions reflects a lower cost of interest bearing liabilities. Net income reflects higher expenses related to the FDIC special assessment.

         Net income amounted to $660,193 for the three months ended September 30, 1997, representing a $532,705 increase from the earnings for the three months ended September 30, 1996, of $127,488. Earnings for the three months ended September 30, 1996, included the SAIF special assessment of $776,717 and is included in other expense. Net income for the three months ended September 30, 1997, was $660,193 compared to $127,488 for the three months ended September 30, 1996, an increase of $532,705. During the quarter ended September 30, 1996, net income includes expense of $469,059 after taxes for the FDIC special assessment. Interest income for the three months ended September 30, 1997, increased $1,178 or 0.03 percent, compared to the same period in the prior year, while interest expense for the three months ended September 30, 1997, decreased $5,080 or 0.3 percent compared to the same period in the prior year. As a result, net interest income for the three months ended September 30, 1997, was $1,723,138, an increase of $6,258 or 0.4 percent compared to the same period in the prior year.

         The Company's total assets increased 3.8 percent from June 30, 1997, to September 30, 1997. Loans receivable were $151.8 million at September 30, 1997, an increase of $3.8 million or 3.0 percent from June 30, 1997. Deposits decreased to $120.6 million at September 30, 1997, compared to $121.8 million at June 30, 1997, a 1.0 percent decrease. This $1.2 million decrease represented a $300,000 increase in passbook and transaction accounts and an approximate $1.5 million decrease in certificate of deposit accounts. This decrease in total deposits results primarily from an outflow of existing accounts to different market alternatives. Shareholders' equity was $39.5 million at September 30, 1997, compared to $39.1 million at June 30, 1997. This increase was primarily the result of the Company's earnings during the three months ended September 30, 1997.

         At the end of its most recent quarter, the Bank had total assets of $179.8 million and equity of $39.5 million, and reported an ROAA of 1.70 percent and an ROAE of 7.49 percent for its most recent four quarters.

         NORTHWEST EQUITY CORP., Amery, Wisconsin, is the holding company for Northwest Savings Bank, a Wisconsin-chartered savings bank serving Polk, St. Croix and Burnett Counties from 3 full service offices.

         Net income for the three months ended June 30, 1997, increased $29,000 or 13.0 percent to $252,000 compared to $223,000 for the three months ended June 30, 1996. The increase in net income was primarily due to an increase in net interest income of $31,000 from $830,000 for the three months ended June 30, 1996, to $861,000 for the three months ended June 30, 1997. A $25,000 reduction in federal insurance premiums from $35,000 for the three months ended June 30, 1996, to $10,000 for the three months ended June 30, 1997, was partially offset by an increase in provision for loan losses of $19,000 from $6,000 for the three months ended June 30, 1996, to $25,000 for the three months ended June 30, 1997, and a decrease in other income of $14,000 from $48,000 for the three months ended June 30, 1996, to $34,000 for the three months ended June 30, 1997. Net interest income increased by $31,000 from $830,000 for the three months ended June 30, 1996, to $861,000 for the three months ended June 30, 1997. The improvement in net interest income results from interest income increasing $109,000 to $1.9 million for the three months ended June 30, 1997, compared to $1.8 million for the three months ended June 30, 1996, while interest expense increased only $78,000 to $1,050,000 for the three months ended June 30, 1997, from $972,000 for the three months ended June 30, 1996. Interest income increased $109,000 or 6.1 percent to $1.9 million for the three months ended June 30, 1997, compared to $1.8 million for the three months ended June 30, 1996. The increase was due to the increase in the average outstanding balance of total loans to $77.4 million for the three months ended June 30, 1997, compared to $72.7 million for the three months ended June 30, 1996. The increase in total loans was the result of the general decrease in mortgage interest rates over the comparable periods which encouraged loan activity. Interest expense increased $78,000 or 8.0 percent to $1,050,000 for the three months ended June 30, 1997, compared to $972,000 for the three months ended June 30, 1996. Interest on savings increased $22,000 or 3.2 percent from $695,000 for the three months ended June 30, 1996, to $717,000 for the three months ended June 30, 1997. The increase reflects an increase in the average outstanding balance of total deposits to $61.6 million for the three months ended June 30, 1997, from an average balance of $59.1 million for the three months ended June 30, 1996. Interest on borrowings increased $56,000 or 20.2 percent from $277,000 for the three months ended June 30, 1996, to $333,000 for the three months ended June 30, 1997. The increase reflects an increase in average outstanding advances and other borrowings from $19.0 million for the three months ended June 30, 1996, to $22.3 million for the three months ended June 30, 1997. The increase in advances and other borrowings was used to fund the increase in assets between the periods.

         Total assets increased $1.8 million or 1.9 percent at June 30, 1997, compared to March 31, 1997. The increase is a result of a $404,000 or 0.52 percent increase in net loans receivable to $77.6 million at June 30, 1997, compared to $77.2 million at March 31, 1997. The increase in net loans receivable was the result of the expected seasonal increase of loan activity during the spring and summer months. Savings accounts increased $1.6 million from $61.6 million at March 31, 1997, to $63.2 million at June 30, 1997. Outstanding advances from the Federal Home Loan Bank decreased $1.0 million from $17.6 million at March 31, 1997 to $16.6 million at June 30, 1997. Other borrowed funds increased $788,000 from $4.5 million at June 30, 1997, to $5.3 million at March 31, 1997 as the result of increase in retail reverse repurchase agreements. The increase in other borrowed money partially offset the decrease in Federal Home Loan Bank advances. Shareholders' equity increased by $234,000 from March 31, 1997, to June 30, 1997.

         At the end of its most recent quarter, the Bank had total assets of $97.0 million and equity of $11.3 million, and reported an ROAA of 1.03 percent and an ROAE of 8.75 percent for its most recent four quarters.

         PENNWOOD BANCORP, INC., Pittsburgh, Pennsylvania, is the holding company for the Pennwood Savings Bank, serving Allegheny and Armstrong Counties from 3 full service offices.

         The Bank reported net income of $128,000 for the three months ended September 30, 1997, compared to a net loss of $17,000 during the three months ended September 30, 1996. The $145,000 increase in net income during such period as compared to the 1996 period was the result of a $224,000 reduction in non-interest expenses, a $10,000 increase in non-interest income and a $6,000 increase in net interest income, which was partially offset by a $7,000 increase in loan loss provisions and an $88,000 increase in income taxes. Net interest income increased by $6,000 or 1.2 percent during the three months ended September 30, 1997, compared to the 1996 quarter, due to a $1.7 million or 4.0 percent increase in the average balance of interest-bearing assets, which was offset by a $2.3 million or 6.5 percent increase in the average balance of interest-bearing liabilities. During the three months ended September 30, 1997, total interest income increased by $63,000 or 7.0 percent, compared to the same period in 1996. The increase in interest earned on loans was due primarily to a $6.9 million or 32.8 percent increase in the average balance of loans outstanding. During the three months ended September 30, 1997, total interest expense increased by $57,000 or 13.9 percent, compared to the same period in 1996, due to an increase of $1.1 million or 4.9 percent in the average balance of certificates of deposit and a $1.8 million or 367.7 percent increase in the average balance of borrowed money.

         The Bank's total assets decreased by $2.3 million or 4.7 percent from June 30, 1997 to September 30, 1997. During the three months ended September 30, 1997, the Bank's net loans receivable increased $1.7 million or 6.3% during the quarter. During the quarter, the Savings Bank's total liabilities decreased by $2.3 million or 5.7 percent at September 30, 1997. Borrowed money decreased by $3.0 million or 67.4 percent, which was offset by an increase in deposit liabilities of $720,000. Shareholders equity increased by $10,000 during the three months ended September 30, 1997, as a result of the market value adjustment on investments classified as available for sale of $65,000 and the year to date net income of $128,000, which were partially offset by the purchase of Treasury Stock of $162,500.

         At the end of its most recent quarter, the Bank had total assets of $47.6 million and equity of $8.7 million, and reported an ROAA of 0.99 percent and an ROAE of 5.20 percent for its most recent four quarters.

         POTTERS FINANCIAL CORPORATION, East Liverpool, Ohio, is the holding company for Potters Savings and Loan Company, with five offices in Columbiana County, Ohio. The Bank originates loans in a market area including parts of Ohio and West Virginia.

         For the nine months ended September 30, 1997, total interest income rose 4 percent to $6.3 million and net interest income after loan loss provision rose 36 percent to $3.4 million. Net income totalled $1 million compared to a loss of $205,000 thousand for the same period in 1996. Net interest income reflects an increase in yields on interest earnings assets. Earnings reflect a decrease in deposit insurance premiums.

         The Company's assets at September 30, 1997, increased $8.5 million or
7.5 percent compared to December 31, 1996. Net loans receivable increased $15.0 million, from $62.5 million at December 31, 1996, to $77.5 million at September 30, 1997. Loan purchases and local loan originations during 1997 resulted in a net increase of $12.9 million, or 26.2%, in one- to-four family real estate loans. Commercial and consumer loans also increased $1.5 million or 17.8 percent during 1997, primarily from increased home equity lines of credit. Loan purchases totaled $14.8 million of primarily adjustable-rate real estate loans during 1997 on properties located in northwestern and southwestern Ohio. Total deposits increased $3.6 million or 3.7 percent during the first nine months of 1997, from $97.3 million at December 31, 1996, to $100.9 million at September 30, 1997. Inflows occurred primarily in certificates of deposit. Potters has aggressively priced selected certificates of deposit with maturities exceeding one year in an attempt to maintain deposit levels despite strong competition for certificates of deposit in the local area. FHLB advances totaled $9.9 million at September 30, 1997, compared to $5.1 million at December 31, 1996. Advances totaling $14.6 million received during the first nine months of 1997 were used to fund loan purchases and for cash management purposes. Shareholders' equity increased $236,000 during 1997.

         At the end of its most recent quarter, the Company had total assets of $122.7 million and equity of $10.8 million, and reported an ROAA of 0.98 percent and an ROAE of 10.93 percent for its most recent four quarters.

         THREE RIVERS FINANCIAL CORP., Three Rivers, Michigan, is the holding company for the First Savings Bank, A Federal Savings Bank, serving St. Joseph, Cass and Kalamazoo Counties from 4 full service offices.

         Net income for the three months ended March 31, 1997, was $180,000 compared to $142,000 for the three months ended March 31, 1996, an increase of $38,000 or 26.8 percent. Increases in interest income of $95,000 or 6.l percent partially offset by increases in interest expense of $48,000 or 5.9 percent primarily account for the increase in net income. Net income for the nine months ended March 31, 1997 was $290,000 compared to $461,000 for the nine months ended March 31, 1996, a decrease of $171,000 or 37.1 percent. This was primarily the result of the SAIF special assessment of approximately $411,000 pretax for the nine-month period ended March 31, 1997. Net income for the nine months ended March 31, 1997, compared to the same period in 1996 was also impacted by an increase of $240,000 or 33.5 percent in compensation and benefits primarily related to additional stock-incentive and benefit plans resulting from the conversion in August, 1995. Increases in interest expense of $109,000 or 4.5 percent in 1997 as compared to 1996 further contributed to the decline in net income. This increase in interest expense primarily related to additional FHLB borrowings in 1997. These increased expenses were partially offset by increases of approximately $350,000 or 7.5 percent in interest income.

         For the three months ended September 30, 1997, interest income rose 9 percent to $1.8 million and net interest income after loan loss provisions remained flat at $824,000. Net income totalled $225,000 compared to a loss of $92,000. Net interest income reflects increased interest-earning assets, partially offset by a higher cost of borrowed funds. Net income reflects a decreased SAIF deposit insurance premium.

         The Company's total assets increased $4.0 million from June 30, 1996, March 31, 1997. The increase was due primarily to increases in cash and cash equivalents, loans receivable and other assets. Such increases were partially offset by decreases in interest-earning-time deposits with other financial institutions along with a decrease in securities available for sale and held to maturity. Loans receivable increased $4.1 million or 7.32 percent from $56.0 million at June 30, 1996, to $60.1 million at March 31, 1997. This includes $94,000 in loans held for sale. Total borrowed funds increased $8.1 million or 88.0% from $9.2 million at June 30, 1996 to $17.3 million at March 31, 1997. This increase was the result of an increase in loan demand along with a decrease in total deposits. Total deposits decreased $3.7 million to $60.0 million for the nine-month period ended March 31, 1997. The largest decrease by deposit categories was in time deposits and statement savings accounts.

         At the end of its most recent quarter, the Bank had total assets of $94.2 million and equity of $13.0 million, and reported an ROAA of 0.90 percent and an ROAE of 6.48 percent for its most recent four quarters.

IV.  ANALYSIS OF FINANCIAL PERFORMANCE

         This section reviews and compares the financial performance of Home to all thrifts, regional thrifts, Ohio thrifts and the ten institutions constituting Home's comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as shown in Exhibits 41 through 46.

         As presented in Exhibits 41 and 42, at September 30, 1997, Home's total equity of 17.70 percent of assets was higher than the 15.69 percent for the comparable group and the 12.67 for all thrifts, but lower than the 14.27 percent ratio for Midwest thrifts and the 14.85 percent ratio for Ohio thrifts. The Bank had an 86.50 percent share of net loans in its asset mix, higher than the comparable group at 70.38 percent, and also higher than all thrifts at 67.23 percent, Midwest thrifts at 71.83 percent and Ohio thrifts at 74.65 percent. Home's share of net loans, higher than industry averages, is primarily the result of its lower 11.26 percent share of cash and investments and its absence of mortgage-backed securities. The comparable group had a 9.46 percent share of mortgage-backed securities and a higher 17.30 percent share of cash and investments. All thrifts had 11.19 percent of assets in mortgage-backed securities and 17.85 percent in cash and investments. Home's share of deposits of 80.54 percent was moderately higher than the comparable group and the three geographic categories, reflecting the Bank's absence of borrowed funds. The comparable group had deposits of 71.14 percent and borrowings of 11.68 percent. All thrifts averaged a 70.38 percent share of deposits and 15.26 percent of borrowed funds, while Midwest thrifts had a 69.32 percent share of deposits and a 15.04 percent share of borrowed funds. Ohio thrifts averaged a 71.70 percent share of deposits and a 12.41 percent share of borrowed funds. Home was absent goodwill and other intangibles, as was the comparable group. Goodwill and intangible assets represented 0.25 percent of total assets for all thrifts, 0.19 percent for Midwest thrifts and 0.16 percent for Ohio thrifts.

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ANALYSIS OF FINANCIAL PERFORMANCE  (CONT.)

         Operating performance indicators are summarized in Exhibits 43 and 44 and provide a synopsis of key sources of income and key expense items for Home in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

         As shown in Exhibit 45, for the twelve months ended September 30, 1997, Home had a yield on average interest-earning assets higher than the comparable group and also higher than the three geographical categories. The Bank's yield on interest-earning assets was 8.27 percent compared to the comparable group at
7.81 percent, all thrifts at 7.77, Midwest thrifts at 7.76 percent and Ohio thrifts also at 7.82 percent.

         The Bank's cost of funds for the twelve months ended September 30, 1997, was significantly lower than the comparable group and the three geographical categories. Home had an average cost of interest-bearing liabilities of 4.29 percent compared to 4.82 percent for the comparable group,
4.86 percent for all thrifts, 4.98 percent for Midwest thrifts and 5.00 for Ohio thrifts. The Bank's interest income and interest expense ratios resulted in an interest rate spread of 3.98 percent, which was higher than the comparable group at 2.99 percent, all thrifts at 2.91 percent, Midwest thrifts at 2.78 percent and Ohio thrifts at 2.82 percent. Home achieved a net interest margin of 4.75 percent based on average interest-earning assets for the twelve months ended September 30, 1997, which was significantly higher than the comparable group ratio of 3.72 percent. All thrifts averaged a 3.48 percent net interest margin for the trailing four quarters, while Midwest thrifts and Ohio thrifts averaged net interest margins of 3.43 percent and 3.47 percent, respectively.

         Home's major source of income is interest earnings, as is evidenced by the operations ratios presented in Exhibit 44. The Bank made a $35,000 provision for loan losses during the twelve months ended September 30, 1997, representing
0.06 percent of average assets and reflecting the Bank's objective of increasing its allowance for loan losses as the Bank continues to to be active in the origination and retention of non-mortgage loans. The comparable group indicated a provision representing a lower 0.02 percent of assets, with all thrifts at 0.14 percent, Midwest thrifts at 0.11 percent and Ohio thrifts at 0.05 percent.

         The Bank's non-interest income was $176,000 or 0.30 percent of average assets for the twelve months ended September 30, 1997. Such non-interest income was slightly lower than the comparable group at 0.33 percent, modestly higher than Ohio thrifts at 0.23 percent and moderately lower than all thrifts at 0.44 percent and Midwest thrifts at 0.41 percent. For the twelve months ended September 30, 1997, Home's operating expense ratio was 2.92 percent, higher than the comparable group and the three geographical averages. The comparable group's operating expense ratio was 2.37 percent, while all thrifts averaged 2.34 percent, Midwest thrifts averaged 2.17 percent and Ohio thrifts averaged 2.06 percent.

         The overall impact of Home's income and expense ratios is reflected in the Bank's net income and return on average assets. The Bank had an ROAA of 1.31 percent based on net income and an identical ROAA of 1.31 percent based on core income for the twelve months ended September 30, 1997. For its most recent four quarters, the comparable group had a lower ROAA of 1.17 percent based on net income and also a lower core ROAA of 1.03 percent compared to the Bank. All thrifts also averaged a lower net ROAA of 0.86 percent, while Midwest thrifts averaged 0.94 percent and Ohio thrifts averaged a lower 1.01 percent. All thrifts indicated a core ROAA of 0.84 percent, while Midwest thrifts and Ohio thrifts averaged core ROAAs of 0.93 percent and 0.98 percent, respectively.

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



V.   MARKET VALUE ADJUSTMENTS

         This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Home with the comparable group. These adjustments will take into consideration such key items as earnings performance and growth potential, market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted, however, that all of the institutions in the comparable group have their differences, and as a result, such adjustments become necessary.

EARNINGS PERFORMANCE AND GROWTH POTENTIAL

         In analyzing earnings performance, consideration was given to the level of net interest income, the level and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, the current and historical levels of classified assets and real estate owned, the level of valuation allowances to support any problem assets or nonperforming assets, the level and volatility of non-interest income, and the level of non-interest expenses.

         As discussed earlier, the Bank's historical business philosophy has focused on maintaining and increasing its net interest income and net earnings, maintaining its historically lower ratio of nonperforming assets, maintaining a reasonable level of interest sensitive assets relative to interest sensitive liabilities, maintaining its sensitivity measure and its overall interest rate risk, strengthening its level of general valuation allowances to reduce the impact of any unforeseen losses, and closely monitoring its overhead expenses. The Bank's current philosophy will continue to focus on maintaining a stable net interest spread and net interest margin, thereby increasing its net income and return on assets;

maintaining its level of interest sensitive assets relative to interest sensitive liabilities; strengthening its level of general valuation allowances and controlling its overhead expenses.

         Earnings are often related to an institution's ability to generate loans. The Bank was an active originator of mortgage and non-mortgage loans in fiscal years 1993 to 1997. During the three months ended September 30, 1997, annualized originations of $25.2 million exceeded fiscal year 1997 originations of $21.3 million by $3.9 million or 18.3 percent. Such 1997 originations exceeded fiscal year 1996 originations of $20.8 million by a smaller $546,000 or
2.6 percent, with principal repayments increasing at a somewhat greater rate of
9.2 percent from 1996 to 1997. Overall, in fiscal years 1993 to 1997 and for the three months ended September 30, 1997, originations exceeded principal repayments, resulting in an increase of 66.6 percent in Home's net loan portfolio since June 30, 1993. Such total of principal repayments exceeded originations and produced a $6.2 million decrease in net loans receivable from fiscal year 1996 to fiscal year 1997. The loan category with the largest increase in loan originations from fiscal year 1996 to 1997 and for the three months ended September 30, 1997, was one- to four-family mortgage loans. Consumer loan and commercial loan originations also indicated noticeable increases from 1996 to 1997 and then remained generally flat for the three months ended September 30, 1997, annualized. Originations of home equity and nonresidential mortgage loans decreased from 1996 to 1997, but increased for the three months ended September 30, 1997, annualized.

         The Bank's emphasis has been on the origination of one- to four-family mortgage loans, with that loan category constituting 42.0 percent, 44.2 percent,
44.4 percent of total originations in fiscal years 1996 and 1997 and for the three months ended September 30, 1997, respectively. In each of those fiscal years, the second largest category of originations was consumer loans, constituting 34.6 percent, 38.2 percent, 31.7 percent of total originations in fiscal years 1996 and 1997 and for the three months ended September 30, 1997, respectively.

         The impact of these primary lending efforts has been to generate a yield on average interest-earning assets of 8.27 percent for Home for the twelve months ended September 30, 1997, compared to 7.81 percent for the comparable group, 7.77 percent for all thrifts and 7.76 percent for Midwest thrifts. The Bank's ratio of interest income to average assets was 8.14 percent for the twelve months ended September 30, 1997, which was higher than the comparable group at 7.54 percent, Midwest thrifts at 7.49 percent and all thrifts at 7.47 percent for their most recent four quarters.

         The Bank's net interest margin of 4.75 percent, based on average interest-earning assets for the twelve months ended September 30, 1997, was significantly higher than the comparable group at 3.72 percent, all thrifts at
3.48 percent and Midwest thrifts at 3.43 percent. Home's cost of interest-bearing liabilities of 4.29 percent for the twelve months ended September 30, 1997, was lower than the comparable group at 4.82 percent, all thrifts at 4.86 percent, and Midwest thrifts at 4.98 percent. Home's net interest spread of 3.98 percent for the twelve months ended September 30, 1997, was higher than the comparable group at 2.99 percent, all thrifts at 2.91 percent and Midwest thrifts at 2.78 percent.

         The Bank's ratio of noninterest income to assets was 0.30 percent for the twelve months ended September 30, 1997, similar to the comparable group at
0.33 percent, but lower than all thrifts at 0.44 percent and Midwest thrifts at
0.41 percent. The Bank has indicated noninterest income similar to the comparable group, but its operating expenses were considerably higher than the comparable group, as well as all thrifts and Midwest thrifts. For the twelve months ended September 30, 1997, Home had an operating expense to assets ratio of 2.92 percent compared to a lower 2.37 percent for the comparable group, 2.34 percent for all thrifts and 2.17 percent for Midwest thrifts.

         For the twelve months ended September 30, 1997, Home generated a similar ratio of noninterest income and a higher ratio of noninterest expenses, more than offset by a considerably higher net interest margin relative to its comparable group. As a result, the Bank's net income level was higher than its comparable group for the twelve months ended September 30, 1997. Based on net earnings, the Bank had a return on average assets of 1.77 percent in fiscal year 1993, 1.55 percent in fiscal year 1994, 1.47 percent in fiscal year 1995, 1.47 percent in fiscal year 1996, 1.04 percent in fiscal year 1997 and 1.31 for the twelve months ended September 30, 1997. Absent the effect of the non-recurring SAIF assessment in fiscal year 1997, the Bank's ROAA for that year would have been 1.33 percent based on core income of $768,000 as previously discussed. For its most recent four quarters, the comparable group had a lower ROAA of 1.17 percent, while all thrifts also indicated an even lower 0.86 percent. The Bank's core or normalized earnings, as shown in Exhibit 7, were identical to its net earnings for the most recent twelve months ended September 30, 1997. Core ROAA of 1.31 percent was also higher than the comparable group at 1.03 percent, all thrifts at 0.84 percent and Midwest thrifts at 0.93 percent.

         Home's earnings stream will continue to be dependent on both the overall trends in interest rates and also on the consistency and reliability of its noninterest income, the latter indicating a moderate dollar increase since fiscal year 1993, with the Bank's ratio of noninterest income to assets remaining generally constant during those five fiscal years. The Bank's cost of interest-bearing liabilities will continue to adjust upward as deposits reprice at higher rates and continue their gradual movement toward medium term instruments. This upward pressure on savings costs is likely to continue through 1998 based on current rates, although the rate of increase will likely subside somewhat during subsequent few years. It has also been recognized, however, that notwithstanding Home's current ROAA being considerably higher than that of its comparable group for the most recent four quarters, the Bank has experienced a decline in its ROAA, net interest margin and net interest spread for the twelve months ended September 30, 1997, since fiscal year

1993. Further, Home's efficiency ratio has become steadily less favorable during the last five years, changing from 45.6 percent in fiscal year 1993 to 58.60 percent for the twelve months ended September 30, 1997, although the Bank's efficiency ratio has been consistently more favorable than the current industry average of approximately 64.0 percent.

         In recognition of the foregoing earnings related factors, a minimum upward adjustment has been made to Home's pro forma market value for earnings performance.

MARKET AREA

         Home's primary market area for retail deposits consists of Coshocton County, Ohio, including the city of Coshocton, the location of the Bank's home office. As discussed in Section II, since 1990,this market area has experienced a population and household growth similar to Ohio but lower than the United States and reported a somewhat higher unemployment rate compared to the comparable group markets, Ohio and the United States. The unemployment rates in Coshocton County was 5.4 percent in September, 1997, compared to 4.1 percent for Ohio and 4.7 percent for the United States. In Home's market area in 1996, per capita income and median household income were both significantly lower than both the state and national average. The market area is also characterized by a median housing value lower than Ohio and the United States.

         The market area is principally rural and agricultural, with the major employment sector being manufacturing, followed by the services sector, with the wholesale/retail sector third.

         The level of financial competition in the Bank's market area is considerable and dominated by the banking industry, with the additional presence of credit unions. Home had net increases in both deposits and net loans from fiscal year 1993 to fiscal year 1997, as deposits, including interest, exceeded withdrawals and principal repayments on loans exceeded originations. For the three months ended September 30, 1997, however, Home experienced a deposit decrease of 2.1 percent or 8.4 percent annualized. Nevertheless, the Bank's share of total market area deposits is somewhat higher than the average of the comparable group institutions.

         In recognition of all these factors, we believe that a minimum downward adjustment is warranted for the Bank's market area.

FINANCIAL CONDITION

         The financial condition of Home is discussed in Section I and shown in Exhibits 1, 2, 5, 15, 16 and 17, and is compared to the comparable group in Exhibits 40, 41 and 42. The Bank's total equity ratio before conversion was
17.70 percent at September 30, 1997, which was modestly higher than the comparable group at 15.69 percent, all thrifts at 12.67 percent and Midwest thrifts at 14.27 percent. With a conversion at the midpoint, the Corporation's pro forma equity to assets ratio will increase to approximately 32.8 percent, and the Bank's pro forma equity to assets ratio will increase to approximately
28.5 percent.

         The Bank's mix of assets indicates some areas of significant variation from its comparable group. Home had a higher share of net loans at 86.50 percent of total assets at September 30, 1997, compared to the comparable group at 70.38 percent and all thrifts at 67.23 percent. The Bank's share of cash and investments was a lower 11.26 percent compared to 17.30 percent for the comparable group and 17.85 percent for all thrifts.

Home had no mortgage-backed securities compared to the comparable group at 9.08 percent and all thrifts at 11.19 percent. The Bank's 80.54 percent share of deposits and absence of FHLB advances differed from the comparable group's 71.14 percent of deposits and 11.68 percent of borrowed funds.

         At September 30, 1997, the Bank was absent both intangible assets and repossessed real estate compared to zero and 0.04 percent in intangible assets and repossessed real estate, respectively, for the comparable group. The financial condition of Home is further affected by its level of nonperforming assets at 0.10 percent of assets at September 30, 1997, compared to a higher
0.63 percent for the comparable group. It should be recognized, however, that the Bank's ratio of nonperforming assets at September 30, 1997, was the highest of all but one of its most recent five fiscal years, increasing considerably from 0.05 percent of total assets in fiscal year 1997. At June 30, 1993, Home's ratio of nonperforming assets to total assets was zero.

         The Bank had a modestly lower 9.04 percent share of high risk real estate loans compared to 12.47 percent for the comparable group, and the Bank's share was also lower than all thrifts at 13.08 percent and Midwest thrifts at
12.35 percent. Home had $148,000 in allowance for loan losses or 242.62 percent of nonperforming assets at September 30, 1997, compared to the comparable group's lower 152.94 percent, with all thrifts and Midwest thrifts even higher at 102.28 percent and 131.66 percent, respectively. The Bank's ratio is reflective of its historically lower levels of non-performing assets and classified loans. The Bank's allowance for loan losses represented 2.81 percent of gross loans at September 30, 1997, compared to the comparable group at a lower 0.98 percent, all thrifts at 0.77 percent and Midwest thrifts also at a lower 0.65 percent.

         Overall, we believe that no adjustment is warranted for Home's current financial condition.

ASSET AND DEPOSIT GROWTH

         During the past three years, Home has been characterized by a much lower than average growth in assets compared to the comparable group, publicly-traded Ohio thrifts and all publicly-traded thrifts. The Bank's assets increased at an average annual rate of 2.86 percent from 1993 to 1997, compared to annual growth of 6.20 percent for the comparable group, 11.22 percent for all thrifts and 13.76 percent for Ohio thrifts. Home's asset growth rate is reflective of its average annual deposit increase of 1.35 percent for the same five year period, compared to a similar annual growth rate of 1.29 percent for the comparable group. Deposits for all thrifts, however, grew at a five year average rate of 6.38 percent, while Ohio thrifts experienced average annual deposit growth of 6.39 percent. Finally, Home also indicates a loan growth rate of 12.00 percent for 1993 through 1997, compared to an annual growth for the comparable group at 6.82 percent, with all thrifts at 12.52 percent and Ohio thrifts at 13.63 percent.

         The Bank's ability to increase its asset base and deposits in the future and to deploy its incoming conversion capital is, to a great extent, dependent on its being able to competitively price its loan and savings products and to maintain a high quality of service to its customers. The location of Home's two banking offices in a rural market area with a relatively stagnant population and household base results in greater competition with other financial institutions for market share. With no immediate plans to expand beyond Coshocton County, the Bank's growth potential in assets, deposits and loans relative to the comparable group may be limited.

         Based on these conditions, we have concluded that a minimum downward adjustment to the Bank's pro forma value is warranted related to its potential asset, deposit and loan growth.

DIVIDEND PAYMENTS

         Home has not indicated its intention to pay an initial cash dividend. The future payment of cash dividends will be dependent upon such factors as earnings performance, capital position, growth level, and regulatory limitations. All ten of the institutions in the comparable group pay cash dividends for an average dividend yield of 2.31 percent.

         Currently, many thrifts are not committing to initial cash dividends, compared to such a dividend commitment in the past. In our opinion, no adjustment to the pro forma market value is warranted at this time related to dividend payments.

SUBSCRIPTION INTEREST

         In the first half of 1996, investors' interest in new issues was mixed, with the number of conversions decreasing from the same period in 1995. The second half of 1996 produced some renewed interest in thrift conversion offerings and to date in 1997, the total number of completed conversions has been fairly modest, although subscription levels have been consistently high. Overall, however, such interest appears to be directly related to the financial performance and condition of the thrift institution converting, the strength of the local economy, general market conditions and aftermarket price trends. Further, there are currently an increased number of announced and pending conversions which will compete with Home's offering.

         Home will direct its offering primarily to depositors and residents in its market area. The board of directors and officers anticipate purchasing approximately $1.5 million or 8.8 percent of the conversion stock offered to the public based on the appraised midpoint valuation. The Bank will form an 8.0 percent ESOP, which plans to purchase stock in the initial offering. Additionally, the Prospectus restricts to 30,000 shares, based on the $10.00 per share purchase price, the total number of shares in the conversion that may be purchased by a single person, or by persons and associates acting in concert as part of either the subscription offering or the direct community offering. The Bank has secured the services of Charles Webb & Company, a division of Keefe, Bruyette and Woods, Inc. ("Webb") to assist the Bank in the marketing and sale of the conversion stock.

         Based on the size of the offering, current market conditions, local market interest and the terms of the offering, and the establishment of the charitable foundation, we believe that no adjustment is warranted for the Bank's anticipated subscription interest.

LIQUIDITY OF THE STOCK

         Home will offer its shares through concurrent subscription and community offerings with the assistance of Webb. If necessary, Webb will conduct a syndicated community offering upon the completion of the subscription and community offering. Home will pursue at least two market makers for the stock. The Bank's public offering is approximately 16.4 percent smaller than the current market value of the comparable group and approximately 90.3 percent smaller than the average market value of Ohio thrifts. We believe, nevertheless, that no adjustment to the pro forma market value is warranted at this time relative to the liquidity of the stock.

MANAGEMENT

         The president and chief executive officer of Home is Robert C. Hamilton. Mr. Hamilton joined the Bank in 1981, serving as secretary, treasurer and managing officer from 1981 to 1983. In 1982, Mr. Hamilton became a director, and was elected president and chief executive officer in 1983.

         The management of Home has been able to strengthen the Bank's equity and increase its equity ratio over the past several years. Although ROAA, net interest spread and net interest margin have consistently been higher than the comparable group, industry and regional averages during the past five years, those performance measures have all decreased since June 30, 1993. During the past five years, the Bank's ratio of operating expenses to average assets has increased steadily, remaining above comparable group and industry averages, and its efficiency ratio has become less favorable.

         Overall, we believe the Bank to be professionally, knowledgeably and efficiently managed, as are the comparable group institutions, although we perceive some lack of management depth and succession potential at Home. Overall, it is our opinion that no adjustment to the pro forma market value is warranted for management.

MARKETING OF THE ISSUE

         The necessity to build a new issue discount into the stock price of a converting thrift institution continue to prevail in recognition of uncertainty among investors as a result of the thrift industry's dependence on interest rate trends, recent volatility in the stock market and pending federal legislation related to thrift charters and regulation. Recently converted institutions seem to have borne much of the impact of that uncertainty, in spite of strong subscription activity. The inference is that the market has discounted those stocks pending the seasoning and stabilization of their post-conversion earnings. Excluding two mutual holding companies, the nine thrifts completing their conversions in the first half of 1997, all but one of which closed at the super-maximum of their valuation range, are currently trading at an average of
115.62 percent of book value, compared to all thrifts at 161.12 percent and Ohio thrifts at a lower 136.67 percent, 15.2 percent below the national average.

         We believe that a new issue discount applied to the price to book valuation approach continues and is considered to be reasonable and necessary in the pricing of the Corporation. We have made a minimum downward adjustment to the Corporation's pro forma market value in recognition of the new issue discount.

VI.      VALUATION METHODS

         Historically, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm has been the price to book value ratio method, due to the volatility of earnings in the thrift industry in the early to mid-1990s. As earnings in the thrift industry improved in the last few years, however, more emphasis has been placed on the price to earnings method, particularly considering increases in stock prices during the past twelve months. Primary emphasis, therefore, has been placed on the price to earnings method in determining the pro forma market value of Home Loan Financial Corp., with additional analytical and correlative attention to the price to book value method.

         In recognition of the volatility and variance in earnings due to fluctuations in interest rates, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method, the price to net assets method, has also been used. The price to net assets method is used less often for valuing ongoing institutions; however, this method becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

         In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value, and a super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the "midpoint value".

         In applying each of the valuation methods, consideration was given to the adjustments to the Bank's pro forma market value discussed in Section V. A minimum upward adjustment was made for Home's earnings performance and growth potential. Minimum downward adjustments were made for the Bank's asset and deposit growth and market area, and for the marketing of the issue. No adjustments were made for the Bank's financial condition, dividend payments, subscription interest, liquidity of the stock and management.

PRICE TO BOOK VALUE METHOD

         In the valuation of thrift institutions, the price to book value method focuses on an institution's financial condition, and does not give as much consideration to the institution's long term performance and value as measured by earnings. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance. This method, therefore, is sometimes considered less meaningful for institutions that provide a consistent earnings trend, but remains significant and reliable as a confirmational and correlative analysis to the price to earnings and price to assets approaches. It should be noted that the prescribed formulary computation of value using the pro forma price to book value method returns a price to book value ratio below market value.

         Exhibit 48 shows the average and median price to book value ratios for the comparable group which were 126.73 percent and 126.42 percent, respectively. The total comparable group indicated a moderately wide range, from a low of
107.02 percent (AMB Financial Corp.) to a high of 151.65 percent (Potters Financial Corp.). The comparable group had a nominally higher average price to tangible book value ratio of 126.78 percent, with a similar range. Excluding the low and the high in the group, the price to book value range narrowed moderately from a low of 119.26 percent to a high of 130.76 percent, and the range of price to tangible book value ratio narrowed similarly.

         Taking into consideration all of the previously mentioned items in conjunction with the adjustments made in Section V, we have determined a pro forma price to book value ratio of 67.80 percent and a price to tangible book value ratio of 67.86 percent at the midpoint. The price to book value ratio increases from 63.23 percent at the minimum to 75.38 percent at the super maximum, while the price to tangible book value ratio increases from 63.27 percent at the minimum to 75.42 percent at the super maximum.

         The Corporation's pro forma price to book value and price to tangible book value ratios of 67.80 percent and 67.86 percent, respectively, are strongly influenced by the Bank's financial condition, growth trend, local market and subscription interest in thrift stocks. Further, the Corporation's ratio of equity to assets after conversion at the midpoint of the valuation range will be approximately 32.82 percent compared to 15.69 percent for the comparable group. Based on the price to book value ratio and the Bank's total equity of $10,592,000 at September 30, 1997, the indicated pro forma market value for the Bank using this approach is $17,123,078 at the midpoint (reference Exhibit 47).

PRICE TO EARNINGS METHOD

         The focal point of this method is the determination of the earnings base to be used and secondly, the determination of an appropriate price to earnings multiple. The recent earnings position of Home is displayed in Exhibit 3, indicating after tax net earnings for the twelve months ended September 30, 1997, of $759,000, and in Exhibit 7 confirming the Bank's identical core or normalized earnings of $759,000 for that period. To arrive at the pro forma market value of the Bank by means of the price to earnings method, we used the net and core earnings base of $759,000.

         In determining the price to earnings multiple, we reviewed the range of price to net earnings and price to core earnings multiples for the comparable group and all publicly-traded thrifts. The average price to net earnings multiple for the comparable group was 16.95, while the median was 16.34. The average price to core earnings multiple was 19.29 and the median multiple was
18.95. The comparable group's price to net earnings multiple was lower than the average for all publicly-traded, FDIC-insured thrifts of 21.77 and also lower than their median of 19.71. The range in the price to net earnings multiple for the comparable group was from a low of 14.53 (Potters Financial Corp.) to a high of 22.02 (Pennwood Bancorp, Inc.). The primary range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low price to earnings multiple of 14.70 to a high of 18.63 times earnings for eight of the ten institutions in the group.

         Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V. In recognition of these adjustments, we have determined a price to core earnings multiple of 16.52 at the midpoint, based on Home's net and core earnings of $759,000 for the twelve months ended September 30, 1997. The price to earnings multiple increases from 14.64 percent at the minimum to 20.08 percent at the super maximum, which is moderately higher than the 16.95 price to net earnings multiple of the comparable group.

         Based on the Bank's earnings base of $759,000 (reference Exhibits 7 and 47), the pro forma market value of the Corporation using the price to earnings method is $17,265,209 at the midpoint.

PRICE TO NET ASSETS METHOD

         The final valuation method is the price to net assets method. This method is not frequently used due to the fact that it does not incorporate an institution's equity position or earnings performance. Additionally, the prescribed formulary computation of value using the pro forma price to net assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock, returning a pro forma price to net assets ratio below its true level following conversion. Exhibit 48 indicates that the average price to net assets ratio for the comparable group was 19.75 percent and the median was 18.55 percent. The range in the price to net assets ratios for the comparable group varied from a low of 13.36 percent (Potters Financial Corp.) to a high of 30.09 percent (FFD Financial Corp.). It narrows only modestly with the elimination of the two extremes in the group to a low of 14.92 percent and a high of 26.17 percent.

         Based on the adjustments made previously for Home, it is our opinion that an appropriate price to net assets ratio for the Corporation is 22.20 percent at the midpoint, which is modestly higher than the comparable group at 19.75 percent and ranges from a low of 19.57 percent at the minimum to 27.49 percent at the super maximum.

         Based on the Bank's September 30, 1997, asset base of $59,853,000, the indicated pro forma market value of the Corporation using the price to net assets method is $16,980,641 at the midpoint (reference Exhibit 47).

VALUATION CONCLUSION

         Exhibit 53 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the valuation approaches. At the midpoint value, the price to book value ratio of 67.80 percent for the Corporation represents a discount of 46.51 percent relative to the comparable group and decreases to 40.52 percent at the super maximum. The price to earnings multiple of 16.52 for the Corporation at the midpoint value indicates a small discount of 2.52 percent, changing to a premium of 18.47 percent at the super maximum. The price to assets ratio at the midpoint represents a premium of 12.41 percent, changing to a premium of 39.22 percent at the super maximum.

         It is our opinion that as of November 28, 1997, the pro forma market value of the Corporation, is $17,000,000 at the midpoint, representing 1,700,000 shares at $10.00 per share. The pro forma valuation range of the Corporation is from a minimum of $14,450,000 or 1,445,000 shares at $10.00 per share to a maximum of $19,550,000 or 1,955,000 shares at $10.00 per share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value. The super maximum is $22,482,500 or 2,248,250 shares at $10.00 per share (reference Exhibits 49 to 52).

         The appraised value of Home Loan Financial Corporation as of November 28, 1997, is $17,000,000 at the midpoint.

                                    EXHIBITS

                                   NUMERICAL

                                    EXHIBITS

                                    EXHIBIT 1


                           THE HOME LOAN SAVINGS BANK
                                 COSHOCTON, OHIO

                                 BALANCE SHEETS
                SEPTEMBER 30, 1997 (UNAUDITED) AND JUNE 30, 1997


                                                                          (Unaudited)
                                                                          September 30,              June 30,
                                                                              1997                     1997
                                                                          -----------               -----------
ASSETS
Cash and due from banks                                                   $ 1,711,546               $ 1,765,821
Interest-bearing deposits in other banks                                      222,556                   165,228
Overnight deposits                                                               --                   1,250,000
Federal funds sold                                                            250,000                 1,500,000
                                                                          -----------               -----------
        Total cash and cash equivalents                                     2,184,102                 4,681,049

Interest-bearing time deposits                                                 39,366                    38,796
Securities available-for-sale                                               4,517,892                 5,004,296
Securities held-to-maturity                                                      --                        --
Loans, net of allowance for loan losses                                    51,773,320                49,300,124
Premises and equipment, net                                                   509,219                   524,061
Federal Home Loan Bank stock                                                  372,600                   366,000
Accrued interest receivable                                                   302,902                   287,014
Other assets                                                                  153,269                   199,505
                                                                          -----------               -----------

        Total assets                                                      $59,852,670               $60,400,845
                                                                          ===========               ===========

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Deposits                                                                  $48,207,603               $49,235,430
Accrued expense and other liabilities                                       1,052,926                   795,151
                                                                          -----------               -----------

        Total liabilities                                                  49,260,529                50,030,581


MEMBERS' EQUITY
Retained earnings, substantially restricted                                10,579,402                10,366,232
Unrealized gain (loss) on available-for-sale
  securities, net                                                              12,739                     4,032
                                                                          -----------               -----------

        Total members' equity                                              10,592,141                10,370,264
                                                                          -----------               -----------

        Total liabilities and members' equity                             $59,852,670               $60,400,845
                                                                          ===========               ===========



Source:  The Home Loan Savings Bank's audited and unaudited financial statements

                                    EXHIBIT 2

                           THE HOME LOAN SAVINGS BANK
                                 COSHOCTON, OHIO

                                 BALANCE SHEETS
                          AT JUNE 30, 1993 THROUGH 1996



                                                                  1996                1995              1994               1993
                                                             -------------      -------------       ------------        -----------
ASSETS
Cash and due from banks                                      $  2,150,422        $  1,559,268       $  1,322,984        $  2,396,621
Interest-bearing deposits in other banks                          573,017                --                 --                  --
Overnight deposits                                              3,000,000           1,000,000          1,700,000                --
Federal funds sold                                                   --                  --                 --                  --
                                                             ------------        ------------       ------------        ------------
        Total cash and cash equivalents                         5,723,439           2,559,268          3,022,984           2,396,621
Interest-bearing time deposits                                     40,669                --                 --                  --
Securities available-for-sale                                   1,743,506             753,124               --                  --
Securities held-to-maturity                                     2,251,731           5,497,688          8,243,369                --
Investments                                                          --                  --                 --            12,266,982
Loans, net of allowance for loan losses                        44,293,916          39,155,634         35,781,748          31,231,453
Premises and equipment, net                                       525,798             496,122            535,224             444,005
Federal Home Loan Bank stock                                      341,400             318,600            295,000             282,100
Accrued interest receivable                                       260,429             235,885            225,756                --
Other assets                                                      185,468              85,861            150,578             247,330
                                                             ------------        ------------       ------------        ------------

        Total assets                                         $ 55,366,356        $ 49,102,182       $ 48,254,659        $ 46,868,491
                                                             ============        ============       ============        ============

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Deposits                                                     $ 44,883,857        $ 39,543,416       $ 39,558,457        $ 38,935,806
Accrued expenses and other liabilities                            714,403             553,565            427,891             384,703
                                                             ------------        ------------       ------------        ------------
        Total liabilities                                      45,598,260          40,096,981         39,986,348          39,320,509

MEMBERS' EQUITY
Retained earnings, substantially restricted                     9,770,984           9,001,451          8,285,233           7,547,982
Unrealized gain (loss) on available-for-sale
  securities, net                                                  (2,888)              3,750               --                  --
Excess of additional pension liability over
  unrecognized prior service cost                                    --                  --              (16,922)               --

                                                             ------------        ------------       ------------        ------------
        Total members' equity                                $  9,768,096        $  9,005,201       $  8,268,311        $  7,547,982
                                                             ------------        ------------       ------------        ------------

        Total liabilities and members' equity                $ 55,366,356        $ 49,102,182       $ 48,254,659        $ 46,868,491
                                                             ============        ============       ============        ============




Source:  The Home Loan Savings Bank's audited financial statements

                                    EXHIBIT 3


                           THE HOME LOAN SAVINGS BANK
                                 COSHOCTON, OHIO

                              STATEMENTS OF INCOME
       FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                        FOR THE YEAR ENDED JUNE 30, 1997


                                                                                            For the three months       Year ended
                                                                                             ended September 30,          June 30,
                                                                                           1997             1996            1997
                                                                                        ----------       ----------     ------------
                                                                                                 (Unaudited)
Interest and dividend income
          Loans, including fees                                                         $1,137,188       $1,015,948       $4,162,822
          Securities                                                                        74,490           71,222          265,148
          Dividends on Federal Home Loan
            Bank stock                                                                       6,688            6,007           24,721
          Interest-bearing deposits and federal funds sold                                  35,584           38,981          156,639
                                                                                        ----------       ----------       ----------
               Total interest income                                                     1,253,950        1,132,158        4,609,330

Interest expense:
          Deposits                                                                         516,919          436,776        1,930,924
                                                                                        ----------       ----------       ----------

               Net interest income                                                         737,031          695,382        2,678,406

Provision for loan losses                                                                   30,000            1,500            6,000
                                                                                        ----------       ----------       ----------

               Net interest income after provision for loan losses                         707,031          693,882        2,672,406

Noninterest income
          Service charges and other fees                                                    33,910           33,801          139,297
          Other income                                                                       9,437            8,716           35,491
                                                                                        ----------       ----------       ----------
               Total noninterest income                                                     43,347           42,517          174,788

Noninterest expense
          Salaries and employee benefits                                                   234,659          210,739          889,697
          Occupancy and equipment                                                           34,452           36,324          140,893
          State franchise taxes                                                             36,900           35,100          138,490
          Computer processing                                                               23,880           20,859           94,951
          SAIF deposit insurance premiums                                                    7,468          285,973          320,920
          Legal, audit and supervisory exam fees                                            18,076           15,538           75,817
          Director fees                                                                     19,275           21,030           78,160
          Other expense                                                                     40,398           34,587          203,866
                                                                                        ----------       ----------       ----------
               Total noninterest expense                                                   415,108          660,150        1,942,794
                                                                                        ----------       ----------       ----------

               Income before income taxes                                                  335,270           76,249          904,400

               Income tax expense                                                          122,100           27,400          309,152
                                                                                        ----------       ----------       ----------

               Net income (loss)                                                        $  213,170       $   48,849       $  595,248
                                                                                        ==========       ==========       ==========



Source:  The Home Loan Savings Bank's audited and unaudited financial statements.

                                    EXHIBIT 4

                           THE HOME LOAN SAVINGS BANK
                                 COSHOCTON, OHIO

                              STATEMENTS OF INCOME
                     YEARS ENDED JUNE 30, 1993 THROUGH 1996

                                                                                               Year ended June 30,
                                                                      -------------------------------------------------------------
                                                                          1996             1995            1994             1993
                                                                      -----------      -----------      -----------      ----------

Interest and dividend income
          Loans, including fees                                        $3,755,408       $3,142,843       $2,687,317       $2,670,158
          Securities                                                      331,584          428,716          582,397          759,998
          Dividends on Federal Home Loan Bank Stock                        22,924           23,852           13,086           12,158
          Interest-bearing deposits and federal
            funds sold                                                    148,960          101,373           70,426           63,398
                                                                       ----------       ----------       ----------       ----------
                  Total interest income                                 4,258,876        3,696,784        3,353,226        3,505,712
Interest expense
          Deposits                                                      1,703,208        1,331,404        1,135,480        1,135,480
                                                                       ----------       ----------       ----------       ----------

                  Net interest income                                   2,555,668        2,365,380        2,217,746        2,189,869

Provision for loan losses                                                    --              2,319           12,813            9,842
                                                                       ----------       ----------       ----------       ----------

                  Net interest income after provision
                       for loan losses                                  2,555,668        2,363,061        2,204,933        2,180,027
                                                                       ----------       ----------       ----------       ----------

Noninterest income
          Service fees and other charges                                  119,461          113,999          121,399          107,441
          Gain on sale of investment securities                              --               --              1,054             --
          Other income                                                     45,907           35,002           40,064           24,050
                                                                       ----------       ----------       ----------       ----------
                  Total noninterest income                                165,368          149,001          162,517          131,491

Noninterest expense
          Salaries and employee benefits                                  786,868          751,554          657,270          449,860
          Occupancy and equipment                                         129,315          100,752          117,344           97,432
          State franchise taxes                                           126,389          113,958          105,679           89,850
          Computer processing                                              92,854           93,373           85,750           78,681
          SAIF deposit insurance premiums                                  93,368           90,607           89,021           89,300
          Legal, audit and supervisory exam fees                           57,334           68,896           69,126           70,386
          Director fees                                                    72,810           66,250           65,300           61,950
          Other expense                                                   173,050          132,854          131,927          121,166
                                                                       ----------       ----------       ----------       ----------
                  Total noninterest expenses                            1,531,988        1,418,244        1,321,417        1,058,625
                                                                       ----------       ----------       ----------       ----------

                  Income before income taxes and
                     accounting change                                  1,189,048        1,093,818        1,046,033        1,252,893
Income tax expense                                                        419,515          377,600          366,586          429,631
                                                                       ----------       ----------       ----------       ----------
                  Income before accounting change                         769,533          716,218          679,447          823,262
Cumulative effect of change in accounting
          for income taxes                                                   --               --             57,804             --
                                                                       ----------       ----------       ----------       ----------

                  Net income                                           $  769,533       $  716,218       $  737,251       $  823,262
                                                                       ==========       ==========       ==========       ==========



                                    EXHIBIT 5






                        SELECTED FINANCIAL CONDITION DATA
        AT SEPTEMBER 30, 1996 AND 1997, AND AT JUNE 30, 1993 THROUGH 1997



                                                   September 30,                                        June 30,
                                            ----------------------- ---------------------------------------------------------------
                                                1997        1996         1997          1996        1995          1994       1993
                                            -----------  ---------- ---------------------------------------------------------------
                                                                           (In thousands)
Selected Financial Condition Data:

Total amount of:
Assets                                         $59,853      $56,318      $60,401      $55,366      $49,102      $48,255      $46,868
Cash and cash equivalents                        2,184        4,281        4,681        5,723        2,559        3,023        2,397
Interest-bearing time deposits                      39           41           39           41         --           --           --
Securities available-for-sale                    4,518        2,751        5,004        1,743          753         --           --
Securities held-to-maturity                       --          2,001         --          2,252        5,498        8,243       12,267
Loans receivable, net                           51,773       45,871       49,300       44,294       39,156       35,782       31,078
FHLB stock                                         373          347          366          341          318          295          282
Deposits                                        48,208       45,491       49,235       44,884       39,543       39,558       38,936
Retained earnings                               10,579        9,820       10,366        9,771        9,001        8,285        7,548












Source:  Home Loan Financial Corporation's Prospectus

                                    EXHIBIT 6



                            INCOME AND EXPENSE TRENDS
               FOR THE YEARS ENDED JUNE 30, 1995 THROUGH 1997 AND
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997



                                                           Three months ended
                                                              September 30,                     Year ended June 30,
                                                           ------------------     --------------------------------------------------
                                                             1997       1996        1997      1996       1995      1994       1993
                                                           ------------------     --------------------------------------------------
                                                                                                  (In thousands)

Interest income                                             $1,254     $1,132     $4,609     $4,259     $3,696     $3,353     $3,506
Interest expense                                               517        437      1,931      1,703      1,331      1,135      1,316
                                                            ------     ------     ------     ------     ------     ------     ------
Net interest income before provision
  for losses on loans                                          737        695      2,678      2,556      2,365      2,218      2,190
Provision for loan losses                                       30          1          6       --            2         13         10
                                                            ------     ------     ------     ------     ------     ------     ------
Net interest income after provision
  for loan losses                                              707        694      2,672      2,556      2,363      2,205      2,180
Other income                                                    43         42        175        165        149        162        137
General, administrative and other expense(1)                   415        660      1,943      1,532      1,418      1,321      1,059
                                                            ------     ------     ------     ------     ------     ------     ------
Earnings before income taxes                                   335         76        904      1,189      1,094      1,046      1,253
Federal income taxes                                           122         27        309        419        378        367        430
Cumulative effect of change in
 accounting principle                                         --         --         --         --         --           58       --
                                                            ------     ------     ------     ------     ------     ------     ------
Net income                                                  $  213     $   49     $  595     $  770     $  716     $  737     $  823
                                                            ======     ======     ======     ======     ======     ======     ======




               (1) Includes a nonrecurring pre-tax expense of $261,000 for the three months ended September 30, 1996, and for the year ended June 30, 1997, for a special one-time assessment to recapitalize the SAIF.







Source:  Home Loan Financial Corporation's Prospectus

                                    EXHIBIT 7


                           NORMALIZED EARNINGS TRENDS
               FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1997, AND
                FOR THE FISCAL YEARS ENDED JUNE 30, 1996 AND 1997

                                                               Twelve months
                                                                   Ended                          Fiscal years ended
                                                                September 30                           June 30,
                                                                ----------               --------------------------------
                                                                   1997                     1997                   1996
                                                                ----------               -----------           ----------
                                                                       (Dollars In Thousands)

Net income after taxes                                            $   759                $   595                 $   770

Net income before taxes and effect
       of accounting adjustments                                    1,163                    904                   1,189

Expense adjustments
       SAIF assessment                                               --                     (261)                   --

Normalized earnings before taxes                                    1,163                  1,165                   1,189

Taxes                                                                 404                    396                     419
                                                                  -------                -------                 -------

Normalized earnings after taxes                                   $   759                $   769                 $   770
                                                                  =======                =======                 =======



(1)    Based on tax rate of 34.00 percent


Source:  Home Loan Financial Corporation's Prospectus


                                                                                                EXHIBIT 8


                                                                                            PERFORMANCE INDICATORS
                                                                         FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 AND
                                                                           FOR THE FISCAL YEARS ENDED JUNE 30, 1993 THROUGH 1997

                                                    At or for the
                                                  three months ended
                                                     September 30,                                Year ended June 30,
                                                 -----------------------    --------------------------------------------------------
                                                    1997         1996         1997        1996         1995        1994        1993
                                                 ---------- -----------     --------    --------     -------     -------   ---------
Performance Ratios:
       Return on average assets                     1.40%        0.35%       1.04%        1.47%       1.47%        1.55%       1.77%
       Return on average equity                     8.06%        1.97%       5.94%        8.20%       8.32%        9.33%      11.50%
       Interest rate spread                         4.36%        4.60%       4.25%        4.45%       4.52%        4.46%       4.43%
       Net interest margin                          5.03%        5.17%       4.88%        5.10%       5.04%        4.87%       4.88%
       Noninterest expense to average assets        2.73%        4.70%       3.39%        2.93%       2.91%        2.78%       2.27%
       Efficiency ratio                            53.19%       89.46%      68.09%       56.30%      56.41%       55.52%      45.60%
       Net interest income to noninterest
            expenses                              177.55%      105.34%     137.86%      166.82%     166.78%      167.83%     206.86%
       Average interest-earning assets to
            average interest-bearing liability      1.19%        1.18%       1.18%        1.19%       1.18%        1.16%       1.15%

Capital ratios:
       Average equity to average assets            17.41%       17.65%      17.51%       17.95%      17.67%       16.64%      15.36%
       Equity to assets, end of period             17.70%       17.35%      17.17%       17.64%      18.34%       17.13%      16.10%

Asset quality ratios and other data:
       Nonperforming assets to average assets       0.10%        0.18%       0.06%        0.17%       0.03%        0.06%       0.00%
       Nonperforming assets to total assets         0.01%        0.18%       0.05%        0.16%       0.03%        0.06%       0.00%
       Nonperforming loans to total loans           0.12%        0.22%       0.07%        0.20%       0.04%        0.08%       0.00%
       Allowance for loan losses
            to gross loans (1)                      0.29%        0.26%       0.24%        0.26%       0.30%        0.34%       0.35%
       Allowance for loan losses to
            nonperforming loans                   242.99%      117.83%      361.27%     133.54%     734.46%      431.09%         N/A
       Net (charge-offs) recoveries to
            average loans                          (0.01)%       0.00%       (0.01)%      0.00%      (0.01)%       0.00%       0.00%
       Amount of nonperforming loans              $61,000     $101,000     $33,000     $88,000     $16,000      $28,000           --
       Amount of nonperforming assets             $61,000     $101,000     $33,000     $88,000     $16,000      $28,000           --


       (1)  Net of loans in process and deferred fees and costs.


Source:  Home Loan Financial Corporation's Prospectus


                                    EXHIBIT 9


                              VOLUME/RATE ANALYSIS
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                FOR THE FISCAL YEARS ENDED JUNE 30, 1997 AND 1996


                                                   Three months ended                                Year ended June 30,
                                                      September 30,          -------------------------------------------------------
                                                     1996 vs. 1997                  1996 vs. 1997             1995 vs. 1996
                                              ---------------------------    -------------------------- ----------------------------
                                                 Increase                       Increase                     Increase
                                                (Decrease)                     (Decrease)                   (Decrease)
                                                  Due to         Total           Due to        Total          Due to         Total
                                              ---------------   Increase    ---------------   Increase  -----------------  Increase
                                              Volume    Rate    (Decrease)  Volume     Rate  (Decrease)  Volume     Rate  (Decrease)
                                              ------   ------   ---------   ------    -----  ---------- -------    ------  ---------
                                                                                        (In thousands)
Interest-earning assets:
   Loans receivable                           $ 476     $(355)    $ 121     $ 460     $ (52)    $ 408     $ 398     $ 214     $ 612
   Interest-bearing deposits                    (52)       49        (3)       18       (11)        7        46         2        48
   Securities available-for-sale                148      (113)       35       152        (2)      150         8        (4)        4
   Securities held-to-maturity                  (32)     --         (32)     (211)       (6)     (217)     (140)       40      (100)
   FHLB stock                                     2        (1)        1         2      --           2         2        (3)       (1)
                                              -----     -----     -----     -----     -----     -----     -----     -----     -----
        Total interest-earning assets         $ 542     $(420)    $ 122     $ 421     $ (71)    $ 350     $ 314     $ 249     $ 563
                                              =====     =====     -----     =====     =====     -----     =====     =====     -----

Interest bearing liabilities:
   Savings deposits                           $ (18)    $  14     $  (4)    $  (1)    $   2     $   1     $ (26)    $  (1)    $ (27)
   Demand and NOW deposits                        1        (2)       (1)       11        (9)        2        (6)      (10)      (16)
   Certificates of deposit                      237      (152)       85       213        12       225       199       216       415
                                              -----     -----     -----     -----     -----     -----     -----     -----     -----
        Total interest-bearing liabilities    $ 220     $(140)    $  80     $ 223     $   5     $ 228     $ 167     $ 205     $ 372
                                              =====     =====     -----     =====     =====     -----     =====     =====     -----

Net interest income                                               $  42                         $ 122                         $ 191
                                                                  =====                         =====                         =====





Source: Home Loan Financial Corporation's prospectus

                                   EXHIBIT 10


                              YIELD AND COST TRENDS
           FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996, AND
              FOR THE FISCAL YEARS ENDED JUNE 30, 1995 THROUGH 1997



                                                                     Three months ended
                                                                       September 30,               Year ended June 30,
                                                                      ------------------    ---------------------------------
                                                                       1997        1996       1997        1996          1995
                                                                      ------     -------    --------    ----------    -------
                                                                      Yield/      Yield/     Yield/       Yield/      Yield/
                                                                       Rate       Rate        Rate         Rate        Rate
                                                                     -------     -------     -------     ---------    -------
Interest-earning assets:
                     Loans receivable(1)                               8.90%       8.90%       8.81%       8.94%       8.39%
                     Interest-bearing deposits                         6.44%       4.97%       5.33%       5.71%       5.59%
                     Securities available-for-sale (2)                 6.06%       6.41%       6.02%       6.18%       6.66%
                     Securities held-to-maturity                         --        5.95%       6.29%       6.44%       5.75%
                     FHLB stock                                        7.22%       6.95%       7.03%       6.99%       7.80%
                                                                     -------     -------     -------     -------     -------

                          Total interest-earning assets                8.56%       8.45%       8.40%       8.49%       7.88%

Interest-bearing liabilities:
                     Savings deposits                                  2.48%       2.46%       2.49%       2.47%       2.48%
                     Demand and NOW deposits                           1.80%       1.87%       1.85%       1.97%       2.10%
                     Certificate accounts                              5.58%       5.19%       5.62%       5.56%       4.52%
                                                                     -------     -------     -------     -------     -------

                          Total interest-bearing liabilities           4.20%       3.85%       4.15%       4.04%       3.36%

Net interest rate spread (3)                                           4.36%       4.59%       4.25%       4.45%       4.52%

Net interest margin (4)                                                5.03%       5.19%       4.88%       5.10%       5.04%


(1) Amount is net of loans in process, net deferred loan origination fees and includes non-performing loans.

(2) Includes unamortized discounts and premiums. Average balance is computed using the carrying value of securities. The average yield has been computed using the historical amortized cost average balance for available-for-sale securities.

(3) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities

(4) Net interest margin represents net interest income divided by average interest-earning assets.


Source:  Home Loan Financial Corporation's Prospectus

                                   EXHIBIT 11


                            NET PORTFOLIO VALUE (NPV)
                                AT JUNE 30, 1996





                                                                                            Target Limit
                                                                                               Under
                                                    Net Portfolio Value                  Asset/Liability
                            Change        -------------------------------------------         Management
                          in Rates         $ Amount        $ Change        % Change          Policy
                         ----------       ----------     ----------      ------------    -----------------
                                                              (Dollars in thousands)

                            +400           $ 11,735        $ (1,056)         (8.3)            (40)
                            +300             12,242            (549)         (4.3)            (30)
                            +200             12,615            (177)         (1.4)            (20)
                            +100             12,801               9           0.1             (10)
                           Static            12,792               0            0                0
                            (100)            12,612            (179)         (1.4)            (10)
                            (200)            12,420            (372)         (2.9)            (20)
                            (300)            12,475            (317)         (2.5)            (30)
                            (400)            12,716             (76)         (0.6)            (40)




Source:  Home Loan Financial Corporation's Prospectus

                                   EXHIBIT 12


                           LOAN PORTFOLIO COMPOSITION
            AT SEPTEMBER 30, 1997, AND AT JUNE 30, 1993 THROUGH 1997


                                  At September 30                                                  At June 30,
                                ------------------    ----------------------------------------------------------------
                                       1997                  1997                  1996                 1995
                                ------------------    ------------------    -------------------  -------------------
                                 Amount    Percent    Amount     Percent     Amount    Percent    Amount     Percent
                                -------    -------    ------     -------    --------  ---------  --------    -------

Real Estate Loans:
One- to four-family             $36,827     70.00%    $35,156     70.64%    $32,882     72.63%    $30,942     77.41%
Home equity                         826      1.57%        728      1.46%        979      2.16%        495      1.24%
Nonresidential                    3,686      7.01%      3,297      6.62%      2,971      6.56%      2,038      5.10%
Construction                        341      0.65%        554      1.11%        407      0.90%        129      0.32%
Land                                560      1.06%        571      1.15%        350      0.77%        544      1.36%
                                -------    ------     -------    ------     -------    ------     -------    ------
     Total real estate loans     42,240     80.29%     40,306     80.98%     37,589     83.02%     34,148     85.43%

Commercial loans                  1,703      3.24%      1,645      3.31%        950      2.10%        631      1.58%

Consumer loans:
   Home improvements              4,151      7.89%      3,701      7.44%      2,672      5.90%      2,267      5.67%
   Automobile loans               2,678      5.09%      2,506      5.03%      2,054      4.54%      1,358      3.40%
   Loans on deposits                234      0.44%        219      0.44%        245      0.54%        251      0.63%
   Credit card                      403      0.77%        347      0.70%        331      0.73%        255      0.64%
   Other consumer loans           1,200      2.28%      1,047      2.10%      1,436      3.17%      1,059      2.65%
                                -------    ------     -------    ------     -------    ------     -------    ------
     Total consumer loans         8,666     16.47%      7,820     15.71%      6,738     14.88%      5,190     12.99%
                                -------    ------     -------    ------     -------    ------     -------    ------


     Total loans                 52,609    100.00%     49,771    100.00%     45,277    100.00%     39,969    100.00%
                                           ======                ======                ======                ======

Less:
Unearned and deferred
   income                          (112)                 (107)                 (104)                 (113)
Loans in process                   (576)                 (245)                 (762)                 (583)
Allowance for loan losses          (148)                 (119)                 (117)                 (117)
                               --------             ---------              --------             ---------

     Net loans                 $ 51,773             $  49,300              $ 44,294             $  39,156
                               ========             =========              ========             =========


                                    -------------------------------------------
                                             1994                  1993
                                      -------------------   -------------------
                                       Amount     Percent    Amount     Percent
                                      -------    --------   -------     -------
                                                  (Dollars in thousands)
Real Estate Loans:
One- to four-family                   $29,243      80.13    $26,115      82.50%
Home equity                               348       0.95%       185       0.59%
Nonresidential                          1,385       3.80%     1,344       4.25%
Construction                              532       1.46%       112       0.35%
Land                                      209       0.57%       181       0.57%
                                      -------    -------    -------    -------
     Total real estate loans           31,717      86.91%    27,937      88.26%

Commercial loans                          792       2.17%       523       1.65%

Consumer loans:
   Home improvements                    1,939       5.31%     1,500       4.74%
   Automobile loans                     1,003       2.75%       854       2.70%
   Loans on deposits                      276       0.75%       292       0.92%
   Credit card                            160       0.44%        10       0.03%
   Other consumer loans                   609       1.67%       538       1.70%
                                      -------    -------    -------    -------
     Total consumer loans               3,987      10.92%     3,194      10.09%
                                      -------    -------    -------    -------


     Total loans                       36,496     100.00%    31,654     100.00%
                                                 =======               =======

Less:
Unearned and deferred
   income                                (87)                   (38)
Loans in process                        (506)                  (429)
Allowance for loan losses               (121)                  (109)
                                    --------               ---------

     Net loans                      $ 35,782               $  31,078
                                    ========               =========


Source:  Home Loan Financial Corporation's Prospectus

                                   EXHIBIT 13

                             LOAN MATURITY SCHEDULE
                              AT SEPTEMBER 30, 1997

                                                   Due during
                                                    the year           Due 2-5          Due 5 or
                                                     ending             years          more years
                                                  September 30,         after            after
                                                      1998             9/30/97           9/30/97             Total
                                                 -------------       -----------      -----------         -----------
                                                                              (In thousands)

Real estate loans:
   One- to four-family                              $    31            $   882            $35,914            $36,827
   Home equity                                         --                   35                791                826
   Nonresidential                                      --                   47              3,639              3,686
   Construction                                        --                 --                  341                341
   Land                                                --                 --                  560                560
Commercial loans                                        854                677                172              1,703
Consumer loans                                        2,008              4,429              2,229              8,666
                                                    -------            -------            -------            -------
                     Total loans                    $ 2,893            $ 6,070            $43,646            $52,609
                                                    =======            =======            =======            =======









Source:  Home Loan Financial Corporation's Prospectus

                                   EXHIBIT 14

                                Loan Originations
               For The Three Months Ended September 30, 1996, and
                 For the Years Ended June 30, 1993 through 1997


                                                  For the three
                                                   months ended                          For the years ended June 30,
                                                   September 30,  ------------------------------------------------------------------
                                                       1997           1997        1996           1995          1994          1993
                                                    ----------    ----------   ----------     ---------     ---------     ----------
                                                                                          (In thousands)

Loans originated:
     One- to four-family residential                 $  2,798      $  9,417      $  8,720      $  6,113      $  9,599      $  7,287
     Home equity                                          286           639           868           475           328           185
     Nonresidential                                       401           578         2,367           846           435           150
     Construction and land                                425         1,026           956         1,023         1,004           551
     Commercial                                           394         1,511           610         1,249           816           506
     Consumer                                           1,998         8,146         7,190         5,497         3,723         2,966
                                                     --------      --------      --------      --------      --------      --------
        Total loans originated                          6,302        21,317        20,711        15,203        15,905        11,645


Loan participations purchased                            --            --            --            --            --            --

Reductions:
     Principal repayments                              (3,464)      (16,823)      (15,403)      (11,730)      (11,063)      (10,766)
     Transfers from loans to real
       estate owned and
       repossessed assets                                --            --            --            --            --            --
                                                     --------      --------      --------      --------      --------      --------
        Total reductions                               (3,464)      (16,823)      (15,403)      (11,730)      (11,063)      (10,766)
Increase (decrease) in other
  items, net (1)                                          365          (512)          170            99           138           233
                                                     --------      --------      --------      --------      --------      --------
Net increase (decrease)                              $  2,473      $  5,006      $  5,138      $  3,374      $  4,704      $    646
                                                     ========      ========      ========      ========      ========      ========





-----------------------------------------
(1)  Consists of unearned and deferred fees, deferred costs and allowance for loan losses.

Source:  Home Loan Financial Corporation's Prospectus

                                   EXHIBIT 15


                                DELINQUENT LOANS
                              AT SEPTEMBER 30, 1997


                                                          At September 30,                                 At June 30,
                                     ------------------------------------------------------    --------------------------
                                              1997                        1997                            1996
                                     -------------------------   --------------------------    --------------------------
                                                      Percent                      Percent                       Percent
                                                      of total                     of total                      of total
                                     Number  Amount    loans      Number   Amount   loans      Number  Amount     loans
                                    ------- -------   --------   -------   ------  --------    ------  ------    -------
                                                                        (Dollars in thousands)
Loans delinquent for:
  30 - 59 days                        37    $902       1.71%       21      $532       1.07%      18    $252       0.56%
  60 - 89 days                         4      30       0.06%       11        85       0.17%      10     120       0.27%
  90 days or over                      8      61       0.12%        7        33       0.07%       5      88       0.19%
                                    ----    ----    -------      ----      ----    -------     ----    ----      ------
     Total delinquent loans           49     993       1.89%       39       650       1.31%      33     460       1.02%
                                    ====    ====    =======      ====      ====    =======     ====    ====      ======





                                                                      At June 30,
                                     ------------------------------------------------------------------------------------
                                                1995                      1994                          1993
                                     -------------------------   --------------------------    --------------------------
                                                      Percent                      Percent                       Percent
                                                      of total                     of total                      of total
                                     Number  Amount    loans      Number   Amount   loans      Number  Amount     loans
                                    -------  -------   -------   -------   ------  --------    ------  ------    --------
                                                                             (Dollars in thousands)
Loans delinquent for:
  30 - 59 days                        14    $148       0.37%       31      $331       0.90%      29    $558       1.76%
  60 - 89 days                         3      24       0.06%       --       --        0.00%       3      56       0.18%
  90 days or over                      2      16       0.04%        2        28       0.08%      --      --       0.00%
                                    ----    ----    --------     ----      ----    -------     ----    ----      --------
     Total delinquent loans           19     188       0.47%       33       359       0.98%      32     614       1.94%
                                    ====    ====    ========     ====      ====    =======     ====    ====      ========









Source:  Home Loan Financial Corporation's Prospectus

                                   EXHIBIT 16


                              NONPERFORMING ASSETS
            AT SEPTEMBER 30, 1997, AND AT JUNE 30, 1993 THROUGH 1997


                                            September 30,                  June 30,
                                            ------------- ------------------------------------------------------
                                                1997        1997       1996         1995       1994        1993
                                                ----        ----       ----         ----       ----        ----
                                                                          (Dollars in thousands)
Non-accruing loans:
     One- to four-family                      $   --      $    --    $    --        $  12      $  27      $   --
     Home equity                                  --           --         --         --         --            --
     Nonresidential                               --           --         --         --         --            --
     Construction                                 --           --         --         --         --            --
     Land                                         --           --         --         --         --            --
     Commercial                                   --           --         --         --         --            --
     Consumer                                     --           --         --         --         --            --
                                                 -----        -----      -----      -----      -----      ------
         Total                                    --           --         --         12         27            --

Accruing loans delinquent more than 90 days:
     One- to four-family                          33           10         63         --         --            --
     Home equity                                  --           --         --         --         --            --
     Nonresidential                               --           --         --         --         --            --
     Construction                                 --           --         --         --         --            --
     Land                                         --           --         --         --         --            --
     Commercial                                   --           --         --         --         --            --
     Consumer                                     28           23         25          4          1            --
                                                 -----        -----      -----      -----      -----      ------
         Total                                    61           33         88          4          1            --
                                                 -----        -----      -----      -----      -----      ------

Foreclosed assets:
     One- to four-family                          --           --         --         --         --            --
     Home equity                                  --           --         --         --         --            --
     Nonresidential                               --           --         --         --         --            --
     Construction                                 --           --         --         --         --            --
     Land                                         --           --         --         --         --            --
     Commercial                                   --           --         --         --         --            --
     Consumer                                     --           --         --         --         --            --
                                                 -----        -----      -----      -----      -----      ------
         Total                                    --           --         --         --         --            --
                                                 -----        -----      -----      -----      -----      ------

Total non-performing assets                      $  61        $  33      $  88      $  16      $  28      $   --
                                                 =====        =====      =====      =====      =====      ======

Total as a percentage of total assets            0.102%       0.055%     0.159%     0.033%     0.058%      0.000%
                                                 =====        ===================================================





Source:  Home Loan Financial Corporation's Prospectus

                                   EXHIBIT 17


                               CLASSIFIED ASSETS
                             AT SEPTEMBER 30, 1997

                             (Dollars in thousands)




Classified Assets:
Substandard                                           $     122
Doubtful                                                     --
Loss                                                         --
                                                      ---------
      Total classified assets                         $     122
                                                      =========


Source:  Home Loan Financial Corporation's Prospectus

                                   EXHIBIT 18

                            ALLOWANCE FOR LOAN LOSSES
           FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 AND
              FOR THE FISCAL YEARS ENDED JUNE 30, 1993 THROUGH 1997







                                          Three Months Ended
                                             September 30,                                 Year Ended June 30,
                                         ----------------------      ---------------------------------------------------------------
                                             1997       1996            1997          1996         1995             1994       1993
                                          ---------   ---------      ---------     ---------     --------       ---------    -------
                                                                                                            (Dollars in thousands)

Balance at beginning of period
Charge-offs                               $     119   $     117      $    117       $    117     $    121       $    109     $   100
One- to four-family                              (1)        --             --            --            (3)            --         (3)
Home equity                                      --         --             --            --            --             --         --
Nonresidential                                   --         --             --            --            --             --         --
Construction                                     --         --             --            --            --             --         --
Land                                             --         --             --            --            --             --         --
Commercial loans                                 --         --             --            --            --             --         --
Consumer loans                                   --         --             (4)           --            (4)            (1)        --
                                          ---------   --------       --------       -------       -------       --------     ------
                                                (1)         --             (4)           --            (7)            (1)        (3)
                                          ---------   --------       --------       -------       -------       --------     ------
Recoveries:
One- to four-family                              --         --             --            --            --             --          2
Home equity                                      --         --             --            --            --             --         --
Nonresidential                                   --         --             --            --            --             --         --
Construction                                     --         --             --            --            --             --         --
Land                                             --         --             --            --            --             --         --
Commercial loans                                 --         --             --            --            --             --         --
Consumer loans                                   --         --             --            --            --             --         --
                                          ---------   --------       --------       -------       -------       --------     ------
                                                 --         --             --            --            (1)            --           2
                                          ---------   --------       --------       -------       -------       --------     ------

Net charge-offs                                  (1)        --            (4)            --            (6)            (1)        (1)
Provision for loan losses                        30          2             6             --             2             13         10
Balance at end of period                  ---------   --------       -------        -------      --------       --------     ------
                                          $     148   $    119       $   119       $    117      $    117       $    121     $  109
                                          =========   ========       =======       ========      ========       ========     ======

Ratio of net (charge-offs) recoveries
 to average loans outstanding during
 the period                                  (0.01)%    0.00%        (0.01)%         0.00%        (0.02)%           0.00%     0.00%
                                          =========     =====       =======        ========      ========       =========    ======

Ratio of allowance for loan losses
 to total loans less loans in process
 and net deferred loan fees and costs          0.29%     0.26%         0.24%          0.26%          0.30%           0.34%     0.35%
                                          =========     =====       =======        =======       =========       =========    ======



Source:  Home Loan Financial Corporation's Prospectus

                                   EXHIBIT 19


                        INVESTMENT PORTFOLIO COMPOSITION
                           AT SEPTEMBER 30, 1997, AND
                          AT JUNE 30, 1995 THROUGH 1997


                                             At September 30,                               At June 30,
                                          --------------------   -------------------------------------------------------------------
                                                  1997                    1997                  1996                  1995
                                          --------------------   -------------------- ----------------------  ----------------------
                                           Carrying     % of    Carrying       % of   Carrying        % of    Carrying       % of
                                            Value       Total     Value        Total    Value         Total     Value        Total
                                          ---------   --------  --------      ------- --------     ---------  --------    ----------
                                                                          (Dollars in thousands)

Interest-bearing deposits:
   Interest-bearing demand                    223        4.13%    $  165         1.98%  $  573     $   7.21%   $  476         5.92%
   Interest-bearing deposits
     in other financial institutions           39        0.72%        39         0.47%      41         0.52%       --           --
   Overnight deposits                          --                  1,250        15.02%   3,000        37.74%    1,000        12.43%
   Federal funds                              250        4.63%     1,500        18.02%      --                     --         ----
                                           ------    --------     ------     --------   ------     --------    ------     --------
        Total interest-bearing deposits       512        9.48%     2,954        35.49%   3,614        45.47%    1,476        18.35%

Securities:
   U.S. Treasury securities and
     obligations of U.S. Government
     corporations and agencies,
     available-for-sale                     4,518       83.62%     5,004        60.11%   1,743        21.91%      753         9.36%
   U.S. Treasury securities and
     obligations of U.S. Government
     corporations and agencies,
     held-to-maturity                          --          --         --           --    2,252        28.33%    5,498        68.34%
   FHLB Stock                                 373        6.90%       366         4.40%     341         4.29%      318         3.95%
                                           ------    --------     ------     --------   ------     --------    ------     --------
        Total securities                    4,891       90.52%     5,370        64.51%   4,336        54.53%    6,569        81.65%
                                           ------    --------     ------     --------   ------     --------    ------     --------

        Total                              $5,403      100.00%    $8,324       100.00%  $7,950       100.00%   $8,045       100.00%
                                           ======                 ======                ======                 ======



Source: Home Loan Financial Corporation's Prospectus

                                   EXHIBIT 20


                                 MIX OF DEPOSITS
              AT SEPTEMBER 30, 1997, AND AT JUNE 30, 1996 AND 1997



                                               September 30,                          June 30,
                                                                 ----------------------------------------------
                                              1997                        1997                    1996
                                          ---------------------  -----------------------  ---------------------
                                                        Percent                 Percent                 Percent
                                            Amount     of Total     Amount     of Total     Amount     of Total
                                          ---------------------  -----------------------  ---------------------
                                                                  (Dollars in thousands)
Transaction accounts:
---------------------
   Non-interest bearing demand deposit     $   877       1.82%     $ 1,069       2.17%     $   873       1.95%
   NOW Accounts                              5,576      11.57%       5,800      11.78%       5,275      11.75%
   Savings Accounts                         11,583      24.03%      11,295      22.94%      12,137      27.04%
   Money Market Accounts                     1,790       3.71%       1,850       3.76%       2,247       5.01%
                                           -------     ------      -------     ------      -------     ------

Total transaction accounts                 $19,826      41.13%     $20,014      40.65%     $20,532      45.75%


Certificates of deposit:
------------------------
   4.00% or less                                74       0.15%          63       0.13%          32       0.07%
   4.01% - 6.00%                            21,748      45.11%      22,866      46.44%      20,957      46.69%
   6.01% - 8.00%                             6,260      12.99%       5,992      12.17%       3,063       6.82%
   8.01% - 10.00%                              300       0.62%         300       0.61%         300       0.67%
                                           -------     ------      -------     ------      -------     ------

Total Certificates                          28,382      58.87%      29,221      59.35%      24,352      54.25%
                                           -------     ------      -------     ------      -------     ------
                                           -------     ------      -------     ------      -------     ------
Total Deposits                             $48,208     100.00%     $49,235     100.00%     $44,884     100.00%
                                           =======                 =======                 =======


Source:  Home Loan Financial Corporation's Prospectus

                                   EXHIBIT 21


                                DEPOSIT ACTIVITY
               FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997, AND
                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1997


                                        Three months
                                     Ended September 30,    Year ended June 30,
                                     ------------------- -------------------------
                                            1997             1997         1996
                                       -------------     ----------- -------------
                                                 (Dollars in thousands)

Beginning balance                       $    49,235     $    44,884  $     39,543
Deposits                                     31,285         119,082       124,936
Withdrawals                                 (32,671)       (116,055)     (120,672)
                                          ----------      ----------    ----------
Net deposit before interest credited         47,849          47,911        43,807
Interest credited                               359           1,324         1,077
                                       -------------    ------------ -------------
Ending balance                          $    48,208     $    49,235  $     44,884
                                       =============    ============ =============

Net increase (decrease)                 $    (1,027)    $     4,351  $      5,341
                                       =============    ============ =============

Percent increase (decrease)                   (2.09)%          9.69%        13.51%
                                       =============    ============ =============




Source:  Home Loan Financial Corporation's Prospectus

                                   EXHIBIT 22

                      OFFICES OF THE HOME LOAN SAVINGS BANK
                                 COSHOCTON, OHIO



                                                                                          Net Book
                                                                        Owned             Value at
                                                      Year               or             September 30,
              LOCATION                               Opened            Leased               1997
--------------------------------------            -------------      ------------       ------------
                                                                                           (000)

401 Main Street                                       1924              Owned              $176,635
Coshocton, Ohio 43812-1580

590 Walnut Street                                     1985              Owned              $187,155
Coshocton, Ohio 43812-1632






Source:  Home Loan Financial Corporation's Prospectus

                                   EXHIBIT 23

                       LIST OF KEY OFFICERS AND DIRECTORS
                              AT SEPTEMBER 30, 1997



                                                                                                       DIRECTOR       TERM
                        NAME                     POSITION(S) HELD WITH THE BANK          AGE (1)        SINCE        EXPIRES
             ---------------------------  ---------------------------------------------------------- ------------- ------------

             Neal J. Caldwell             Director                                          53           1989         1998
             Charles H. Durmis            Director                                          34           1996         1999
             Robert C. Hamilton           Director and President                            54           1982         1998
             Robert D. Mauch              Director and Chairman                             46           1989         2000
             Douglas L. Randles           Director                                          52           1992         2000
             Preston W. Bair              Secretary and Treasurer                           34             --           --





(1) At September 30, 1997



Source: Home Loan Financial Corporation's Prospectus

                                   EXHIBIT 24

                         KEY DEMOGRAPHIC DATA AND TRENDS
                  COSHOCTON COUNTY, OHIO AND THE UNITED STATES
                               1990, 1996 AND 2001



                                           1990            1996               % Change         2001         % Change
                                      ---------------  ---------------      ----------- ---------------  ------------
Population
----------
Coshocton County                              35,427           36,459          2.9%             37,286         2.3%
Ohio                                      10,847,115       11,151,720          2.8%         11,457,175         2.7%
United States                            248,709,873      265,294,885          6.7%        278,802,003         5.1%


Households
----------
Coshocton County                              13,433           13,849          3.1%             14,171         2.3%
Ohio                                       4,087,546        4,198,418          2.7%          4,311,607         2.7%
United States                             91,947,410       98,239,161          6.8%        103,293,062         5.1%


Per Capita Income
-----------------
Coshocton County                            $ 10,625         $ 12,193         14.8%                --           --
Ohio                                          12,788           15,376         20.2%                --           --
United States                                 12,313           16,738         35.9%                --           --


Median Household Income
-----------------------
Coshocton County                            $ 24,425         $ 26,754          9.5%           $ 25,558        (4.5)%
Ohio                                          29,276           32,102          9.7%             29,751        (7.3)%
United States                                 28,255           34,530         22.2%             33,189        (3.9)%




Source:  Data Users Center and CACI

                                   EXHIBIT 25

                                KEY HOUSING DATA
                  COSHOCTON COUNTY, OHIO AND THE UNITED STATES
                                      1990



Occupied Housing Units
----------------------
Coshocton County                             13,433
Ohio                                      4,087,546
United States                            91,947,410


Occupancy Rate
--------------
Coshocton County
             Owner-Occupied                    75.7%
             Renter-Occupied                   24.3%
Ohio
             Owner-Occupied                    67.5%
             Renter-Occupied                   32.5%
United States
             Owner-Occupied                    64.2%
             Renter-Occupied                   35.8%


Median Housing Values
---------------------
Coshocton County                        $    44,400
Ohio                                         63,457
United States                                79,098


Median Rent
-----------
Coshocton County                        $       292
Ohio                                            296
United States                                   374




Source:  U.S. Department of Commerce and CACI Sourcebook

                                   EXHIBIT 26

                  MAJOR SOURCES OF EMPLOYMENT BY INDUSTRY GROUP
                  COSHOCTON COUNTY, OHIO AND THE UNITED STATES
                                      1990


                                                   Coshocton                                          United
Industry Group                                       County                   Ohio                    States
                                                  -------------            ------------             ------------

Agriculture/Mining                                       7.2%                    0.9%                     1.3%
Construction                                             5.1%                    4.2%                     4.8%
Manufacturing                                           33.5%                   24.5%                    19.2%
Transportation/Utilities                                 6.8%                    4.9%                     5.9%
Wholesale/Retail                                        16.3%                   27.7%                    27.5%
Finance, Insurance, & Real Estate                        2.9%                    6.2%                     7.3%
Services                                                28.2%                   31.6%                    34.0%





Source:  Bureau of the Census County Business Patterns

                                   EXHIBIT 27

                               UNEMPLOYMENT RATES
                  COSHOCTON COUNTY, OHIO AND THE UNITED STATES
                            1994, 1995, 1996 AND 1997



  Location                                      1994              1995               1996              1997*
-------------                               -------------      ------------       ------------      -------------

Coshocton County                                6.2%              6.1%               5.3%               5.4%

Ohio                                            5.5%              4.9%               4.3%               4.1%

United States                                   6.1%              5.6%               5.0%               4.7%



*September 1997





Source:  Ohio Bureau of Employment Services

                                   EXHIBIT 28

                            MARKET SHARE OF DEPOSITS
                                COSHOCTON COUNTY
                                  JUNE 30, 1996



                                                    Coshocton
                                                     County's                    Home's                   Home's
                                                     Deposits                    Share                     Share
                                                      ($000)                     ($000)                     (%)
                                                  ---------------            ---------------            ------------

Banks                                                  $ 254,299                        ---                  ---

Thrifts                                                   84,511                   $ 44,886                 53.1%

Credit Unions                                              1,376                        ---                  ---
                                                  ---------------            ---------------            ------------

     Total                                             $ 340,186                   $ 44,886                 13.2%




Source:  Sheshunoff

                                   EXHIBIT 29



                       NATIONAL INTEREST RATES BY QUARTER
                                    1993-1997


                                               1st Qtr.     2nd Qtr.    3rd Qtr.    4th Qtr.
                                                 1993         1993        1993        1993
                                                 ----         ----        ----        ----

Prime Rate                                       6.00%        6.00%       6.00%       6.00%
90-Day Treasury Bills                            2.93%        3.07%       2.96%       3.05%
1-Year Treasury Bills                            3.27%        3.43%       3.35%       3.58%
30-Year Treasury Notes                           6.92%        6.67%       6.03%       6.35%


                                               1st Qtr.     2nd Qtr.    3rd Qtr.    4th Qtr.
                                                 1994         1994        1994        1994
                                                 ----         ----        ----        ----

Prime Rate                                       6.25%        7.25%       7.75%       8.50%
90-Day Treasury Bills                            3.54%        4.23%       5.14%       5.66%
1-Year Treasury Bills                            4.40%        5.49%       6.13%       7.15%
30-Year Treasury Notes                           7.11%        7.43%       7.82%       7.88%


                                               1st Qtr.     2nd Qtr.    3rd Qtr.    4th Qtr.
                                                 1995         1995        1995        1995
                                                 ----         ----        ----        ----

Prime Rate                                       9.00%        9.00%       8.75%       8.50%
90-Day Treasury Bills                            5.66%        5.58%       5.40%       5.06%
1-Year Treasury Bills                            6.51%        5.62%       5.45%       5.14%
30-Year Treasury Notes                           7.43%        6.71%       5.69%       5.97%

                                               1st Qtr.     2nd Qtr.    3rd Qtr.    4th Qtr.
                                                 1996         1996        1996        1996
                                                 ----         ----        ----        ----

Prime Rate                                       8.25%        8.25%       8.25%       8.25%
90-Day Treasury Bills                            5.18%        5.25%       5.16%       5.07%
1-Year Treasury Bills                            5.43%        5.91%       5.38%       5.57%
30-Year Treasury Notes                           6.73%        7.14%       6.47%       6.67%

                                               1st Qtr.     2nd Qtr.    3rd Qtr.
                                                 1997         1997        1997
                                                 ----         ----        ----

Prime Rate                                       8.50%        8.50%       8.50%
90-Day Treasury Bills                            4.95%        4.68%       4.98%
1-Year Treasury Bills                            5.95%        5.36%       5.50%
30-Year Treasury Notes                           7.06%        6.41%       6.39%


Source:  The Wall Street Journal
         -----------------------

KELLER & COMPANY                                                         Page 1
Dublin, Ohio
614-766-1426

                                   EXHIBIT 30


                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997

                                                                                         PER SHARE
                                                               *********************************************************************
                                                                 Latest All Time All Time Monthly Quarterly  Book           12 Month
                                                                 Price    High     Low    Change   Change    Value   Assets    Div.
                                          State  Exchange         ($)      ($)     ($)      (%)      (%)      ($)     ($)      ($)
                                          -----  --------      --------- ------- ------- --------- -------- ------  -------- -------

FFDB     FirstFed Bancorp Inc.            AL      NASDAQ         22.000   22.750   8.500   -3.30    33.08   14.77   153.31    0.55
SRN      Southern Banc Co.                AL      AMSE           16.875   17.375  11.375   -2.17     8.87   14.74    86.29    0.35
SCBS     Southern Community Bancshares    AL      NASDAQ         18.188   18.500  13.000    1.04    14.57   13.19    61.87      NA
SZB      SouthFirst Bancshares Inc.       AL      AMSE           19.000   20.875  10.625   -1.94    16.92   16.06   114.77    0.50
FFBH     First Federal Bancshares of AR   AR      NASDAQ         21.375   21.750  10.000    4.27     1.79   16.64   111.75    0.16
HCBB     HCB Bancshares Inc.              AR      NASDAQ         13.625   14.250  12.625    2.83     1.87   14.43    75.59      NA
FTF      Texarkana First Financial Corp   AR      AMSE           24.750   27.000  10.000   -0.50    10.30   15.03    95.71    3.48
AFFFZ    America First Financial Fund     CA      NASDAQ         47.125   50.563  14.500    9.59    19.68   29.41   374.43    1.60
BPLS     Bank Plus Corp.                  CA      NASDAQ         11.125   14.000   5.000  -10.10     3.19    9.16   202.69    0.00
BVCC     Bay View Capital Corp.           CA      NASDAQ         33.750   35.813   5.625   12.97    29.49   14.81   254.58    0.32
BYFC     Broadway Financial Corp.         CA      NASDAQ         13.000   13.000   9.000    2.97    18.18   14.77   150.14    0.20
CENF     CENFED Financial Corp.           CA      NASDAQ         40.750   42.250   4.545    0.93    21.64   21.51   386.73    0.34
CSA      Coast Savings Financial          CA      NYSE           60.000   61.438   1.625    0.52    30.97   25.21   484.89    0.00
DSL      Downey Financial Corp.           CA      NYSE           27.500   27.563   1.321   12.53    26.80   15.61   218.81    0.31
FSSB     First FS&LA of San Bernardino    CA      NASDAQ          9.625   14.500   6.875    1.32    16.67   13.68   315.79    0.00
FED      FirstFed Financial Corp.         CA      NYSE           36.500   39.438   1.125    2.28     9.16   20.01   387.78    0.00
GSB      Golden State Bancorp Inc.        CA      NYSE           33.313  589.500   5.250   -0.93    16.38   16.16   325.68    0.00
GDW      Golden West Financial            CA      NYSE           89.625   93.813   3.875    4.44     9.63   45.36   691.00    0.44
AHM      H.F. Ahmanson & Co.              CA      NYSE           59.500   62.063   2.688   -2.36    16.67   20.17   495.69    0.88
HTHR     Hawthorne Financial Corp.        CA      NASDAQ         21.000   35.500   2.250   20.00    22.63   14.01   288.58    0.00
HEMT     HF Bancorp Inc.                  CA      NASDAQ         16.750   17.125   8.188    5.93    12.61   13.26   167.21    0.00
HBNK     Highland Federal Bank FSB        CA      NASDAQ         32.000   32.750  11.000    0.00    18.52   17.20   224.33    0.00
ITLA     ITLA Capital Corp.               CA      NASDAQ         18.000   21.250  11.375  -10.00     0.70   12.32   114.89    0.00
LFCO     Life Financial Corp.             CA      NASDAQ         15.500   21.875  13.375  -11.43    -8.82    7.56    44.96      NA
MBBC     Monterey Bay Bancorp Inc.        CA      NASDAQ         19.000   20.500   8.750    4.11    14.29   15.60   126.84    0.11
PFFB     PFF Bancorp Inc.                 CA      NASDAQ         18.375   21.500  10.375   -3.92     1.73   14.69   146.09    0.00
PROV     Provident Financial Holdings     CA      NASDAQ         20.000   21.125  10.125   -0.62     1.27   17.66   132.47    0.00
QCBC     Quaker City Bancorp Inc.         CA      NASDAQ         20.500   24.563   6.000    2.50     0.00   15.33   181.26    0.00
REDF     RedFed Bancorp Inc.              CA      NASDAQ         20.000   21.125   7.750    6.67    15.94   11.21   134.75    0.00
SGVB     SGV Bancorp Inc.                 CA      NASDAQ         17.125   19.375   7.750   -4.86    14.17   12.98   174.61    0.00
WES      Westcorp                         CA      NYSE           17.000   23.875   3.703   -9.64   -20.24   13.00   143.11    0.40
FFBA     First Colorado Bancorp Inc.      CO      NASDAQ         22.750   23.500   3.189   14.47    22.97   12.00    91.76    0.42
ANE      Alliance Bncorp of New England   CT      AMSE           17.500   18.000   2.063    5.26     2.19   10.95   148.70    0.15
BKC      American Bank of Connecticut     CT      AMSE           47.125   47.875   2.875    5.90    24.83   23.22   263.65    1.56





                                                    PRICING RATIOS
                                             *************************************
                                              Price/    Price/   Price/ Price/Core
                                             Earnings  Bk. Value Assets  Earnings
                                                (X)      (%)      (%)      (X)
                                             --------  -------- -------- --------

FFDB     FirstFed Bancorp Inc.                  14.97   148.95    14.35    15.38
SRN      Southern Banc Co.                      40.18   114.48    19.56    40.18
SCBS     Southern Community Bancshares             NA   137.89    29.40       NA
SZB      SouthFirst Bancshares Inc.                NM   118.31    16.55   100.00
FFBH     First Federal Bancshares of AR         17.67   128.46    19.13    18.59
HCBB     HCB Bancshares Inc.                       NA    94.42    18.02       NA
FTF      Texarkana First Financial Corp         18.07   164.67    25.86    14.82
AFFFZ    America First Financial Fund            7.74   160.23    12.59     7.69
BPLS     Bank Plus Corp.                        16.36   121.45     5.49    19.52
BVCC     Bay View Capital Corp.                 25.57   227.89    13.26    23.28
BYFC     Broadway Financial Corp.               33.33    88.02     8.66    31.71
CENF     CENFED Financial Corp.                 16.84   189.45    10.54    18.69
CSA      Coast Savings Financial                21.35   238.00    12.37    20.00
DSL      Downey Financial Corp.                 18.58   176.17    12.57    19.50
FSSB     First FS&LA of San Bernardino             NM    70.36     3.05       NM
FED      FirstFed Financial Corp.               16.98   182.41     9.41    16.98
GSB      Golden State Bancorp Inc.              24.32   206.14    10.23    20.19
GDW      Golden West Financial                  15.22   197.59    12.97    15.45
AHM      H.F. Ahmanson & Co.                    17.20   294.99    12.00    20.03
HTHR     Hawthorne Financial Corp.              15.91   149.89     7.28    16.80
HEMT     HF Bancorp Inc.                           NM   126.32    10.02    55.83
HBNK     Highland Federal Bank FSB              13.56   186.05    14.26    17.68
ITLA     ITLA Capital Corp.                     12.08   146.10    15.67    12.08
LFCO     Life Financial Corp.                      NA   205.03    34.48       NA
MBBC     Monterey Bay Bancorp Inc.              32.20   121.79    14.98    34.55
PFFB     PFF Bancorp Inc.                       27.84   125.09    12.58    27.43
PROV     Provident Financial Holdings           20.83   113.25    15.10    43.48
QCBC     Quaker City Bancorp Inc.               17.08   133.72    11.31    17.67
REDF     RedFed Bancorp Inc.                    15.87   178.41    14.84    16.00
SGVB     SGV Bancorp Inc.                       25.18   131.93     9.81    31.71
WES      Westcorp                               12.88   130.77    11.88       NM
FFBA     First Colorado Bancorp Inc.            20.50   189.58    24.79    20.50
ANE      Alliance Bncorp of New England         15.22   159.82    11.77    16.20
BKC      American Bank of Connecticut           14.77   202.95    17.87    17.52


KELLER & COMPANY                                                         Page 2
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997

                                                                                         PER SHARE
                                                               *********************************************************************
                                                                 Latest All Time All Time Monthly Quarterly  Book           12 Month
                                                                 Price    High     Low    Change   Change    Value   Assets    Div.
                                          State  Exchange         ($)      ($)     ($)      (%)      (%)      ($)     ($)      ($)
                                          -----  --------      --------- ------- ------- --------- -------- ------  -------- -------

BKCT     Bancorp Connecticut Inc.          CT      NASDAQ         40.000   40.000   2.026    8.84    33.33   17.92   166.65    0.88
BSBC     Branford Savings Bank             CT      NASDAQ          6.000  178.750   1.625   14.29    21.51    2.69    27.88    0.08
DIBK     Dime Financial Corp.              CT      NASDAQ         31.500   32.000   2.125    1.61    14.03   14.54   178.52    0.37
EGFC     Eagle Financial Corp.             CT      NASDAQ         51.750   52.500   6.198    6.98    54.48   22.91   332.04    0.94
FFES     First Federal of East Hartford    CT      NASDAQ         37.000   37.500   4.000    5.71    14.73   24.40   368.12    0.60
MECH     Mechanics Savings Bank            CT      NASDAQ         25.625   27.250  11.000    3.02    13.26   16.33   156.94    0.00
NMSB     NewMil Bancorp Inc.               CT      NASDAQ         14.250   15.500   1.250   16.33     9.62    8.42    82.76    0.24
NSSB     Norwich Financial Corp.           CT      NASDAQ         29.750   31.625   2.000    2.59    17.82   15.05   129.02    0.62
NSSY     NSS Bancorp Inc.                  CT      NASDAQ         38.500   38.500   9.875    6.21    16.23   21.54   275.37    0.25
NTMG     Nutmeg Federal S&LA               CT      NASDAQ         13.000   13.000   4.645   13.04    20.93    7.72   138.72    0.08
WBST     Webster Financial Corp.           CT      NASDAQ         62.656   66.000   3.864    4.53    21.07   26.83   502.50    0.76
IFSB     Independence Federal Svgs Bank    DC      NASDAQ         13.781   15.125   0.250   -0.23     6.01   14.23   196.37    0.22
WSFS     WSFS Financial Corp.              DE      NASDAQ         19.625   20.000   1.250   12.14    30.83    6.66   120.20    0.00
BANC     BankAtlantic Bancorp Inc.         FL      NASDAQ         14.375   17.125   0.278    6.48    13.86    7.03   127.72    8.23
BKUNA    BankUnited Financial Corp.        FL      NASDAQ         12.938   13.750   2.320    0.49    12.50    7.94   225.06    0.00
FFLC     FFLC Bancorp Inc.                 FL      NASDAQ         22.500   23.500   7.650    7.14    19.05   13.73    99.98    0.28
FFPB     First Palm Beach Bancorp Inc.     FL      NASDAQ         38.750   40.563  14.000    1.31    19.00   22.39   358.26    0.60
OCN      Ocwen Financial Corp.             FL      NYSE           24.250   28.282  10.125  -14.26    14.45    6.91    48.86    0.00
CCFH     CCF Holding Company               GA      NASDAQ         20.000   21.000  10.750    0.63    17.65   14.21   133.32    0.78
CFBC     Community First Banking Co.       GA      NASDAQ         38.375   40.000  31.875    6.60    13.70   31.49   163.48      NA
EBSI     Eagle Bancshares                  GA      NASDAQ         19.250   20.938   1.875    6.57    16.67   12.59   154.03    0.60
FSTC     First Citizens Corp.              GA      NASDAQ         24.000   27.167   1.970   -5.26    14.29   12.44   122.97    0.29
FGHC     First Georgia Holding Inc.        GA      NASDAQ          8.375    9.500   0.815    3.08    11.67    4.21    51.23    0.05
FLFC     First Liberty Financial Corp.     GA      NASDAQ         27.875   28.375   2.667   19.89    27.43   12.30   166.86    0.39
FLAG     FLAG Financial Corp.              GA      NASDAQ         18.500   19.875   3.200   10.45    25.42   10.66   117.07    0.34
SFNB     Security First Network Bank       GA      NASDAQ          8.000   41.500   5.500    1.59   -38.76    3.02     9.12    0.00
CASH     First Midwest Financial Inc.      IA      NASDAQ         20.500   20.750   8.833    4.46    12.33   16.11   149.91    0.36
GFSB     GFS Bancorp Inc.                  IA      NASDAQ         16.875   17.625   5.500   -1.46    16.38   11.01    95.62    0.23
HZFS     Horizon Financial Svcs Corp.      IA      NASDAQ         11.000   13.000   5.188   -2.22    16.55   10.27   103.14    0.16
MFCX     Marshalltown Financial Corp.      IA      NASDAQ         17.250   17.250   8.500    1.10     2.99   14.37    88.91    0.00
MIFC     Mid-Iowa Financial Corp.          IA      NASDAQ         10.625   11.000   2.474   -1.16    14.86    7.19    76.29    0.08
MWBI     Midwest Bancshares Inc.           IA      NASDAQ         18.500   19.500   3.917    8.82    63.83   10.18   147.21    0.20
FFFD     North Central Bancshares Inc.     IA      NASDAQ         18.875   19.250   8.071    7.09    13.53   15.13    66.03    0.25
PMFI     Perpetual Midwest Financial       IA      NASDAQ         27.000   27.500  10.000   12.50    34.16   18.24   214.44    0.30



                                                    PRICING RATIOS
                                             *************************************
                                              Price/    Price/   Price/ Price/Core
                                             Earnings  Bk. Value Assets  Earnings
                                                (X)      (%)      (%)      (X)
                                             --------  -------- -------- --------

BKCT     Bancorp Connecticut Inc.                19.42   223.21    24.00    21.16
BSBC     Branford Savings Bank                   20.69   223.05    21.52    20.69
DIBK     Dime Financial Corp.                    10.68   216.64    17.65    10.94
EGFC     Eagle Financial Corp.                   47.92   225.88    15.59    35.69
FFES     First Federal of East Hartford          19.79   151.64    10.05    17.45
MECH     Mechanics Savings Bank                   9.56   156.92    16.33     9.56
NMSB     NewMil Bancorp Inc.                     22.27   169.24    17.22    23.75
NSSB     Norwich Financial Corp.                 20.80   197.67    23.06    22.71
NSSY     NSS Bancorp Inc.                        16.59   178.74    13.98    56.62
NTMG     Nutmeg Federal S&LA                     59.09   168.39     9.37    38.24
WBST     Webster Financial Corp.                 29.42   233.53    12.47    19.04
IFSB     Independence Federal Svgs Bank          12.64    96.84     7.02    29.96
WSFS     WSFS Financial Corp.                    15.45   294.67    16.33    15.58
BANC     BankAtlantic Bancorp Inc.               15.13   204.48    11.26    28.19
BKUNA    BankUnited Financial Corp.              23.96   162.95     5.75    26.95
FFLC     FFLC Bancorp Inc.                       25.00   163.87    22.50    26.47
FFPB     First Palm Beach Bancorp Inc.           20.95   173.07    10.82    25.00
OCN      Ocwen Financial Corp.                   16.28   350.94    49.63    28.53
CCFH     CCF Holding Company                    133.33   140.75    15.00       NM
CFBC     Community First Banking Co.                NA   121.86    23.47       NA
EBSI     Eagle Bancshares                        22.38   152.90    12.50    18.16
FSTC     First Citizens Corp.                    11.59   192.93    19.52    12.97
FGHC     First Georgia Holding Inc.              27.92   198.93    16.35    22.64
FLFC     First Liberty Financial Corp.           21.28   226.63    16.71    18.22
FLAG     FLAG Financial Corp.                    18.50   173.55    15.80    23.13
SFNB     Security First Network Bank                NM   264.90    87.72       NM
CASH     First Midwest Financial Inc.            16.14   127.25    13.67    16.94
GFSB     GFS Bancorp Inc.                        15.07   153.27    17.65    15.07
HZFS     Horizon Financial Svcs Corp.            14.10   107.11    10.67    17.46
MFCX     Marshalltown Financial Corp.            30.26   120.04    19.40    31.94
MIFC     Mid-Iowa Financial Corp.                11.81   147.77    13.93    12.96
MWBI     Midwest Bancshares Inc.                 16.67   181.73    12.57    19.07
FFFD     North Central Bancshares Inc.           16.41   124.75    28.59    16.41
PMFI     Perpetual Midwest Financial             32.93   148.03    12.59    40.91


KELLER & COMPANY                                                         Page 3
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                         PER SHARE
                                                               *********************************************************************
                                                                 Latest All Time All Time Monthly Quarterly  Book           12 Month
                                                                 Price    High     Low    Change   Change    Value   Assets    Div.
                                          State  Exchange         ($)      ($)     ($)      (%)      (%)      ($)     ($)      ($)
                                          -----  --------      --------- ------- ------- --------- -------- ------  -------- -------

SFFC     StateFed Financial Corp.          IA      NASDAQ         13.500   14.125   5.250    0.00    22.73    9.86    56.21    0.20
FBNW     FirstBank Corp.                   ID      NASDAQ         17.625   19.000  15.500    7.63     0.71   15.99    89.66      NA
ABCL     Alliance Bancorp Inc.             IL      NASDAQ         26.250   28.375   6.000    5.53    24.51   16.10   170.96    0.29
AVND     Avondale Financial Corp.          IL      NASDAQ         16.000   18.875  11.500   -6.57     8.47   13.18   170.81    0.00
BFFC     Big Foot Financial Corp.          IL      NASDAQ         18.500   19.625  12.313    4.23     9.63   14.97    85.63      NA
CBCI     Calumet Bancorp Inc.              IL      NASDAQ         31.875   34.000   6.889   -5.32    17.33   25.01   154.24    0.00
CBSB     Charter Financial Inc.            IL      NASDAQ         22.000   22.000   6.361    4.76     7.32   13.71    94.77    0.28
CBK      Citizens First Financial Corp.    IL      AMSE           18.250   19.500   9.500   -2.67    14.06   16.30   107.58    0.00
CSBF     CSB Financial Group Inc.          IL      NASDAQ         12.500   12.750   8.810    1.01     6.38   12.99    51.86    0.00
EGLB     Eagle BancGroup Inc.              IL      NASDAQ         19.750   19.750  10.500    6.76    19.70   17.03   143.72    0.00
FBCI     Fidelity Bancorp Inc.             IL      NASDAQ         23.250   25.750   9.500   -1.06     9.41   18.66   178.13    0.30
FFBI     First Financial Bancorp Inc.      IL      NASDAQ         19.000   20.000   9.000   -1.30     0.66   18.10   202.92    0.00
FMBD     First Mutual Bancorp Inc.         IL      NASDAQ         20.250   21.500  11.125    6.58    35.00   16.77   114.75    0.32
FSFF     First SecurityFed Financial       IL      NASDAQ         16.063   16.063  15.000      NA       NA      NA       NA      NA
GTPS     Great American Bancorp            IL      NASDAQ         19.000   19.500  11.875    0.00     6.29   18.44    82.25    0.40
HMLK     Hemlock Federal Financial Corp    IL      NASDAQ         17.250   17.500  12.500    1.47    12.20   15.06    77.98      NA
HBEI     Home Bancorp of Elgin Inc.        IL      NASDAQ         18.000   19.313  11.813    7.46     5.88   13.77    49.96    0.20
HMCI     HomeCorp Inc.                     IL      NASDAQ         25.000   25.000   3.333   23.46    63.93   13.07   191.43    0.00
KNK      Kankakee Bancorp Inc.             IL      AMSE           33.875   34.625  13.625    7.54    16.31   27.25   238.46    0.46
MAFB     MAF Bancorp Inc.                  IL      NASDAQ         32.500   34.750   1.818    6.56     4.84   17.22   221.04    0.26
NBSI     North Bancshares Inc.             IL      NASDAQ         26.500   27.125  11.000    1.92    17.13   17.04   126.92    0.46
PFED     Park Bancorp Inc.                 IL      NASDAQ         17.875   18.125  10.188    0.70     7.52   16.61    71.77    0.00
PSFI     PS Financial Inc.                 IL      NASDAQ         17.250   18.000  11.625    0.73    16.95   14.76    39.55      NA
SWBI     Southwest Bancshares              IL      NASDAQ         25.500   26.000   7.833   -0.97    25.93   16.01   141.13    0.76
SPBC     St. Paul Bancorp Inc.             IL      NASDAQ         24.500   28.500   2.044    1.29     7.69   11.98   133.25    0.32
SFSB     SuburbFed Financial Corp.         IL      NASDAQ         34.875   34.875   6.667    3.33    26.82   22.73   342.62    0.32
WCBI     Westco Bancorp                    IL      NASDAQ         27.500   29.250   7.667    3.77     5.26   19.42   124.93    0.60
FBCV     1ST Bancorp                       IN      NASDAQ         40.000   41.000   3.990    3.90    11.89   32.63   377.22    0.40
AMFC     AMB Financial Corp.               IN      NASDAQ         16.000   17.750   9.750   -4.48    10.34   14.95   107.27    0.24
ASBI     Ameriana Bancorp                  IN      NASDAQ         19.500   22.000   2.750    4.00    -3.70   13.63   121.63    0.61
ATSB     AmTrust Capital Corp.             IN      NASDAQ         14.000   14.500   7.750    1.82     7.69   14.46   132.36    0.15
FFWC     FFW Corp.                         IN      NASDAQ         37.750   37.750  12.500   20.80    29.06   24.64   253.86    0.66
FFED     Fidelity Federal Bancorp          IN      NASDAQ         10.000   14.773   1.534    8.11    17.65    5.15    84.32    0.50
FISB     First Indiana Corporation         IN      NASDAQ         26.250   26.500   1.642    7.69    28.05   14.12   146.49    0.47




                                                    PRICING RATIOS
                                             *************************************
                                              Price/    Price/   Price/ Price/Core
                                             Earnings  Bk. Value Assets  Earnings
                                                (X)      (%)      (%)      (X)
                                             --------  -------- -------- --------

SFFC     StateFed Financial Corp.                18.75   136.92    24.02    18.75
FBNW     FirstBank Corp.                            NA   110.23    19.66       NA
ABCL     Alliance Bancorp Inc.                   22.63   163.04    15.35    20.35
AVND     Avondale Financial Corp.                   NM   121.40     9.37       NM
BFFC     Big Foot Financial Corp.                   NA   123.58    21.60       NA
CBCI     Calumet Bancorp Inc.                    15.78   127.45    20.67    16.10
CBSB     Charter Financial Inc.                  21.15   160.47    23.21    20.75
CBK      Citizens First Financial Corp.          31.47   111.96    16.96    35.10
CSBF     CSB Financial Group Inc.                73.53    96.23    24.10    46.30
EGLB     Eagle BancGroup Inc.                    43.89   115.97    13.74    58.09
FBCI     Fidelity Bancorp Inc.                   16.85   124.60    13.05    16.85
FFBI     First Financial Bancorp Inc.               NM   104.97     9.36    20.88
FMBD     First Mutual Bancorp Inc.               59.56   120.75    17.65    65.32
FSFF     First SecurityFed Financial                NA       NA       NA       NA
GTPS     Great American Bancorp                  48.72   103.04    23.10    44.19
HMLK     Hemlock Federal Financial Corp             NA   114.54    22.12       NA
HBEI     Home Bancorp of Elgin Inc.              39.13   130.72    36.03    40.91
HMCI     HomeCorp Inc.                           27.17   191.28    13.06    33.78
KNK      Kankakee Bancorp Inc.                   16.61   124.31    14.21    16.85
MAFB     MAF Bancorp Inc.                        13.89   188.73    14.70    13.95
NBSI     North Bancshares Inc.                   35.33   155.52    20.88    39.55
PFED     Park Bancorp Inc.                       21.80   107.62    24.91    22.63
PSFI     PS Financial Inc.                          NA   116.87    43.62       NA
SWBI     Southwest Bancshares                    17.71   159.28    18.07    18.21
SPBC     St. Paul Bancorp Inc.                   18.15   204.51    18.39    18.01
SFSB     SuburbFed Financial Corp.               17.10   153.43    10.18    20.88
WCBI     Westco Bancorp                          16.18   141.61    22.01    17.19
FBCV     1ST Bancorp                             14.71   122.59    10.60    28.99
AMFC     AMB Financial Corp.                     16.00   107.02    14.92    22.86
ASBI     Ameriana Bancorp                        17.41   143.07    16.03    19.31
ATSB     AmTrust Capital Corp.                   25.00    96.82    10.58    41.18
FFWC     FFW Corp.                               15.35   153.21    14.87    15.66
FFED     Fidelity Federal Bancorp                14.29   194.17    11.86    14.71
FISB     First Indiana Corporation               16.61   185.91    17.92    20.04


KELLER & COMPANY                                                         Page 4
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                         PER SHARE
                                                               *********************************************************************
                                                                 Latest All Time All Time Monthly Quarterly  Book           12 Month
                                                                 Price    High     Low    Change   Change    Value   Assets    Div.
                                          State  Exchange         ($)      ($)     ($)      (%)      (%)      ($)     ($)      ($)
                                          -----  --------      --------- ------- ------- --------- -------- ------  -------- -------

HFGI     Harrington Financial Group        IN      NASDAQ         12.375   13.750   9.750   -1.98     1.02    7.74   159.99    0.06
HBFW     Home Bancorp                      IN      NASDAQ         27.375   27.375  12.500   12.59    24.43   17.62   132.63    0.20
HBBI     Home Building Bancorp             IN      NASDAQ         21.250   23.750  10.000   -1.73     3.66   20.43   133.95    0.30
HOMF     Home Federal Bancorp              IN      NASDAQ         27.500   27.500   1.432   17.86    37.50   11.77   136.05    0.30
HWEN     Home Financial Bancorp            IN      NASDAQ         16.438   17.250   9.875    0.38     4.37   15.61    88.93    0.20
INCB     Indiana Community Bank SB         IN      NASDAQ         20.500   20.500  11.000   36.67    30.16   12.38   104.21    0.36
LOGN     Logansport Financial Corp.        IN      NASDAQ         15.250   16.000  11.125    1.67     5.17   12.86    68.06    0.40
LSBI     LSB Financial Corp.               IN      NASDAQ         26.000   27.375  10.714    1.96    23.81   20.24   218.55    0.32
MARN     Marion Capital Holdings           IN      NASDAQ         26.500   28.125  14.250   -1.85    15.22   22.22   101.26    0.84
MFBC     MFB Corp.                         IN      NASDAQ         23.250   23.750  10.500    2.20    -1.06   20.31   155.05    0.32
MONT     Montgomery Financial Corp.        IN      NASDAQ         12.313   14.000  10.000    0.51     3.14   11.81    61.70      NA
NEIB     Northeast Indiana Bancorp         IN      NASDAQ         20.000   21.125  11.250    8.84    19.40   15.51   107.97    0.32
PFDC     Peoples Bancorp                   IN      NASDAQ         22.000   24.500   3.583    4.76    38.95   12.82    84.30    0.40
PERM     Permanent Bancorp Inc.            IN      NASDAQ         25.625   27.375   9.750    2.50     7.89   20.25   206.19    0.43
RIVR     River Valley Bancorp              IN      NASDAQ         18.750   18.875  13.250   15.38    13.64   14.80   116.33      NA
SOBI     Sobieski Bancorp Inc.             IN      NASDAQ         19.625   19.625  10.000    7.53    20.77   17.26   108.12    0.22
FFSL     First Independence Corp.          KS      NASDAQ         15.000   15.000   5.438    2.56    12.94   11.78   115.02    0.24
LARK     Landmark Bancshares Inc.          KS      NASDAQ         24.000   27.250   9.750    0.00     0.00   18.99   134.86    0.40
MCBS     Mid Continent Bancshares Inc.     KS      NASDAQ         41.250   43.250   9.750    8.55    34.15   19.93   208.65    0.40
CKFB     CKF Bancorp Inc.                  KY      NASDAQ         18.500   20.750  11.375   -2.63    -2.63   16.91    66.29    1.47
CLAS     Classic Bancshares Inc.           KY      NASDAQ         17.125   17.250  10.375   10.48    21.24   15.13   101.69    0.21
FFKY     First Federal Financial Corp.     KY      NASDAQ         22.000   23.500   3.063    0.00    -2.22   12.60    91.99    0.52
FLKY     First Lancaster Bancshares        KY      NASDAQ         15.750   16.375  13.125    0.00    -1.56   14.62    49.60    0.25
FTSB     Fort Thomas Financial Corp.       KY      NASDAQ         14.750   17.750   9.250   10.28    22.92   10.56    65.44    0.30
FKKY     Frankfort First Bancorp Inc.      KY      NASDAQ          9.250   15.875   8.000   -3.90   -10.84    6.84    40.63    4.36
GWBC     Gateway Bancorp Inc.              KY      NASDAQ         19.625   19.625  11.000    3.97    11.35   16.15    58.20    0.40
GTFN     Great Financial Corp.             KY      NASDAQ         48.000   48.125  13.875   10.34    41.43   21.08   209.32    0.54
HFFB     Harrodsburg First Fin Bancorp     KY      NASDAQ         17.125   19.000  12.375    7.03    15.13   15.68    53.81    0.55
KYF      Kentucky First Bancorp Inc.       KY      AMSE           14.500   15.250  10.563    7.41    16.00   11.29    67.62    3.50
ANA      Acadiana Bancshares Inc.          LA      AMSE           23.750   24.750  11.690    6.74    10.47   17.21   101.59    0.36
GSLA     GS Financial Corp.                LA      NASDAQ         17.750   18.750  13.375    2.90    12.25   16.44    38.12      NA
ISBF     ISB Financial Corp.               LA      NASDAQ         26.250   28.000  12.938    8.25     9.38   17.75   138.54    0.41
MERI     Meritrust Federal SB              LA      NASDAQ         51.219   51.219  13.500    7.26    24.83   24.89   301.37    0.70
TSH      Teche Holding Co.                 LA      AMSE           21.875   23.500  11.375    9.38    20.69   15.53   118.18    0.50



                                                    PRICING RATIOS
                                             *************************************
                                              Price/    Price/   Price/ Price/Core
                                             Earnings  Bk. Value Assets  Earnings
                                                (X)      (%)      (%)      (X)
                                             --------  -------- -------- --------

HFGI     Harrington Financial Group              18.20   159.88     7.73    22.50
HBFW     Home Bancorp                            36.02   155.36    20.64    23.40
HBBI     Home Building Bancorp                   18.48   104.01    15.86    18.81
HOMF     Home Federal Bancorp                    16.37   233.64    20.21    17.86
HWEN     Home Financial Bancorp                  21.92   105.30    18.48    25.29
INCB     Indiana Community Bank SB               39.42   165.59    19.67    39.42
LOGN     Logansport Financial Corp.              16.94   118.58    22.41    16.22
LSBI     LSB Financial Corp.                     15.57   128.46    11.90    17.69
MARN     Marion Capital Holdings                 16.67   119.26    26.17    16.88
MFBC     MFB Corp.                               20.39   114.48    15.00    20.39
MONT     Montgomery Financial Corp.                 NA   104.26    19.96       NA
NEIB     Northeast Indiana Bancorp               16.53   128.95    18.52    16.53
PFDC     Peoples Bancorp                         23.91   171.61    26.10    17.19
PERM     Permanent Bancorp Inc.                  21.18   126.54    12.43    21.35
RIVR     River Valley Bancorp                       NA   126.69    16.12       NA
SOBI     Sobieski Bancorp Inc.                   29.73   113.70    18.15    32.17
FFSL     First Independence Corp.                22.06   127.33    13.04    22.06
LARK     Landmark Bancshares Inc.                17.65   126.38    17.80    20.00
MCBS     Mid Continent Bancshares Inc.           21.94   206.97    19.77    19.46
CKFB     CKF Bancorp Inc.                        14.80   109.40    27.91    19.68
CLAS     Classic Bancshares Inc.                 19.68   113.19    16.84    25.18
FFKY     First Federal Financial Corp.           15.07   174.60    23.92    15.28
FLKY     First Lancaster Bancshares              28.64   107.73    31.75    28.64
FTSB     Fort Thomas Financial Corp.             18.67   139.68    22.54    18.67
FKKY     Frankfort First Bancorp Inc.               NM   135.23    22.77    35.58
GWBC     Gateway Bancorp Inc.                    33.26   121.52    33.72    33.26
GTFN     Great Financial Corp.                   22.02   227.70    22.93    29.81
HFFB     Harrodsburg First Fin Bancorp           29.03   109.22    31.82    22.83
KYF      Kentucky First Bancorp Inc.             18.13   128.43    21.44    18.35
ANA      Acadiana Bancshares Inc.                22.20   138.00    23.38    22.84
GSLA     GS Financial Corp.                         NA   107.97    46.56       NA
ISBF     ISB Financial Corp.                     25.00   147.89    18.95    25.49
MERI     Meritrust Federal SB                    15.76   205.78    17.00    15.76
TSH      Teche Holding Co.                       26.36   140.86    18.51    19.02


KELLER & COMPANY                                                         Page 5
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997



                                                                                         PER SHARE
                                                               *********************************************************************
                                                                 Latest All Time All Time Monthly Quarterly  Book           12 Month
                                                                 Price    High     Low    Change   Change    Value   Assets    Div.
                                          State  Exchange         ($)      ($)     ($)      (%)      (%)      ($)     ($)      ($)
                                          -----  --------      --------- ------- ------- --------- -------- ------  -------- -------

ABBK     Abington Bancorp Inc.             MA      NASDAQ         36.000   36.750   1.250   10.77    18.03   19.43   272.65    0.40
AFCB     Affiliated Community Bancorp      MA      NASDAQ         28.500   32.125  12.848    0.00     8.57   17.28   173.83    0.48
ANDB     Andover Bancorp Inc.              MA      NASDAQ         37.750   40.500   1.563    6.34    23.27   20.20   248.73    0.64
BFD      BostonFed Bancorp Inc.            MA      AMSE           20.375   22.313  10.000   -1.21     6.88   15.43   170.04    0.24
CEBK     Central Co-operative Bank         MA      NASDAQ         26.500   26.500   2.000   17.78    36.77   18.05   182.40    0.32
EIRE     Emerald Isle Bancorp Inc.         MA      NASDAQ         32.250   32.250   0.666    2.38    51.76   13.78   197.13    0.28
FCB      Falmouth Bancorp Inc.             MA      AMSE           20.250   22.000  10.250   -1.22    19.12   15.40    64.56    0.15
FESX     First Essex Bancorp Inc.          MA      NASDAQ         19.875   20.500   1.000    1.92    18.66   11.90   160.72    0.48
FAB      FirstFed America Bancorp Inc.     MA      AMSE           20.625   22.125  13.625    5.10     3.77   15.63   118.99      NA
HIFS     Hingham Instit. for Savings       MA      NASDAQ         27.125   29.000   1.625   -4.82    13.02   16.10   165.89    0.53
HPBC     Home Port Bancorp Inc.            MA      NASDAQ         24.000   25.000   3.000    3.23    14.29   11.65   109.13    0.80
IPSW     Ipswich Savings Bank              MA      NASDAQ         12.875   14.125   1.100   -0.96     7.29    4.78    85.17    0.11
LSBX     Lawrence Savings Bank             MA      NASDAQ         13.875   18.125   0.500    3.74    21.98    7.84    82.39    0.00
MASB     MASSBANK Corp.                    MA      NASDAQ         45.000   47.750   6.375    3.45    18.81   28.25   261.97    0.83
MFLR     Mayflower Co-operative Bank       MA      NASDAQ         24.438   26.250   2.000    3.99    39.65   13.67   141.14    0.54
MDBK     Medford Savings Bank              MA      NASDAQ         37.000   38.500   3.250    5.71    19.35   21.96   243.63    0.86
MWBX     MetroWest Bank                    MA      NASDAQ          8.250   18.125   0.750    0.00    32.00    3.13    41.97    0.17
PBKB     People's Bancshares Inc.          MA      NASDAQ         20.000   20.250   0.750    7.38    19.40    8.96   218.53    0.39
SWCB     Sandwich Bancorp Inc.             MA      NASDAQ         41.750   42.000   1.875   15.97    27.48   21.16   266.68    1.20
SISB     SIS Bancorp Inc.                  MA      NASDAQ         33.625   37.000   9.625   -0.74    14.47   18.94   260.36    0.38
SOSA     Somerset Savings Bank             MA      NASDAQ          4.875   36.563   0.313   -4.88    36.82    2.06    31.25    0.00
WRNB     Warren Bancorp Inc.               MA      NASDAQ         20.625   21.375   0.500    1.85    16.20   10.20    95.86    0.85
EQSB     Equitable Federal Savings Bank    MD      NASDAQ         45.000   45.750  11.250    2.56    15.94   25.80   511.79    0.00
HRBF     Harbor Federal Bancorp Inc.       MD      NASDAQ         21.750   23.500   9.750    4.82    14.47   16.74   128.26    0.42
MFSL     Maryland Federal Bancorp          MD      NASDAQ         26.625   26.625   2.165   17.03    20.34   15.42   181.68    0.39
WSB      Washington Savings Bank, FSB      MD      AMSE            7.375    8.250   0.281   -3.28     9.26    5.16    61.61    0.10
WHGB     WHG Bancshares Corp.              MD      NASDAQ         16.250   16.500  10.875    7.44     3.17   14.16    68.56    0.15
FCME     First Coastal Corp.               ME      NASDAQ         13.875   15.750   1.500    0.91    29.07   10.66   109.31    0.00
KSBK     KSB Bancorp Inc.                  ME      NASDAQ         15.250   16.000   3.712    8.93     8.93    8.90   120.87    0.07
MCBN     Mid-Coast Bancorp Inc.            ME      NASDAQ         28.750   29.000   8.095    2.57    11.65   22.65   263.84    0.52
NBN      Northeast Bancorp                 ME      AMSE           27.750   27.875   4.625   18.09    91.38   14.27   205.19    0.32
PHBK     Peoples Heritage Finl Group       ME      NASDAQ         42.625   43.250   1.875    8.60    17.18   16.42   220.43    0.72
BWFC     Bank West Financial Corp.         MI      NASDAQ         22.000   22.500   8.500    7.32    31.34   13.30    94.02    0.28
CFSB     CFSB Bancorp Inc.                 MI      NASDAQ         35.500   35.750   2.881   15.92    36.54   13.03   169.05    0.57


                                                     PRICING RATIOS
                                              *************************************
                                               Price/    Price/   Price/ Price/Core
                                              Earnings  Bk. Value Assets  Earnings
                                                 (X)      (%)      (%)      (X)
                                              --------  -------- -------- --------

ABBK     Abington Bancorp Inc.                    17.06   185.28    13.20    19.05
AFCB     Affiliated Community Bancorp             16.38   164.93    16.40    16.38
ANDB     Andover Bancorp Inc.                     15.16   186.88    15.18    15.53
BFD      BostonFed Bancorp Inc.                   18.03   132.05    11.98    19.78
CEBK     Central Co-operative Bank                17.67   146.81    14.53    18.79
EIRE     Emerald Isle Bancorp Inc.                20.54   234.03    16.36    19.43
FCB      Falmouth Bancorp Inc.                    38.94   131.49    31.37    40.50
FESX     First Essex Bancorp Inc.                 14.40   167.02    12.37    16.99
FAB      FirstFed America Bancorp Inc.               NA   131.96    17.33       NA
HIFS     Hingham Instit. for Savings              13.70   168.48    16.35    13.70
HPBC     Home Port Bancorp Inc.                   13.64   206.01    21.99    13.71
IPSW     Ipswich Savings Bank                     15.33   269.35    15.12    18.93
LSBX     Lawrence Savings Bank                    10.13   176.98    16.84    10.13
MASB     MASSBANK Corp.                           16.67   159.29    17.18    17.72
MFLR     Mayflower Co-operative Bank              17.58   178.77    17.31    19.71
MDBK     Medford Savings Bank                     15.48   168.49    15.19    16.67
MWBX     MetroWest Bank                           15.57   263.58    19.66    15.57
PBKB     People's Bancshares Inc.                 14.81   223.21     9.15    27.03
SWCB     Sandwich Bancorp Inc.                    17.69   197.31    15.66    18.00
SISB     SIS Bancorp Inc.                         16.40   177.53    12.91    16.56
SOSA     Somerset Savings Bank                    15.73   236.65    15.60    16.25
WRNB     Warren Bancorp Inc.                      10.58   202.21    21.52    13.05
EQSB     Equitable Federal Savings Bank           21.84   174.42     8.79    13.64
HRBF     Harbor Federal Bancorp Inc.              23.14   129.93    16.96    23.14
MFSL     Maryland Federal Bancorp                 23.15   172.67    14.65    16.33
WSB      Washington Savings Bank, FSB             30.73   142.93    11.97    21.69
WHGB     WHG Bancshares Corp.                     46.43   114.76    23.70    28.02
FCME     First Coastal Corp.                       3.08   130.16    12.69     3.20
KSBK     KSB Bancorp Inc.                         11.82   171.35    12.62    11.73
MCBN     Mid-Coast Bancorp Inc.                   14.82   126.93    10.90    15.63
NBN      Northeast Bancorp                        23.32   194.46    13.52    29.52
PHBK     Peoples Heritage Finl Group              16.72   259.59    19.34    16.72
BWFC     Bank West Financial Corp.                23.91   165.41    23.40    42.31
CFSB     CFSB Bancorp Inc.                        18.98   272.45    21.00    20.29


KELLER & COMPANY                                                         Page 6
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                         PER SHARE
                                                               *********************************************************************
                                                                 Latest All Time All Time Monthly Quarterly  Book           12 Month
                                                                 Price    High     Low    Change   Change    Value   Assets    Div.
                                          State  Exchange         ($)      ($)     ($)      (%)      (%)      ($)     ($)      ($)
                                          -----  --------      --------- ------- ------- --------- -------- ------  -------- -------

DNFC     D & N Financial Corp.             MI      NASDAQ         24.125   25.375   2.500    1.05    26.97   11.18   212.76    0.05
FLGS     Flagstar Bancorp Inc.             MI      NASDAQ         18.250   21.750  13.000   -6.41    -5.81    8.89   148.74      NA
MSBF     MSB Financial Inc.                MI      NASDAQ         19.500   19.500   5.375   10.64    22.83   10.33    62.43    0.27
MSBK     Mutual Savings Bank FSB           MI      NASDAQ         13.000   25.500   3.000    6.12    20.93    9.73   152.86    0.00
OFCP     Ottawa Financial Corp.            MI      NASDAQ         27.500   28.250   9.318    3.29    18.05   14.15   161.95    0.35
THR      Three Rivers Financial Corp.      MI      AMSE           19.750   20.500  11.375    9.72    25.40   15.75   114.40    0.37
BDJI     First Federal Bancorporation      MN      NASDAQ         28.000   28.000  10.625   13.71    33.33   17.75   165.77    0.00
FFHH     FSF Financial Corp.               MN      NASDAQ         20.000   21.000   7.750    4.58    12.68   16.24   128.96    0.50
HMNF     HMN Financial Inc.                MN      NASDAQ         25.875   26.500   9.313    6.70     4.02   20.09   135.06    0.00
MIVI     Mississippi View Holding Co.      MN      NASDAQ         18.250   19.750   8.500    1.39    17.74   16.30    92.60    0.16
QCFB     QCF Bancorp Inc.                  MN      NASDAQ         28.500   28.500  11.000    0.00    11.76   18.83   114.49    0.00
WEFC     Wells Financial Corp.             MN      NASDAQ         17.750   19.000   9.000    4.41     7.58   14.86   104.50    0.12
CMRN     Cameron Financial Corp            MO      NASDAQ         19.625   19.875  10.688    8.28    11.35   17.18    79.23    0.28
CAPS     Capital Savings Bancorp Inc.      MO      NASDAQ         22.375   22.500   6.125   29.71    42.06   11.70   128.06    0.24
CBES     CBES Bancorp Inc.                 MO      NASDAQ         20.375   22.375  12.625    6.54    13.99   17.60   104.04    0.30
CNSB     CNS Bancorp Inc.                  MO      NASDAQ         20.000   20.000  11.000   15.94    19.40   14.34    58.93    0.21
FBSI     First Bancshares Inc.             MO      NASDAQ         26.250   28.000  10.250    6.60     8.25   20.74   148.97    0.20
FTNB     Fulton Bancorp Inc.               MO      NASDAQ         20.250   26.500  12.500    5.19    -2.41   14.88    60.32      NA
GSBC     Great Southern Bancorp Inc.       MO      NASDAQ         21.875   22.125   1.146    8.70    25.00    7.79    90.04    0.40
HFSA     Hardin Bancorp Inc.               MO      NASDAQ         17.500   18.625  11.000   -0.71     6.06   15.75   136.57    0.44
JSBA     Jefferson Savings Bancorp         MO      NASDAQ         43.250   44.000  13.250    8.13    32.06   24.57   251.23    0.38
JOAC     Joachim Bancorp Inc.              MO      NASDAQ         14.750   15.625  11.500   -0.84     1.72   13.66    48.55    0.50
LXMO     Lexington B&L Financial Corp.     MO      NASDAQ         16.750   17.250   9.500    2.29     5.51   14.73    52.03    0.15
MBLF     MBLA Financial Corp.              MO      NASDAQ         27.000   27.000  12.750    4.85    13.68   22.35   176.63    0.40
NASB     North American Savings Bank       MO      NASDAQ         49.938   55.625   2.500    0.38    -3.50   25.37   330.46    0.71
NSLB     NS&L Bancorp Inc.                 MO      NASDAQ         18.750   19.500  11.750    2.74     1.52   16.51    84.40    0.50
PCBC     Perry County Financial Corp.      MO      NASDAQ         23.250   25.000  12.375   13.41     8.77   18.81    97.97    0.40
SMFC     Sho-Me Financial Corp.            MO      NASDAQ         47.000   48.000   9.375    3.87    26.17   22.63   230.05    0.00
SMBC     Southern Missouri Bancorp Inc.    MO      NASDAQ         19.000   19.500   8.875    7.04    11.76   16.36   101.29    0.50
CFTP     Community Federal Bancorp         MS      NASDAQ         17.125   20.000  12.250    4.58    -4.86   13.40    46.65    2.80
FFBS     FFBS BanCorp Inc.                 MS      NASDAQ         22.500   26.000  12.000    1.98    -2.17   15.07    85.83    2.50
EFBC     Empire Federal Bancorp Inc.       MT      NASDAQ         16.500   18.250  12.500    3.94     4.76   15.51    42.64      NA
GBCI     Glacier Bancorp Inc.              MT      NASDAQ         20.750   22.500   0.997    3.75    16.90    8.41    84.21    0.45
UBMT     United Financial Corp.            MT      NASDAQ         27.000   27.000   5.625   12.50    14.89   20.24    84.26    0.95




                                                   PRICING RATIOS
                                            *************************************
                                             Price/    Price/   Price/ Price/Core
                                            Earnings  Bk. Value Assets  Earnings
                                               (X)      (%)      (%)      (X)
                                            --------  -------- -------- --------

DNFC     D & N Financial Corp.                  14.89   215.79    11.34    16.08
FLGS     Flagstar Bancorp Inc.                  40.56   205.29    12.27       NA
MSBF     MSB Financial Inc.                     21.91   188.77    31.23    22.67
MSBK     Mutual Savings Bank FSB                86.67   133.61     8.50       NM
OFCP     Ottawa Financial Corp.                 22.36   194.35    16.98    22.92
THR      Three Rivers Financial Corp.           18.63   125.40    17.26    19.55
BDJI     First Federal Bancorporation           23.14   157.75    16.89    23.73
FFHH     FSF Financial Corp.                    18.87   123.15    15.51    19.05
HMNF     HMN Financial Inc.                     18.35   128.80    19.16    21.56
MIVI     Mississippi View Holding Co.           19.01   111.96    19.71    19.21
QCFB     QCF Bancorp Inc.                       14.54   151.35    24.89    14.54
WEFC     Wells Financial Corp.                  16.14   119.45    16.99    16.28
CMRN     Cameron Financial Corp                 24.84   114.23    24.77    19.63
CAPS     Capital Savings Bancorp Inc.           18.80   191.24    17.47    19.29
CBES     CBES Bancorp Inc.                      15.92   115.77    19.58    17.56
CNSB     CNS Bancorp Inc.                       39.22   139.47    33.94    38.46
FBSI     First Bancshares Inc.                  15.44   126.57    17.62    17.05
FTNB     Fulton Bancorp Inc.                       NA   136.09    33.57       NA
GSBC     Great Southern Bancorp Inc.            14.30   280.81    24.29    15.09
HFSA     Hardin Bancorp Inc.                    18.23   111.11    12.81    19.23
JSBA     Jefferson Savings Bancorp              20.12   176.03    17.22    20.69
JOAC     Joachim Bancorp Inc.                   38.82   107.98    30.38    38.82
LXMO     Lexington B&L Financial Corp.          29.39   113.71    32.19    22.04
MBLF     MBLA Financial Corp.                   20.15   120.81    15.29    19.71
NASB     North American Savings Bank            12.33   196.84    15.11    13.07
NSLB     NS&L Bancorp Inc.                      42.61   113.57    22.22    31.25
PCBC     Perry County Financial Corp.           24.22   123.60    23.73    17.22
SMFC     Sho-Me Financial Corp.                 17.54   207.69    20.43    18.43
SMBC     Southern Missouri Bancorp Inc.         20.21   116.14    18.76    20.65
CFTP     Community Federal Bancorp              24.46   127.80    36.71    24.46
FFBS     FFBS BanCorp Inc.                      18.75   149.30    26.21    18.75
EFBC     Empire Federal Bancorp Inc.               NA   106.38    38.70       NA
GBCI     Glacier Bancorp Inc.                   17.01   246.73    24.64    16.60
UBMT     United Financial Corp.                 21.95   133.40    32.04    22.13


KELLER & COMPANY                                                         Page 7
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997

                                                                                         PER SHARE
                                                               *********************************************************************
                                                                 Latest All Time All Time Monthly Quarterly  Book           12 Month
                                                                 Price    High     Low    Change   Change    Value   Assets    Div.
                                          State  Exchange         ($)      ($)     ($)      (%)      (%)      ($)     ($)      ($)
                                          -----  --------      --------- ------- ------- --------- -------- ------  -------- -------

WSTR     WesterFed Financial Corp.         MT      NASDAQ         23.563   27.000  11.375   -4.80     8.65   19.03   179.16    0.46
CFNC     Carolina Fincorp Inc.             NC      NASDAQ         17.375   17.875  13.000    2.21     0.00   13.92    61.61      NA
CENB     Century Bancorp Inc.              NC      NASDAQ         80.000   84.000  62.000   -4.76     3.23   75.05   247.80      NA
COOP     Cooperative Bankshares Inc.       NC      NASDAQ         17.375   17.750   1.734    8.59    32.38    9.27   120.51    0.00
SOPN     First Savings Bancorp Inc.        NC      NASDAQ         24.375   25.000  13.500    3.72    16.07   18.43    80.11    0.79
GSFC     Green Street Financial Corp.      NC      NASDAQ         18.500   20.750  12.125    2.78    -2.63   14.64    41.40    0.57
HBS      Haywood Bancshares Inc.           NC      AMSE           21.000   22.625   9.500   -0.59    10.53   17.33   122.20    0.56
HFNC     HFNC Financial Corp.              NC      NASDAQ         14.875   22.063  13.125    0.00    -6.30    9.48    50.42    5.28
KSAV     KS Bancorp Inc.                   NC      NASDAQ         22.500   25.500   8.719    4.65    21.62   16.44   124.17    0.94
MBSP     Mitchell Bancorp Inc.             NC      NASDAQ         17.500   18.000  10.190    2.94     5.26   15.36    37.16    0.40
PDB      Piedmont Bancorp Inc.             NC      AMSE           10.375   19.125   9.250   -5.68    -1.19    7.56    46.00    7.40
SSB      Scotland Bancorp Inc.             NC      AMSE           10.250   19.250  10.188   -3.53   -43.45    7.61    33.65    6.30
SSFC     South Street Financial Corp.      NC      NASDAQ         17.500   20.000  12.125   -1.41    -3.45   14.84    53.49      NA
SSM      Stone Street Bancorp Inc.         NC      AMSE           20.250   27.250  16.250    0.00    -4.71   16.32    55.20    4.56
UFRM     United Federal Savings Bank       NC      NASDAQ         11.500   12.750   1.750    1.10    -2.13    6.82    92.95    0.22
CFB      Commercial Federal Corp.          NE      NYSE           48.063   51.188   1.083    0.00    19.04   20.59   333.95    0.28
CFX      CFX Corp.                         NH      AMSE           27.750   27.750   3.290   11.56    45.10   10.25   117.66    0.88
NHTB     New Hampshire Thrift Bncshrs      NH      NASDAQ         21.000   22.750   1.750   -4.55    21.74   12.04   153.92    0.50
FBER     1st Bergen Bancorp                NJ      NASDAQ         18.625   19.500   9.000    2.05     4.93   13.57    99.40    0.14
FSNJ     Bayonne Bancshares Inc.           NJ      NASDAQ         12.000   13.063   3.665    3.23     0.00   10.58    67.73      NA
FSPG     First Home Bancorp Inc.           NJ      NASDAQ         23.750   23.750   1.898    5.56    18.01   13.31   193.87    0.40
FMCO     FMS Financial Corp.               NJ      NASDAQ         29.375   31.500   1.500    3.07    16.34   15.80   243.60    0.22
IBSF     IBS Financial Corp.               NJ      NASDAQ         17.438   18.750   7.312    8.99     1.09   11.69    67.10    0.54
LVSB     Lakeview Financial                NJ      NASDAQ         24.125   26.000   3.668    0.26    49.61   13.71   112.19    0.12
LFBI     Little Falls Bancorp Inc.         NJ      NASDAQ         20.000   20.000   9.500   14.29    15.11   14.53   124.40    0.13
OCFC     Ocean Financial Corp.             NJ      NASDAQ         37.125   38.375  19.625    0.34    10.00   27.63   182.15    0.40
PBCI     Pamrapo Bancorp Inc.              NJ      NASDAQ         23.875   26.750   2.563    5.52    13.02   16.89   130.84    0.98
PFSB     PennFed Financial Services Inc    NJ      NASDAQ         33.188   33.500   9.063   11.32    14.94   22.43   282.83    0.28
PULS     Pulse Bancorp                     NJ      NASDAQ         24.500   29.750   4.000   -6.22    18.07   14.03   170.75    0.70
RARB     Raritan Bancorp Inc.              NJ      NASDAQ         27.250   28.625   3.445   -1.80    22.47   12.64   171.68    0.45
SFIN     Statewide Financial Corp.         NJ      NASDAQ         21.500   22.625  11.250   10.26    14.28   14.34   153.15    0.41
WYNE     Wayne Bancorp Inc.                NJ      NASDAQ         22.750   24.875  10.750    1.11    -7.14   16.49   132.73    0.15
WWFC     Westwood Financial Corp.          NJ      NASDAQ         27.625   28.000  10.250    0.45    13.92   15.95   171.14    0.25
AABC     Access Anytime Bancorp Inc.       NM      NASDAQ         10.125   10.625   1.716   21.50    50.22    7.51    86.81    0.00




                                                    PRICING RATIOS
                                             *************************************
                                              Price/    Price/   Price/ Price/Core
                                             Earnings  Bk. Value Assets  Earnings
                                                (X)      (%)      (%)      (X)
                                             --------  -------- -------- --------

WSTR     WesterFed Financial Corp.               18.70   123.82    13.15    19.47
CFNC     Carolina Fincorp Inc.                      NA   124.82    28.20       NA
CENB     Century Bancorp Inc.                       NA   106.60    32.28       NA
COOP     Cooperative Bankshares Inc.             25.18   187.43    14.42    25.18
SOPN     First Savings Bancorp Inc.              19.82   132.26    30.43    19.82
GSFC     Green Street Financial Corp.            27.61   126.37    44.69    27.61
HBS      Haywood Bancshares Inc.                 13.46   121.18    17.18    13.46
HFNC     HFNC Financial Corp.                    22.20   156.91    29.50    25.65
KSAV     KS Bancorp Inc.                         17.05   136.86    18.12    17.18
MBSP     Mitchell Bancorp Inc.                   28.23   113.93    47.09    28.23
PDB      Piedmont Bancorp Inc.                      NM   137.24    22.55    39.90
SSB      Scotland Bancorp Inc.                   13.85   134.69    30.46    13.85
SSFC     South Street Financial Corp.               NA   117.92    32.72       NA
SSM      Stone Street Bancorp Inc.               22.75   124.08    36.68    22.75
UFRM     United Federal Savings Bank             18.25   168.62    12.37    23.00
CFB      Commercial Federal Corp.                16.13   233.43    14.39    16.07
CFX      CFX Corp.                               25.69   270.73    23.58    21.35
NHTB     New Hampshire Thrift Bncshrs            21.21   174.42    13.64    26.25
FBER     1st Bergen Bancorp                      25.51   137.25    18.74    25.51
FSNJ     Bayonne Bancshares Inc.                    NA   113.42    17.72       NA
FSPG     First Home Bancorp Inc.                 13.81   178.44    12.25    14.14
FMCO     FMS Financial Corp.                     12.88   185.92    12.06    12.94
IBSF     IBS Financial Corp.                     32.29   149.17    25.99    32.29
LVSB     Lakeview Financial                      20.10   175.97    21.50    27.73
LFBI     Little Falls Bancorp Inc.               29.85   137.65    16.08    33.33
OCFC     Ocean Financial Corp.                   22.64   134.36    20.38    22.64
PBCI     Pamrapo Bancorp Inc.                    14.56   141.36    18.25    14.74
PFSB     PennFed Financial Services Inc          15.29   147.96    11.73    15.29
PULS     Pulse Bancorp                           13.61   174.63    14.35    13.61
RARB     Raritan Bancorp Inc.                    17.69   215.59    15.87    17.93
SFIN     Statewide Financial Corp.               16.93   149.93    14.04    16.93
WYNE     Wayne Bancorp Inc.                      21.06   137.96    17.14    21.06
WWFC     Westwood Financial Corp.                23.02   173.20    16.14    21.58
AABC     Access Anytime Bancorp Inc.              8.10   134.82    11.66     9.04


KELLER & COMPANY                                                         Page 8
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997



                                                                                         PER SHARE
                                                               *********************************************************************
                                                                 Latest All Time All Time Monthly Quarterly  Book           12 Month
                                                                 Price    High     Low    Change   Change    Value   Assets    Div.
                                          State  Exchange         ($)      ($)     ($)      (%)      (%)      ($)     ($)      ($)
                                          -----  --------      --------- ------- ------- --------- -------- ------  -------- -------

GUPB     GFSB Bancorp Inc.                 NM      NASDAQ         20.250   22.250  12.875   -4.71     8.00   17.60   137.33    0.40
AFED     AFSALA Bancorp Inc.               NY      NASDAQ         19.125   19.500  11.313    2.00    21.43   15.92   109.42      NA
ALBK     ALBANK Financial Corp.            NY      NASDAQ         46.250   47.750   9.167    1.65    20.92   26.69   288.76    0.63
ALBC     Albion Banc Corp.                 NY      NASDAQ         29.000   30.500  10.500    0.00    24.73   24.25   283.18    0.47
AHCI     Ambanc Holding Co.                NY      NASDAQ         17.000   17.375   9.375    3.42     7.94   13.98   122.91    0.05
ASFC     Astoria Financial Corp.           NY      NASDAQ         55.125   56.625  12.688    8.49    17.91   29.51   382.48    0.52
CNY      Carver Bancorp Inc.               NY      AMSE           17.063   17.063   6.250   36.50    36.50   15.08   179.56    0.05
CATB     Catskill Financial Corp.          NY      NASDAQ         17.625   19.125   9.875    0.71     6.82   15.41    62.19    0.21
DME      Dime Bancorp Inc.                 NY      NYSE           24.250   26.375   1.625    0.78    27.21   10.38   191.28    0.08
DIME     Dime Community Bancorp Inc.       NY      NASDAQ         23.250   23.625  11.687   12.05    25.25   14.81   109.73    0.05
ESBK     Elmira Savings Bank (The)         NY      NASDAQ         30.000   31.000   9.091    6.67    30.43   21.07   323.16    0.64
FIBC     Financial Bancorp Inc.            NY      NASDAQ         24.813   25.750   8.500   10.28    25.64   15.71   173.69    0.38
FFIC     Flushing Financial Corp.          NY      NASDAQ         22.250   24.000  14.125    5.33    10.56   17.08   120.27    0.20
GPT      GreenPoint Financial Corp.        NY      NYSE           66.625   69.375  17.625    7.03     8.44   33.65   305.75    0.95
GOSB     GSB Financial Corp.               NY      NASDAQ         15.625   16.750  14.250    4.17     6.84      NA       NA      NA
HAVN     Haven Bancorp Inc.                NY      NASDAQ         43.000   45.375  10.000    2.08    16.22   25.07   417.98    0.60
JSB      JSB Financial Inc.                NY      NYSE           46.625   49.563  10.750   -0.80     3.04   35.91   154.68    1.35
LISB     Long Island Bancorp Inc.          NY      NASDAQ         47.125   47.500  12.090    7.71    19.30   22.74   246.88    0.60
MBB      MSB Bancorp Inc.                  NY      AMSE           29.000   29.500  10.750    5.94    25.41   22.40   272.13    0.60
NYB      New York Bancorp Inc.             NY      NYSE           35.375   36.313   1.213    7.20    15.51    7.93   152.18    0.53
PEEK     Peekskill Financial Corp.         NY      NASDAQ         17.500   18.250  11.125    4.48     7.69   14.81    56.76    0.36
PKPS     Poughkeepsie Financial Corp.      NY      NASDAQ          9.938   26.750   0.875    0.00    37.08    5.91    70.18    0.10
PSBK     Progressive Bank Inc.             NY      NASDAQ         33.750   38.000   1.667   -0.74     2.66   20.18   231.09    0.64
QCSB     Queens County Bancorp Inc.        NY      NASDAQ         35.000   37.750   7.111   -2.10    -2.55   13.26   102.00    0.52
RELY     Reliance Bancorp Inc.             NY      NASDAQ         33.125   33.500   8.875    8.61    10.42   19.29   233.55    0.62
RSLN     Roslyn Bancorp Inc.               NY      NASDAQ         21.750   24.313  15.000    0.00    -1.97   14.04    79.60      NA
SFED     SFS Bancorp Inc.                  NY      NASDAQ         22.125   24.500  11.000    2.91    13.46   17.64   141.42    0.26
SKAN     Skaneateles Bancorp Inc.          NY      NASDAQ         27.000   32.000   4.250  -10.74    21.35   18.15   259.29    0.40
TPNZ     Tappan Zee Financial Inc.         NY      NASDAQ         19.750   22.625  11.250   -3.66    16.18   14.36    83.74    0.22
ROSE     TR Financial Corp.                NY      NASDAQ         32.875   33.500   4.938    8.23    19.55   13.94   209.84    0.49
YFCB     Yonkers Financial Corporation     NY      NASDAQ         18.500   22.000   9.310   -1.33     6.47   14.53   103.60    0.21
ASBP     ASB Financial Corp.               OH      NASDAQ         13.125   18.250  11.375   -1.87     0.00   10.30    66.15    5.40
CAFI     Camco Financial Corp.             OH      NASDAQ         24.000   24.000   4.310    6.67    34.98   14.98   156.23    0.49
COFI     Charter One Financial             OH      NASDAQ         59.250   61.905   3.125    0.85    16.69   21.63   306.62    0.91



                                                     PRICING RATIOS
                                              *************************************
                                               Price/    Price/   Price/ Price/Core
                                              Earnings  Bk. Value Assets  Earnings
                                                 (X)      (%)      (%)      (X)
                                              --------  -------- -------- --------

GUPB     GFSB Bancorp Inc.                        21.09   115.06    14.75    21.09
AFED     AFSALA Bancorp Inc.                         NA   120.13    17.48       NA
ALBK     ALBANK Financial Corp.                   17.39   173.29    16.02    17.45
ALBC     Albion Banc Corp.                        21.80   119.59    10.24    22.14
AHCI     Ambanc Holding Co.                          NM   121.60    13.83       NM
ASFC     Astoria Financial Corp.                  19.07   186.80    14.41    20.19
CNY      Carver Bancorp Inc.                         NM   113.15     9.50    51.71
CATB     Catskill Financial Corp.                 21.49   114.37    28.34    22.03
DME      Dime Bancorp Inc.                        19.56   233.62    12.68    19.88
DIME     Dime Community Bancorp Inc.              21.73   156.99    21.19    23.02
ESBK     Elmira Savings Bank (The)                22.06   142.38     9.28    27.27
FIBC     Financial Bancorp Inc.                   16.54   157.94    14.29    15.61
FFIC     Flushing Financial Corp.                 20.99   130.27    18.50    20.79
GPT      GreenPoint Financial Corp.               18.71   197.99    21.79    19.42
GOSB     GSB Financial Corp.                         NA       NA       NA       NA
HAVN     Haven Bancorp Inc.                       17.00   171.52    10.29    16.93
JSB      JSB Financial Inc.                       16.36   129.84    30.14    18.36
LISB     Long Island Bancorp Inc.                 22.66   207.23    19.09    26.62
MBB      MSB Bancorp Inc.                         25.89   129.46    10.66    25.89
NYB      New York Bancorp Inc.                    15.72   446.09    23.25    17.34
PEEK     Peekskill Financial Corp.                26.12   118.16    30.83    26.12
PKPS     Poughkeepsie Financial Corp.             28.39   168.16    14.16    28.39
PSBK     Progressive Bank Inc.                    15.34   167.24    14.60    15.63
QCSB     Queens County Bancorp Inc.               24.65   263.95    34.31    25.00
RELY     Reliance Bancorp Inc.                    17.34   171.72    14.18    18.40
RSLN     Roslyn Bancorp Inc.                         NA   154.91    27.32       NA
SFED     SFS Bancorp Inc.                         22.35   125.43    15.64    22.35
SKAN     Skaneateles Bancorp Inc.                 15.17   148.76    10.41    15.70
TPNZ     Tappan Zee Financial Inc.                27.43   137.53    23.58    27.82
ROSE     TR Financial Corp.                       17.58   235.83    15.67    19.57
YFCB     Yonkers Financial Corporation            18.14   127.32    17.86    17.96
ASBP     ASB Financial Corp.                      18.49   127.43    19.84    19.59
CAFI     Camco Financial Corp.                    13.87   160.21    15.36    16.33
COFI     Charter One Financial                    16.41   273.93    19.32    16.78

KELLER & COMPANY                                                         Page 9
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                         PER SHARE
                                                               *********************************************************************
                                                                 Latest All Time All Time Monthly Quarterly  Book           12 Month
                                                                 Price    High     Low    Change   Change    Value   Assets    Div.
                                          State  Exchange         ($)      ($)     ($)      (%)      (%)      ($)     ($)      ($)
                                          -----  --------      --------- ------- ------- --------- -------- ------  -------- -------

CTZN     CitFed Bancorp Inc.               OH      NASDAQ         50.625   55.500   6.167    2.27    16.71   23.88   380.60    0.33
CIBI     Community Investors Bancorp       OH      NASDAQ         15.750   17.000   7.167    5.00     5.00   12.09   102.94    0.28
DCBI     Delphos Citizens Bancorp Inc.     OH      NASDAQ         17.500   18.250  11.750    0.00     8.53   14.65    55.01      NA
EMLD     Emerald Financial Corp.           OH      NASDAQ         19.250   19.250   7.750    8.45    37.50    9.28   118.99    0.24
EFBI     Enterprise Federal Bancorp        OH      NASDAQ         27.750   27.750  11.250    5.71    38.75   15.82   138.42    1.75
FFDF     FFD Financial Corp.               OH      NASDAQ         18.375   19.500  10.000   -0.68    24.58   14.86    61.06    0.25
FFYF     FFY Financial Corp.               OH      NASDAQ         29.750   30.125  12.250    4.39     8.18   20.30   148.22    0.70
FFOH     Fidelity Financial of Ohio        OH      NASDAQ         15.000   16.375   3.112   -3.23    -4.76   12.34    94.75    0.26
FDEF     First Defiance Financial          OH      NASDAQ         15.250   16.000   5.790   -3.17     1.67   12.61    64.13    0.32
FFBZ     First Federal Bancorp Inc.        OH      NASDAQ         19.250   20.500   3.125   -1.91     4.05    9.06   129.33    0.24
FFHS     First Franklin Corp.              OH      NASDAQ         26.000   26.000   3.500   13.04    31.65   17.49   193.95    0.34
GFCO     Glenway Financial Corp.           OH      NASDAQ         19.000   19.000   7.710   24.08    55.10   12.17   128.62    0.36
HHFC     Harvest Home Financial Corp.      OH      NASDAQ         14.750   14.750   8.750    0.00    25.53   11.31    95.75    3.40
HCFC     Home City Financial Corp.         OH      NASDAQ         18.000   18.000  12.000   16.13    16.13   15.20    77.50      NA
INBI     Industrial Bancorp Inc.           OH      NASDAQ         18.000   18.250   9.875    4.35    19.01   11.76    68.46    0.34
LONF     London Financial Corporation      OH      NASDAQ         14.750   21.000   9.750  -27.61    -1.67   14.60    74.23    0.24
MRKF     Market Financial Corp.            OH      NASDAQ         15.250   15.750  12.250    1.67     7.49   14.89    42.02      NA
METF     Metropolitan Financial Corp.      OH      NASDAQ         28.500   30.625  10.500   40.74    57.24    9.90   245.51    0.00
MFFC     Milton Federal Financial Corp.    OH      NASDAQ         15.000   17.125  10.000   -1.64     7.14   12.31    91.09    3.09
OSFS     Ohio State Financial Services     OH      NASDAQ         14.750   15.500  14.750   -1.40       NA   16.47    60.80      NA
OHSL     OHSL Financial Corp.              OH      NASDAQ         27.750   28.250  11.500    4.72    19.35   21.42   190.02    0.85
PFFC     Peoples Financial Corp.           OH      NASDAQ         14.000   19.000  10.875    3.70   -17.65   15.78    58.00      NA
PSFC     Peoples-Sidney Financial Corp.    OH      NASDAQ         17.250   18.500  12.563   -1.43     7.81   15.72    57.60      NA
PTRS     Potters Financial Corp.           OH      NASDAQ         34.000   34.000   9.000   26.51    41.21   22.42   254.43    0.32
PVFC     PVF Capital Corp.                 OH      NASDAQ         20.500   21.750   3.924    2.50    -4.09   10.63   147.96    0.00
SFSL     Security First Corp.              OH      NASDAQ         19.500   19.500   1.083    9.09     2.63    8.31    89.69    0.31
WOFC     Western Ohio Financial Corp.      OH      NASDAQ         25.750   29.250  14.750    5.10     8.42   23.40   168.69    1.00
WEHO     Westwood Homestead Fin. Corp.     OH      NASDAQ         17.500   18.000  10.375   10.24    14.75   14.20    51.35    0.21
WFI      Winton Financial Corp.            OH      AMSE           20.000   20.500   3.750    2.56    24.03   11.72   163.40    0.45
FFWD     Wood Bancorp Inc.                 OH      NASDAQ         18.500   18.750   5.333    5.71    11.28    9.77    78.60    0.29
KFBI     Klamath First Bancorp             OR      NASDAQ         21.875   24.250  12.500   -3.31    14.38   15.64    97.83    0.30
OTFC     Oregon Trail Financial Corp.      OR      NASDAQ         16.000   16.750  15.625   -1.54       NA      NA       NA      NA
WFSG     Wilshire Financial Services       OR      NASDAQ         27.625   33.500  13.500   -3.91    57.86    9.55   180.95      NA
CVAL     Chester Valley Bancorp Inc.       PA      NASDAQ         26.250   27.500   2.955    0.96    14.84   12.89   147.22    0.38


                                                    PRICING RATIOS
                                             *************************************
                                              Price/    Price/   Price/ Price/Core
                                             Earnings  Bk. Value Assets  Earnings
                                                (X)      (%)      (%)      (X)
                                             --------  -------- -------- --------

CTZN     CitFed Bancorp Inc.                     17.64   212.00    13.30    17.64
CIBI     Community Investors Bancorp             15.00   130.27    15.30    15.00
DCBI     Delphos Citizens Bancorp Inc.              NA   119.45    31.81       NA
EMLD     Emerald Financial Corp.                 16.18   207.44    16.18    17.34
EFBI     Enterprise Federal Bancorp              22.56   175.41    20.05    26.94
FFDF     FFD Financial Corp.                     14.70   123.65    30.09    29.64
FFYF     FFY Financial Corp.                     16.08   146.55    20.07    16.35
FFOH     Fidelity Financial of Ohio              19.23   121.56    15.83    16.85
FDEF     First Defiance Financial                25.42   120.94    23.78    25.85
FFBZ     First Federal Bancorp Inc.              16.89   212.47    14.88    17.66
FFHS     First Franklin Corp.                    25.49   148.66    13.41    21.49
GFCO     Glenway Financial Corp.                 19.19   156.12    14.77    19.79
HHFC     Harvest Home Financial Corp.            56.73   130.42    15.40    27.83
HCFC     Home City Financial Corp.                  NA   118.42    23.23       NA
INBI     Industrial Bancorp Inc.                 17.82   153.06    26.29    18.75
LONF     London Financial Corporation            28.37   101.03    19.87    19.16
MRKF     Market Financial Corp.                     NA   102.42    36.29       NA
METF     Metropolitan Financial Corp.            19.39   287.88    11.61    20.65
MFFC     Milton Federal Financial Corp.          23.81   121.85    16.47    26.79
OSFS     Ohio State Financial Services              NA    89.56    24.26       NA
OHSL     OHSL Financial Corp.                    16.92   129.55    14.60    17.45
PFFC     Peoples Financial Corp.                    NA    88.72    24.14       NA
PSFC     Peoples-Sidney Financial Corp.             NA   109.73    29.95       NA
PTRS     Potters Financial Corp.                 14.53   151.65    13.36    14.85
PVFC     PVF Capital Corp.                       11.39   192.85    13.86    11.92
SFSL     Security First Corp.                    18.75   234.66    21.74    18.75
WOFC     Western Ohio Financial Corp.            38.43   110.04    15.26    32.19
WEHO     Westwood Homestead Fin. Corp.           35.00   123.24    34.08    31.82
WFI      Winton Financial Corp.                  12.35   170.65    12.24    14.93
FFWD     Wood Bancorp Inc.                       18.32   189.36    23.54    19.89
KFBI     Klamath First Bancorp                   24.86   139.87    22.36    24.86
OTFC     Oregon Trail Financial Corp.               NA       NA       NA       NA
WFSG     Wilshire Financial Services                NA   289.27    15.27       NA
CVAL     Chester Valley Bancorp Inc.             19.30   203.65    17.83    20.35

KELLER & COMPANY                                                         Page 10
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997



                                                                                         PER SHARE
                                                               *********************************************************************
                                                                 Latest All Time All Time Monthly Quarterly  Book           12 Month
                                                                 Price    High     Low    Change   Change    Value   Assets    Div.
                                          State  Exchange         ($)      ($)     ($)      (%)      (%)      ($)     ($)      ($)
                                          -----  --------      --------- ------- ------- --------- -------- ------  -------- -------

CMSB     Commonwealth Bancorp Inc.         PA      NASDAQ         20.375   20.375   5.790   17.27    18.98   13.02   140.25    0.27
FSBI     Fidelity Bancorp Inc.             PA      NASDAQ         26.625   26.625   3.415   10.94    25.29   16.65   245.02    0.33
FBBC     First Bell Bancorp Inc.           PA      NASDAQ         17.250   18.375  11.875    0.73     9.52   11.02   104.63    3.40
FKFS     First Keystone Financial          PA      NASDAQ         32.000   33.250  10.250    9.40    15.32   20.15   303.99    0.20
SHEN     First Shenango Bancorp Inc.       PA      NASDAQ         33.750   35.000  12.750   -1.46    22.73   22.55   194.02    0.54
GAF      GA Financial Inc.                 PA      AMSE           19.250   19.688  10.250    3.36     1.99   14.72   100.63    0.38
HARL     Harleysville Savings Bank         PA      NASDAQ         29.375   30.250   2.828    0.43    12.98   13.76   207.77    0.39
LARL     Laurel Capital Group Inc.         PA      NASDAQ         27.750   28.000   3.627    7.77    23.33   15.20   145.22    0.46
MLBC     ML Bancorp Inc.                   PA      NASDAQ         28.750   29.063   6.219    4.07    41.98   14.41   195.17    0.39
PVSA     Parkvale Financial Corporation    PA      NASDAQ         29.750   29.750   1.720    3.48    26.06   15.20   196.92    0.44
PWBC     PennFirst Bancorp Inc.            PA      NASDAQ         18.250   19.500   3.654    2.10    16.80   12.96   154.86    0.34
PWBK     Pennwood Bancorp Inc.             PA      NASDAQ         18.938   19.000   9.000   -0.33    13.06   15.34    83.64    0.30
PHFC     Pittsburgh Home Financial Corp    PA      NASDAQ         20.688   20.813   9.500   10.34     6.09   14.63   138.78    0.29
PRBC     Prestige Bancorp Inc.             PA      NASDAQ         18.406   19.375   9.750    0.85     7.48   16.88   150.66    0.09
PFNC     Progress Financial Corp.          PA      NASDAQ         15.500   17.277   0.714   11.71     6.90    5.85   108.91    0.09
SHSB     SHS Bancorp Inc.                  PA      NASDAQ         16.000   16.370  14.750    1.59       NA      NA       NA      NA
SVRN     Sovereign Bancorp Inc.            PA      NASDAQ         18.938   19.250   0.837    7.83    24.69    7.33   163.55    0.08
THRD     TF Financial Corp.                PA      NASDAQ         28.000   28.000   9.750   16.67    45.45   19.21   152.95    0.38
USAB     USABancshares, Inc.               PA      NASDAQ          9.000    9.750   6.000    1.41    10.77    6.73    87.75    0.00
WVFC     WVS Financial Corp.               PA      NASDAQ         31.500   34.000  13.000    1.61    17.21   19.38   161.47    3.10
YFED     York Financial Corp.              PA      NASDAQ         26.500   27.250   3.441   26.79    38.74   11.62   131.24    0.48
CFCP     Coastal Financial Corp.           SC      NASDAQ         23.000   27.750   1.439   -6.12    -7.07    6.97   106.32    0.35
FFCH     First Financial Holdings Inc.     SC      NASDAQ         43.125   44.000   4.000   20.63    34.24   16.45   268.98    0.72
FSFC     First Southeast Financial Corp    SC      NASDAQ         15.125   20.250   9.125   -4.72     0.00    8.20    79.77    0.22
FSPT     FirstSpartan Financial Corp.      SC      NASDAQ         37.500   39.000  35.000    7.14     5.63   29.17   108.87      NA
PALM     Palfed Inc.                       SC      NASDAQ         27.000   27.000   3.500    7.46    65.51   10.74   126.15    0.11
SCCB     S. Carolina Community Bancshrs    SC      NASDAQ         23.000   25.250  12.625    6.98     6.98   17.35    65.29    0.60
HFFC     HF Financial Corp.                SD      NASDAQ         26.000   27.000   5.500    1.96    18.18   18.22   205.07    0.38
TWIN     Twin City Bancorp                 TN      NASDAQ         13.625   14.500   7.000   -0.91     2.19   10.87    84.04    0.43
BNKU     Bank United Corp.                 TX      NASDAQ         42.000   45.375  22.500    0.00    16.67   18.94   378.76    0.56
CBSA     Coastal Bancorp Inc.              TX      NASDAQ         28.875   33.250   9.875   -1.70    -5.33   20.13   586.83    0.44
ETFS     East Texas Financial Services     TX      NASDAQ         20.000   21.500  11.000    4.58     6.67   20.34   112.97    0.20
FBHC     Fort Bend Holding Corp.           TX      NASDAQ         19.625   24.000   5.188    1.95    18.05   11.88   192.91    0.16
GLMR     Gilmer Financial Svcs, Inc.       TX      NASDAQ             NA   12.000   9.000      NA       NA   19.88   220.49    0.00



                                                    PRICING RATIOS
                                             *************************************
                                              Price/    Price/   Price/ Price/Core
                                             Earnings  Bk. Value Assets  Earnings
                                                (X)      (%)      (%)      (X)
                                             --------  -------- -------- --------

CMSB     Commonwealth Bancorp Inc.               20.17   156.49    14.53    26.12
FSBI     Fidelity Bancorp Inc.                   15.57   159.91    10.87    15.85
FBBC     First Bell Bancorp Inc.                 14.87   156.53    16.49    15.27
FKFS     First Keystone Financial                14.10   158.81    10.53    15.38
SHEN     First Shenango Bancorp Inc.             15.13   149.67    17.40    15.20
GAF      GA Financial Inc.                       20.05   130.77    19.13    20.48
HARL     Harleysville Savings Bank               14.61   213.48    14.14    14.61
LARL     Laurel Capital Group Inc.               14.16   182.57    19.11    14.68
MLBC     ML Bancorp Inc.                         22.82   199.51    14.73    31.94
PVSA     Parkvale Financial Corporation          14.88   195.72    15.11    14.88
PWBC     PennFirst Bancorp Inc.                  17.55   140.82    11.78    17.55
PWBK     Pennwood Bancorp Inc.                   22.02   123.46    22.64    20.36
PHFC     Pittsburgh Home Financial Corp          19.89   141.41    14.91    22.25
PRBC     Prestige Bancorp Inc.                   20.23   109.04    12.22    20.23
PFNC     Progress Financial Corp.                18.02   264.96    14.23    22.79
SHSB     SHS Bancorp Inc.                           NA       NA       NA       NA
SVRN     Sovereign Bancorp Inc.                  27.85   258.36    11.58    19.52
THRD     TF Financial Corp.                      22.95   145.76    18.31    26.17
USAB     USABancshares, Inc.                     31.03   133.73    10.26    34.62
WVFC     WVS Financial Corp.                     15.22   162.54    19.51    15.29
YFED     York Financial Corp.                    21.72   228.06    20.19    25.48
CFCP     Coastal Financial Corp.                 19.33   329.99    21.63    22.33
FFCH     First Financial Holdings Inc.           19.34   262.16    16.03    19.87
FSFC     First Southeast Financial Corp          18.67   184.45    18.96    18.67
FSPT     FirstSpartan Financial Corp.               NA   128.56    34.44       NA
PALM     Palfed Inc.                             56.25   251.40    21.40    32.53
SCCB     S. Carolina Community Bancshrs          29.49   132.56    35.23    29.49
HFFC     HF Financial Corp.                      13.90   142.70    12.68    15.12
TWIN     Twin City Bancorp                       18.92   125.34    16.21    22.71
BNKU     Bank United Corp.                       17.36   221.75    11.09    22.34
CBSA     Coastal Bancorp Inc.                    12.29   143.44     4.92    12.78
ETFS     East Texas Financial Services           25.64    98.33    17.70    27.40
FBHC     Fort Bend Holding Corp.                 20.66   165.19    10.17    26.88
GLMR     Gilmer Financial Svcs, Inc.                NA       NA       NA       NA


KELLER & COMPANY                                                         Page 11
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997

                                                                                         PER SHARE
                                                               *********************************************************************
                                                                 Latest All Time All Time Monthly Quarterly  Book           12 Month
                                                                 Price    High     Low    Change   Change    Value   Assets    Div.
                                          State  Exchange         ($)      ($)     ($)      (%)      (%)      ($)     ($)      ($)
                                          -----  --------      --------- ------- ------- --------- -------- ------  -------- -------

JXVL     Jacksonville Bancorp Inc.         TX      NASDAQ         18.750   19.500   7.141    1.35    11.94   13.55    90.83    0.50
BFSB     Bedford Bancshares Inc.           VA      NASDAQ         28.250   28.750  10.250   22.83    16.05   18.04   121.83    0.53
CNIT     CENIT Bancorp Inc.                VA      NASDAQ         68.000   71.000  10.875   11.02    28.91   31.01   424.15    1.00
CFFC     Community Financial Corp.         VA      NASDAQ         24.750   24.750   4.250   13.79    13.79   18.99   143.71    0.55
ESX      Essex Bancorp Inc.                VA      AMSE            5.000   19.250   0.750   -4.76   185.71    0.03   181.42    0.00
FFFC     FFVA Financial Corp.              VA      NASDAQ         33.375   35.125   8.250    5.53    13.86   17.84   125.46    0.46
LIFB     Life Bancorp Inc.                 VA      NASDAQ         31.125   31.125   8.313   31.75    31.75   16.17   150.94    0.46
VABF     Virginia Beach Fed. Financial     VA      NASDAQ         16.625   17.625   1.625    9.92    22.02    8.70   121.61    0.19
VFFC     Virginia First Financial Corp.    VA      NASDAQ         25.250   25.250   1.250    4.12     5.76   11.89   146.82    0.10
CASB     Cascade Financial Corp.           WA      NASDAQ         12.750   16.800   2.130    2.00    -3.77    8.36   125.97    0.00
FMSB     First Mutual Savings Bank         WA      NASDAQ         18.250   20.167   1.628   -0.45    32.73    7.53   110.92    0.13
FWWB     First SB of Washington Bancorp    WA      NASDAQ         25.250   26.375  12.375    4.66     3.06   15.83   107.22    0.26
HRZB     Horizon Financial Corp.           WA      NASDAQ         16.563   18.000   1.970    1.53    10.42   11.17    71.44    0.69
IWBK     InterWest Bancorp Inc.            WA      NASDAQ         39.500   43.250   8.478    5.69     0.32   16.13   254.24    0.59
RVSB     Riverview Bancorp Inc.            WA      NASDAQ         15.000   15.000   3.481   12.15    51.39    9.56    46.06      NA
STSA     Sterling Financial Corp.          WA      NASDAQ         21.125   22.500   1.878    0.60    14.19   12.98   247.19    0.00
WFSL     Washington Federal Inc.           WA      NASDAQ         32.188   33.313   1.566    3.42    19.21   15.11   120.39    0.90
WAMU     Washington Mutual Inc.            WA      NASDAQ         69.125   72.375   1.629    1.47    14.61   20.28   371.76    1.02
AADV     Advantage Bancorp Inc.            WI      NASDAQ         62.250   62.250  10.600   13.18    47.34   30.60   320.62    0.38
ABCW     Anchor BanCorp Wisconsin          WI      NASDAQ         31.500   32.250   4.900   11.50    16.67   13.82   215.91    0.28
FCBF     FCB Financial Corp.               WI      NASDAQ         27.250   28.125  10.000    0.93     1.87   18.72   134.81    0.74
FTFC     First Federal Capital Corp.       WI      NASDAQ         27.875   29.000   0.966    2.29    17.37   11.46   170.18    0.45
FNGB     First Northern Capital Corp.      WI      NASDAQ         13.500   14.000   1.730    0.00     3.85    8.24    74.29    0.32
HALL     Hallmark Capital Corp.            WI      NASDAQ         15.250   15.375   4.938    7.08    37.08   10.59   145.00    0.00
MWFD     Midwest Federal Financial         WI      NASDAQ         26.500   27.500   4.167   10.42    24.71   11.70   130.06    0.33
NWEQ     Northwest Equity Corp.            WI      NASDAQ         19.000   19.000   6.875    8.57    15.15   14.53   115.59    0.46
RELI     Reliance Bancshares Inc.          WI      NASDAQ          8.875   10.125   6.500    1.43     2.90    9.18    19.01    3.00
STFR     St. Francis Capital Corp.         WI      NASDAQ         38.250   41.250  12.625   -0.65    10.87   24.78   317.28    0.48
AFBC     Advance Financial Bancorp         WV      NASDAQ         17.750   17.875  12.750    1.43     9.23   15.01    97.48      NA
FOBC     Fed One Bancorp                   WV      NASDAQ         24.875   27.000   5.358    3.65    24.38   17.45   150.73    0.59
CRZY     Crazy Woman Creek Bancorp         WY      NASDAQ         15.375   15.500  10.000    4.24     6.03   14.88    62.79    0.40
TRIC     Tri-County Bancorp Inc.           WY      NASDAQ         27.500   29.000  11.375   -0.90    20.88   23.13   151.05    0.45



                                                    PRICING RATIOS
                                             *************************************
                                              Price/    Price/   Price/ Price/Core
                                             Earnings  Bk. Value Assets  Earnings
                                                (X)      (%)      (%)      (X)
                                             --------  -------- -------- --------

JXVL     Jacksonville Bancorp Inc.               24.35   138.38    20.64     8.22
BFSB     Bedford Bancshares Inc.                 19.22   156.60    23.19    19.35
CNIT     CENIT Bancorp Inc.                      20.61   219.28    16.03    21.12
CFFC     Community Financial Corp.               16.50   130.33    17.22    16.50
ESX      Essex Bancorp Inc.                         NM       NM     2.76       NM
FFFC     FFVA Financial Corp.                    20.48   187.08    26.60    21.26
LIFB     Life Bancorp Inc.                       22.55   192.49    20.62    24.13
VABF     Virginia Beach Fed. Financial           22.17   191.09    13.67    27.25
VFFC     Virginia First Financial Corp.          19.42   212.36    17.20    36.59
CASB     Cascade Financial Corp.                 17.96   152.51    10.12    18.21
FMSB     First Mutual Savings Bank               17.89   242.36    16.45    18.25
FWWB     First SB of Washington Bancorp          19.42   159.51    23.55    20.53
HRZB     Horizon Financial Corp.                 14.92   148.28    23.18    15.20
IWBK     InterWest Bancorp Inc.                  15.93   244.89    15.54    18.12
RVSB     Riverview Bancorp Inc.                     NM   156.90    32.57       NA
STSA     Sterling Financial Corp.                17.32   162.75     8.55    19.03
WFSL     Washington Federal Inc.                 14.56   213.02    26.74    14.63
WAMU     Washington Mutual Inc.                 130.42   340.85    18.59    29.54
AADV     Advantage Bancorp Inc.                  20.15   203.43    19.42    22.39
ABCW     Anchor BanCorp Wisconsin                15.91   227.93    14.59    17.03
FCBF     FCB Financial Corp.                     21.80   145.57    20.21    21.29
FTFC     First Federal Capital Corp.             16.79   243.24    16.38    20.20
FNGB     First Northern Capital Corp.            21.09   163.83    18.17    21.77
HALL     Hallmark Capital Corp.                  16.76   144.00    10.52    17.13
MWFD     Midwest Federal Financial               15.68   226.50    20.38    20.38
NWEQ     Northwest Equity Corp.                  15.32   130.76    16.44    15.83
RELI     Reliance Bancshares Inc.                34.13    96.68    46.69    35.50
STFR     St. Francis Capital Corp.               14.88   154.36    12.06    17.96
AFBC     Advance Financial Bancorp                  NA   118.25    18.21       NA
FOBC     Fed One Bancorp                         18.56   142.55    16.50    18.70
CRZY     Crazy Woman Creek Bancorp               21.06   103.33    24.49    20.78
TRIC     Tri-County Bancorp Inc.                 18.21   118.89    18.21    17.86


KELLER & COMPANY                                                         Page 12
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                         PER SHARE
                                                               *********************************************************************
                                                                 Latest All Time All Time Monthly Quarterly  Book           12 Month
                                                                 Price    High     Low    Change   Change    Value   Assets    Div.
                                          State  Exchange         ($)      ($)     ($)      (%)      (%)      ($)     ($)      ($)
                                          -----  --------      --------- ------- ------- --------- -------- ------  -------- -------

ALL THRIFTS
         AVERAGE                                                  24.414   28.144   7.934    4.44    16.21   15.58   153.65    0.55
         MEDIAN                                                   21.000   23.500   8.875    3.31    14.73   14.98   131.80    0.35
         HIGH                                                     89.625  589.500  62.000   40.74   185.71   75.05   691.00    8.23
         LOW                                                       4.875    8.250   0.250  -27.61   -43.45    0.03     9.12    0.00

AVERAGE FOR STATE
         OH                                                       21.928   23.270   8.467    4.86    16.16   14.58   126.06    0.83

AVERAGE BY REGION
         MIDWEST                                                  22.647   23.926   8.505    4.96    15.91   15.53   132.15    0.49
         NEW ENGLAND                                              27.315   33.571   3.887    5.15    22.78   14.85   179.88    0.47
         MID ATLANTIC                                             25.768   27.237   7.725    4.91    16.24   16.18   171.58    0.44
         SOUTHEAST                                                22.894   25.802   9.872    3.61    13.80   14.91   118.49    1.23
         SOUTHWEST                                                24.863   25.587  10.383    5.54    15.91   16.69   185.46    0.36
         WEST                                                     26.991   42.443   7.121    1.90    13.77   15.95   204.64    0.30

AVERAGE BY EXCHANGE
         NYSE                                                     43.740   89.137   4.770    0.52    13.62   20.84   302.59    0.40
         AMEX                                                     20.522   22.839   8.618    4.14    22.17   14.32   128.82    1.33
         OTC/NASDAQ                                               23.962   26.177   8.004    4.62    15.84   15.48   149.73    0.49





                                                   PRICING RATIOS
                                            *************************************
                                             Price/    Price/   Price/ Price/Core
                                            Earnings  Bk. Value Assets  Earnings
                                               (X)      (%)      (%)      (X)
                                            --------  -------- -------- --------

ALL THRIFTS
         AVERAGE                                21.77   161.12    18.72    22.14
         MEDIAN                                 18.71   149.24    16.99    19.71
         HIGH                                  133.33   446.09    87.72   100.00
         LOW                                     3.08    70.36     2.76     3.20

AVERAGE FOR STATE
         OH                                     21.073  152.763   20.005   20.453

AVERAGE BY REGION
         MIDWEST                                22.63   147.96    19.51    22.71
         NEW ENGLAND                            18.89   189.13    16.20    19.94
         MID ATLANTIC                           20.36   166.19    16.62    21.30
         SOUTHEAST                              24.40   164.72    23.50    24.99
         SOUTHWEST                              19.94   149.77    18.47    19.28
         WEST                                   22.20   168.91    16.17    21.76

AVERAGE BY EXCHANGE
         NYSE                                   17.64   232.15    17.95    19.31
         AMEX                                   22.22   143.76    18.24    27.34
         OTC/NASDAQ                             21.92   159.63    18.79    21.82


                                   EXHIBIT 31

KELLER & COMPANY                                                          Page 1
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                             ASSETS AND EQUITY
                                                                           *****************************************************
                                                                                Total             Total              Total
                                                                               Assets             Equity          Tang. Equity
                                                                 State         ($000)             ($000)             ($000)
                                                                 -----     ---------------   ---------------    ---------------
FFDB          FirstFed Bancorp Inc.                               AL                176,464             16,996             15,553
SRN           Southern Banc Co.                                   AL                106,164             18,132             17,968
SCBS          Southern Community Bancshares                       AL                 70,370             15,005             15,005
SZB           SouthFirst Bancshares Inc.                          AL                 97,283             13,616             13,616
FFBH          First Federal Bancshares of AR                      AR                547,119             81,468             81,468
HCBB          HCB Bancshares Inc.                                 AR                199,946             38,165             36,781
FTF           Texarkana First Financial Corp                      AR                171,358             26,907             26,907
AFFFZ         America First Financial Fund                        CA              2,250,517            188,268            186,285
BPLS          Bank Plus Corp.                                     CA              3,920,257            177,211            176,895
BVCC          Bay View Capital Corp.                              CA              3,162,207            183,974            153,659
BYFC          Broadway Financial Corp.                            CA                124,740             13,184             13,184
CENF          CENFED Financial Corp.                              CA              2,304,678            128,179            127,976
CSA           Coast Savings Financial                             CA              9,040,413            469,973            464,532
DSL           Downey Financial Corp.                              CA              5,853,968            417,660            412,188
FSSB          First FS&LA of San Bernardino                       CA                103,674              4,492              4,329
FED           FirstFed Financial Corp.                            CA              4,104,647            211,836            209,769
GSB           Golden State Bancorp Inc.                           CA             16,432,304          1,043,578            946,157
GDW           Golden West Financial                               CA             39,228,359          2,575,220          2,575,220
AHM           H.F. Ahmanson & Co.                                 CA             46,799,157          2,386,357          2,099,972
HTHR          Hawthorne Financial Corp.                           CA                891,163             54,865             54,865
HEMT          HF Bancorp Inc.                                     CA              1,050,377             83,294             69,411
HBNK          Highland Federal Bank FSB                           CA                515,990             39,557             39,557
ITLA          ITLA Capital Corp.                                  CA                901,555             96,636             96,277
LFCO          Life Financial Corp.                                CA                294,102             49,477             49,477
MBBC          Monterey Bay Bancorp Inc.                           CA                409,663             47,137             43,697
PFFB          PFF Bancorp Inc.                                    CA              2,615,466            262,987            260,217
PROV          Provident Financial Holdings                        CA                640,634             85,407             85,407
QCBC          Quaker City Bancorp Inc.                            CA                847,024             71,634             71,634
REDF          RedFed Bancorp Inc.                                 CA                967,309             80,488             80,181
SGVB          SGV Bancorp Inc.                                    CA                408,975             30,411             29,945
WES           Westcorp                                            CA              3,757,362            341,452            340,585


                                                                      PROFITABILITY
                                                    **************************************************
                                                                    Core                     Core
                                                       ROAA         ROAA        ROAE         ROAE
                                                        (%)         (%)          (%)         (%)
                                                    --------------------------------------------------
FFDB          FirstFed Bancorp Inc.                  1.03         1.01       10.60        10.32
SRN           Southern Banc Co.                      0.47         0.47        2.77         2.77
SCBS          Southern Community Bancshares          0.55         0.90        3.18         5.16
SZB           SouthFirst Bancshares Inc.            -0.03         0.17       -0.20         1.24
FFBH          First Federal Bancshares of AR         1.06         1.01        6.82         6.51
HCBB          HCB Bancshares Inc.                   NA           NA          NA           NA
FTF           Texarkana First Financial Corp         1.40         1.73        8.49        10.43
AFFFZ         America First Financial Fund           1.99         2.01       24.62        24.79
BPLS          Bank Plus Corp.                        0.36         0.30        7.52         6.27
BVCC          Bay View Capital Corp.                 0.56         0.61        9.02         9.92
BYFC          Broadway Financial Corp.               0.29         0.29        2.61         2.61
CENF          CENFED Financial Corp.                 0.64         0.57       12.38        11.14
CSA           Coast Savings Financial                0.62         0.66       12.54        13.39
DSL           Downey Financial Corp.                 0.73         0.70        9.99         9.58
FSSB          First FS&LA of San Bernardino         -1.18        -1.18      -24.70       -24.76
FED           FirstFed Financial Corp.               0.56         0.56       11.71        11.68
GSB           Golden State Bancorp Inc.              0.63         0.74        9.94        11.69
GDW           Golden West Financial                  0.88         0.86       13.90        13.68
AHM           H.F. Ahmanson & Co.                    0.83         0.73       16.75        14.58
HTHR          Hawthorne Financial Corp.              1.07         1.04       19.43        18.86
HEMT          HF Bancorp Inc.                        0.03         0.18        0.40         2.17
HBNK          Highland Federal Bank FSB              1.12         0.86       15.34        11.72
ITLA          ITLA Capital Corp.                     1.46         1.46       13.06        13.06
LFCO          Life Financial Corp.                  NA           NA          NA           NA
MBBC          Monterey Bay Bancorp Inc.              0.46         0.42        4.11         3.79
PFFB          PFF Bancorp Inc.                       0.45         0.46        4.29         4.33
PROV          Provident Financial Holdings           0.74         0.36        5.29         2.55
QCBC          Quaker City Bancorp Inc.               0.72         0.69        8.10         7.79
REDF          RedFed Bancorp Inc.                    1.02         1.02       12.31        12.25
SGVB          SGV Bancorp Inc.                       0.39         0.31        5.04         3.95
WES           Westcorp                               0.99        -0.01       10.63        -0.11

                                                                               CAPITAL ISSUES
                                                     ********************************************************************
                                                                                          Number of          Mkt. Value
                                                          IPO                               Shares           of Shares
                                                         Date            Exchange          Outstg.              ($M)
                                                     -------------    -------------     -------------      -------------
FFDB          FirstFed Bancorp Inc.                     11-19-91           NASDAQ            1,150,998           20.43
SRN           Southern Banc Co.                         10-05-95            AMSE             1,230,313           19.84
SCBS          Southern Community Bancshares             12-23-96           NASDAQ            1,137,350           16.63
SZB           SouthFirst Bancshares Inc.                02-14-95            AMSE               847,600           13.56
FFBH          First Federal Bancshares of AR            05-03-96           NASDAQ            4,896,063          104.35
HCBB          HCB Bancshares Inc.                       05-07-97           NASDAQ            2,645,000           36.37
FTF           Texarkana First Financial Corp            07-07-95            AMSE             1,790,305           34.91
AFFFZ         America First Financial Fund                 NA              NASDAQ            6,010,589          249.44
BPLS          Bank Plus Corp.                              NA              NASDAQ           19,340,840          249.01
BVCC          Bay View Capital Corp.                    05-09-86           NASDAQ           12,421,260          340.03
BYFC          Broadway Financial Corp.                  01-09-96           NASDAQ              830,834            9.55
CENF          CENFED Financial Corp.                    10-25-91           NASDAQ            5,959,417          214.17
CSA           Coast Savings Financial                   12-23-85            NYSE            18,644,177          977.66
DSL           Downey Financial Corp.                    01-01-71            NYSE            26,753,970          652.13
FSSB          First FS&LA of San Bernardino             02-02-93           NASDAQ              328,296            3.20
FED           FirstFed Financial Corp.                  12-16-83            NYSE            10,585,046          361.21
GSB           Golden State Bancorp Inc.                 10-01-83            NYSE            50,455,630         1507.36
GDW           Golden West Financial                     05-29-59            NYSE            56,770,444         5095.15
AHM           H.F. Ahmanson & Co.                       10-25-72            NYSE            94,411,284         5363.79
HTHR          Hawthorne Financial Corp.                    NA              NASDAQ            3,088,096           55.59
HEMT          HF Bancorp Inc.                           06-30-95           NASDAQ            6,281,875          103.65
HBNK          Highland Federal Bank FSB                    NA              NASDAQ            2,300,137           71.30
ITLA          ITLA Capital Corp.                        10-24-95           NASDAQ            7,846,984          158.90
LFCO          Life Financial Corp.                         NA              NASDAQ            6,541,716          120.20
MBBC          Monterey Bay Bancorp Inc.                 02-15-95           NASDAQ            3,229,679           66.21
PFFB          PFF Bancorp Inc.                          03-29-96           NASDAQ           17,903,344          346.88
PROV          Provident Financial Holdings              06-28-96           NASDAQ            4,836,215           95.52
QCBC          Quaker City Bancorp Inc.                  12-30-93           NASDAQ            4,673,094          106.31
REDF          RedFed Bancorp Inc.                       04-08-94           NASDAQ            7,178,505          124.73
SGVB          SGV Bancorp Inc.                          06-29-95           NASDAQ            2,342,176           41.87
WES           Westcorp                                  05-01-86            NYSE            26,255,925          600.60

KELLER & COMPANY                                                          Page 2
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                             ASSETS AND EQUITY
                                                                           *****************************************************
                                                                                Total             Total              Total
                                                                               Assets             Equity          Tang. Equity
                                                                 State         ($000)             ($000)             ($000)
                                                                 -----     ---------------   ---------------    ---------------
FFBA          First Colorado Bancorp Inc.                         CO              1,512,605            197,849            195,283
ANE           Alliance Bncorp of New England                      CT                241,918             17,808             17,384
BKC           American Bank of Connecticut                        CT                609,923             53,724             51,770
BKCT          Bancorp Connecticut Inc.                            CT                423,800             45,558             45,558
BSBC          Branford Savings Bank                               CT                182,868             17,612             17,612
DIBK          Dime Financial Corp.                                CT                921,510             75,034             72,879
EGFC          Eagle Financial Corp.                               CT              2,097,179            144,701            115,127
FFES          First Federal of East Hartford                      CT                987,416             65,439             65,439
MECH          Mechanics Savings Bank                              CT                830,741             86,445             86,445
NMSB          NewMil Bancorp Inc.                                 CT                317,407             32,295             32,295
NSSB          Norwich Financial Corp.                             CT                700,860             81,776             74,236
NSSY          NSS Bancorp Inc.                                    CT                663,668             51,910             50,223
NTMG          Nutmeg Federal S&LA                                 CT                102,438              8,573              8,573
WBST          Webster Financial Corp.                             CT              6,811,014            363,584            313,059
IFSB          Independence Federal Svgs Bank                      DC                251,561             18,231             16,228
WSFS          WSFS Financial Corp.                                DE              1,495,609             82,916             82,315
BANC          BankAtlantic Bancorp Inc.                           FL              2,844,996            156,558            129,534
BKUNA         BankUnited Financial Corp.                          FL              2,145,406             99,645             85,367
FFLC          FFLC Bancorp Inc.                                   FL                383,382             52,649             52,649
FFPB          First Palm Beach Bancorp Inc.                       FL              1,808,420            113,030            110,399
OCN           Ocwen Financial Corp.                               FL              2,956,300            418,044            407,190
CCFH          CCF Holding Company                                 GA                109,342             11,651             11,651
CFBC          Community First Banking Co.                         GA                394,570             70,237             69,308
EBSI          Eagle Bancshares                                    GA                872,706             71,343             71,343
FSTC          First Citizens Corp.                                GA                337,197             34,118             26,890
FGHC          First Georgia Holding Inc.                          GA                156,383             12,849             11,791
FLFC          First Liberty Financial Corp.                       GA              1,288,919             95,028             85,652
FLAG          FLAG Financial Corp.                                GA                238,463             21,718             21,718
SFNB          Security First Network Bank                         GA                 78,653             27,657             27,260
CASH          First Midwest Financial Inc.                        IA                404,589             43,477             38,614
GFSB          GFS Bancorp Inc.                                    IA                 94,496             10,879             10,879


                                                                                    PROFITABILITY
                                                                  **************************************************
                                                                                  Core                     Core
                                                                     ROAA         ROAA        ROAE         ROAE
                                                                      (%)         (%)          (%)         (%)
                                                                  --------------------------------------------------
FFBA          First Colorado Bancorp Inc.                               1.21         1.20        9.04         8.96
ANE           Alliance Bncorp of New England                            0.81         0.76       11.64        10.93
BKC           American Bank of Connecticut                              1.30         1.10       15.46        13.05
BKCT          Bancorp Connecticut Inc.                                  1.36         1.24       13.21        12.06
BSBC          Branford Savings Bank                                     1.12         1.11       11.94        11.92
DIBK          Dime Financial Corp.                                      1.95         1.90       24.07        23.53
EGFC          Eagle Financial Corp.                                     0.38         0.51        5.10         6.85
FFES          First Federal of East Hartford                            0.53         0.60        8.36         9.47
MECH          Mechanics Savings Bank                                    1.80         1.79       17.86        17.83
NMSB          NewMil Bancorp Inc.                                       0.86         0.82        8.31         7.93
NSSB          Norwich Financial Corp.                                   1.16         1.07       10.30         9.54
NSSY          NSS Bancorp Inc.                                          0.89         0.31       11.42         3.97
NTMG          Nutmeg Federal S&LA                                       0.31         0.40        4.85         6.36
WBST          Webster Financial Corp.                                   0.46         0.73        8.62        13.84
IFSB          Independence Federal Svgs Bank                            0.54         0.23        8.03         3.40
WSFS          WSFS Financial Corp.                                      1.15         1.13       20.60        20.39
BANC          BankAtlantic Bancorp Inc.                                 1.01         0.54       18.05         9.57
BKUNA         BankUnited Financial Corp.                                0.51         0.48        8.06         7.49
FFLC          FFLC Bancorp Inc.                                         0.99         0.94        6.80         6.42
FFPB          First Palm Beach Bancorp Inc.                             0.59         0.50        8.71         7.31
OCN           Ocwen Financial Corp.                                     3.07         1.74       34.49        19.54
CCFH          CCF Holding Company                                       0.14        -0.15        1.10        -1.17
CFBC          Community First Banking Co.                               0.51         0.48        4.66         4.41
EBSI          Eagle Bancshares                                          0.62         0.76        7.26         8.90
FSTC          First Citizens Corp.                                      1.95         1.75       20.58        18.43
FGHC          First Georgia Holding Inc.                                0.66         0.78        7.97         9.53
FLFC          First Liberty Financial Corp.                             0.87         0.94       11.82        12.81
FLAG          FLAG Financial Corp.                                      0.91         0.72       10.01         7.98
SFNB          Security First Network Bank                             -28.08       -28.75      -68.24       -69.85
CASH          First Midwest Financial Inc.                              0.92         0.88        8.40         8.04
GFSB          GFS Bancorp Inc.                                          1.27         1.27       11.01        11.03

                                                                                CAPITAL ISSUES
                                                      ********************************************************************
                                                                                           Number of          Mkt. Value
                                                           IPO                               Shares           of Shares
                                                          Date            Exchange          Outstg.              ($M)
                                                      -------------    -------------     -------------      -------------
FFBA          First Colorado Bancorp Inc.              01-02-96          NASDAQ               16,484,530              354.42
ANE           Alliance Bncorp of New England           12-19-86           AMSE                 1,626,930               27.25
BKC           American Bank of Connecticut             12-01-81           AMSE                 2,313,350               93.11
BKCT          Bancorp Connecticut Inc.                 07-03-86          NASDAQ                2,543,116               90.28
BSBC          Branford Savings Bank                    11-04-86          NASDAQ                6,559,396               36.08
DIBK          Dime Financial Corp.                     07-09-86          NASDAQ                5,161,987              161.31
EGFC          Eagle Financial Corp.                    02-03-87          NASDAQ                6,316,037              252.64
FFES          First Federal of East Hartford           06-23-87          NASDAQ                2,682,291               97.90
MECH          Mechanics Savings Bank                   06-26-96          NASDAQ                5,293,266              138.95
NMSB          NewMil Bancorp Inc.                      02-01-86          NASDAQ                3,835,090               54.65
NSSB          Norwich Financial Corp.                  11-14-86          NASDAQ                5,432,341              157.54
NSSY          NSS Bancorp Inc.                         06-16-94          NASDAQ                2,410,118               72.91
NTMG          Nutmeg Federal S&LA                         NA             NASDAQ                  738,427                6.46
WBST          Webster Financial Corp.                  12-12-86          NASDAQ               13,554,224              796.31
IFSB          Independence Federal Svgs Bank           06-06-85          NASDAQ                1,281,083               18.10
WSFS          WSFS Financial Corp.                     11-26-86          NASDAQ               12,442,339              228.63
BANC          BankAtlantic Bancorp Inc.                11-29-83          NASDAQ               22,275,692              350.84
BKUNA         BankUnited Financial Corp.               12-11-85          NASDAQ                9,532,783              125.12
FFLC          FFLC Bancorp Inc.                        01-04-94          NASDAQ                3,834,625               70.75
FFPB          First Palm Beach Bancorp Inc.            09-29-93          NASDAQ                5,047,746              175.73
OCN           Ocwen Financial Corp.                       NA              NYSE                60,505,220             1274.42
CCFH          CCF Holding Company                      07-12-95          NASDAQ                  820,120               13.74
CFBC          Community First Banking Co.              07-01-97          NASDAQ                2,413,562               91.11
EBSI          Eagle Bancshares                         04-01-86          NASDAQ                5,665,694              109.77
FSTC          First Citizens Corp.                     03-01-86          NASDAQ                2,742,195               63.98
FGHC          First Georgia Holding Inc.               02-11-87          NASDAQ                3,052,319               23.66
FLFC          First Liberty Financial Corp.            12-06-83          NASDAQ                7,724,780              166.08
FLAG          FLAG Financial Corp.                     12-11-86          NASDAQ                2,036,990               32.85
SFNB          Security First Network Bank                 NA             NASDAQ                8,619,873               59.26
CASH          First Midwest Financial Inc.             09-20-93          NASDAQ                2,698,904               53.64
GFSB          GFS Bancorp Inc.                         01-06-94          NASDAQ                  988,242               14.82

KELLER & COMPANY                                                          Page 3
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                             ASSETS AND EQUITY
                                                                           *****************************************************
                                                                                Total             Total              Total
                                                                               Assets             Equity          Tang. Equity
                                                                 State         ($000)             ($000)             ($000)
                                                                 -----     ---------------   ---------------    ---------------
HZFS          Horizon Financial Svcs Corp.                        IA                 87,784              8,737              8,737
MFCX          Marshalltown Financial Corp.                        IA                125,491             20,281             20,281
MIFC          Mid-Iowa Financial Corp.                            IA                128,017             12,061             12,048
MWBI          Midwest Bancshares Inc.                             IA                149,850             10,366             10,366
FFFD          North Central Bancshares Inc.                       IA                215,133             49,303             49,303
PMFI          Perpetual Midwest Financial                         IA                401,665             34,162             34,162
SFFC          StateFed Financial Corp.                            IA                 87,542             15,345             15,345
FBNW          FirstBank Corp.                                     ID                177,870             29,221             29,221
ABCL          Alliance Bancorp Inc.                               IL              1,371,184            129,090            127,543
AVND          Avondale Financial Corp.                            IL                596,918             46,070             46,070
BFFC          Big Foot Financial Corp.                            IL                215,162             37,610             37,610
CBCI          Calumet Bancorp Inc.                                IL                488,346             79,190             79,190
CBSB          Charter Financial Inc.                              IL                393,268             56,901             50,347
CBK           Citizens First Financial Corp.                      IL                277,962             38,225             38,225
CSBF          CSB Financial Group Inc.                            IL                 48,844             12,230             11,554
EGLB          Eagle BancGroup Inc.                                IL                172,160             20,401             20,401
FBCI          Fidelity Bancorp Inc.                               IL                497,862             52,165             52,058
FFBI          First Financial Bancorp Inc.                        IL                 84,242              7,513              7,513
FMBD          First Mutual Bancorp Inc.                           IL                402,389             53,918             41,095
FSFF          First SecurityFed Financial                         IL                258,115             29,261             28,909
GTPS          Great American Bancorp                              IL                139,568             28,507             28,507
HMLK          Hemlock Federal Financial Corp                      IL                161,905             31,262             31,262
HBEI          Home Bancorp of Elgin Inc.                          IL                342,518             94,393             94,393
HMCI          HomeCorp Inc.                                       IL                326,877             22,322             22,322
KNK           Kankakee Bancorp Inc.                               IL                339,937             38,852             36,632
MAFB          MAF Bancorp Inc.                                    IL              3,370,587            262,616            230,719
NBSI          North Bancshares Inc.                               IL                122,081             16,392             16,392
PFED          Park Bancorp Inc.                                   IL                174,515             40,379             40,379
PSFI          PS Financial Inc.                                   IL                 85,698             31,985             31,985
SWBI          Southwest Bancshares                                IL                375,004             42,543             42,543
SPBC          St. Paul Bancorp Inc.                               IL              4,548,436            409,054            407,897

                                                                PROFITABILITY
                                              **************************************************
                                                              Core                     Core
                                                 ROAA         ROAA        ROAE         ROAE
                                                  (%)         (%)          (%)         (%)
                                              --------------------------------------------------
HZFS          Horizon Financial Svcs Corp.           0.81         0.66        7.85         6.37
MFCX          Marshalltown Financial Corp.           0.67         0.63        4.26         4.02
MIFC          Mid-Iowa Financial Corp.               1.27         1.15       13.68        12.41
MWBI          Midwest Bancshares Inc.                0.87         0.77       12.54        11.05
FFFD          North Central Bancshares Inc.          1.84         1.84        7.58         7.57
PMFI          Perpetual Midwest Financial            0.40         0.32        4.65         3.78
SFFC          StateFed Financial Corp.               1.28         1.28        7.20         7.20
FBNW          FirstBank Corp.                        0.85         0.51        9.25         5.55
ABCL          Alliance Bancorp Inc.                  0.76         0.84        8.37         9.35
AVND          Avondale Financial Corp.              -1.91        -1.94      -20.02       -20.35
BFFC          Big Foot Financial Corp.              NA           NA          NA           NA
CBCI          Calumet Bancorp Inc.                   1.44         1.41        9.17         8.96
CBSB          Charter Financial Inc.                 1.13         1.16        7.62         7.78
CBK           Citizens First Financial Corp.         0.61         0.54        4.15         3.70
CSBF          CSB Financial Group Inc.               0.31         0.51        1.21         1.99
EGLB          Eagle BancGroup Inc.                   0.32         0.24        2.62         2.00
FBCI          Fidelity Bancorp Inc.                  0.81         0.81        7.81         7.81
FFBI          First Financial Bancorp Inc.          -0.07         0.42       -0.86         5.18
FMBD          First Mutual Bancorp Inc.              0.31         0.28        2.16         1.95
FSFF          First SecurityFed Financial            0.18         1.16        1.50         9.67
GTPS          Great American Bancorp                 0.53         0.59        2.38         2.65
HMLK          Hemlock Federal Financial Corp         0.37         0.80        2.45         5.32
HBEI          Home Bancorp of Elgin Inc.             0.83         0.80        3.02         2.90
HMCI          HomeCorp Inc.                          0.51         0.41        7.95         6.43
KNK           Kankakee Bancorp Inc.                  0.89         0.87        8.28         8.11
MAFB          MAF Bancorp Inc.                       1.16         1.15       14.81        14.72
NBSI          North Bancshares Inc.                  0.63         0.56        4.37         3.86
PFED          Park Bancorp Inc.                      1.10         1.06        4.84         4.65
PSFI          PS Financial Inc.                      2.03         2.10        5.26         5.43
SWBI          Southwest Bancshares                   1.05         1.02        9.84         9.55
SPBC          St. Paul Bancorp Inc.                  1.07         1.07       12.09        12.11


                                                                          CAPITAL ISSUES
                                                ********************************************************************
                                                                                     Number of          Mkt. Value
                                                     IPO                               Shares           of Shares
                                                    Date            Exchange          Outstg.              ($M)
                                                -------------    -------------     -------------      -------------
HZFS          Horizon Financial Svcs Corp.      06-30-94          NASDAQ                  851,080                8.51
MFCX          Marshalltown Financial Corp.      03-31-94          NASDAQ                1,411,475               24.35
MIFC          Mid-Iowa Financial Corp.          10-14-92          NASDAQ                1,678,088               16.36
MWBI          Midwest Bancshares Inc.           11-12-92          NASDAQ                1,017,933               13.83
FFFD          North Central Bancshares Inc.     03-21-96          NASDAQ                3,257,983               58.64
PMFI          Perpetual Midwest Financial       03-31-94          NASDAQ                1,873,075               41.68
SFFC          StateFed Financial Corp.          01-05-94          NASDAQ                1,557,446               20.05
FBNW          FirstBank Corp.                   07-02-97          NASDAQ                1,983,750               33.72
ABCL          Alliance Bancorp Inc.             07-07-92          NASDAQ                8,020,348              194.49
AVND          Avondale Financial Corp.          04-07-95          NASDAQ                3,494,545               61.15
BFFC          Big Foot Financial Corp.          12-20-96          NASDAQ                2,512,750               43.66
CBCI          Calumet Bancorp Inc.              02-20-92          NASDAQ                3,166,196               97.62
CBSB          Charter Financial Inc.            12-29-95          NASDAQ                4,149,758               73.66
CBK           Citizens First Financial Corp.    05-01-96           AMSE                 2,583,793               47.48
CSBF          CSB Financial Group Inc.          10-09-95          NASDAQ                  941,850               11.30
EGLB          Eagle BancGroup Inc.              07-01-96          NASDAQ                1,197,905               21.11
FBCI          Fidelity Bancorp Inc.             12-15-93          NASDAQ                2,794,978               70.92
FFBI          First Financial Bancorp Inc.      10-04-93          NASDAQ                  415,149                8.10
FMBD          First Mutual Bancorp Inc.         07-05-95          NASDAQ                3,506,670               64.87
FSFF          First SecurityFed Financial       10-31-97          NASDAQ                       NA               NA
GTPS          Great American Bancorp            06-30-95          NASDAQ                1,696,976               32.67
HMLK          Hemlock Federal Financial Corp    04-02-97          NASDAQ                2,076,325               31.92
HBEI          Home Bancorp of Elgin Inc.        09-27-96          NASDAQ                6,855,799              122.55
HMCI          HomeCorp Inc.                     06-22-90          NASDAQ                1,707,527               29.45
KNK           Kankakee Bancorp Inc.             01-06-93           AMSE                 1,425,568               44.91
MAFB          MAF Bancorp Inc.                  01-12-90          NASDAQ               15,249,102              493.69
NBSI          North Bancshares Inc.             12-21-93          NASDAQ                  961,870               23.08
PFED          Park Bancorp Inc.                 08-12-96          NASDAQ                2,431,441               43.16
PSFI          PS Financial Inc.                 11-27-96          NASDAQ                2,166,625               37.10
SWBI          Southwest Bancshares              06-24-92          NASDAQ                2,657,075               55.13
SPBC          St. Paul Bancorp Inc.             05-18-87          NASDAQ               34,133,382              853.33


KELLER & COMPANY                                                          Page 4
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                             ASSETS AND EQUITY
                                                                           *****************************************************
                                                                                Total             Total              Total
                                                                               Assets             Equity          Tang. Equity
                                                                 State         ($000)             ($000)             ($000)
                                                                 -----     ---------------   ---------------    ---------------
SFSB          SuburbFed Financial Corp.                           IL                432,559             28,695             28,599
WCBI          Westco Bancorp                                      IL                309,070             48,032             48,032
FBCV          1ST Bancorp                                         IN                260,935             22,574             22,144
AMFC          AMB Financial Corp.                                 IN                103,388             14,411             14,411
ASBI          Ameriana Bancorp                                    IN                393,028             44,054             44,028
ATSB          AmTrust Capital Corp.                               IN                 69,685              7,615              7,540
FFWC          FFW Corp.                                           IN                181,468             17,610             15,984
FFED          Fidelity Federal Bancorp                            IN                235,336             14,381             14,381
FISB          First Indiana Corporation                           IN              1,547,121            149,177            147,401
HFGI          Harrington Financial Group                          IN                521,043             25,222             25,222
HBFW          Home Bancorp                                        IN                334,862             44,491             44,491
HBBI          Home Building Bancorp                               IN                 41,746              5,893              5,893
HOMF          Home Federal Bancorp                                IN                694,109             60,080             58,308
HWEN          Home Financial Bancorp                              IN                 41,309              7,251              7,251
INCB          Indiana Community Bank SB                           IN                 96,089             11,413             11,413
LOGN          Logansport Financial Corp.                          IN                 85,801             16,211             16,211
LSBI          LSB Financial Corp.                                 IN                200,266             17,290             17,290
MARN          Marion Capital Holdings                             IN                179,822             39,467             39,467
MFBC          MFB Corp.                                           IN                255,921             33,521             33,521
MONT          Montgomery Financial Corp.                          IN                101,986             19,521             19,521
NEIB          Northeast Indiana Bancorp                           IN                190,319             27,342             27,342
PFDC          Peoples Bancorp                                     IN                287,564             43,723             43,723
PERM          Permanent Bancorp Inc.                              IN                433,568             41,026             40,489
RIVR          River Valley Bancorp                                IN                138,461             17,611             17,359
SOBI          Sobieski Bancorp Inc.                               IN                 84,279             12,453             12,453
FFSL          First Independence Corp.                            KS                112,523             11,529             11,529
LARK          Landmark Bancshares Inc.                            KS                227,736             32,062             32,062
MCBS          Mid Continent Bancshares Inc.                       KS                408,590             38,359             38,359
CKFB          CKF Bancorp Inc.                                    KY                 59,868             14,171             14,171
CLAS          Classic Bancshares Inc.                             KY                132,186             19,666             16,701
FFKY          First Federal Financial Corp.                       KY                382,585             52,421             49,457

                                                                PROFITABILITY
                                              **************************************************
                                                              Core                     Core
                                                 ROAA         ROAA        ROAE         ROAE
                                                  (%)         (%)          (%)         (%)
                                              --------------------------------------------------
SFSB          SuburbFed Financial Corp.             0.66         0.54       10.11         8.28
WCBI          Westco Bancorp                        1.50         1.41        9.74         9.19
FBCV          1ST Bancorp                           0.72         0.36        8.73         4.40
AMFC          AMB Financial Corp.                   1.03         0.73        6.30         4.46
ASBI          Ameriana Bancorp                      0.92         0.82        8.36         7.51
ATSB          AmTrust Capital Corp.                 0.40         0.23        3.86         2.27
FFWC          FFW Corp.                             1.05         1.03       10.54        10.34
FFED          Fidelity Federal Bancorp              0.75         0.73       14.15        13.74
FISB          First Indiana Corporation             1.15         0.95       12.00         9.90
HFGI          Harrington Financial Group            0.43         0.36        9.01         7.49
HBFW          Home Bancorp                          0.56         0.89        3.96         6.29
HBBI          Home Building Bancorp                 0.75         0.73        5.76         5.65
HOMF          Home Federal Bancorp                  1.33         1.21       15.87        14.44
HWEN          Home Financial Bancorp                0.85         0.74        4.60         4.00
INCB          Indiana Community Bank SB             0.53         0.53        4.30         4.30
LOGN          Logansport Financial Corp.            1.42         1.47        7.28         7.54
LSBI          LSB Financial Corp.                   0.78         0.69        8.67         7.65
MARN          Marion Capital Holdings               1.70         1.68        7.49         7.40
MFBC          MFB Corp.                             0.83         0.83        5.63         5.62
MONT          Montgomery Financial Corp.            0.69         0.69        5.12         5.12
NEIB          Northeast Indiana Bancorp             1.20         1.20        7.78         7.78
PFDC          Peoples Bancorp                       1.12         1.46        7.29         9.55
PERM          Permanent Bancorp Inc.                0.62         0.62        6.64         6.61
RIVR          River Valley Bancorp                  0.76         0.57        6.28         4.75
SOBI          Sobieski Bancorp Inc.                 0.62         0.57        3.88         3.56
FFSL          First Independence Corp.              0.65         0.65        6.09         6.09
LARK          Landmark Bancshares Inc.              1.11         0.98        7.62         6.70
MCBS          Mid Continent Bancshares Inc.         1.03         1.17        9.74        11.06
CKFB          CKF Bancorp Inc.                      1.82         1.37        7.51         5.63
CLAS          Classic Bancshares Inc.               0.81         0.62        5.53         4.25
FFKY          First Federal Financial Corp.         1.64         1.62       11.99        11.85


                                                                            CAPITAL ISSUES
                                                  ********************************************************************
                                                                                       Number of          Mkt. Value
                                                       IPO                               Shares           of Shares
                                                      Date            Exchange          Outstg.              ($M)
                                                  -------------    -------------     -------------      -------------
SFSB          SuburbFed Financial Corp.          03-04-92          NASDAQ                1,262,507               40.08
WCBI          Westco Bancorp                     06-26-92          NASDAQ                2,473,953               66.80
FBCV          1ST Bancorp                        04-07-87          NASDAQ                  691,726               24.90
AMFC          AMB Financial Corp.                04-01-96          NASDAQ                  963,798               15.06
ASBI          Ameriana Bancorp                   03-02-87          NASDAQ                3,231,407               65.44
ATSB          AmTrust Capital Corp.              03-28-95          NASDAQ                  526,479                7.30
FFWC          FFW Corp.                          04-05-93          NASDAQ                  714,847               21.80
FFED          Fidelity Federal Bancorp           08-31-87          NASDAQ                2,791,051               25.12
FISB          First Indiana Corporation          08-02-83          NASDAQ               10,561,326              250.83
HFGI          Harrington Financial Group            NA             NASDAQ                3,256,738               42.34
HBFW          Home Bancorp                       03-30-95          NASDAQ                2,524,779               52.70
HBBI          Home Building Bancorp              02-08-95          NASDAQ                  311,660                6.86
HOMF          Home Federal Bancorp               01-23-88          NASDAQ                5,101,692              109.69
HWEN          Home Financial Bancorp             07-02-96          NASDAQ                  464,526                7.75
INCB          Indiana Community Bank SB          12-15-94          NASDAQ                  922,039               14.75
LOGN          Logansport Financial Corp.         06-14-95          NASDAQ                1,260,620               19.22
LSBI          LSB Financial Corp.                02-03-95          NASDAQ                  916,350               23.83
MARN          Marion Capital Holdings            03-18-93          NASDAQ                1,775,812               49.72
MFBC          MFB Corp.                          03-25-94          NASDAQ                1,650,567               38.38
MONT          Montgomery Financial Corp.         07-01-97          NASDAQ                1,653,032               19.84
NEIB          Northeast Indiana Bancorp          06-28-95          NASDAQ                1,762,727               34.37
PFDC          Peoples Bancorp                    07-07-87          NASDAQ                3,411,042               52.30
PERM          Permanent Bancorp Inc.             04-04-94          NASDAQ                2,102,805               50.47
RIVR          River Valley Bancorp               12-20-96          NASDAQ                1,190,250               20.23
SOBI          Sobieski Bancorp Inc.              03-31-95          NASDAQ                  779,500               13.25
FFSL          First Independence Corp.           10-08-93          NASDAQ                  978,333               14.43
LARK          Landmark Bancshares Inc.           03-28-94          NASDAQ                1,688,641               42.64
MCBS          Mid Continent Bancshares Inc.      06-27-94          NASDAQ                1,958,250               55.81
CKFB          CKF Bancorp Inc.                   01-04-95          NASDAQ                  903,175               17.16
CLAS          Classic Bancshares Inc.            12-29-95          NASDAQ                1,299,950               20.47
FFKY          First Federal Financial Corp.      07-15-87          NASDAQ                4,159,196               90.98

KELLER & COMPANY                                                          Page 5
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                             ASSETS AND EQUITY
                                                                           *****************************************************
                                                                                Total             Total              Total
                                                                               Assets             Equity          Tang. Equity
                                                                 State         ($000)             ($000)             ($000)
                                                                 -----     ---------------   ---------------    ---------------
FLKY          First Lancaster Bancshares                          KY                 47,184             13,907             13,907
FTSB          Fort Thomas Financial Corp.                         KY                 97,843             15,786             15,786
FKKY          Frankfort First Bancorp Inc.                        KY                133,255             22,426             22,426
GWBC          Gateway Bancorp Inc.                                KY                 62,609             17,370             17,370
GTFN          Great Financial Corp.                               KY              2,893,505            291,347            279,661
HFFB          Harrodsburg First Fin Bancorp                       KY                108,949             29,334             29,334
KYF           Kentucky First Bancorp Inc.                         KY                 88,089             14,711             14,711
ANA           Acadiana Bancshares Inc.                            LA                274,018             46,433             46,433
GSLA          GS Financial Corp.                                  LA                131,071             56,525             56,525
ISBF          ISB Financial Corp.                                 LA                956,048            115,252             98,616
MERI          Meritrust Federal SB                                LA                233,311             19,270             19,270
TSH           Teche Holding Co.                                   LA                406,253             53,384             53,384
ABBK          Abington Bancorp Inc.                               MA                501,622             35,744             32,394
AFCB          Affiliated Community Bancorp                        MA              1,128,579            110,158            109,565
ANDB          Andover Bancorp Inc.                                MA              1,280,601            103,988            103,988
BFD           BostonFed Bancorp Inc.                              MA                960,704             81,806             78,758
CEBK          Central Co-operative Bank                           MA                358,424             35,472             31,944
EIRE          Emerald Isle Bancorp Inc.                           MA                443,503             30,991             30,991
FCB           Falmouth Bancorp Inc.                               MA                 93,915             22,410             22,410
FESX          First Essex Bancorp Inc.                            MA              1,209,698             89,542             78,333
FAB           FirstFed America Bancorp Inc.                       MA              1,036,062            126,439            126,439
HIFS          Hingham Instit. for Savings                         MA                216,240             20,987             20,987
HPBC          Home Port Bancorp Inc.                              MA                201,014             21,452             21,452
IPSW          Ipswich Savings Bank                                MA                202,509             11,370             11,370
LSBX          Lawrence Savings Bank                               MA                352,980             33,606             33,606
MASB          MASSBANK Corp.                                      MA                932,757            100,570             99,059
MFLR          Mayflower Co-operative Bank                         MA                125,671             12,170             11,966
MDBK          Medford Savings Bank                                MA              1,106,345             99,739             93,463
MWBX          MetroWest Bank                                      MA                585,760             43,743             43,743
PBKB          People's Bancshares Inc.                            MA                717,451             29,415             28,207
SWCB          Sandwich Bancorp Inc.                               MA                511,765             40,604             39,026


                                                              PROFITABILITY
                                            **************************************************
                                                            Core                     Core
                                               ROAA         ROAA        ROAE         ROAE
                                                (%)         (%)          (%)         (%)
                                            --------------------------------------------------
FLKY          First Lancaster Bancshares          1.24         1.24        3.64         3.64
FTSB          Fort Thomas Financial Corp.         1.22         1.22        7.18         7.18
FKKY          Frankfort First Bancorp Inc.        0.09         0.63        0.37         2.74
GWBC          Gateway Bancorp Inc.                0.94         0.94        3.60         3.59
GTFN          Great Financial Corp.               1.05         0.77       10.85         8.01
HFFB          Harrodsburg First Fin Bancorp       1.03         1.35        3.80         4.99
KYF           Kentucky First Bancorp Inc.         1.15         1.14        6.64         6.60
ANA           Acadiana Bancshares Inc.            0.98         0.95        5.62         5.44
GSLA          GS Financial Corp.                  1.31         1.32        3.48         3.50
ISBF          ISB Financial Corp.                 0.74         0.72        5.86         5.76
MERI          Meritrust Federal SB                1.15         1.15       14.61        14.61
TSH           Teche Holding Co.                   0.70         0.96        5.06         6.97
ABBK          Abington Bancorp Inc.               0.85         0.76       12.37        11.05
AFCB          Affiliated Community Bancorp        1.09         1.08       11.13        11.05
ANDB          Andover Bancorp Inc.                1.06         1.03       13.25        12.93
BFD           BostonFed Bancorp Inc.              0.72         0.66        7.52         6.87
CEBK          Central Co-operative Bank           0.88         0.83        8.71         8.20
EIRE          Emerald Isle Bancorp Inc.           0.87         0.92       12.49        13.23
FCB           Falmouth Bancorp Inc.               0.83         0.80        3.41         3.26
FESX          First Essex Bancorp Inc.            0.90         0.77       12.42        10.65
FAB           FirstFed America Bancorp Inc.       0.05         0.47        0.56         4.89
HIFS          Hingham Instit. for Savings         1.25         1.25       12.96        12.96
HPBC          Home Port Bancorp Inc.              1.69         1.67       15.80        15.64
IPSW          Ipswich Savings Bank                1.21         0.97       20.35        16.37
LSBX          Lawrence Savings Bank               1.75         1.74       20.22        20.08
MASB          MASSBANK Corp.                      1.10         1.03       10.53         9.90
MFLR          Mayflower Co-operative Bank         1.03         0.92       10.64         9.53
MDBK          Medford Savings Bank                1.07         1.00       12.00        11.19
MWBX          MetroWest Bank                      1.38         1.37       18.11        18.02
PBKB          People's Bancshares Inc.            0.84         0.46       15.14         8.32
SWCB          Sandwich Bancorp Inc.               0.97         0.95       12.19        11.95


                                                                          CAPITAL ISSUES
                                                ********************************************************************
                                                                                     Number of          Mkt. Value
                                                     IPO                               Shares           of Shares
                                                    Date            Exchange          Outstg.              ($M)
                                                -------------    -------------     -------------      -------------
FLKY          First Lancaster Bancshares       07-01-96          NASDAQ                  951,262               15.22
FTSB          Fort Thomas Financial Corp.      06-28-95          NASDAQ                1,495,086               19.62
FKKY          Frankfort First Bancorp Inc.     07-10-95          NASDAQ                3,279,952               33.21
GWBC          Gateway Bancorp Inc.             01-18-95          NASDAQ                1,075,754               19.36
GTFN          Great Financial Corp.            03-31-94          NASDAQ               13,823,438              589.22
HFFB          Harrodsburg First Fin Bancorp    10-04-95          NASDAQ                2,024,756               30.12
KYF           Kentucky First Bancorp Inc.      08-29-95           AMSE                 1,302,694               18.40
ANA           Acadiana Bancshares Inc.         07-16-96           AMSE                 2,697,350               60.02
GSLA          GS Financial Corp.               04-01-97          NASDAQ                3,438,500               56.31
ISBF          ISB Financial Corp.              04-07-95          NASDAQ                6,900,710              189.77
MERI          Meritrust Federal SB                NA             NASDAQ                  774,176               36.39
TSH           Teche Holding Co.                04-19-95           AMSE                 3,437,530               65.31
ABBK          Abington Bancorp Inc.            06-10-86          NASDAQ                1,839,788               58.87
AFCB          Affiliated Community Bancorp     10-19-95          NASDAQ                6,492,609              181.79
ANDB          Andover Bancorp Inc.             05-08-86          NASDAQ                5,148,658              189.21
BFD           BostonFed Bancorp Inc.           10-24-95           AMSE                 5,649,937              119.00
CEBK          Central Co-operative Bank        10-24-86          NASDAQ                1,965,000               44.21
EIRE          Emerald Isle Bancorp Inc.        09-08-86          NASDAQ                2,249,786               55.68
FCB           Falmouth Bancorp Inc.            03-28-96           AMSE                 1,454,750               24.00
FESX          First Essex Bancorp Inc.         08-04-87          NASDAQ                7,526,726              153.36
FAB           FirstFed America Bancorp Inc.    01-15-97           AMSE                 8,707,152              190.47
HIFS          Hingham Instit. for Savings      12-20-88          NASDAQ                1,303,500               35.68
HPBC          Home Port Bancorp Inc.           08-25-88          NASDAQ                1,841,890               43.51
IPSW          Ipswich Savings Bank             05-26-93          NASDAQ                2,377,801               31.51
LSBX          Lawrence Savings Bank            05-02-86          NASDAQ                4,284,500               54.09
MASB          MASSBANK Corp.                   05-28-86          NASDAQ                3,560,578              169.13
MFLR          Mayflower Co-operative Bank      12-23-87          NASDAQ                  890,400               17.36
MDBK          Medford Savings Bank             03-18-86          NASDAQ                4,541,148              163.48
MWBX          MetroWest Bank                   10-10-86          NASDAQ               13,956,235              107.30
PBKB          People's Bancshares Inc.         10-30-86          NASDAQ                3,283,086               65.66
SWCB          Sandwich Bancorp Inc.            07-25-86          NASDAQ                1,919,000               71.00

KELLER & COMPANY                                                          Page 6
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                             ASSETS AND EQUITY
                                                                           *****************************************************
                                                                                Total             Total              Total
                                                                               Assets             Equity          Tang. Equity
                                                                 State         ($000)             ($000)             ($000)
                                                                 -----     ---------------   ---------------    ---------------
SISB          SIS Bancorp Inc.                                    MA              1,453,017            106,958            106,958
SOSA          Somerset Savings Bank                               MA                520,339             34,333             34,333
WRNB          Warren Bancorp Inc.                                 MA                364,130             38,762             38,762
EQSB          Equitable Federal Savings Bank                      MD                308,197             15,534             15,534
HRBF          Harbor Federal Bancorp Inc.                         MD                217,202             28,356             28,356
MFSL          Maryland Federal Bancorp                            MD              1,175,006             99,697             98,560
WSB           Washington Savings Bank, FSB                        MD                267,870             22,443             22,443
WHGB          WHG Bancshares Corp.                                MD                100,235             20,704             20,704
FCME          First Coastal Corp.                                 ME                148,571             14,485             14,485
KSBK          KSB Bancorp Inc.                                    ME                149,657             11,018             10,475
MCBN          Mid-Coast Bancorp Inc.                              ME                 61,473              5,277              5,277
NBN           Northeast Bancorp                                   ME                265,442             20,465             18,319
PHBK          Peoples Heritage Finl Group                         ME              6,056,083            451,071            385,019
BWFC          Bank West Financial Corp.                           MI                164,854             23,322             23,322
CFSB          CFSB Bancorp Inc.                                   MI                859,962             66,271             66,271
DNFC          D & N Financial Corp.                               MI              1,754,069             92,144             91,218
FLGS          Flagstar Bancorp Inc.                               MI              2,033,260            121,549            116,711
MSBF          MSB Financial Inc.                                  MI                 77,014             12,740             12,740
MSBK          Mutual Savings Bank FSB                             MI                654,127             41,642             41,642
OFCP          Ottawa Financial Corp.                              MI                866,966             75,736             61,184
THR           Three Rivers Financial Corp.                        MI                 94,216             12,973             12,927
BDJI          First Federal Bancorporation                        MN                111,492             11,941             11,941
FFHH          FSF Financial Corp.                                 MN                388,135             43,362             43,362
HMNF          HMN Financial Inc.                                  MN                568,847             84,619             84,619
MIVI          Mississippi View Holding Co.                        MN                 68,546             12,068             12,068
QCFB          QCF Bancorp Inc.                                    MN                158,192             26,020             26,020
WEFC          Wells Financial Corp.                               MN                204,761             29,113             29,113
CMRN          Cameron Financial Corp                              MO                208,105             45,136             45,136
CAPS          Capital Savings Bancorp Inc.                        MO                242,259             22,143             22,143
CBES          CBES Bancorp Inc.                                   MO                106,635             18,039             18,039
CNSB          CNS Bancorp Inc.                                    MO                 97,411             23,698             23,698


                                                             PROFITABILITY
                                           **************************************************
                                                           Core                     Core
                                              ROAA         ROAA        ROAE         ROAE
                                               (%)         (%)          (%)         (%)
                                           --------------------------------------------------
SISB          SIS Bancorp Inc.                        0.83         0.82       11.45        11.33
SOSA          Somerset Savings Bank                   1.02         0.99       16.91        16.47
WRNB          Warren Bancorp Inc.                     2.17         1.76       21.57        17.57
EQSB          Equitable Federal Savings Ban           0.46         0.73        9.13        14.49
HRBF          Harbor Federal Bancorp Inc.             0.71         0.71        5.50         5.50
MFSL          Maryland Federal Bancorp                0.65         0.91        7.88        11.00
WSB           Washington Savings Bank, FSB            0.44         0.62        5.07         7.14
WHGB          WHG Bancshares Corp.                    0.52         0.85        2.25         3.72
FCME          First Coastal Corp.                     4.13         3.97       46.76        44.97
KSBK          KSB Bancorp Inc.                        1.07         1.08       14.91        14.95
MCBN          Mid-Coast Bancorp Inc.                  0.76         0.72        8.73         8.25
NBN           Northeast Bancorp                       0.75         0.61        9.72         7.89
PHBK          Peoples Heritage Finl Group             1.30         1.30       16.38        16.37
BWFC          Bank West Financial Corp.               1.03         0.57        6.76         3.72
CFSB          CFSB Bancorp Inc.                       1.21         1.14       15.78        14.86
DNFC          D & N Financial Corp.                   0.90         0.83       15.93        14.74
FLGS          Flagstar Bancorp Inc.                   1.43         1.43       22.84        22.84
MSBF          MSB Financial Inc.                      1.50         1.44        8.42         8.08
MSBK          Mutual Savings Bank FSB                 0.10         0.02        1.57         0.35
OFCP          Ottawa Financial Corp.                  0.80         0.79        9.08         8.88
THR           Three Rivers Financial Corp.            0.90         0.86        6.48         6.19
BDJI          First Federal Bancorporation            0.65         0.63        5.87         5.72
FFHH          FSF Financial Corp.                     0.84         0.84        7.03         6.96
HMNF          HMN Financial Inc.                      1.00         0.85        6.83         5.81
MIVI          Mississippi View Holding Co.            1.07         1.05        6.04         5.95
QCFB          QCF Bancorp Inc.                        1.65         1.65        9.33         9.33
WEFC          Wells Financial Corp.                   1.06         1.04        7.49         7.37
CMRN          Cameron Financial Corp                  1.06         1.32        4.41         5.51
CAPS          Capital Savings Bancorp Inc.            0.95         0.94       10.99        10.77
CBES          CBES Bancorp Inc.                       1.24         1.13        6.89         6.28
CNSB          CNS Bancorp Inc.                        0.79         0.80        3.20         3.23


                                                                        CAPITAL ISSUES
                                              ********************************************************************
                                                                                   Number of          Mkt. Value
                                                   IPO                               Shares           of Shares
                                                  Date            Exchange          Outstg.              ($M)
                                              -------------    -------------     -------------      -------------
SISB          SIS Bancorp Inc.                    02-08-95          NASDAQ                5,580,842              193.93
SOSA          Somerset Savings Bank               07-09-86          NASDAQ               16,651,602               87.42
WRNB          Warren Bancorp Inc.                 07-09-86          NASDAQ                3,798,427               74.07
EQSB          Equitable Federal Savings Ban       09-10-93          NASDAQ                  602,200               22.28
HRBF          Harbor Federal Bancorp Inc.         08-12-94          NASDAQ                1,693,420               38.53
MFSL          Maryland Federal Bancorp            06-02-87          NASDAQ                6,467,390              139.05
WSB           Washington Savings Bank, FSB           NA              AMSE                 4,347,956               27.17
WHGB          WHG Bancshares Corp.                04-01-96          NASDAQ                1,462,107               22.30
FCME          First Coastal Corp.                    NA             NASDAQ                1,359,194               17.84
KSBK          KSB Bancorp Inc.                    06-24-93          NASDAQ                1,238,115               16.41
MCBN          Mid-Coast Bancorp Inc.              11-02-89          NASDAQ                  232,991                6.29
NBN           Northeast Bancorp                   08-19-87           AMSE                 1,293,642               24.58
PHBK          Peoples Heritage Finl Group         12-04-86          NASDAQ               27,474,529             1162.53
BWFC          Bank West Financial Corp.           03-30-95          NASDAQ                1,753,475               33.32
CFSB          CFSB Bancorp Inc.                   06-22-90          NASDAQ                5,086,891              146.88
DNFC          D & N Financial Corp.               02-13-85          NASDAQ                8,244,263              174.16
FLGS          Flagstar Bancorp Inc.                  NA             NASDAQ               13,670,000              283.65
MSBF          MSB Financial Inc.                  02-06-95          NASDAQ                1,233,622               21.28
MSBK          Mutual Savings Bank FSB             07-17-92          NASDAQ                4,279,154               62.58
OFCP          Ottawa Financial Corp.              08-19-94          NASDAQ                5,353,334              145.21
THR           Three Rivers Financial Corp.        08-24-95           AMSE                   823,540               13.69
BDJI          First Federal Bancorporation        04-04-95          NASDAQ                  672,566               14.80
FFHH          FSF Financial Corp.                 10-07-94          NASDAQ                3,009,715               59.07
HMNF          HMN Financial Inc.                  06-30-94          NASDAQ                4,211,836              104.24
MIVI          Mississippi View Holding Co.        03-24-95          NASDAQ                  740,243               12.58
QCFB          QCF Bancorp Inc.                    04-03-95          NASDAQ                1,381,683               34.54
WEFC          Wells Financial Corp.               04-11-95          NASDAQ                1,959,360               32.33
CMRN          Cameron Financial Corp              04-03-95          NASDAQ                2,626,696               47.28
CAPS          Capital Savings Bancorp Inc.        12-29-93          NASDAQ                1,891,800               33.11
CBES          CBES Bancorp Inc.                   09-30-96          NASDAQ                1,024,958               21.01
CNSB          CNS Bancorp Inc.                    06-12-96          NASDAQ                1,653,125               29.34

KELLER & COMPANY                                                          Page 7
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                             ASSETS AND EQUITY
                                                                           *****************************************************
                                                                                Total             Total              Total
                                                                               Assets             Equity          Tang. Equity
                                                                 State         ($000)             ($000)             ($000)
                                                                 -----     ---------------   ---------------    ---------------
FBSI          First Bancshares Inc.                               MO                162,755             22,657             22,657
FTNB          Fulton Bancorp Inc.                                 MO                103,713             25,585             25,585
GSBC          Great Southern Bancorp Inc.                         MO                727,533             62,940             62,940
HFSA          Hardin Bancorp Inc.                                 MO                117,364             13,536             13,536
JSBA          Jefferson Savings Bancorp                           MO              1,257,753            113,516             89,043
JOAC          Joachim Bancorp Inc.                                MO                 35,073              9,870              9,870
LXMO          Lexington B&L Financial Corp.                       MO                 59,236             16,775             16,775
MBLF          MBLA Financial Corp.                                MO                224,013             28,347             28,347
NASB          North American Savings Bank                         MO                736,585             56,547             54,645
NSLB          NS&L Bancorp Inc.                                   MO                 59,711             11,679             11,679
PCBC          Perry County Financial Corp.                        MO                 81,105             15,570             15,570
SMFC          Sho-Me Financial Corp.                              MO                344,849             31,138             31,138
SMBC          Southern Missouri Bancorp Inc.                      MO                163,297             26,376             26,376
CFTP          Community Federal Bancorp                           MS                215,953             57,701             57,701
FFBS          FFBS BanCorp Inc.                                   MS                134,952             22,544             22,544
EFBC          Empire Federal Bancorp Inc.                         MT                110,540             40,200             40,200
GBCI          Glacier Bancorp Inc.                                MT                573,968             57,332             55,929
UBMT          United Financial Corp.                              MT                103,082             24,757             24,757
WSTR          WesterFed Financial Corp.                           MT                999,203            106,148             85,632
CFNC          Carolina Fincorp Inc.                               NC                114,069             25,764             25,764
CENB          Century Bancorp Inc.                                NC                100,937             30,572             30,572
COOP          Cooperative Bankshares Inc.                         NC                359,535             27,652             27,652
SOPN          First Savings Bancorp Inc.                          NC                295,315             67,949             67,949
GSFC          Green Street Financial Corp.                        NC                177,962             62,946             62,946
HBS           Haywood Bancshares Inc.                             NC                152,796             21,672             20,931
HFNC          HFNC Financial Corp.                                NC                866,859            163,027            163,027
KSAV          KS Bancorp Inc.                                     NC                109,937             14,554             14,549
MBSP          Mitchell Bancorp Inc.                               NC                 34,591             14,303             14,303
PDB           Piedmont Bancorp Inc.                               NC                126,544             20,791             20,791
SSB           Scotland Bancorp Inc.                               NC                 64,399             14,561             14,561
SSFC          South Street Financial Corp.                        NC                240,524             61,718             61,718


                                                             PROFITABILITY
                                           **************************************************
                                                           Core                     Core
                                              ROAA         ROAA        ROAE         ROAE
                                               (%)         (%)          (%)         (%)
                                           --------------------------------------------------
FBSI          First Bancshares Inc.               1.20         1.08        8.49         7.68
FTNB          Fulton Bancorp Inc.                 1.25         1.08        5.41         4.69
GSBC          Great Southern Bancorp Inc.         1.85         1.74       21.01        19.81
HFSA          Hardin Bancorp Inc.                 0.80         0.75        5.88         5.55
JSBA          Jefferson Savings Bancorp           0.79         0.76        9.60         9.32
JOAC          Joachim Bancorp Inc.                0.79         0.79        2.72         2.72
LXMO          Lexington B&L Financial Corp.       1.02         1.32        3.45         4.46
MBLF          MBLA Financial Corp.                0.83         0.85        6.50         6.63
NASB          North American Savings Bank         1.27         1.20       17.21        16.21
NSLB          NS&L Bancorp Inc.                   0.49         0.77        2.39         3.72
PCBC          Perry County Financial Corp.        0.93         1.07        4.97         5.72
SMFC          Sho-Me Financial Corp.              1.30         1.24       13.64        12.97
SMBC          Southern Missouri Bancorp Inc       0.93         0.90        5.81         5.61
CFTP          Community Federal Bancorp           1.46         1.45        4.73         4.71
FFBS          FFBS BanCorp Inc.                   1.41         1.41        7.42         7.42
EFBC          Empire Federal Bancorp Inc.        NA           NA          NA           NA
GBCI          Glacier Bancorp Inc.                1.50         1.54       15.68        16.10
UBMT          United Financial Corp.              1.41         1.40        6.06         6.01
WSTR          WesterFed Financial Corp.           0.80         0.76        6.90         6.60
CFNC          Carolina Fincorp Inc.               1.20         1.16        5.52         5.32
CENB          Century Bancorp Inc.                1.58         1.59        6.21         6.25
COOP          Cooperative Bankshares Inc.         0.63         0.63        8.26         8.21
SOPN          First Savings Bancorp Inc.          1.76         1.76        7.28         7.28
GSFC          Green Street Financial Corp.        1.58         1.58        4.47         4.47
HBS           Haywood Bancshares Inc.             1.37         1.37        9.41         9.41
HFNC          HFNC Financial Corp.                1.21         1.05        5.28         4.55
KSAV          KS Bancorp Inc.                     1.21         1.20        8.84         8.77
MBSP          Mitchell Bancorp Inc.               1.62         1.62        3.79         3.79
PDB           Piedmont Bancorp Inc.              -0.25         0.57       -1.39         3.19
SSB           Scotland Bancorp Inc.               1.89         1.88        6.39         6.36
SSFC          South Street Financial Corp.        1.23         1.19        6.85         6.62


                                                                          CAPITAL ISSUES
                                                ********************************************************************
                                                                                     Number of          Mkt. Value
                                                     IPO                               Shares           of Shares
                                                    Date            Exchange          Outstg.              ($M)
                                                -------------    -------------     -------------      -------------
FBSI          First Bancshares Inc.             12-22-93          NASDAQ                1,092,554               25.13
FTNB          Fulton Bancorp Inc.               10-18-96          NASDAQ                1,719,250               41.26
GSBC          Great Southern Bancorp Inc.       12-14-89          NASDAQ                8,080,412              153.53
HFSA          Hardin Bancorp Inc.               09-29-95          NASDAQ                  859,360               15.25
JSBA          Jefferson Savings Bancorp         04-08-93          NASDAQ                5,006,368              202.13
JOAC          Joachim Bancorp Inc.              12-28-95          NASDAQ                  722,415               11.02
LXMO          Lexington B&L Financial Corp.     06-06-96          NASDAQ                1,138,500               18.93
MBLF          MBLA Financial Corp.              06-24-93          NASDAQ                1,268,268               33.29
NASB          North American Savings Bank       09-27-85          NASDAQ                2,228,993              106.43
NSLB          NS&L Bancorp Inc.                 06-08-95          NASDAQ                  707,482               12.20
PCBC          Perry County Financial Corp.      02-13-95          NASDAQ                  827,897               16.56
SMFC          Sho-Me Financial Corp.            07-01-94          NASDAQ                1,499,036               63.71
SMBC          Southern Missouri Bancorp Inc     04-13-94          NASDAQ                1,612,094               28.41
CFTP          Community Federal Bancorp         03-26-96          NASDAQ                4,628,750               82.16
FFBS          FFBS BanCorp Inc.                 07-01-93          NASDAQ                1,572,244               33.41
EFBC          Empire Federal Bancorp Inc.       01-27-97          NASDAQ                2,592,100               45.69
GBCI          Glacier Bancorp Inc.              03-30-84          NASDAQ                6,816,066              128.65
UBMT          United Financial Corp.            09-23-86          NASDAQ                1,223,312               29.05
WSTR          WesterFed Financial Corp.         01-10-94          NASDAQ                5,577,127              145.01
CFNC          Carolina Fincorp Inc.             11-25-96          NASDAQ                1,851,500               32.40
CENB          Century Bancorp Inc.              12-23-96          NASDAQ                  407,330               31.57
COOP          Cooperative Bankshares Inc.       08-21-91          NASDAQ                2,983,396               50.72
SOPN          First Savings Bancorp Inc.        01-06-94          NASDAQ                3,686,510               88.02
GSFC          Green Street Financial Corp.      04-04-96          NASDAQ                4,298,125               89.19
HBS           Haywood Bancshares Inc.           12-18-87           AMSE                 1,250,356               27.04
HFNC          HFNC Financial Corp.              12-29-95          NASDAQ               17,192,500              277.23
KSAV          KS Bancorp Inc.                   12-30-93          NASDAQ                  885,356               15.94
MBSP          Mitchell Bancorp Inc.             07-12-96          NASDAQ                  930,902               16.06
PDB           Piedmont Bancorp Inc.             12-08-95           AMSE                 2,750,800               29.91
SSB           Scotland Bancorp Inc.             04-01-96           AMSE                 1,913,600               23.92
SSFC          South Street Financial Corp.      10-03-96          NASDAQ                4,496,500               87.68

KELLER & COMPANY                                                          Page 8
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                             ASSETS AND EQUITY
                                                                           *****************************************************
                                                                                Total             Total              Total
                                                                               Assets             Equity          Tang. Equity
                                                                 State         ($000)             ($000)             ($000)
                                                                 -----     ---------------   ---------------    ---------------
SSM           Stone Street Bancorp Inc.                           NC                104,773             30,979             30,979
UFRM          United Federal Savings Bank                         NC                285,744             20,954             20,954
CFB           Commercial Federal Corp.                            NE              7,207,143            444,273            397,642
CFX           CFX Corp.                                           NH              2,821,182            245,691            236,835
NHTB          New Hampshire Thrift Bncshrs                        NH                319,338             24,976             21,454
FBER          1st Bergen Bancorp                                  NJ                284,739             38,881             38,881
FSNJ          Bayonne Bancshares Inc.                             NJ                609,053             95,161             95,161
FSPG          First Home Bancorp Inc.                             NJ                525,092             36,039             35,494
FMCO          FMS Financial Corp.                                 NJ                581,660             37,729             37,180
IBSF          IBS Financial Corp.                                 NJ                734,751            128,019            128,019
LVSB          Lakeview Financial                                  NJ                505,882             61,809             52,953
LFBI          Little Falls Bancorp Inc.                           NJ                324,425             37,903             34,957
OCFC          Ocean Financial Corp.                               NJ              1,489,220            225,884            225,884
PBCI          Pamrapo Bancorp Inc.                                NJ                371,958             48,008             47,674
PFSB          PennFed Financial Services Inc                      NJ              1,363,950             99,917             84,615
PULS          Pulse Bancorp                                       NJ                526,016             43,207             43,207
RARB          Raritan Bancorp Inc.                                NJ                407,262             29,996             29,536
SFIN          Statewide Financial Corp.                           NJ                703,112             65,812             65,700
WYNE          Wayne Bancorp Inc.                                  NJ                267,285             33,213             33,213
WWFC          Westwood Financial Corp.                            NJ                110,425             10,290              9,205
AABC          Access Anytime Bancorp Inc.                         NM                105,639              9,134              9,134
GUPB          GFSB Bancorp Inc.                                   NM                109,964             14,095             14,095
AFED          AFSALA Bancorp Inc.                                 NY                159,181             21,444             21,444
ALBK          ALBANK Financial Corp.                              NY              3,716,954            343,512            302,611
ALBC          Albion Banc Corp.                                   NY                 70,810              6,064              6,064
AHCI          Ambanc Holding Co.                                  NY                529,309             60,204             60,204
ASFC          Astoria Financial Corp.                             NY              7,904,363            609,784            515,847
CNY           Carver Bancorp Inc.                                 NY                415,561             34,910             33,561
CATB          Catskill Financial Corp.                            NY                289,619             71,777             71,777
DME           Dime Bancorp Inc.                                   NY             19,413,597          1,053,004          1,002,707
DIME          Dime Community Bancorp Inc.                         NY              1,385,356            186,951            161,119


                                                              PROFITABILITY
                                            **************************************************
                                                            Core                     Core
                                               ROAA         ROAA        ROAE         ROAE
                                                (%)         (%)          (%)         (%)
                                            --------------------------------------------------
SSM           Stone Street Bancorp Inc.            1.56         1.56        4.57         4.57
UFRM          United Federal Savings Bank          0.72         0.57        9.56         7.55
CFB           Commercial Federal Corp.             0.94         0.94       15.97        15.97
CFX           CFX Corp.                            0.72         0.95        8.45        11.09
NHTB          New Hampshire Thrift Bncshrs         0.74         0.60        9.98         8.11
FBER          1st Bergen Bancorp                   0.77         0.77        4.94         4.94
FSNJ          Bayonne Bancshares Inc.              0.37         0.53        4.05         5.77
FSPG          First Home Bancorp Inc.              0.93         0.91       14.03        13.69
FMCO          FMS Financial Corp.                  1.03         1.02       15.86        15.74
IBSF          IBS Financial Corp.                  0.78         0.78        4.44         4.44
LVSB          Lakeview Financial                   1.28         0.93       13.09         9.48
LFBI          Little Falls Bancorp Inc.            0.57         0.51        4.37         3.93
OCFC          Ocean Financial Corp.                1.00         1.00        5.71         5.71
PBCI          Pamrapo Bancorp Inc.                 1.35         1.33        9.76         9.61
PFSB          PennFed Financial Services Inc       0.82         0.82       10.96        10.96
PULS          Pulse Bancorp                        1.10         1.10       14.06        14.06
RARB          Raritan Bancorp Inc.                 1.04         1.02       13.27        13.07
SFIN          Statewide Financial Corp.            0.81         0.81        8.46         8.46
WYNE          Wayne Bancorp Inc.                   0.86         0.86        6.01         6.01
WWFC          Westwood Financial Corp.             0.73         0.78        2.34         2.50
AABC          Access Anytime Bancorp Inc.          1.44         1.34       22.55        20.89
GUPB          GFSB Bancorp Inc.                    0.87         0.87        5.47         5.45
AFED          AFSALA Bancorp Inc.                 NA           NA          NA           NA
ALBK          ALBANK Financial Corp.               1.05         1.05       11.40        11.35
ALBC          Albion Banc Corp.                    0.50         0.49        5.54         5.46
AHCI          Ambanc Holding Co.                  -0.54        -0.61       -4.22        -4.74
ASFC          Astoria Financial Corp.              0.81         0.77       10.35         9.80
CNY           Carver Bancorp Inc.                 -0.15         0.18       -1.76         2.08
CATB          Catskill Financial Corp.             1.40         1.37        5.22         5.11
DME           Dime Bancorp Inc.                    0.67         0.66       12.63        12.47
DIME          Dime Community Bancorp Inc.          1.10         1.04        6.94         6.55


                                                                          CAPITAL ISSUES
                                                ********************************************************************
                                                                                     Number of          Mkt. Value
                                                     IPO                               Shares           of Shares
                                                    Date            Exchange          Outstg.              ($M)
                                                -------------    -------------     -------------      -------------
SSM           Stone Street Bancorp Inc.         04-01-96           AMSE                 1,898,052               40.33
UFRM          United Federal Savings Bank       07-01-80          NASDAQ                3,074,314               38.43
CFB           Commercial Federal Corp.          12-31-84           NYSE                21,581,704             1017.04
CFX           CFX Corp.                         02-12-87           AMSE                23,977,304              514.03
NHTB          New Hampshire Thrift Bncshrs      05-22-86          NASDAQ                2,074,683               43.05
FBER          1st Bergen Bancorp                04-01-96          NASDAQ                2,864,535               52.64
FSNJ          Bayonne Bancshares Inc.           08-22-97          NASDAQ                8,993,000              112.41
FSPG          First Home Bancorp Inc.           04-20-87          NASDAQ                2,708,426               59.59
FMCO          FMS Financial Corp.               12-14-88          NASDAQ                2,387,766               65.07
IBSF          IBS Financial Corp.               10-13-94          NASDAQ               10,949,327              186.83
LVSB          Lakeview Financial                12-22-93          NASDAQ                4,509,054               74.40
LFBI          Little Falls Bancorp Inc.         01-05-96          NASDAQ                2,607,921               48.25
OCFC          Ocean Financial Corp.             07-03-96          NASDAQ                8,175,860              290.24
PBCI          Pamrapo Bancorp Inc.              11-14-89          NASDAQ                2,842,924               67.52
PFSB          PennFed Financial Services Inc    07-15-94          NASDAQ                4,822,574              151.91
PULS          Pulse Bancorp                     09-18-86          NASDAQ                3,080,548               73.93
RARB          Raritan Bancorp Inc.              03-01-87          NASDAQ                2,372,226               59.31
SFIN          Statewide Financial Corp.         10-02-95          NASDAQ                4,590,934               98.71
WYNE          Wayne Bancorp Inc.                06-27-96          NASDAQ                2,013,823               49.34
WWFC          Westwood Financial Corp.          06-07-96          NASDAQ                  645,241               17.82
AABC          Access Anytime Bancorp Inc.       08-08-86          NASDAQ                1,216,852                9.25
GUPB          GFSB Bancorp Inc.                 06-30-95          NASDAQ                  800,700               17.01
AFED          AFSALA Bancorp Inc.               10-01-96          NASDAQ                1,454,750               21.28
ALBK          ALBANK Financial Corp.            04-01-92          NASDAQ               12,872,195              543.85
ALBC          Albion Banc Corp.                 07-26-93          NASDAQ                  250,051                6.44
AHCI          Ambanc Holding Co.                12-27-95          NASDAQ                4,306,418               69.44
ASFC          Astoria Financial Corp.           11-18-93          NASDAQ               20,665,877             1039.76
CNY           Carver Bancorp Inc.               10-25-94           AMSE                 2,314,275               29.22
CATB          Catskill Financial Corp.          04-18-96          NASDAQ                4,657,274               78.59
DME           Dime Bancorp Inc.                 08-19-86           NYSE               101,492,000             2137.73
DIME          Dime Community Bancorp Inc.       06-26-96          NASDAQ               12,624,750              257.23

KELLER & COMPANY                                                          Page 9
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                             ASSETS AND EQUITY
                                                                           *****************************************************
                                                                                Total             Total              Total
                                                                               Assets             Equity          Tang. Equity
                                                                 State         ($000)             ($000)             ($000)
                                                                 -----     ---------------   ---------------    ---------------
ESBK          Elmira Savings Bank (The)                           NY                228,268             14,503             14,123
FIBC          Financial Bancorp Inc.                              NY                296,956             26,856             26,729
FFIC          Flushing Financial Corp.                            NY                960,130            136,389            130,931
GPT           GreenPoint Financial Corp.                          NY             13,093,985          1,268,776            680,049
GOSB          GSB Financial Corp.                                 NY                154,649             12,545             12,545
HAVN          Haven Bancorp Inc.                                  NY              1,833,284            109,945            109,594
JSB           JSB Financial Inc.                                  NY              1,531,068            355,419            355,419
LISB          Long Island Bancorp Inc.                            NY              5,930,784            546,375            541,306
MBB           MSB Bancorp Inc.                                    NY                773,991             76,137             46,403
NYB           New York Bancorp Inc.                               NY              3,244,200            169,063            169,063
PEEK          Peekskill Financial Corp.                           NY                181,242             47,297             47,297
PKPS          Poughkeepsie Financial Corp.                        NY                883,981             74,436             74,436
PSBK          Progressive Bank Inc.                               NY                884,617             77,243             69,571
QCSB          Queens County Bancorp Inc.                          NY              1,541,049            172,847            172,847
RELY          Reliance Bancorp Inc.                               NY              2,034,753            168,030            123,413
RSLN          Roslyn Bancorp Inc.                                 NY              3,474,150            612,813            609,850
SFED          SFS Bancorp Inc.                                    NY                174,093             21,716             21,716
SKAN          Skaneateles Bancorp Inc.                            NY                247,643             17,337             16,838
TPNZ          Tappan Zee Financial Inc.                           NY                124,603             21,369             21,369
ROSE          TR Financial Corp.                                  NY              3,691,564            230,213            230,213
YFCB          Yonkers Financial Corporation                       NY                312,956             43,878             43,878
ASBP          ASB Financial Corp.                                 OH                112,449             17,512             17,512
CAFI          Camco Financial Corp.                               OH                502,186             48,157             44,568
COFI          Charter One Financial                               OH             15,196,993          1,071,930            984,464
CTZN          CitFed Bancorp Inc.                                 OH              3,294,554            206,713            187,844
CIBI          Community Investors Bancorp                         OH                 94,328             11,085             11,085
DCBI          Delphos Citizens Bancorp Inc.                       OH                107,796             28,716             28,716
EMLD          Emerald Financial Corp.                             OH                603,493             47,081             46,387
EFBI          Enterprise Federal Bancorp                          OH                274,888             31,424             31,404
FFDF          FFD Financial Corp.                                 OH                 88,220             21,473             21,473
FFYF          FFY Financial Corp.                                 OH                610,974             83,662             83,662


                                                              PROFITABILITY
                                            **************************************************
                                                            Core                     Core
                                               ROAA         ROAA        ROAE         ROAE
                                                (%)         (%)          (%)         (%)
                                            --------------------------------------------------
ESBK          Elmira Savings Bank (The)            0.42         0.34        6.67         5.40
FIBC          Financial Bancorp Inc.               0.92         0.98        9.57        10.16
FFIC          Flushing Financial Corp.             0.96         0.96        6.01         6.05
GPT           GreenPoint Financial Corp.           1.09         1.05       10.41        10.01
GOSB          GSB Financial Corp.                 NA           NA          NA           NA
HAVN          Haven Bancorp Inc.                   0.68         0.69       11.37        11.45
JSB           JSB Financial Inc.                   1.93         1.72        8.62         7.67
LISB          Long Island Bancorp Inc.             0.86         0.73        9.33         7.93
MBB           MSB Bancorp Inc.                     0.53         0.54        6.05         6.06
NYB           New York Bancorp Inc.                1.64         1.49       31.49        28.61
PEEK          Peekskill Financial Corp.            1.15         1.15        4.33         4.33
PKPS          Poughkeepsie Financial Corp.         0.53         0.54        6.36         6.44
PSBK          Progressive Bank Inc.                0.95         0.94       11.39        11.17
QCSB          Queens County Bancorp Inc.           1.57         1.55       11.69        11.55
RELY          Reliance Bancorp Inc.                0.89         0.84       10.86        10.22
RSLN          Roslyn Bancorp Inc.                  0.97         1.17        5.64         6.80
SFED          SFS Bancorp Inc.                     0.69         0.69        5.48         5.48
SKAN          Skaneateles Bancorp Inc.             0.70         0.68       10.32         9.99
TPNZ          Tappan Zee Financial Inc.            0.85         0.84        4.87         4.77
ROSE          TR Financial Corp.                   0.97         0.87       15.66        14.14
YFCB          Yonkers Financial Corporation        1.05         1.07        6.72         6.79
ASBP          ASB Financial Corp.                  0.97         0.91        5.89         5.53
CAFI          Camco Financial Corp.                1.16         0.99       12.08        10.23
COFI          Charter One Financial                1.27         1.24       18.76        18.34
CTZN          CitFed Bancorp Inc.                  0.87         0.87       13.46        13.46
CIBI          Community Investors Bancorp          0.97         0.97        8.37         8.37
DCBI          Delphos Citizens Bancorp Inc.        1.61         1.61        8.03         8.03
EMLD          Emerald Financial Corp.              1.04         0.97       13.69        12.70
EFBI          Enterprise Federal Bancorp           0.93         0.78        7.35         6.14
FFDF          FFD Financial Corp.                  1.93         0.97        7.83         3.92
FFYF          FFY Financial Corp.                  1.29         1.26        8.78         8.58


                                                                          CAPITAL ISSUES
                                                ********************************************************************
                                                                                     Number of          Mkt. Value
                                                     IPO                               Shares           of Shares
                                                    Date            Exchange          Outstg.              ($M)
                                                -------------    -------------     -------------      -------------
ESBK          Elmira Savings Bank (The)         03-01-85          NASDAQ                  706,361               21.01
FIBC          Financial Bancorp Inc.            08-17-94          NASDAQ                1,709,700               38.47
FFIC          Flushing Financial Corp.          11-21-95          NASDAQ                7,983,423              191.60
GPT           GreenPoint Financial Corp.        01-28-94           NYSE                42,826,000             2714.10
GOSB          GSB Financial Corp.               07-09-97          NASDAQ                       NA               NA
HAVN          Haven Bancorp Inc.                09-23-93          NASDAQ                4,386,052              187.50
JSB           JSB Financial Inc.                06-27-90           NYSE                 9,898,160              484.40
LISB          Long Island Bancorp Inc.          04-18-94          NASDAQ               24,022,924             1129.08
MBB           MSB Bancorp Inc.                  09-03-92           AMSE                 2,844,153               82.12
NYB           New York Bancorp Inc.             01-28-88           NYSE                21,318,644              638.24
PEEK          Peekskill Financial Corp.         12-29-95          NASDAQ                3,193,121               53.48
PKPS          Poughkeepsie Financial Corp.      11-19-85          NASDAQ               12,595,325              116.51
PSBK          Progressive Bank Inc.             08-01-84          NASDAQ                3,828,059              131.11
QCSB          Queens County Bancorp Inc.        11-23-93          NASDAQ               15,108,350              521.87
RELY          Reliance Bancorp Inc.             03-31-94          NASDAQ                8,712,455              287.51
RSLN          Roslyn Bancorp Inc.               01-13-97          NASDAQ               43,642,459              971.04
SFED          SFS Bancorp Inc.                  06-30-95          NASDAQ                1,230,997               27.39
SKAN          Skaneateles Bancorp Inc.          06-02-86          NASDAQ                  955,067               27.22
TPNZ          Tappan Zee Financial Inc.         10-05-95          NASDAQ                1,488,062               27.72
ROSE          TR Financial Corp.                06-29-93          NASDAQ               17,592,169              560.75
YFCB          Yonkers Financial Corporation     04-18-96          NASDAQ                3,020,763               60.04
ASBP          ASB Financial Corp.               05-11-95          NASDAQ                1,699,822               22.74
CAFI          Camco Financial Corp.                NA             NASDAQ                3,214,369               73.13
COFI          Charter One Financial             01-22-88          NASDAQ               49,562,991             2790.89
CTZN          CitFed Bancorp Inc.               01-23-92          NASDAQ                8,656,198              438.22
CIBI          Community Investors Bancorp       02-07-95          NASDAQ                  916,371               13.97
DCBI          Delphos Citizens Bancorp Inc.     11-21-96          NASDAQ                1,959,696               33.80
EMLD          Emerald Financial Corp.              NA             NASDAQ                5,071,600               82.41
EFBI          Enterprise Federal Bancorp        10-17-94          NASDAQ                1,985,828               47.16
FFDF          FFD Financial Corp.               04-03-96          NASDAQ                1,444,750               23.84
FFYF          FFY Financial Corp.               06-28-93          NASDAQ                4,122,007              114.90

KELLER & COMPANY                                                         Page 10
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                             ASSETS AND EQUITY
                                                                           *****************************************************
                                                                                Total             Total              Total
                                                                               Assets             Equity          Tang. Equity
                                                                 State         ($000)             ($000)             ($000)
                                                                 -----     ---------------   ---------------    ---------------
FFOH          Fidelity Financial of Ohio                          OH                528,704             68,875             61,076
FDEF          First Defiance Financial                            OH                574,364            112,906            112,906
FFBZ          First Federal Bancorp Inc.                          OH                203,703             15,626             15,609
FFHS          First Franklin Corp.                                OH                231,189             20,847             20,730
GFCO          Glenway Financial Corp.                             OH                293,245             27,750             27,418
HHFC          Harvest Home Financial Corp.                        OH                 87,596             10,349             10,349
HCFC          Home City Financial Corp.                           OH                 70,110             13,750             13,750
INBI          Industrial Bancorp Inc.                             OH                354,116             60,848             60,848
LONF          London Financial Corporation                        OH                 38,240              7,519              7,519
MRKF          Market Financial Corp.                              OH                 56,121             19,895             19,895
METF          Metropolitan Financial Corp.                        OH                865,572             34,911             31,859
MFFC          Milton Federal Financial Corp.                      OH                209,958             26,385             26,385
OSFS          Ohio State Financial Services                       OH                 38,559             10,442             10,442
OHSL          OHSL Financial Corp.                                OH                234,600             25,619             25,619
PFFC          Peoples Financial Corp.                             OH                 86,486             23,534             23,534
PSFC          Peoples-Sidney Financial Corp.                      OH                102,835             26,014             26,014
PTRS          Potters Financial Corp.                             OH                122,716             10,812             10,812
PVFC          PVF Capital Corp.                                   OH                383,278             27,537             27,537
SFSL          Security First Corp.                                OH                680,827             63,059             62,084
WOFC          Western Ohio Financial Corp.                        OH                397,425             55,105             51,442
WEHO          Westwood Homestead Fin. Corp.                       OH                142,878             39,513             39,513
WFI           Winton Financial Corp.                              OH                324,532             23,277             22,814
FFWD          Wood Bancorp Inc.                                   OH                166,520             20,707             20,707
KFBI          Klamath First Bancorp                               OR                980,078            144,462                 NA
OTFC          Oregon Trail Financial Corp.                        OR                341,988             65,168             65,168
WFSG          Wilshire Financial Services                         OR              1,369,761             99,769             99,769
CVAL          Chester Valley Bancorp Inc.                         PA                322,321             27,917             27,917
CMSB          Commonwealth Bancorp Inc.                           PA              2,278,099            211,483            164,822
FSBI          Fidelity Bancorp Inc.                               PA                380,951             25,881                 NA
FBBC          First Bell Bancorp Inc.                             PA                681,215             71,762             71,762
FKFS          First Keystone Financial                            PA                373,430             24,752             24,752


                                                               PROFITABILITY
                                             **************************************************
                                                             Core                     Core
                                                ROAA         ROAA        ROAE         ROAE
                                                 (%)         (%)          (%)         (%)
                                             --------------------------------------------------
FFOH          Fidelity Financial of Ohio            0.83         0.94        6.28         7.07
FDEF          First Defiance Financial              1.02         1.00        4.79         4.67
FFBZ          First Federal Bancorp Inc.            1.02         0.97       13.37        12.73
FFHS          First Franklin Corp.                  0.55         0.65        6.18         7.31
GFCO          Glenway Financial Corp.               0.80         0.77        8.37         8.14
HHFC          Harvest Home Financial Corp.          0.30         0.57        2.31         4.44
HCFC          Home City Financial Corp.             1.23         1.25        6.40         6.49
INBI          Industrial Bancorp Inc.               1.51         1.44        8.32         7.92
LONF          London Financial Corporation          0.66         0.99        3.17         4.77
MRKF          Market Financial Corp.                0.99         0.99        3.66         3.66
METF          Metropolitan Financial Corp.          0.64         0.60       16.23        15.21
MFFC          Milton Federal Financial Corp.        0.73         0.65        5.08         4.52
OSFS          Ohio State Financial Services         0.98         0.98        6.13         6.13
OHSL          OHSL Financial Corp.                  0.90         0.88        8.06         7.86
PFFC          Peoples Financial Corp.               0.59         0.90        2.31         3.54
PSFC          Peoples-Sidney Financial Corp.        1.04         1.04        6.37         6.37
PTRS          Potters Financial Corp.               0.98         0.96       10.93        10.72
PVFC          PVF Capital Corp.                     1.37         1.31       19.66        18.82
SFSL          Security First Corp.                  1.36         1.37       14.62        14.73
WOFC          Western Ohio Financial Corp.          0.37         0.43        2.74         3.16
WEHO          Westwood Homestead Fin. Corp.         1.01         1.09        3.23         3.50
WFI           Winton Financial Corp.                1.05         0.86       14.63        12.06
FFWD          Wood Bancorp Inc.                     1.40         1.29       11.07        10.20
KFBI          Klamath First Bancorp                 1.04         1.04        5.75         5.75
OTFC          Oregon Trail Financial Corp.         NA           NA          NA           NA
WFSG          Wilshire Financial Services           1.83         1.62       28.33        25.01
CVAL          Chester Valley Bancorp Inc.           0.98         0.93       11.31        10.83
CMSB          Commonwealth Bancorp Inc.             0.75         0.58        7.49         5.76
FSBI          Fidelity Bancorp Inc.                 0.78         0.76       11.41        11.19
FBBC          First Bell Bancorp Inc.               1.12         1.09        9.47         9.27
FKFS          First Keystone Financial              0.84         0.77       11.46        10.53


                                                                             CAPITAL ISSUES
                                                   ********************************************************************
                                                                                        Number of          Mkt. Value
                                                        IPO                               Shares           of Shares
                                                       Date            Exchange          Outstg.              ($M)
                                                   -------------    -------------     -------------      -------------
FFOH          Fidelity Financial of Ohio           03-04-96          NASDAQ                5,579,719               89.28
FDEF          First Defiance Financial             10-02-95          NASDAQ                8,956,764              141.07
FFBZ          First Federal Bancorp Inc.           07-13-92          NASDAQ                1,575,116               29.53
FFHS          First Franklin Corp.                 01-26-88          NASDAQ                1,192,029               28.01
GFCO          Glenway Financial Corp.              11-30-90          NASDAQ                2,279,994               34.20
HHFC          Harvest Home Financial Corp.         10-10-94          NASDAQ                  914,857                9.95
HCFC          Home City Financial Corp.            12-30-96          NASDAQ                  904,590               13.57
INBI          Industrial Bancorp Inc.              08-01-95          NASDAQ                5,172,800               93.11
LONF          London Financial Corporation         04-01-96          NASDAQ                  515,160                7.60
MRKF          Market Financial Corp.               03-27-97          NASDAQ                1,335,725               20.04
METF          Metropolitan Financial Corp.            NA             NASDAQ                3,525,635               66.99
MFFC          Milton Federal Financial Corp.       10-07-94          NASDAQ                2,304,836               35.15
OSFS          Ohio State Financial Services        09-29-97          NASDAQ                  634,168                9.83
OHSL          OHSL Financial Corp.                 02-10-93          NASDAQ                1,234,597               32.10
PFFC          Peoples Financial Corp.              09-13-96          NASDAQ                1,491,012               23.30
PSFC          Peoples-Sidney Financial Corp.       04-28-97          NASDAQ                1,785,375               29.46
PTRS          Potters Financial Corp.              12-31-93          NASDAQ                  482,326               13.63
PVFC          PVF Capital Corp.                    12-30-92          NASDAQ                2,590,485               52.46
SFSL          Security First Corp.                 01-22-88          NASDAQ                7,591,177              144.23
WOFC          Western Ohio Financial Corp.         07-29-94          NASDAQ                2,355,893               63.90
WEHO          Westwood Homestead Fin. Corp.        09-30-96          NASDAQ                2,782,398               50.08
WFI           Winton Financial Corp.               08-04-88           AMSE                 1,986,152               34.51
FFWD          Wood Bancorp Inc.                    08-31-93          NASDAQ                2,118,538               36.02
KFBI          Klamath First Bancorp                10-05-95          NASDAQ               10,018,502              221.66
OTFC          Oregon Trail Financial Corp.         10-06-97          NASDAQ                       NA               NA
WFSG          Wilshire Financial Services          12-19-96          NASDAQ                7,570,000              197.77
CVAL          Chester Valley Bancorp Inc.          03-27-87          NASDAQ                2,189,381               50.36
CMSB          Commonwealth Bancorp Inc.            06-17-96          NASDAQ               16,242,691              292.37
FSBI          Fidelity Bancorp Inc.                06-24-88          NASDAQ                1,554,775               34.59
FBBC          First Bell Bancorp Inc.              06-29-95          NASDAQ                6,510,625              113.12
FKFS          First Keystone Financial             01-26-95          NASDAQ                1,228,419               39.62

KELLER & COMPANY                                                         Page 11
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                             ASSETS AND EQUITY
                                                                           *****************************************************
                                                                                Total             Total              Total
                                                                               Assets             Equity          Tang. Equity
                                                                 State         ($000)             ($000)             ($000)
                                                                 -----     ---------------   ---------------    ---------------
SHEN          First Shenango Bancorp Inc.                         PA                401,437             46,654             46,654
GAF           GA Financial Inc.                                   PA                802,304            117,377            116,235
HARL          Harleysville Savings Bank                           PA                345,239             22,872             22,872
LARL          Laurel Capital Group Inc.                           PA                209,980             21,982             21,982
MLBC          ML Bancorp Inc.                                     PA              2,315,784            160,337            149,595
PVSA          Parkvale Financial Corporation                      PA              1,005,440             77,610             77,108
PWBC          PennFirst Bancorp Inc.                              PA                822,350             68,826             61,205
PWBK          Pennwood Bancorp Inc.                               PA                 47,645              8,736              8,736
PHFC          Pittsburgh Home Financial Corp                      PA                273,304             28,814             28,511
PRBC          Prestige Bancorp Inc.                               PA                137,834             15,445             15,445
PFNC          Progress Financial Corp.                            PA                436,746             23,291             20,773
SHSB          SHS Bancorp Inc.                                    PA                 88,460             11,797             11,797
SVRN          Sovereign Bancorp Inc.                              PA             14,601,008            742,122            624,005
THRD          TF Financial Corp.                                  PA                625,338             72,713             64,214
USAB          USABancshares, Inc.                                 PA                 64,269              5,420              5,338
WVFC          WVS Financial Corp.                                 PA                282,235             33,877             33,877
YFED          York Financial Corp.                                PA              1,155,725            102,335            102,335
CFCP          Coastal Financial Corp.                             SC                494,003             32,391             32,391
FFCH          First Financial Holdings Inc.                       SC              1,712,931            104,785            104,785
FSFC          First Southeast Financial Corp                      SC                350,038             35,978             35,978
FSPT          FirstSpartan Financial Corp.                        SC                482,314            129,234            129,234
PALM          Palfed Inc.                                         SC                668,504             56,928             56,928
SCCB          S. Carolina Community Bancshrs                      SC                 45,619             12,126             12,126
HFFC          HF Financial Corp.                                  SD                574,889             54,185             54,182
TWIN          Twin City Bancorp                                   TN                106,931             13,840             13,840
BNKU          Bank United Corp.                                   TX             11,967,072            598,479            584,874
CBSA          Coastal Bancorp Inc.                                TX              2,929,560            101,656             85,465
ETFS          East Texas Financial Services                       TX                115,949             20,879             20,879
FBHC          Fort Bend Holding Corp.                             TX                319,414             19,671             18,368
GLMR          Gilmer Financial Svcs, Inc.                         TX                 42,171              3,803              3,803
JXVL          Jacksonville Bancorp Inc.                           TX                226,182             33,745             33,745


                                                                PROFITABILITY
                                              **************************************************
                                                              Core                     Core
                                                 ROAA         ROAA        ROAE         ROAE
                                                  (%)         (%)          (%)         (%)
                                              --------------------------------------------------
SHEN          First Shenango Bancorp Inc.            1.17         1.17       10.51        10.46
GAF           GA Financial Inc.                      1.09         1.07        6.26         6.10
HARL          Harleysville Savings Bank              1.04         1.04       16.14        16.17
LARL          Laurel Capital Group Inc.              1.46         1.41       14.07        13.60
MLBC          ML Bancorp Inc.                        0.72         0.51        9.90         7.09
PVSA          Parkvale Financial Corporation         1.08         1.08       14.93        14.93
PWBC          PennFirst Bancorp Inc.                 0.66         0.66        8.60         8.61
PWBK          Pennwood Bancorp Inc.                  0.99         1.08        5.20         5.66
PHFC          Pittsburgh Home Financial Corp         0.85         0.76        6.70         6.02
PRBC          Prestige Bancorp Inc.                  0.62         0.62        5.10         5.11
PFNC          Progress Financial Corp.               0.89         0.71       17.19        13.62
SHSB          SHS Bancorp Inc.                      NA           NA          NA           NA
SVRN          Sovereign Bancorp Inc.                 0.53         0.65       10.12        12.46
THRD          TF Financial Corp.                     0.78         0.67        6.96         6.02
USAB          USABancshares, Inc.                    0.53         0.47        4.57         4.08
WVFC          WVS Financial Corp.                    1.29         1.28       10.68        10.65
YFED          York Financial Corp.                   0.95         0.80       11.47         9.70
CFCP          Coastal Financial Corp.                1.21         1.05       19.36        16.81
FFCH          First Financial Holdings Inc.          0.87         0.85       14.22        13.85
FSFC          First Southeast Financial Corp         1.05         1.05       10.32        10.32
FSPT          FirstSpartan Financial Corp.           1.08         1.07        7.51         7.47
PALM          Palfed Inc.                            0.39         0.67        4.87         8.22
SCCB          S. Carolina Community Bancshrs         1.15         1.15        4.37         4.37
HFFC          HF Financial Corp.                     1.02         0.94       11.03        10.13
TWIN          Twin City Bancorp                      0.85         0.72        6.65         5.59
BNKU          Bank United Corp.                      0.69         0.54       13.50        10.48
CBSA          Coastal Bancorp Inc.                   0.42         0.40       12.44        11.94
ETFS          East Texas Financial Services          0.67         0.62        3.67         3.44
FBHC          Fort Bend Holding Corp.                0.66         0.51       10.61         8.12
GLMR          Gilmer Financial Svcs, Inc.            0.06         0.32        0.59         3.36
JXVL          Jacksonville Bancorp Inc.              1.02         1.33        6.42         8.42


                                                                           CAPITAL ISSUES
                                                 ********************************************************************
                                                                                      Number of          Mkt. Value
                                                      IPO                               Shares           of Shares
                                                     Date            Exchange          Outstg.              ($M)
                                                 -------------    -------------     -------------      -------------
SHEN          First Shenango Bancorp Inc.        04-06-93          NASDAQ                2,069,007               65.17
GAF           GA Financial Inc.                  03-26-96           AMSE                 7,972,900              148.50
HARL          Harleysville Savings Bank          08-04-87          NASDAQ                1,661,626               44.03
LARL          Laurel Capital Group Inc.          02-20-87          NASDAQ                1,445,957               35.97
MLBC          ML Bancorp Inc.                    08-11-94          NASDAQ               11,865,567              324.82
PVSA          Parkvale Financial Corporation     07-16-87          NASDAQ                5,105,905              133.26
PWBC          PennFirst Bancorp Inc.             06-13-90          NASDAQ                5,310,173               93.59
PWBK          Pennwood Bancorp Inc.              07-15-96          NASDAQ                  569,622               10.11
PHFC          Pittsburgh Home Financial Corp     04-01-96          NASDAQ                1,969,369               37.66
PRBC          Prestige Bancorp Inc.              06-27-96          NASDAQ                  914,873               17.27
PFNC          Progress Financial Corp.           07-18-83          NASDAQ                4,010,116               58.90
SHSB          SHS Bancorp Inc.                   10-01-97          NASDAQ                       NA               NA
SVRN          Sovereign Bancorp Inc.             08-12-86          NASDAQ               89,275,475             1562.32
THRD          TF Financial Corp.                 07-13-94          NASDAQ                4,088,432              103.74
USAB          USABancshares, Inc.                   NA             NASDAQ                  732,426                6.23
WVFC          WVS Financial Corp.                11-29-93          NASDAQ                1,747,920               50.91
YFED          York Financial Corp.               02-01-84          NASDAQ                8,806,398              181.41
CFCP          Coastal Financial Corp.            09-26-90          NASDAQ                4,646,534              106.29
FFCH          First Financial Holdings Inc.      11-10-83          NASDAQ                6,368,262              241.20
FSFC          First Southeast Financial Corp     10-08-93          NASDAQ                4,388,231               70.49
FSPT          FirstSpartan Financial Corp.       07-09-97          NASDAQ                4,430,375              171.68
PALM          Palfed Inc.                        12-15-85          NASDAQ                5,299,201              130.49
SCCB          S. Carolina Community Bancshrs     07-07-94          NASDAQ                  698,733               16.33
HFFC          HF Financial Corp.                 04-08-92          NASDAQ                2,803,400               72.19
TWIN          Twin City Bancorp                  01-04-95          NASDAQ                1,272,447               17.18
BNKU          Bank United Corp.                  08-09-96          NASDAQ               31,595,596             1398.11
CBSA          Coastal Bancorp Inc.                  NA             NASDAQ                4,992,203              161.00
ETFS          East Texas Financial Services      01-10-95          NASDAQ                1,026,366               21.04
FBHC          Fort Bend Holding Corp.            06-30-93          NASDAQ                1,655,754               33.12
GLMR          Gilmer Financial Svcs, Inc.        02-09-95          NASDAQ                  191,258                2.10
JXVL          Jacksonville Bancorp Inc.          04-01-96          NASDAQ                2,490,068               37.51

KELLER & COMPANY                                                         Page 12
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                             ASSETS AND EQUITY
                                                                           *****************************************************
                                                                                Total             Total              Total
                                                                               Assets             Equity          Tang. Equity
                                                                 State         ($000)             ($000)             ($000)
                                                                 -----     ---------------   ---------------    ---------------
BFSB          Bedford Bancshares Inc.                             VA                139,179             19,621             19,621
CNIT          CENIT Bancorp Inc.                                  VA                701,708             48,739             44,638
CFFC          Community Financial Corp.                           VA                183,278             24,213             24,213
ESX           Essex Bancorp Inc.                                  VA                191,886             15,028             14,853
FFFC          FFVA Financial Corp.                                VA                567,266             75,499             73,981
LIFB          Life Bancorp Inc.                                   VA              1,486,357            159,280            154,881
VABF          Virginia Beach Fed. Financial                       VA                605,486             43,320             43,320
VFFC          Virginia First Financial Corp.                      VA                853,557             69,136             66,918
CASB          Cascade Financial Corp.                             WA                426,451             28,311             28,311
FMSB          First Mutual Savings Bank                           WA                451,120             30,637             30,637
FWWB          First SB of Washington Bancorp                      WA              1,098,615            150,295            138,838
HRZB          Horizon Financial Corp.                             WA                531,028             83,044             83,044
IWBK          InterWest Bancorp Inc.                              WA              2,046,705            129,824            127,516
RVSB          Riverview Bancorp Inc.                              WA                282,247             58,556             56,390
STSA          Sterling Financial Corp.                            WA              1,870,513             98,250             89,924
WFSL          Washington Federal Inc.                             WA              5,719,589            717,745            658,971
WAMU          Washington Mutual Inc.                              WA             95,607,369          5,337,105          4,964,585
AADV          Advantage Bancorp Inc.                              WI              1,037,462             99,004             92,102
ABCW          Anchor BanCorp Wisconsin                            WI              1,954,749            125,150            122,971
FCBF          FCB Financial Corp.                                 WI                522,991             72,633             72,633
FTFC          First Federal Capital Corp.                         WI              1,559,672            105,029             98,984
FNGB          First Northern Capital Corp.                        WI                656,745             72,801             72,801
HALL          Hallmark Capital Corp.                              WI                418,467             30,555             30,555
MWFD          Midwest Federal Financial                           WI                211,689             19,047             18,415
NWEQ          Northwest Equity Corp.                              WI                 96,954             11,333             11,333
RELI          Reliance Bancshares Inc.                            WI                 46,987             22,698             22,698
STFR          St. Francis Capital Corp.                           WI              1,661,916            129,797            114,976
AFBC          Advance Financial Bancorp                           WV                105,717             16,279             16,279
FOBC          Fed One Bancorp                                     WV                357,721             39,980             38,210
CRZY          Crazy Woman Creek Bancorp                           WY                 59,952             14,210             14,210
TRIC          Tri-County Bancorp Inc.                             WY                 88,173             13,503             13,503


                                                                PROFITABILITY
                                              **************************************************
                                                              Core                     Core
                                                 ROAA         ROAA        ROAE         ROAE
                                                  (%)         (%)          (%)         (%)
                                              --------------------------------------------------
BFSB          Bedford Bancshares Inc.               1.20         1.19        8.39         8.34
CNIT          CENIT Bancorp Inc.                    0.80         0.78       11.24        10.96
CFFC          Community Financial Corp.             1.12         1.13        8.18         8.22
ESX           Essex Bancorp Inc.                    0.12         0.02        1.41         0.30
FFFC          FFVA Financial Corp.                  1.40         1.35       10.37         9.97
LIFB          Life Bancorp Inc.                     0.92         0.86        8.70         8.10
VABF          Virginia Beach Fed. Financial         0.62         0.49        9.13         7.24
VFFC          Virginia First Financial Corp.        0.94         0.50       11.68         6.22
CASB          Cascade Financial Corp.               0.61         0.61        9.61         9.55
FMSB          First Mutual Savings Bank             1.03         1.00       15.32        15.00
FWWB          First SB of Washington Bancorp        1.25         1.17        8.47         7.97
HRZB          Horizon Financial Corp.               1.58         1.55       10.18         9.95
IWBK          InterWest Bancorp Inc.                1.12         0.98       16.98        14.90
RVSB          Riverview Bancorp Inc.                1.26         1.23       11.33        11.07
STSA          Sterling Financial Corp.              0.59         0.54       10.33         9.50
WFSL          Washington Federal Inc.               1.86         1.85       15.71        15.62
WAMU          Washington Mutual Inc.                0.18         0.68        3.15        11.92
AADV          Advantage Bancorp Inc.                1.05         0.94       11.67        10.49
ABCW          Anchor BanCorp Wisconsin              1.00         0.93       15.57        14.53
FCBF          FCB Financial Corp.                   1.05         1.09        6.67         6.92
FTFC          First Federal Capital Corp.           1.08         0.90       16.79        13.94
FNGB          First Northern Capital Corp.          0.93         0.89        8.20         7.88
HALL          Hallmark Capital Corp.                0.65         0.63        9.10         8.94
MWFD          Midwest Federal Financial             1.45         1.11       16.71        12.82
NWEQ          Northwest Equity Corp.                1.03         0.99        8.75         8.42
RELI          Reliance Bancshares Inc.              1.32         1.29        2.58         2.52
STFR          St. Francis Capital Corp.             0.89         0.74       10.76         8.94
AFBC          Advance Financial Bancorp             0.88         0.86        6.11         5.92
FOBC          Fed One Bancorp                       0.94         0.94        8.31         8.26
CRZY          Crazy Woman Creek Bancorp             1.28         1.30        4.74         4.79
TRIC          Tri-County Bancorp Inc.               1.05         1.07        7.13         7.26


                                                                              CAPITAL ISSUES
                                                    ********************************************************************
                                                                                         Number of          Mkt. Value
                                                         IPO                               Shares           of Shares
                                                        Date            Exchange          Outstg.              ($M)
                                                    -------------    -------------     -------------      -------------
BFSB          Bedford Bancshares Inc.              08-22-94          NASDAQ                1,142,425               27.99
CNIT          CENIT Bancorp Inc.                   08-06-92          NASDAQ                1,654,391              102.16
CFFC          Community Financial Corp.            03-30-88          NASDAQ                1,275,373               27.42
ESX           Essex Bancorp Inc.                   07-18-90           AMSE                 1,057,682                5.02
FFFC          FFVA Financial Corp.                 10-12-94          NASDAQ                4,521,600              143.00
LIFB          Life Bancorp Inc.                    10-11-94          NASDAQ                9,847,581              259.73
VABF          Virginia Beach Fed. Financial        11-01-80          NASDAQ                4,978,795               80.91
VFFC          Virginia First Financial Corp.       01-01-78          NASDAQ                5,813,762              139.53
CASB          Cascade Financial Corp.              09-16-92          NASDAQ                3,385,358               51.20
FMSB          First Mutual Savings Bank            12-17-85          NASDAQ                4,067,130               72.53
FWWB          First SB of Washington Bancorp       11-01-95          NASDAQ               10,246,513              253.60
HRZB          Horizon Financial Corp.              08-01-86          NASDAQ                7,433,701              119.41
IWBK          InterWest Bancorp Inc.                  NA             NASDAQ                8,050,266              324.02
RVSB          Riverview Bancorp Inc.               10-26-93          NASDAQ                6,127,938               78.54
STSA          Sterling Financial Corp.                NA             NASDAQ                7,567,091              144.25
WFSL          Washington Federal Inc.              11-17-82          NASDAQ               47,508,759             1407.45
WAMU          Washington Mutual Inc.               03-11-83          NASDAQ              257,176,039            17938.03
AADV          Advantage Bancorp Inc.               03-23-92          NASDAQ                3,235,830              184.44
ABCW          Anchor BanCorp Wisconsin             07-16-92          NASDAQ                9,053,564              263.69
FCBF          FCB Financial Corp.                  09-24-93          NASDAQ                3,879,441              104.74
FTFC          First Federal Capital Corp.          11-02-89          NASDAQ                9,164,902              265.78
FNGB          First Northern Capital Corp.         12-29-83          NASDAQ                8,840,200              120.45
HALL          Hallmark Capital Corp.               01-03-94          NASDAQ                2,885,900               37.16
MWFD          Midwest Federal Financial            07-08-92          NASDAQ                1,627,674               38.25
NWEQ          Northwest Equity Corp.               10-11-94          NASDAQ                  838,754               13.52
RELI          Reliance Bancshares Inc.             04-19-96          NASDAQ                2,472,075               21.01
STFR          St. Francis Capital Corp.            06-21-93          NASDAQ                5,238,000              195.77
AFBC          Advance Financial Bancorp            01-02-97          NASDAQ                1,084,450               17.62
FOBC          Fed One Bancorp                      01-19-95          NASDAQ                2,373,181               60.52
CRZY          Crazy Woman Creek Bancorp            03-29-96          NASDAQ                  954,845               14.38
TRIC          Tri-County Bancorp Inc.              09-30-93          NASDAQ                  583,749               13.50

KELLER & COMPANY                                                         Page 13
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997

                                                          ASSETS AND EQUITY
                                        *****************************************************
                                             Total             Total              Total
                                            Assets             Equity          Tang. Equity
                              State         ($000)             ($000)             ($000)
                              -----     ---------------   ---------------    ---------------
ALL THRIFTS
              AVERAGE                         1,465,609            110,687            103,408
              MEDIAN                            343,684             37,816             36,707
              HIGH                           95,607,369          5,337,105          4,964,585
              LOW                                34,591              3,803              3,803

AVERAGE FOR STATE
              OH                                820,590             70,092             66,242

AVERAGE BY REGION
              MIDWEST                           618,558             58,457             55,722
              NEW ENGLAND                       855,812             85,574             84,703
              MID ATLANTIC                    1,205,089            117,505            104,100
              SOUTHEAST                         868,922             68,412             64,135
              SOUTHWEST                         390,902             47,951             47,211
              WEST                            4,229,833            268,514            262,841

AVERAGE BY EXCHANGE
              NYSE                           13,281,731            858,050            773,884
              AMEX                              427,272             46,490             44,473
              OTC/NASDAQ                      1,085,390             86,522             81,704



                                             PROFITABILITY
                           **************************************************    **
                                           Core                     Core
                              ROAA         ROAA        ROAE         ROAE
                               (%)         (%)          (%)         (%)
                           --------------------------------------------------    -
ALL THRIFTS                        0.86         0.84        8.74         8.36
              AVERAGE              0.94         0.90        8.34         7.91
              MEDIAN               4.13         3.97       46.76        44.97
              HIGH               -28.08       -28.75      -68.24       -69.85
              LOW

AVERAGE FOR STATE                  1.01         0.98        8.73         8.46
              OH

AVERAGE BY REGION                  0.91         0.90        8.55         8.37
              MIDWEST              0.89         0.79        8.41         6.90
              NEW ENGLAND          1.10         1.08        8.47         8.22
              MID ATLANTIC         0.52         0.47        8.63         8.00
              SOUTHEAST            1.06         0.99        7.46         7.06
              SOUTHWEST            0.81         0.78        9.65         9.19
              WEST

AVERAGE BY EXCHANGE                1.12         0.91       15.31        12.98
              NYSE                 0.77         0.84        5.95         6.41
              AMEX                 0.86         0.83        8.70         8.34
              OTC/NASDAQ


                                                           CAPITAL ISSUES
                                 ********************************************************************
                                                                      Number of          Mkt. Value
                                      IPO                               Shares           of Shares
                                     Date            Exchange          Outstg.              ($M)
                                 -------------    -------------     -------------      -------------
ALL THRIFTS                                                              6,801,232        226.65
              AVERAGE                                                    2,669,683         55.36
              MEDIAN                                                    57,176,039     17,938.03
              HIGH                                                         191,258          2.10
              LOW

AVERAGE FOR STATE                                                        4,180,090        142.40
              OH

AVERAGE BY REGION                                                        3,911,510         94.63
              MIDWEST                                                    6,774,072        141.97
              NEW ENGLAND                                                7,457,563        219.01
              MID ATLANTIC                                               5,286,350        141.77
              SOUTHEAST                                                  3,515,419         65.81
              SOUTHWEST                                                 12,794,278        531.32
              WEST

AVERAGE BY EXCHANGE                                                     41,653,708      1,755.68
              NYSE                                                       3,442,219         67.63
              AMEX                                                       5,689,536        178.80
              OTC/NASDAQ

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                                   EXHIBIT 32
                     RECENTLY CONVERTED THRIFT INSTITUTIONS
                            PRICES AND PRICING RATIOS


                                                                IPO CLOSING RATIOS                    CURRENT RATIOS
                                                          ************************************    *********************************
                                                                       Price/   Price/                     Price/  Price/
                                                              Price/    Book   Tang.  Bk.Price/     Price/   Book  Tang. Bk.Price/
                                                   IPO       Earnings  Value   Value    Assets    Earnings Value   Value   Assets
                                                  Date          (X)      (%)     (%)      (%)        (X)     (%)     (%)      (%)
                                                ----------  --------- --------- ------ -----      ------ -------  ------ --------
   AFBC   Advance Financial Bancorp      WV     01/02/97       16.80   71.10    71.09  10.60       22.19 118.25   118.25   18.21
   RSLN   Roslyn Bancorp Inc.            NY     01/13/97        9.30   72.00    71.98  21.00       19.42 154.91   155.69   27.32
   FAB    FirstFed America Bancorp Inc.  MA     01/15/97       13.60   72.00    72.02  10.70       23.44 131.96   131.96   17.33
   EFBC   Empire Federal Bancorp Inc.    MT     01/27/97       21.50   68.10    68.09  23.00       24.26 106.38   106.38   38.70
   MRKF   Market Financial Corp.         OH     03/27/97       26.20   71.10    71.07  22.70       25.42 102.42   102.42   36.29
   GSLA   GS Financial Corp.             LA     04/01/97       38.70   63.80    63.75  28.40       26.10 107.97   107.97   46.56
   HMLK   Hemlock Federal Financial Corp IL     04/02/97       37.50   71.60    71.62  12.40       19.60 114.54   114.54   22.12
   PLSK   Pulaski Savings Bank (MHC)     NJ     04/03/97       18.20  103.20   103.15   5.70       29.30 180.98   180.98   21.68
   SKBO   First Carnegie Deposit (MHC)   PA     04/04/97      117.30   98.80    98.80   7.10       33.26 175.54   175.54   29.12
   PSFC   Peoples-Sidney Financial Corp. OH     04/28/97       11.50   71.20    71.24  17.00       21.56 109.73   109.73   29.95
   HCBB   HCB Bancshares Inc.            AR     05/07/97       29.00   72.00    71.95  13.40       30.97  94.42    97.95   18.02
 * MONT   Montgomery Financial Corp.     IN     07/01/97       NA      NA       NA     NA          NA    104.26   104.26   19.96
   CFBC   Community First Banking Co.    GA     07/01/97       36.10   72.70    72.74  12.00       NA    121.86   123.51   23.47
   FBNW   FirstBank Corp.                ID     07/02/97       19.20   71.90    71.93  13.00       NA    110.23   110.23   19.66
   FSPT   FirstSpartan Financial Corp.   SC     07/09/97       26.00   73.00    72.98  19.10       NA    128.56   128.56   34.44
   GOSB   GSB Financial Corp.            NY     07/09/97       23.20   73.40    73.44  18.90       NA     NA       NA      NA
   PHSB   Peoples Home Savings Bk (MHC)  PA     07/10/97       30.10  106.20   106.17   5.80       NA    182.24   182.24   24.90
 * FSNJ   Bayonne Bancshares Inc.        NJ     08/22/97       NA      NA       NA     NA          NA    113.42   113.42   17.72
   OSFS   Ohio State Financial Services  OH     09/29/97       17.00   63.30    63.33  15.70       NA     89.56    89.56   24.26
   SHSB   SHS Bancorp Inc.               PA     10/01/97       13.90   70.70    70.73   9.10       NA     NA       NA      NA
   OTFC   Oregon Trail Financial Corp.   OR     10/06/97       18.50   76.60    76.63  18.70       NA     NA       NA      NA
   FSFF   First SecurityFed Financial    IL     10/31/97       21.30   73.40    73.44  19.80       NA     NA       NA      NA

                                                         PRICES AND CHANGE FROM IPO DATE
                                                 *****************************************************
                                                           1 Day          1 Week           1 Mo.
                                                     IPO    After          After           After
                                                   Price    IPO      %      IPO      %      IPO     %
                                                     ($)     ($)   Change   ($)   Change    ($)   Change
                                                  ------  -------- ------ ------- ------  ------- ------

   AFBC   Advance Financial Bancorp      WV       10.00    12.88  28.75   12.94   29.38   14.00  40.00
   RSLN   Roslyn Bancorp Inc.            NY       10.00    15.00  50.00   15.94   59.38   16.00  60.00
   FAB    FirstFed America Bancorp Inc.  MA       10.00    13.63  36.25   14.13   41.25   14.88  48.75
   EFBC   Empire Federal Bancorp Inc.    MT       10.00    13.25  32.50   13.50   35.00   13.75  37.50
   MRKF   Market Financial Corp.         OH       10.00    12.94  29.38   12.25   22.50   12.63  26.25
   GSLA   GS Financial Corp.             LA       10.00    13.38  33.75   13.75   37.50   14.00  40.00
   HMLK   Hemlock Federal Financial Corp IL       10.00    12.88  28.75   12.88   28.75   13.00  30.00
   PLSK   Pulaski Savings Bank (MHC)     NJ       10.00    11.50  15.00   12.00   20.00   11.86  18.59
   SKBO   First Carnegie Deposit (MHC)   PA       10.00    11.63  16.25   13.00   30.00   12.88  28.75
   PSFC   Peoples-Sidney Financial Corp. OH       10.00    12.56  25.63   12.88   28.75   13.25  32.50
   HCBB   HCB Bancshares Inc.            AR       10.00    12.63  26.25   12.75   27.50   12.88  28.75
 * MONT   Montgomery Financial Corp.     IN       10.00    11.13  11.25   11.25   12.50   12.06  20.63
   CFBC   Community First Banking Co.    GA       20.00    31.88  59.38   33.00   65.00   34.00  70.00
   FBNW   FirstBank Corp.                ID       10.00    15.81  58.13   15.56   55.63   17.75  77.50
   FSPT   FirstSpartan Financial Corp.   SC       20.00    36.69  83.44   37.00   85.00   35.63  78.13
   GOSB   GSB Financial Corp.            NY       10.00    14.63  46.25   14.88   48.75   14.38  43.75
   PHSB   Peoples Home Savings Bk (MHC)  PA       10.00    14.00  40.00   13.75   37.50   14.00  40.00
 * FSNJ   Bayonne Bancshares Inc.        NJ       10.00    11.75  17.50   11.88   18.75   12.69  26.88
   OSFS   Ohio State Financial Services  OH       10.00    15.50  55.00   15.37   53.70   14.96  49.60
   SHSB   SHS Bancorp Inc.               PA       10.00    14.75  47.50   16.25   62.50   16.00  60.00
   OTFC   Oregon Trail Financial Corp.   OR       10.00    16.75  67.50   16.38   63.75   16.13  61.25
   FSFF   First SecurityFed Financial    IL       10.00    15.06  50.63   15.13   51.25   16.06  60.63


          *  Second stage conversion.

                                         EXHIBIT 33



KELLER & COMPANY
Dublin, Ohio
614-766-1426



                           ACQUISITIONS AND PENDING ACQUISITIONS
                 COUNTY, CITY OR MARKET AREA OF THE HOME LOAN SAVINGS BANK




                                            NONE

                                   EXHIBIT 34

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
             PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES
                             AS OF NOVEMBER 28, 1997

                                                                                     PER SHARE
                                                         **************************************************************************
                                                             Latest   All Time All Time Monthly  Quarterly Book            12 Month
                                                              Price     High    Low     Change   Change    Value   Assets   Div.
                                      State Exchange           ($)      ($)     ($)      (%)       (%)      ($)     ($)      ($)
                                      ----- --------     -----------   ------- -------- -------  --------- ------  ------   -------
PFSL     Pocahontas FS&LA (MHC)         AR    NASDAQ          34.000   37.125  9.500   -2.16     24.77    14.85   234.88    0.89
PBCT     People's Bank (MHC)            CT    NASDAQ          33.688   37.375  1.250    2.86     21.40    11.41   126.48    0.63
CMSV     Community Savings Bnkshrs(MHC) FL    NASDAQ          35.000   39.750 10.000   -0.71     12.00    16.22   139.20    0.88
FFFL     Fidelity Bankshares Inc. (MHC) FL    NASDAQ          27.875   32.500  9.091    3.24      4.69    12.36   147.59    0.80
HARB     Harbor Florida Bancorp (MHC)   FL    NASDAQ          65.000   69.750 11.875    4.00     19.54    19.46   227.41    1.35
FFSX     First Fed SB of Siouxland(MHC) IA    NASDAQ          31.875   35.000  8.239   -0.39     13.84    14.08   161.26    0.48
WCFB     Webster City Federal SB (MHC)  IA    NASDAQ          20.250   22.000  8.813   -3.57     21.80    10.52    44.99    0.80
JXSB     Jacksonville Savings Bk (MHC)  IL    NASDAQ          26.750   29.500 10.000    0.94     27.38    13.62   129.10    0.40
LFED     Leeds Federal Savings Bk (MHC) MD    NASDAQ          21.500   22.750  6.583    2.38     27.73     9.19    55.08    0.49
GFED     Guaranty Federal SB (MHC)      MO    NASDAQ          23.750   27.875  8.000    5.56     27.52     8.76    67.24    0.60
PULB     Pulaski Bank, Svgs Bank (MHC)  MO    NASDAQ          30.500   32.500 10.500    3.39     25.13    11.23    86.07    1.00
FSLA     First Savings Bank (MHC)       NJ    NASDAQ          40.375   47.500  4.611  -14.10     48.04    12.39   130.45    0.39
PLSK     Pulaski Savings Bank (MHC)     NJ    NASDAQ          18.750   24.500 11.500    2.74     11.94    10.36    86.47   NA
TSBS     Trenton SB (MHC)               NJ    NASDAQ          34.750   39.125 11.375    5.30     19.31    11.97    70.63    0.35
PBHC     Oswego City Savings Bk (MHC)   NY    NASDAQ          28.500   29.500  8.250    3.64     49.02    12.02   100.70    0.24
SBFL     SB of the Finger Lakes (MHC)   NY    NASDAQ          29.250   29.500  8.125    4.46     27.17    11.92   127.71    0.40
WAYN     Wayne Svgs Community Bank(MHC) OH    NASDAQ          31.000   32.000  7.503   21.57     47.62    10.58   110.96    0.62
SKBO     First Carnegie Deposit (MHC)   PA    NASDAQ          18.625   19.875 11.625    4.20     22.13    10.61    63.96   NA
GDVS     Greater Delaware Valley (MHC)  PA    NASDAQ          31.000   32.500  9.250    9.73     49.40     8.85    76.03    0.36
HARS     Harris Financial Inc. (MHC)    PA    NASDAQ          19.000   20.750  4.250    5.56     54.06     5.12    62.47    0.19
NWSB     Northwest Savings Bank (MHC)   PA    NASDAQ          14.000   16.375  3.688   -3.87     25.84     4.33    44.93    0.16
PHSB     Peoples Home Savings Bk (MHC)  PA    NASDAQ          18.625   19.750 13.625    4.93     17.32    10.22    74.79   NA
PERT     Perpetual Bank (MHC)           SC    NASDAQ          51.000   58.000 20.250    0.00     26.71    20.14   170.29    1.60



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                              29.785   32.848  9.039    2.60     27.15    11.75   110.38    0.63
         MEDIAN                                               29.250   32.000  9.091    3.24     25.13    11.41   100.70    0.55
         HIGH                                                 65.000   69.750 20.250   21.57     54.06    20.14   234.88    1.60
         LOW                                                  14.000   16.375  1.250  -14.10      4.69     4.33    44.93    0.16




                                                               PRICING RATIOS
                                               **************************************
                                                 Price/   Price/   Price/  Price/Core
                                                 Earnings Bk. Value Assets  Earnings
                                                   (X)      (%)      (%)      (X)
                                                 -------- --------- -------  -------

PFSL     Pocahontas FS&LA (MHC)                   23.29   228.96    14.48    23.45
PBCT     People's Bank (MHC)                      23.56   295.25    26.64    36.22
CMSV     Community Savings Bnkshrs(MHC)           32.41   215.78    25.14    35.35
FFFL     Fidelity Bankshares Inc. (MHC)           55.75   225.53    18.89    34.84
HARB     Harbor Florida Bancorp (MHC)             24.44   334.02    28.58    24.62
FFSX     First Fed SB of Siouxland(MHC)           26.79   226.38    19.77    27.48
WCFB     Webster City Federal SB (MHC)            31.15   192.49    45.01    31.15
JXSB     Jacksonville Savings Bk (MHC)            33.86   196.40    20.72    40.53
LFED     Leeds Federal Savings Bk (MHC)           33.08   233.95    39.03    33.08
GFED     Guaranty Federal SB (MHC)                38.31   271.12    35.32    39.58
PULB     Pulaski Bank, Svgs Bank (MHC)            52.59   271.59    35.44    39.10
FSLA     First Savings Bank (MHC)                 36.05   325.87    30.95    34.51
PLSK     Pulaski Savings Bank (MHC)               NA      180.98    21.68    NA
TSBS     Trenton SB (MHC)                         39.94   290.31    49.20    56.97
PBHC     Oswego City Savings Bk (MHC)             26.64   237.10    28.30    29.69
SBFL     SB of the Finger Lakes (MHC)             66.48   245.39    22.90   100.86
WAYN     Wayne Svgs Community Bank(MHC)           38.27   293.01    27.94    40.79
SKBO     First Carnegie Deposit (MHC)             NA      175.54    29.12    NA
GDVS     Greater Delaware Valley (MHC)            45.59   350.28    40.77    45.59
HARS     Harris Financial Inc. (MHC)              36.54   371.09    30.41    44.19
NWSB     Northwest Savings Bank (MHC)             32.56   323.33    31.16    33.33
PHSB     Peoples Home Savings Bk (MHC)            NA      182.24    24.90    NA
PERT     Perpetual Bank (MHC)                     43.22   253.23    29.95    31.68



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                  37.03   257.38    29.40    39.15
         MEDIAN                                   34.96   245.39    28.58    35.10
         HIGH                                     66.48   371.09    49.20   100.86
         LOW                                      23.29   175.54    14.48    23.45


                                   EXHIBIT 35

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
             PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES
                             AS OF NOVEMBER 12, 1997


                                                     ASSETS AND EQUITY                       PROFITABILITY
                                            **************************************  *******************************
                                               Total         Total       Total                   Core             Core
                                              Assets        Equity    Tang. Equity       ROAA    ROAA    ROAE     ROAE
                                      State   ($000)        ($000)      ($000)           (%)      (%)     (%)     (%)
                                     ----- -----------------------------------------------------------------------------

PFSL     Pocahontas FS&LA (MHC)         AR      383,417      24,246      24,246           0.63    0.62   10.07     9.98
PBCT     People's Bank (MHC)            CT    7,731,200     697,500     696,700           1.14    0.74   13.69     8.90
CMSV     Community Savings Bnkshrs(MHC) FL      709,220      80,442      80,442           0.80    0.74    7.02     6.46
FFFL     Fidelity Bankshares Inc. (MHC) FL      999,289      83,679      83,075           0.38    0.59    4.13     6.47
HARB     Harbor Florida Bancorp (MHC)   FL    1,131,024      96,802      93,757           1.22    1.20   14.72    14.58
FFSX     First Fed SB of Siouxland(MHC) IA      456,850      39,882      39,562           0.73    0.71    8.82     8.61
WCFB     Webster City Federal SB (MHC)  IA       94,481      22,086      22,086           1.42    1.42    6.09     6.09
JXSB     Jacksonville Savings Bk (MHC)  IL      164,235      17,331      17,331           0.64    0.54    6.04     5.05
LFED     Leeds Federal Savings Bk (MHC) MD      285,425      47,489      47,489           1.19    1.19    7.30     7.30
GFED     Guaranty Federal SB (MHC)      MO      210,139      27,360      27,360           0.99    0.97    6.95     6.78
PULB     Pulaski Bank, Svgs Bank (MHC)  MO      180,232      23,506      23,506           0.67    0.92    5.21     7.16
FSLA     First Savings Bank (MHC)       NJ    1,044,513      99,213      90,195           0.89    0.93    9.58     9.99
PLSK     Pulaski Savings Bank (MHC)     NJ      178,987      21,447      21,447           0.64    0.62    7.03     6.82
TSBS     Trenton SB (MHC)               NJ      638,942     108,239      97,405           1.28    0.90    7.47     5.26
PBHC     Oswego City Savings Bk (MHC)   NY      193,005      23,044      19,360           1.06    0.95    9.21     8.27
SBFL     SB of the Finger Lakes (MHC)   NY      227,970      21,284      21,284           0.37    0.24    3.83     2.51
WAYN     Wayne Svgs Community Bank(MHC) OH      250,241      23,869      23,869           0.73    0.69    7.85     7.40
SKBO     First Carnegie Deposit (MHC)   PA      147,102      24,407      24,407           0.59    0.54    4.83     4.45
GDVS     Greater Delaware Valley (MHC)  P       248,792      28,957      28,957           0.93    0.93    7.95     7.95
HARS     Harris Financial Inc. (MHC)    PA    2,110,299     173,017     153,016           0.93    0.77   11.16     9.21
NWSB     Northwest Savings Bank (MHC)   PA    2,100,744     202,442     191,118           0.97    0.96    9.96     9.84
PHSB     Peoples Home Savings Bk (MHC)  PA      206,426      28,213      28,213           0.83    0.80    8.86     8.55
PERT     Perpetual Bank (MHC)           SC      256,211      30,302      30,302           0.79    1.11    6.46     9.03



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                867,337      84,555      81,962           0.86    0.83    8.01     7.68
         MEDIAN                                 256,211      28,957      28,957           0.83    0.80    7.47     7.40
         HIGH                                 7,731,200     697,500     696,700           1.42    1.42   14.72    14.58
         LOW                                     94,481      17,331      17,331           0.37    0.24    3.83     2.51





                                                       CAPITAL ISSUES
                                         *********************************************
                                                              Number of      Mkt. Value
                                           IPO                 Shares        of Shares
                                           Date    Exchange    Outstg.         ($M)
                                     -------------------------------------------------

PFSL     Pocahontas FS&LA (MHC)           04/05/94   NASDAQ     1,632,424        53.87
PBCT     People's Bank (MHC)              07/06/88   NASDAQ    61,125,869      1959.88
CMSV     Community Savings Bnkshrs(MHC)   10/24/94   NASDAQ     5,094,920       184.69
FFFL     Fidelity Bankshares Inc. (MHC)   01/07/94   NASDAQ     6,770,654       133.72
HARB     Harbor Florida Bancorp (MHC)     01/06/94   NASDAQ     4,973,428       278.51
FFSX     First Fed SB of Siouxland(MHC)   07/13/92   NASDAQ     2,833,043        83.57
WCFB     Webster City Federal SB (MHC)    08/15/94   NASDAQ     2,100,000        39.90
JXSB     Jacksonville Savings Bk (MHC)    04/21/95   NASDAQ     1,272,140        26.71
LFED     Leeds Federal Savings Bk (MHC)   05/02/94   NASDAQ     5,182,104       104.51
GFED     Guaranty Federal SB (MHC)        04/10/95   NASDAQ     3,125,000        70.31
PULB     Pulaski Bank, Svgs Bank (MHC)    05/11/94   NASDAQ     2,094,000        38.48
FSLA     First Savings Bank (MHC)         07/10/92   NASDAQ     8,006,921       258.41
PLSK     Pulaski Savings Bank (MHC)       04/03/97   NASDAQ     2,070,000        37.78
TSBS     Trenton SB (MHC)                 08/03/95   NASDAQ     9,045,795       299.64
PBHC     Oswego City Savings Bk (MHC)     11/16/95   NASDAQ     1,916,666        42.41
SBFL     SB of the Finger Lakes (MHC)     11/11/94   NASDAQ     1,785,000        42.84
WAYN     Wayne Svgs Community Bank(MHC)   06/25/93   NASDAQ     2,255,287        55.82
SKBO     First Carnegie Deposit (MHC)     04/04/97   NASDAQ     2,300,000        43.99
GDVS     Greater Delaware Valley (MHC)    03/03/95   NASDAQ     3,272,500        82.63
HARS     Harris Financial Inc. (MHC)      01/25/94   NASDAQ    33,779,325       532.02
NWSB     Northwest Savings Bank (MHC)     11/07/94   NASDAQ    46,753,120       599.05
PHSB     Peoples Home Savings Bk (MHC)    07/10/97   NASDAQ     2,760,000        46.92
PERT     Perpetual Bank (MHC)             10/26/93   NASDAQ     1,504,601        44.39



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                                9,202,296       220.00
         MEDIAN                                                 2,833,043        70.31
         HIGH                                                  61,125,869     1,959.88
         LOW                                                    1,272,140        26.71


                                   EXHIBIT 36

KELLER & COMPANY                                                       Page 1
Columbus, Ohio
614-766-1426


                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
           States: IA IL IN KY MI OH PA WI
           IPO Date: less than = 09/30/97
           Asset size: less than = $200,000

                                                                             Cash &             1-4 Fam.  Total Net
                                                             Total          Invest./    MBS/     Loans/     Loans/
                                                            Assets           Assets    Assets    Assets     Assets
                                                 IPO Date   ($000)            (%)      (%)       (%)       (%)
                                                --------------------------------------------------------------------
           THE HOME LOAN
              SAVINGS BANK                          --        59,853         11.26      0.00     62.18      86.50

           DEFINED PARAMETERS FOR                Prior to    Less than        5.00 -  Less than  35.00 -    55.00 -
           INCLUSION IN COMPARABLE GROUP         09/30/96    200,000         35.00     25.00     70.00      90.00

LONF       London Financial Corporation    OH    04/01/96     38,240         11.73      9.62     57.06      77.07
HWEN       Home Financial Bancorp          IN    07/02/96     41,309          9.69      1.80     55.90      84.94
HBBI       Home Building Bancorp           IN    02/08/95     41,746         16.94     11.76     51.70      68.46
RELI       Reliance Bancshares Inc.        WI    04/19/96     46,987         40.26      1.11     23.65      57.54
FLKY       First Lancaster Bancshares      KY    07/01/96     47,184          6.92      1.09     61.76      90.37
PWBK       Pennwood Bancorp Inc.           PA    07/15/96     47,645         32.16      3.91     35.63      60.16
CSBF       CSB Financial Group Inc.        IL    10/09/95     48,844         38.20      2.73     38.19      55.41
CKFB       CKF Bancorp Inc.                KY    01/04/95     59,868          5.45      0.68     69.58      92.12
ATSB       AmTrust Capital Corp.           IN    03/28/95     69,685         18.14      5.78     39.17      70.79
MSBF       MSB Financial Inc.              MI    02/06/95     77,014          6.20      0.01     55.58      91.60
FFBI       First Financial Bancorp Inc.    IL    10/04/93     84,242         27.49      2.31     69.98      66.62
SOBI       Sobieski Bancorp Inc.           IN    03/31/95     84,279          4.70     15.59     54.72      76.57
LOGN       Logansport Financial Corp.      IN    06/14/95     85,801         13.67     10.75     46.72      71.09
PFFC       Peoples Financial Corp.         OH    09/13/96     86,486         14.05     23.47     41.46      60.22
SFFC       StateFed Financial Corp.        IA    01/05/94     87,542         16.25      0.00     50.24      77.56
HHFC       Harvest Home Financial Corp.    OH    10/10/94     87,596         NA        NA        42.99      51.44
HZFS       Horizon Financial Svcs Corp.    IA    06/30/94     87,784         35.56      0.00     37.88      62.11
KYF        Kentucky First Bancorp Inc.     KY    08/29/95     88,089         18.33     23.01     37.36      55.99




                                            Total
                                           Net Loans Borrowed
                                            & MBS/    Funds/   Equity/
                                            Assets    Assets    Assets
                                            (%)       (%)      (%)
                                          -----------------------------
           THE HOME LOAN
              SAVINGS BANK                  86.50      0.00    17.70

           DEFINED PARAMETERS FOR           60.00 -   Less than 8.00 -
           INCLUSION IN COMPARABLE GROUP    95.00     25.00    28.00

LONF       London Financial Corporation     86.69      2.09    19.66
HWEN       Home Financial Bancorp           86.74     19.37    17.55
HBBI       Home Building Bancorp            80.22      9.58    14.12
RELI       Reliance Bancshares Inc.         58.64     12.86    48.31
FLKY       First Lancaster Bancshares       91.46     21.02    29.47
PWBK       Pennwood Bancorp Inc.            64.07      3.06    18.34
CSBF       CSB Financial Group Inc.         58.14      0.00    25.04
CKFB       CKF Bancorp Inc.                 92.80      3.71    23.67
ATSB       AmTrust Capital Corp.            76.56     18.78    10.93
MSBF       MSB Financial Inc.               91.61     27.61    16.54
FFBI       First Financial Bancorp Inc.     68.93      9.73     8.92
SOBI       Sobieski Bancorp Inc.            92.17     15.44    14.78
LOGN       Logansport Financial Corp.       81.83      6.41    18.89
PFFC       Peoples Financial Corp.          83.69      0.00    27.21
SFFC       StateFed Financial Corp.         77.56     21.70    17.53
HHFC       Harvest Home Financial Corp.     NA        22.43    11.81
HZFS       Horizon Financial Svcs Corp.     62.11     25.16     9.95
KYF        Kentucky First Bancorp Inc.      79.00     20.17    16.70

KELLER & COMPANY                                                       Page 2
Columbus, Ohio
614-766-1426


                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
           States: IA IL IN KY MI OH PA WI
           IPO Date: less than = 09/30/97
           Asset size: less than = $200,000

                                                                             Cash &             1-4 Fam.  Total Net
                                                             Total          Invest./    MBS/     Loans/     Loans/
                                                            Assets           Assets    Assets    Assets     Assets
                                                 IPO Date   ($000)            (%)      (%)       (%)       (%)
                                                --------------------------------------------------------------------
THE HOME LOAN
  SAVINGS BANK                                     -          59,853         11.26      0.00     88.50      86.50

DEFINED PARAMETERS FOR                           Prior to                     5.00-              35.00-     55.00
INCLUSION IN COMPARABLE GROUP                    09/30/96   <200,000         35.00    <25.00     70.00      90.00

FFDF       FFD Financial Corp.             OH    04/03/96     88,220         14.95     16.62     52.31      66.66
THR        Three Rivers Financial Corp.    MI    08/24/95     94,216         18.88     10.09     41.94      67.45
CIBI       Community Investors Bancorp     OH    02/07/95     94,328         13.14      1.71     62.89      83.92
INCB       Indiana Community Bank SB       IN    12/15/94     96,089         18.08      2.69     39.56      75.95
NWEQ       Northwest Equity Corp.          WI    10/11/94     96,954          7.70      7.20     56.27      81.69
FTSB       Fort Thomas Financial Corp.     KY    06/28/95     97,843          6.11      0.82     63.99      90.89
AMFC       AMB Financial Corp.             IN    04/01/96    103,388         21.44      3.53     44.33      72.69
HFFB       Harrodsburg First Fin Bancorp   KY    10/04/95    108,949         25.06      0.06     61.15      73.63
ASBP       ASB Financial Corp.             OH    05/11/95    112,449         22.98      7.28     43.10      67.65
NBSI       North Bancshares Inc.           IL    12/21/93    122,081         30.34      5.28     54.08      62.56
PTRS       Potters Financial Corp.         OH    12/31/93    122,716         16.71     17.42     37.30      63.13
MIFC       Mid-Iowa Financial Corp.        IA    10/14/92    128,017         NA        NA        35.92      51.88
CLAS       Classic Bancshares Inc.         KY    12/29/95    132,186         NA        NA        44.36      66.69
FKKY       Frankfort First Bancorp Inc.    KY    07/10/95    133,255          5.80      0.00     79.69      92.64
PRBC       Prestige Bancorp Inc.           PA    06/27/96    137,834         20.94      8.52     48.75      67.62
GTPS       Great American Bancorp          IL    06/30/95    139,568         14.99      0.00     35.98      78.62



                                             Total
                                            Net Loans Borrowed
                                             & MBS/    Funds/   Equity/
                                             Assets    Assets    Assets
                                             (%)       (%)      (%)
                                           -----------------------------
THE HOME LOAN
  SAVINGS BANK                               86.50      0.00    17.70
------------------------------------------------------------------------
DEFINED PARAMETERS FOR                       60.00-              8.00-
INCLUSION IN COMPARABLE GROUP                95.00    <25.00    28.00
------------------------------------------------------------------------
FFDF       FFD Financial Corp.               83.28      9.39    24.34
THR        Three Rivers Financial Corp.      77.54     19.89    13.77
CIBI       Community Investors Bancorp       85.63      9.05    11.75
INCB       Indiana Community Bank SB         78.64      0.00    11.88
NWEQ       Northwest Equity Corp.            88.89     23.09    11.69
FTSB       Fort Thomas Financial Corp.       91.71      9.04    16.13
AMFC       AMB Financial Corp.               76.22     13.06    13.94
HFFB       Harrodsburg First Fin Bancorp     73.69      0.00    26.92
ASBP       ASB Financial Corp.               74.93      3.00    15.57
NBSI       North Bancshares Inc.             67.84     23.84    13.43
PTRS       Potters Financial Corp.           80.55      8.03     8.81
MIFC       Mid-Iowa Financial Corp.          NA        19.53     9.42
CLAS       Classic Bancshares Inc.           NA         8.95    14.88
FKKY       Frankfort First Bancorp Inc.      92.64     17.89    16.83
PRBC       Prestige Bancorp Inc.             76.14     22.62    11.21
GTPS       Great American Bancorp            78.62      0.00    20.43

KELLER & COMPANY                                                       Page 3
Columbus, Ohio
614-766-1426


                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
           States: IA IL IN KY MI OH PA WI
           IPO Date: <= 09/30/97
           Asset size: <= $200,000


                                                                             Cash &             1-4 Fam.  Total Net
                                                             Total          Invest./    MBS/     Loans/     Loans/
                                                            Assets           Assets    Assets    Assets     Assets
                                                 IPO Date   ($000)            (%)      (%)       (%)       (%)
                                                --------------------------------------------------------------------
THE HOME LOAN
  SAVINGS BANK                                      -         59,853         11.26      0.00     62.16      86.50

DEFINED PARAMETERS FOR                           Prior to                     5.00-              35.00-     55.00-
INCLUSION IN COMPARABLE GROUP                    09/30/96   <200,000         35.00    <25.00     70.00      90.00

WEHO       Westwood Homestead Fin. Corp.   OH    09/30/96    142,878         18.98      1.56     43.85      78.08
MWBI       Midwest Bancshares Inc.         IA    11/12/92    149,850         18.24     18.23     42.06      60.66
BWFC       Bank West Financial Corp.       MI    03/30/95    164,854         24.72      0.84     54.31      71.87
FFWD       Wood Bancorp Inc.               OH    08/31/93    166,520         13.95      2.48     57.88      81.70
EGLB       Eagle BancGroup Inc.            IL    07/01/96    172,160         18.00      6.97     37.95      72.12
PFED       Park Bancorp Inc.               IL    08/12/96    174,515         45.39     11.29     30.52      39.44
MARN       Marion Capital Holdings         IN    03/18/93    179,822          6.68      0.00     49.95      84.43
FFWC       FFW Corp.                       IN    04/05/93    181,468         20.58     10.32     36.84      66.00
NEIB       Northeast Indiana Bancorp       IN    06/28/95    190,319          9.27      0.00     52.94      88.78




                                           Total
                                          Net Loans Borrowed
                                           & MBS/    Funds/   Equity/
                                           Assets    Assets    Assets
                                           (%)       (%)      (%)
                                         -----------------------------
THE HOME LOAN
  SAVINGS BANK                             86.50      0.00    17.70
----------------------------------------------------------------------
DEFINED PARAMETERS FOR                     60.00-              8.00-
INCLUSION IN COMPARABLE GROUP              95.00    <25.00    28.00
----------------------------------------------------------------------
WEHO       Westwood Homestead Fin. Corp.   79.64     11.74    27.66
MWBI       Midwest Bancshares Inc.         78.89     21.69     6.92
BWFC       Bank West Financial Corp.       72.70     21.23    14.15
FFWD       Wood Bancorp Inc.               84.18     12.63    12.44
EGLB       Eagle BancGroup Inc.            79.08     10.89    11.85
PFED       Park Bancorp Inc.               50.73      1.72    23.14
MARN       Marion Capital Holdings         84.43      8.06    21.95
FFWC       FFW Corp.                       76.32     25.79     9.70
NEIB       Northeast Indiana Bancorp       88.78     34.15    14.37



                                   EXHIBIT 37

KELLER & COMPANY                                                      Page 1
Columbus, Ohio
614-766-1426


                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters
General Parameters:
        States: IA IL IN KY MI OH PA WI
        IPO Date: less than = 09/30/97
        Asset size: less than = $200,000


                                                                                       OPERATING PERFORMANCE
                                                                       ******************************************************
                                                                                               Net    Operating  Noninterest
                                                            Total                           Interest  Expenses/   Income/
                                                            Assets       ROAA       ROAE    Margin (2)  Assets   Assets (3)
                                                IPO Date    ($000)        (%)       (%)        (%)       (%)        (%)
                                                ----------------------------------------------------------------------------

           THE HOME LOAN
              SAVINGS BANK                         --       59,853       1.31       7.44      4.75       2.92      0.30

           DEFINED PARAMETERS FOR               Prior to    Less than   0.90 -     5.00 -    3.25 -     1.90 -    Less than
           INCLUSION IN COMPARABLE GROUP        09/30/96     200,000     2.00      15.00      5.25       3.50       0.65

LONF       London Financial Corporation    OH   04/01/96      38,240     0.66       3.17      3.72       2.39      0.19
HWEN       Home Financial Bancorp          IN   07/02/96      41,309     0.85       4.60      4.42       3.13      0.28
HBBI       Home Building Bancorp           IN   02/08/95      41,746     0.75       5.76      3.50       2.40      0.28
RELI       Reliance Bancshares Inc.        WI   04/19/96      46,987     1.32       2.58      5.18       2.85      0.02
FLKY       First Lancaster Bancshares      KY   07/01/96      47,184     1.24       3.64      4.86       2.73      0.00
PWBK       Pennwood Bancorp Inc.           PA   07/15/96      47,645     0.99       5.20      4.49       2.83      0.24
CSBF       CSB Financial Group Inc.        IL   10/09/95      48,844     0.31       1.21      3.50       2.55      0.17
CKFB       CKF Bancorp Inc.                KY   01/04/95      59,868     1.82       7.51      3.81       1.77      0.10
ATSB       AmTrust Capital Corp.           IN   03/28/95      69,685     0.40       3.86      2.81       2.79      0.54
MSBF       MSB Financial Inc.              MI   02/06/95      77,014     1.50       8.42      4.85       2.83      0.43
FFBI       First Financial Bancorp Inc.    IL   10/04/93      84,242     -0.07     -0.86      3.01       2.72      0.59
SOBI       Sobieski Bancorp Inc.           IN   03/31/95      84,279     0.62       3.88      3.34       2.44      0.19
LOGN       Logansport Financial Corp.      IN   06/14/95      85,801     1.42       7.28      3.86       1.55      0.15
PFFC       Peoples Financial Corp.         OH   09/13/96      86,486     0.59       2.31      3.53       2.10      0.04
SFFC       StateFed Financial Corp.        IA   01/05/94      87,542     1.28       7.20      3.43       1.37      0.13
HHFC       Harvest Home Financial Corp.    OH   10/10/94      87,596     0.30       2.31      2.89       2.05      0.07
HZFS       Horizon Financial Svcs Corp.    IA   06/30/94      87,784     0.81       7.85      3.30       2.41      0.46



                                                   ASSET QUALITY (1)
                                            ******************************

                                            NPA/     REO/     Reserves/
                                           Assets   Assets   Assets
                                            (%)      (%)      (%)
                                          -----------------------------
           THE HOME LOAN
              SAVINGS BANK                  0.10     0.00     0.25

           DEFINED PARAMETERS FOR         Less than Less than More than
           INCLUSION IN COMPARABLE GROUP     1.00     0.20     0.15

LONF       London Financial Corporation     0.80     0.00     0.49
HWEN       Home Financial Bancorp           1.70     0.08     0.62
HBBI       Home Building Bancorp            0.44     0.00     0.19
RELI       Reliance Bancshares Inc.         0.00     0.00     0.33
FLKY       First Lancaster Bancshares       2.28     0.00     0.32
PWBK       Pennwood Bancorp Inc.            0.99     0.08     0.63
CSBF       CSB Financial Group Inc.         0.56     0.00     0.32
CKFB       CKF Bancorp Inc.                 1.20     0.00     0.20
ATSB       AmTrust Capital Corp.            2.20     0.27     0.74
MSBF       MSB Financial Inc.               1.02     0.00     0.41
FFBI       First Financial Bancorp Inc.     0.33     0.00     0.58
SOBI       Sobieski Bancorp Inc.            0.13     0.00     0.24
LOGN       Logansport Financial Corp.       0.49     0.12     0.28
PFFC       Peoples Financial Corp.          0.00     0.00     0.23
SFFC       StateFed Financial Corp.         2.55     0.42     0.26
HHFC       Harvest Home Financial Corp.     0.11     0.00     0.13
HZFS       Horizon Financial Svcs Corp.     0.94     0.14     0.42

KELLER & COMPANY                                                     Page 2
Columbus, Ohio
614-766-1426


                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters

General Parameters:
        States: IA IL IN KY MI OH PA WI
        IPO Date: Less than = 09/30/97
        Asset size: Less than = $200,000

                                                                                        OPERATING PERFORMANCE
                                                                       ******************************************************
                                                                                               Net    Operating  Noninterest
                                                            Total                           Interest  Expenses/   Income/
                                                            Assets       ROAA       ROAE    Margin (2)  Assets   Assets (3)
                                                IPO Date    ($000)        (%)       (%)        (%)       (%)        (%)
                                                ---------------------------------------------------------------------------- -

           THE HOME LOAN
              SAVINGS BANK                         --       59,853       1.31       7.44      4.75       2.92      0.30

           DEFINED PARAMETERS FOR               Prior to    Less than   0.90 -     5.00 -    3.25 -     1.90 -    Less than
           INCLUSION IN COMPARABLE GROUP        09/30/96     200,000     2.00      15.00      5.25       3.50       0.65

KYF        Kentucky First Bancorp Inc.     KY   08/29/95      88,089     1.15       6.64      3.50       1.93      0.19
FFDF       FFD Financial Corp.             OH   04/03/96      88,220     1.93       7.83      3.34       1.91      0.06
THR        Three Rivers Financial Corp.    MI   08/24/95      94,216     0.90       6.48      3.80       2.83      0.51
CIBI       Community Investors Bancorp     OH   02/07/95      94,328     0.97       8.37      3.45       1.99      0.17
INCB       Indiana Community Bank SB       IN   12/15/94      96,089     0.53       4.30      4.34       3.93      0.98
NWEQ       Northwest Equity Corp.          WI   10/11/94      96,954     1.03       8.75      3.82       2.30      0.42
FTSB       Fort Thomas Financial Corp.     KY   06/28/95      97,843     1.22       7.18      4.23       2.38      0.24
AMFC       AMB Financial Corp.             IN   04/01/96     103,388     1.03       6.30      3.72       2.90      0.45
HFFB       Harrodsburg First Fin Bancorp   KY   10/04/95     108,949     1.03       3.80      3.64       1.58      0.09
ASBP       ASB Financial Corp.             OH   05/11/95     112,449     0.97       5.89      3.37       2.19      0.24
NBSI       North Bancshares Inc.           IL   12/21/93     122,081     0.63       4.37      3.28       2.65      0.18
PTRS       Potters Financial Corp.         OH   12/31/93     122,716     0.98      10.93      3.36       2.44      0.28
MIFC       Mid-Iowa Financial Corp.        IA   10/14/92     128,017     1.27      13.68      3.03       2.16      0.95
CLAS       Classic Bancshares Inc.         KY   12/29/95     132,186     0.81       5.53      3.83       2.91      0.31
FKKY       Frankfort First Bancorp Inc.    KY   07/10/95     133,255     0.09       0.37      3.47       1.94      0.04
PRBC       Prestige Bancorp Inc.           PA   06/27/96     137,834     0.62       5.10      3.24       2.35      0.24
GTPS       Great American Bancorp          IL   06/30/95     139,568     0.53       2.38      4.36       3.44      0.49




                                            ******************************

                                            NPA/     REO/     Reserves/
                                           Assets   Assets   Assets
                                            (%)      (%)      (%)
                                           ----------------------------
           THE HOME LOAN
              SAVINGS BANK                  0.10     0.00     0.25

           DEFINED PARAMETERS FOR         Less than Less than More than
           INCLUSION IN COMPARABLE GROUP    1.00     0.20     0.15

KYF        Kentucky First Bancorp Inc.      0.09     0.00     0.43
FFDF       FFD Financial Corp.              0.18     0.00     0.31
THR        Three Rivers Financial Corp.     0.87     0.03     0.52
CIBI       Community Investors Bancorp      0.53     0.04     0.50
INCB       Indiana Community Bank SB         NA       NA      0.72
NWEQ       Northwest Equity Corp.           0.93     0.04     0.48
FTSB       Fort Thomas Financial Corp.      1.98     0.00     0.49
AMFC       AMB Financial Corp.              0.32     0.12     0.38
HFFB       Harrodsburg First Fin Bancorp    0.47     0.00     0.28
ASBP       ASB Financial Corp.              0.96     0.00     0.73
NBSI       North Bancshares Inc.            0.00     0.00     0.17
PTRS       Potters Financial Corp.          0.44     0.00     1.72
MIFC       Mid-Iowa Financial Corp.          NA       NA      0.24
CLAS       Classic Bancshares Inc.          0.67     0.21     0.63
FKKY       Frankfort First Bancorp Inc.     0.09     0.00     0.08
PRBC       Prestige Bancorp Inc.            0.33     0.01     0.27
GTPS       Great American Bancorp           0.26     0.00     0.34


KELLER & COMPANY                                                      Page 3
Columbus, Ohio
614-766-1426


                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters


General Parameters:
        States: IA IL IN KY MI OH PA WI
        IPO Date: Less than = 09/30/97
        Asset size: Less than = $200,000

                                                                                      OPERATING PERFORMANCE
                                                                       ******************************************************
                                                                                               Net    Operating  Noninterest
                                                            Total                           Interest  Expenses/   Income/
                                                            Assets       ROAA       ROAE    Margin (2)  Assets   Assets (3)
                                                IPO Date    ($000)        (%)       (%)        (%)       (%)        (%)
                                                ---------------------------------------------------------------------------- -
           THE HOME LOAN
              SAVINGS BANK                         --       59,853       1.31       7.44      4.75       2.92      0.30

           DEFINED PARAMETERS FOR               Prior to    Less than    0.90 -     5.00 -    3.25 -     1.90 -    Less than
           INCLUSION IN COMPARABLE GROUP        09/30/96     200,000     2.00      15.00      5.25       3.50      0.65

WEHO       Westwood Homestead Fin. Corp.   OH   09/30/96     142,878     1.01       3.23      3.56       1.90      0.09
MWBI       Midwest Bancshares Inc.         IA   11/12/92     149,850     0.87      12.54      2.90       1.78      0.22
BWFC       Bank West Financial Corp.       MI   03/30/95     164,854     1.03       6.76      3.08       2.61      0.53
FFWD       Wood Bancorp Inc.               OH   08/31/93     166,520     1.40      11.07      4.28       2.30      0.24
EGLB       Eagle BancGroup Inc.            IL   07/01/96     172,160     0.32       2.62      2.51       2.16      0.20
PFED       Park Bancorp Inc.               IL   08/12/96     174,515     1.10       4.84      3.59       1.95      0.10
MARN       Marion Capital Holdings         IN   03/18/93     179,822     1.70       7.49      4.30       2.44      0.59
FFWC       FFW Corp.                       IN   04/05/93     181,468     1.05      10.54      3.27       1.95      0.38
NEIB       Northeast Indiana Bancorp       IN   06/28/95     190,319     1.20       7.78      3.58       1.73      0.27


                                                   ASSET QUALITY (1)
                                            ******************************

                                            NPA/     REO/     Reserves/
                                           Assets   Assets   Assets
                                            (%)      (%)      (%)
                                          -----------------------------


           THE HOME LOAN
              SAVINGS BANK                  0.10     0.00     0.25

           DEFINED PARAMETERS FOR         Less than Less than More than
           INCLUSION IN COMPARABLE GROUP    1.00     0.20     0.15

WEHO       Westwood Homestead Fin. Corp.    0.22     0.00     0.17
MWBI       Midwest Bancshares Inc.          0.81     0.32     0.48
BWFC       Bank West Financial Corp.        0.21     0.01     0.15
FFWD       Wood Bancorp Inc.                0.35     0.02     0.36
EGLB       Eagle BancGroup Inc.             1.48     0.38     0.53
PFED       Park Bancorp Inc.                0.24     0.03     0.29
MARN       Marion Capital Holdings          0.98     0.04     1.13
FFWC       FFW Corp.                        0.18     0.02     0.40
NEIB       Northeast Indiana Bancorp        0.17     0.00     0.60




(1) Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
(2) Based on average interest-earning assets.

                                  EXHIBIT 38

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                             FINAL COMPARABLE GROUP

                              BALANCE SHEET RATIOS





                                                                             Cash &             1-4 Fam.  Total Net
                                                               Total        Invest./    MBS/     Loans/     Loans/
                                                              Assets         Assets    Assets    Assets     Assets
                                                 IPO Date     ($000)          (%)        (%)       (%)       (%)
                                                --------------------------------------------------------------------

           THE HOME LOAN
              SAVINGS BANK                          --        59,853         11.26      0.00     62.18      86.50

           DEFINED PARAMETERS FOR                Prior to    Less than        5.00 -  Less than  35.00 -    55.00 -
           INCLUSION IN COMPARABLE GROUP         09/30/96    200,000         35.00     25.00     70.00      90.00

PWBK       Pennwood Bancorp Inc.           PA    07/15/96     47,645         32.16      3.91     35.63      60.16
KYF        Kentucky First Bancorp Inc.     KY    08/29/95     88,089         18.33     23.01     37.36      55.99
FFDF       FFD Financial Corp.             OH    04/03/96     88,220         14.95     16.62     52.31      66.66
THR        Three Rivers Financial Corp.    MI    08/24/95     94,216         18.88     10.09     41.94      67.45
CIBI       Community Investors Bancorp     OH    02/07/95     94,328         13.14      1.71     62.89      83.92
NWEQ       Northwest Equity Corp.          WI    10/11/94     96,954          7.70      7.20     56.27      81.69
AMFC       AMB Financial Corp.             IN    04/01/96    103,388         21.44      3.53     44.33      72.69
ASBP       ASB Financial Corp.             OH    05/11/95    112,449         22.98      7.28     43.10      67.65
PTRS       Potters Financial Corp.         OH    12/31/93    122,716         16.71     17.42     37.30      63.13
MARN       Marion Capital Holdings         IN    03/18/93    179,822          6.68      0.00     49.95      84.43


                                          AVERAGE            102,783         17.30      9.08     46.11      70.38
                                           MEDIAN             95,641         17.52      7.24     43.71      67.55
                                             HIGH            179,822         32.16     23.01     62.89      84.43
                                              LOW             47,645          6.68      0.00     35.63      55.99



                                              Total
                                            Net Loans Borrowed
                                             & MBS/    Funds/   Equity/
                                             Assets    Assets    Assets
                                               (%)       (%)      (%)
                                           -------------------------------

           THE HOME LOAN
              SAVINGS BANK                   86.50      0.00    17.70

           DEFINED PARAMETERS FOR            60.00 -  Less than  8.00 -
           INCLUSION IN COMPARABLE GROUP     95.00     25.00    28.00

PWBK       Pennwood Bancorp Inc.             64.07      3.06    18.34
KYF        Kentucky First Bancorp Inc.       79.00     20.17    16.70
FFDF       FFD Financial Corp.               83.28      9.39    24.34
THR        Three Rivers Financial Corp.      77.54     19.89    13.77
CIBI       Community Investors Bancorp       85.63      9.05    11.75
NWEQ       Northwest Equity Corp.            88.89     23.09    11.69
AMFC       AMB Financial Corp.               76.22     13.06    13.94
ASBP       ASB Financial Corp.               74.93      3.00    15.57
PTRS       Potters Financial Corp.           80.55      8.03     8.81
MARN       Marion Capital Holdings           84.43      8.06    21.95


                                             79.45     11.68    15.69
                                             79.77      9.22    14.76
                                             88.89     23.09    24.34
                                             64.07      3.00     8.81

                                  EXHIBIT 39

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                             FINAL COMPARABLE GROUP

                 OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
                            Most Recent Four Quarters




                                                                                      OPERATING PERFORMANCE
                                                                       *****************************************************
                                                                                               Net    Operating  Noninterest
                                                            Total                           Interest  Expenses/   Income/
                                                            Assets       ROAA       ROAE    Margin (2)  Assets   Assets (3)
                                                IPO Date    ($000)        (%)       (%)        (%)       (%)        (%)
                                                ----------------------------------------------------------------------------

           THE HOME LOAN
              SAVINGS BANK                         --       59,853       1.31       7.44      4.75       2.92      0.30

           DEFINED PARAMETERS FOR               Prior to    Less than   0.90 -     5.00 -    3.25 -     1.90 -    Less than
           INCLUSION IN COMPARABLE GROUP        09/30/96     200,000     2.00      15.00      5.25       3.50       0.65

PWBK       Pennwood Bancorp Inc.           PA   07/15/96      47,645     0.99       5.20      4.49       2.83      0.24
KYF        Kentucky First Bancorp Inc.     KY   08/29/95      88,089     1.15       6.64      3.50       1.93      0.19
FFDF       FFD Financial Corp.             OH   04/03/96      88,220     1.93       7.83      3.34       1.91      0.06
THR        Three Rivers Financial Corp.    MI   08/24/95      94,216     0.90       6.48      3.80       2.83      0.51
CIBI       Community Investors Bancorp     OH   02/07/95      94,328     0.97       8.37      3.45       1.99      0.17
NWEQ       Northwest Equity Corp.          WI   10/11/94      96,954     1.03       8.75      3.82       2.30      0.42
AMFC       AMB Financial Corp.             IN   04/01/96     103,388     1.03       6.30      3.72       2.90      0.45
ASBP       ASB Financial Corp.             OH   05/11/95     112,449     0.97       5.89      3.37       2.19      0.24
PTRS       Potters Financial Corp.         OH   12/31/93     122,716     0.98      10.93      3.36       2.44      0.28
MARN       Marion Capital Holdings         IN   03/18/93     179,822     1.70       7.49      4.30       2.44      0.59


                                        AVERAGE              102,783     1.17       7.39      3.72       2.38      0.32
                                         MEDIAN               95,641     1.01       7.07      3.61       2.37      0.26
                                           HIGH              179,822     1.93      10.93      4.49       2.90      0.59
                                            LOW               47,645     0.90       5.20      3.34       1.91      0.06





                                              ASSET QUALITY (1)
                                            **************************

                                            NPA/     REO/   Reserves/
                                           Assets   Assets   Assets
                                            (%)      (%)      (%)
                                          -----------------------------

           THE HOME LOAN
              SAVINGS BANK                  0.10     0.00     0.25

           DEFINED PARAMETERS FOR         Less than Less than Less than
           INCLUSION IN COMPARABLE GROUP     1.00     0.20     0.15

PWBK       Pennwood Bancorp Inc.            0.99     0.08     0.63
KYF        Kentucky First Bancorp Inc.      0.09     0.00     0.43
FFDF       FFD Financial Corp.              0.18     0.00     0.31
THR        Three Rivers Financial Corp.     0.87     0.03     0.52
CIBI       Community Investors Bancorp      0.53     0.04     0.50
NWEQ       Northwest Equity Corp.           0.93     0.04     0.48
AMFC       AMB Financial Corp.              0.32     0.12     0.38
ASBP       ASB Financial Corp.              0.96     0.00     0.73
PTRS       Potters Financial Corp.          0.44     0.00     1.72
MARN       Marion Capital Holdings          0.98     0.04     1.13


                                            0.63     0.04     0.68
                                            0.70     0.04     0.51
                                            0.99     0.12     1.72
                                            0.09     0.00     0.31

           (1) Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.

           (2) Based on average interest-earning assets.

                                  EXHIBIT 40

KELLER & COMPANY
Dublin, Ohio
614-766-1426



            COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS


                                                                                                      Most Recent Quarter
                                                                                                  --------------------------------
                                                                                                                         Total
                                                                   Number            Conversion     Total  Int. Earning   Net
                                                                     of              (IPO)         Assets    Assets      Loans
                                                                   Offices Exchange   Date         ($000)    ($000)      ($000)
                                                                   ---------------------------------------------------------------
SUBJECT
            THE HOME LOAN
               SAVINGS BANK                                          2       NA       NA            59,853    57,176     51,773


COMPARABLE GROUP
   AMFC     AMB Financial Corp.                Munster        IN       4     NASDAQ  04/01/96        103,388    96,781     75,150
   ASBP     ASB Financial Corp.                Portsmouth     OH       1     NASDAQ  05/11/95        112,449   110,939     76,076
   CIBI     Community Investors Bancorp, Inc.  Bucyrus        OH       3     NASDAQ  02/07/95         94,328    90,561     79,160
   FFDF     FFD Financial Corporation          Dover          OH       1     NASDAQ  04/03/96         88,220    86,961     58,810
   KYF      Kentucky First Bancorp, Inc.       Cynthiana      KY       2      AMSE   08/29/95         88,089    86,414     49,320
   MARN     Marion Capital Holdings, Inc.      Marion         IN       2     NASDAQ  03/18/93        179,822   164,550    151,816
   NWEQ     Northwest Equity Corporation       Amery          WI       3     NASDAQ  10/11/94         96,954    91,165     79,202
   PWBK     Pennwood Bancorp, Inc.             Pittsburgh     PA       3     NASDAQ  07/15/96         47,645    45,440     28,661
   PTRS     Potters Financial Corporation      East Liverpool OH       4     NASDAQ  12/31/93        122,716   116,709     77,468
   THR      Three Rivers Financial Corp.       Three Rivers   MI       4      AMSE   08/24/95         94,216    91,754     63,551

            Average                                                  2.7                            102,783    98,127     73,921
            Median                                                   3.0                             95,641    91,460     75,613
            High                                                     4.0                            179,822   164,550    151,816
            Low                                                      1.0                             47,645    45,440     28,661


                                                                        Most Recent Quarter
                                                                ----------------------------------
                                                                  Goodwill
                                                                    and     Total      Total
                                                                  Intang.  Deposits   Equity
                                                                  ($000)    ($000)    ($000)
                                                                ---------------------------------
SUBJECT
            THE HOME LOAN
               SAVINGS BANK                                            0     48,208    10,592


COMPARABLE GROUP
   AMFC     AMB Financial Corp.                Munster        IN       0     73,745    14,411
   ASBP     ASB Financial Corp.                Portsmouth     OH       0     89,254    17,512
   CIBI     Community Investors Bancorp, Inc.  Bucyrus        OH       0     74,075    11,085
   FFDF     FFD Financial Corporation          Dover          OH       0     57,280    21,473
   KYF      Kentucky First Bancorp, Inc.       Cynthiana      KY       0     54,751    14,711
   MARN     Marion Capital Holdings, Inc.      Marion         IN       0    120,579    39,467
   NWEQ     Northwest Equity Corporation       Amery          WI       0     62,613    11,333
   PWBK     Pennwood Bancorp, Inc.             Pittsburgh     PA       0     36,539     8,736
   PTRS     Potters Financial Corporation      East Liverpool OH       0    100,857    10,812
   THR      Three Rivers Financial Corp.       Three Rivers   MI      46     60,879    12,973

            Average                                                    5     73,057    16,251
            Median                                                     0     68,179    13,692
            High                                                      46    120,579    39,467
            Low                                                        0     36,539     8,736

                                  EXHIBIT 42

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                  BALANCE SHEET
                     ASSET COMPOSITION - MOST RECENT QUARTER

                                                                                               As a Percent of Total Assets
                                                                     ***************************************************************
                                                                                                                    Real
                                                       Total               Cash &               Net    Loan Loss  Estate   Goodwill
                                                       Assets              Invest.    MBS      Loans   Reserves    Owned   & Intang.
                                                       ($000)                (%)      (%)       (%)       (%)       (%)      (%)
                                                    ------------     ---------------------------------------------------------------
SUBJECT
             THE HOME LOAN
                SAVINGS BANK                              59,853            11.26     0.00     86.50      0.25      0.00     0.00

COMPARABLE GROUP
     AMFC    AMB Financial Corp.                         103,388            21.44     3.53     72.69      0.38      0.12     0.00
     ASBP    ASB Financial Corp.                         112,449            22.98     7.28     67.65      0.73      0.00     0.00
     CIBI    Community Investors Bancorp                  94,328            13.14     1.71     83.92      0.50      0.04     0.00
     FFDF    FFD Financial Corp.                          88,220            14.95    16.62     66.66      0.31      0.00     0.00
     KYF     Kentucky First Bancorp Inc.                  88,089            18.33    23.01     55.99      0.43      0.00     0.00
     MARN    Marion Capital Holdings                     179,822             6.68     0.00     84.43      1.13      0.04     0.00
     NWEQ    Northwest Equity Corp.                       96,954             7.70     7.20     81.69      0.48      0.04     0.00
     PWBK    Pennwood Bancorp Inc.                        47,645            32.16     3.91     60.16      0.63      0.08     0.00
     PTRS    Potters Financial Corp.                     122,716            16.71    17.42     63.13      1.72      0.00     0.00
     THR     Three Rivers Financial Corp.                 94,216            18.88    10.09     67.45      0.52      0.03     0.05

             Average                                     102,783            17.30     9.08     70.38      0.68      0.04     0.00
             Median                                       95,641            17.52     7.24     67.55      0.51      0.04     0.00
             High                                        179,822            32.16    23.01     84.43      1.72      0.12     0.05
             Low                                          47,645             6.68     0.00     55.99      0.31      0.00     0.00

ALL THRIFTS  (373)
             Average                                   1,465,609            17.85    11.19     67.23      0.61      0.61     0.25

MIDWEST THRIFTS  (146)
             Average                                     576,875            16.35     8.22     71.83      0.47      0.47     0.19

OHIO THRIFTS  (33)
             Average                                     820,590            14.49     7.62     74.65      0.44      0.04     0.16



                                                                      As a Percent of Total Assets
                                                    *************************************************************
                                                                                   Interest Interest  Capitalized
                                                      Other   High Risk Non-Perf. Earning   Bearing      Loan
                                                     Assets   R.E. Loans Assets    Assets  Liabilities Servicing
                                                       (%)       (%)       (%)      (%)       (%)       (%)
                                                    -------------------------------------------------------------

SUBJECT
             THE HOME LOAN
                SAVINGS BANK                           1.99      9.04      0.10    95.52     80.54      0.00

COMPARABLE GROUP
     AMFC    AMB Financial Corp.                       2.22     13.85      0.32    93.61     80.39      0.00
     ASBP    ASB Financial Corp.                       2.09     12.43      0.96    98.66     82.60      0.00
     CIBI    Community Investors Bancorp               1.19      5.40      0.53    96.01     86.47      0.00
     FFDF    FFD Financial Corp.                       1.78      4.24      0.18    98.57     74.27      0.00
     KYF     Kentucky First Bancorp Inc.               2.68     18.68      0.09    98.10     82.83      0.00
     MARN    Marion Capital Holdings                   8.86     31.86      0.98    91.51     72.38      0.00
     NWEQ    Northwest Equity Corp.                    3.35     11.18      0.93    94.03     87.39      0.00
     PWBK    Pennwood Bancorp Inc.                     3.69      8.80      0.99    95.37     80.79      0.00
     PTRS    Potters Financial Corp.                   2.75      7.41      0.44    95.10     88.22      0.00
     THR     Three Rivers Financial Corp.              3.01     10.84      0.87    97.39     85.08      0.00

             Average                                   3.16     12.47      0.63    95.83     82.04      0.00
             Median                                    2.71     11.01      0.70    95.69     82.72      0.00
             High                                      8.86     31.86      0.99    98.66     88.22      0.00
             Low                                       1.19      4.24      0.09    91.51     72.38      0.00

ALL THRIFTS  (373)
             Average                                   2.66     13.08      0.82    94.89     83.39      0.14

MIDWEST THRIFTS  (146)
             Average                                   2.53     12.35      0.63    95.79     83.16      0.11

OHIO THRIFTS  (33)
             Average                                   2.17     14.80      0.44    96.10     82.76      0.10

                                  EXHIBIT 43

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                            BALANCE SHEET COMPARISON
                  LIABILITIES AND EQUITY - MOST RECENT QUARTER

                                                                                           As a Percent of Assets
                                                                    ****************************************************************
                                                                                                                     FASB 115
                                             Total      Total            Total    Total     Other     Preferred  Common  Unrealized
                                           Liabilities  Equity          Deposits Borrowings Liabilities Equity    Equity Gain (Loss)
                                             ($000)     ($000)             (%)       (%)       (%)       (%)      (%)       (%)
                                           -----------------------  ----------------------------------------------------------------
SUBJECT
            THE HOME LOAN
               SAVINGS BANK                    49,261     10,592          80.54       0.00     1.76      -        -          0.02

COMPARABLE GROUP
   AMFC     AMB Financial Corp.                88,977     14,411          71.33      13.06     1.68      0.00    13.94       0.05
   ASBP     ASB Financial Corp.                94,937     17,512          79.37       3.00     2.05      0.00    15.57       0.38
   CIBI     Community Investors Bancorp        83,243     11,085          78.53       9.05     0.67      0.00    11.75      (0.01)
   FFDF     FFD Financial Corp.                66,747     21,473          64.93       9.39     1.34      0.00    24.34       0.06
   KYF      Kentucky First Bancorp Inc.        73,378     14,711          62.15      20.17     0.98      0.00    16.70       0.08
   MARN     Marion Capital Holdings           140,355     39,467          67.05       8.06     2.94      0.00    21.95       0.01
   NWEQ     Northwest Equity Corp.             85,621     11,333          64.58      23.09     0.64      0.00    11.69       0.00
   PWBK     Pennwood Bancorp Inc.              38,909      8,736          76.69       3.06     1.92      0.00    18.34       0.13
   PTRS     Potters Financial Corp.           111,904     10,812          82.19       8.03     0.97      0.00     8.81      (0.03)
   THR      Three Rivers Financial Corp.       81,243     12,973          64.62      19.89     1.72      0.00    13.77       0.00

            Average                            86,531     16,251          71.14      11.68     1.49      0.00    15.69       0.07
            Median                             84,432     13,692          69.19       9.22     1.51      0.00    14.76       0.03
            High                              140,355     39,467          82.19      23.09     2.94      0.00    24.34       0.38
            Low                                38,909      8,736          62.15       3.00     0.64      0.00     8.81      (0.03)

ALL THRIFTS  (373)
            Average                         1,354,922    110,687          70.38      15.26     1.69      0.06    12.60       0.12

MIDWEST THRIFTS  (146)
            Average                           523,284     53,591          69.32      15.04     1.37      0.00    14.27       0.09

OHIO THRIFTS  (33)
            Average                           750,498     70,092          71.70      12.41     1.04      0.00    14.85       0.12




                                           ****************************************************
                                                                         Reg.    Reg.     Reg.
                                           Retained   Total   Tangible  Core   Tangible Risk-Based
                                           Earnings   Equity   Equity  Capital Capital   Capital
                                              (%)      (%)      (%)      (%)     (%)      (%)
                                           --------------------------------------------------
SUBJECT
            THE HOME LOAN
               SAVINGS BANK                 17.67    17.70    17.67   17.67   17.67     30.15

COMPARABLE GROUP
   AMFC     AMB Financial Corp.              6.25    13.94    13.94    9.15    9.15     26.61
   ASBP     ASB Financial Corp.              8.95    15.57    15.57   12.33   12.33     36.43
   CIBI     Community Investors Bancorp      6.58    11.75    11.75   11.20   11.20     20.36
   FFDF     FFD Financial Corp.              8.75    24.34    24.34   NA      NA        35.23
   KYF      Kentucky First Bancorp Inc.      9.13    16.70    16.70   15.14   15.14     34.80
   MARN     Marion Capital Holdings         10.54    21.95    21.95   20.30   20.30     33.07
   NWEQ     Northwest Equity Corp.           3.93    11.69    11.69    8.81   NA        NA
   PWBK     Pennwood Bancorp Inc.            7.65    18.34    18.34   18.05   NA        NA
   PTRS     Potters Financial Corp.          4.62     8.81     8.81    7.98    7.98     20.85
   THR      Three Rivers Financial Corp.     6.46    13.77    13.73   11.71   11.71     24.16

            Average                          7.29    15.69    15.68   12.74   12.54     28.94
            Median                           7.11    14.76    14.76   11.71   11.71     29.84
            High                            10.54    24.34    24.34   20.30   20.30     36.43
            Low                              3.93     8.81     8.81    7.98    7.98     20.36

ALL THRIFTS  (373)
            Average                          5.31    12.67    12.44   11.04   11.02     23.36

MIDWEST THRIFTS  (146)
            Average                          6.58    14.27    14.11   12.13   12.19     24.17

OHIO THRIFTS  (33)
            Average                          6.38    14.85    14.71   11.74   11.94     22.46

                                  EXHIBIT 44

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          INCOME AND EXPENSE COMPARISON
                             TRAILING FOUR QUARTERS
                                     ($000)



                                                                 Net                 Gain    Total   Goodwill   Net     Total
                                            Interest  Interest Interest   Provision (Loss)  Non-Int. & Intang Real Est. Non-Int.
                                             Income   Expense   Income    for Loss  on Sale Income    Amtz.   Expense   Expense
                                            -------------------------------------------------------------------------------------

SUBJECT
            THE HOME LOAN
               SAVINGS BANK                     4,731    2,011    2,720       35       0     176       0        0        1,698


COMPARABLE GROUP
   AMFC     AMB Financial Corp.                 6,888    3,544    3,344       46     424     467       0      (28)       2,667
   ASBP     ASB Financial Corp.                 8,492    4,792    3,700        6     104     273       0        0        2,447
   CIBI     Community Investors Bancorp         7,331    4,101    3,230       98       0     157       0       57        1,897
   FFDF     FFD Financial Corp.                 6,025    3,169    2,856      125   1,284      54       0        0        1,564
   KYF      Kentucky First Bancorp Inc.         6,366    3,350    3,016       19      11     164       0        0        1,699
   MARN     Marion Capital Holdings            13,734    6,702    7,032       63      51   1,055       0      307        4,278
   NWEQ     Northwest Equity Corp.              7,661    4,206    3,455      100      57     411       0        7        2,207
   PWBK     Pennwood Bancorp Inc.               3,767    1,736    2,031       36       0     112       0       43        1,352
   PTRS     Potters Financial Corp.             8,444    4,595    3,849     (485)     34     348       0      (83)       2,893
   THR      Three Rivers Financial Corp.        6,941    3,580    3,361       60      57     484       8      (37)       2,596

            Average                             7,565    3,978    3,587        7     202     353       1       27        2,360
            Median                              7,136    3,841    3,353       53      54     311       0        0        2,327
            High                               13,734    6,702    7,032      125   1,284   1,055       8      307        4,278
            Low                                 3,767    1,736    2,031     (485)      0      54       0      (83)       1,352

ALL THRIFTS  (373)
            Average                           103,673   62,708   40,965    3,161   1,512   7,841     793      187       27,164

MIDWEST THRIFTS  (146)
            Average                            40,857   24,566   16,291      663     484   3,548     211      (95)      10,933

OHIO THRIFTS  (33)
            Average                            57,127   34,840   22,287      372     409   3,638     279       24       12,753







                                                        Net          Net Inc.
                                              Non-     Income         Before
                                             Recurring Before Income  Extraord. Extraord.   Net    Core
                                             Expense   Taxes  Taxes   Items     Items      Income  Income
                                            ----------------------------------------------------------------

SUBJECT
            THE HOME LOAN
               SAVINGS BANK                       0   1,163     404     759        0         759     759


COMPARABLE GROUP
   AMFC     AMB Financial Corp.                   0   1,522     580     942        0         942     667
   ASBP     ASB Financial Corp.                   0   1,624     535   1,089        0       1,089   1,021
   CIBI     Community Investors Bancorp           0   1,392     464     928        0         928     928
   FFDF     FFD Financial Corp.                   0   2,505     832   1,673        0       1,673     838
   KYF      Kentucky First Bancorp Inc.           0   1,473     459   1,014        0       1,014   1,007
   MARN     Marion Capital Holdings               0   3,797     825   2,972        0       2,972   2,939
   NWEQ     Northwest Equity Corp.                0   1,616     633     983        0         983     946
   PWBK     Pennwood Bancorp Inc.                65     690     217     473        0         473     515
   PTRS     Potters Financial Corp.               0   1,823     666   1,157        0       1,157   1,135
   THR      Three Rivers Financial Corp.          0   1,246     420     826        0         826     789

            Average                               7   1,769     563   1,206        0       1,206   1,079
            Median                                0   1,569     558     999        0         999     937
            High                                 65   3,797     832   2,972        0       2,972   2,939
            Low                                   0     690     217     473        0         473     515

ALL THRIFTS  (373)
            Average                           2,618  17,435   6,505  10,929       (6)     10,924  11,609

MIDWEST THRIFTS  (146)
            Average                             160   8,587   2,996   5,591       (7)      5,584   5,367

OHIO THRIFTS  (33)
            Average                              94  13,131   4,378   8,753        0       8,753   8,538



                                  EXHIBIT 45

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          INCOME AND EXPENSE COMPARISON
                        AS A PERCENTAGE OF AVERAGE ASSETS
                             TRAILING FOUR QUARTERS



                                                                      Net              Gain    Total    Goodwill   Net      Total
                                                Interest   Interest Interest Provision (Loss)  Non-Int. & Intang. Real Est. Non-Int.
                                                 Income     Expense Income   for Loss  on Sale Income    Amtz.   Expense   Expense
                                                   (%)       (%)      (%)      (%)       (%)     (%)      (%)      (%)       (%)
                                            ---------------------------------------------------------------------------------------
SUBJECT
            THE HOME LOAN
               SAVINGS BANK                        8.14      3.46    4.68     0.06      0.00    0.30     0.00     0.00      2.92


COMPARABLE GROUP
   AMFC     AMB Financial Corp.                    7.50      3.86    3.64     0.05      0.46    0.51     0.00    (0.03)     2.90
   ASBP     ASB Financial Corp.                    7.60      4.29    3.31     0.01      0.09    0.24     0.00     0.00      2.19
   CIBI     Community Investors Bancorp            7.70      4.31    3.39     0.10      0.00    0.16     0.00     0.06      1.99
   FFDF     FFD Financial Corp.                    6.96      3.66    3.30     0.14      1.48    0.06     0.00     0.00      1.81
   KYF      Kentucky First Bancorp Inc.            7.22      3.80    3.42     0.02      0.01    0.19     0.00     0.00      1.93
   MARN     Marion Capital Holdings                7.84      3.83    4.01     0.04      0.03    0.60     0.00     0.18      2.44
   NWEQ     Northwest Equity Corp.                 8.00      4.39    3.61     0.10      0.06    0.43     0.00     0.01      2.30
   PWBK     Pennwood Bancorp Inc.                  7.90      3.64    4.26     0.08      0.00    0.23     0.00     0.09      2.83
   PTRS     Potters Financial Corp.                7.13      3.88    3.25    (0.41)     0.03    0.29     0.00    (0.07)     2.44
   THR      Three Rivers Financial Corp.           7.58      3.91    3.67     0.07      0.06    0.53     0.01    (0.04)     2.83

            Average                                7.54      3.96    3.59     0.02      0.22    0.33     0.00     0.02      2.37
            Median                                 7.59      3.87    3.51     0.06      0.04    0.27     0.00     0.00      2.37
            High                                   8.00      4.39    4.26     0.14      1.48    0.60     0.01     0.18      2.90
            Low                                    6.96      3.64    3.25    (0.41)     0.00    0.06     0.00    (0.07)     1.81

ALL THRIFTS  (373)
            Average                                7.47      4.12    3.35     0.14      0.11    0.44     0.03    (0.01)     2.34

MIDWEST THRIFTS  (146)
            Average                                7.49      4.18    3.31     0.11      0.09    0.41    0.02     (0.01)     2.17

OHIO THRIFTS  (33)
            Average                                7.58      4.22    3.36     0.05      0.10    0.23    0.02      0.00      2.06



                                                               Net           Net Inc.
                                                    Non-      Income          Before
                                                 Recurring  Before  Income  Extraord.  Extraord. Net     Core
                                                  Expense    Taxes   Taxes   Items     Items   Income  Income
                                                   (%)        (%)     (%)     (%)       (%)     (%)      (%)
                                            ---------------------------------------------------------
SUBJECT
            THE HOME LOAN
               SAVINGS BANK                        0.00       2.01    0.70    1.31    0.00     1.31    1.31


COMPARABLE GROUP
   AMFC     AMB Financial Corp.                    0.00       1.66    0.63    1.03    0.00     1.03    0.73
   ASBP     ASB Financial Corp.                    0.00       1.45    0.48    0.97    0.00     0.97    0.91
   CIBI     Community Investors Bancorp            0.00       1.46    0.49    0.97    0.00     0.97    0.97
   FFDF     FFD Financial Corp.                    0.00       2.89    0.96    1.93    0.00     1.93    0.97
   KYF      Kentucky First Bancorp Inc.            0.00       1.67    0.52    1.15    0.00     1.15    1.14
   MARN     Marion Capital Holdings                0.00       2.17    0.47    1.70    0.00     1.70    1.68
   NWEQ     Northwest Equity Corp.                 0.00       1.69    0.66    1.03    0.00     1.03    0.99
   PWBK     Pennwood Bancorp Inc.                  0.14       1.45    0.45    0.99    0.00     0.99    1.08
   PTRS     Potters Financial Corp.                0.00       1.54    0.56    0.98    0.00     0.98    0.96
   THR      Three Rivers Financial Corp.           0.00       1.36    0.46    0.90    0.00     0.90    0.86

            Average                                0.01       1.73    0.57    1.17    0.00     1.17    1.03
            Median                                 0.00       1.60    0.50    1.01    0.00     1.01    0.97
            High                                   0.14       2.89    0.96    1.93    0.00     1.93    1.68
            Low                                    0.00       1.36    0.45    0.90    0.00     0.90    0.73

ALL THRIFTS  (373)
            Average                                0.07       1.36    0.49    0.86    0.00     0.86    0.84

MIDWEST THRIFTS  (146)
            Average                                0.07       1.47    0.52    0.94   (0.00)    0.94    0.93

OHIO THRIFTS  (33)
            Average                                0.07       1.52    0.51    1.01    0.00     1.01    0.98


                                  EXHIBIT 46

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                        YIELDS, COSTS AND EARNINGS RATIOS
                             TRAILING FOUR QUARTERS

                                              Yield on     Cost of       Net          Net
                                            Int. Earning Int. Bearing  Interest     Interest               Core              Core
                                               Assets    Liabilities    Spread      Margin *      ROAA     ROAA     ROAE     ROAE
                                                (%)          (%)         (%)          (%)          (%)     (%)       (%)     (%)
                                            ---------------------------------------------------------------------------------------

SUBJECT
            THE HOME LOAN
               SAVINGS BANK                     8.27        4.29         3.98         4.75        1.31     1.31     7.44     7.44


   AMFC     AMB Financial Corp.                 7.66        4.69         2.97         3.72        1.03     0.73     6.30     4.46
   ASBP     ASB Financial Corp.                 7.73        5.24         2.49         3.37        0.97     0.91     5.89     5.53
   CIBI     Community Investors Bancorp         7.84        4.92         2.92         3.45        0.97     0.97     8.37     8.37
   FFDF     FFD Financial Corp.                 7.05        4.94         2.11         3.34        1.93     0.97     7.83     3.92
   KYF      Kentucky First Bancorp Inc.         7.39        4.65         2.74         3.50        1.15     1.14     6.64     6.60
   MARN     Marion Capital Holdings             8.40        5.16         3.24         4.30        1.70     1.68     7.49     7.40
   NWEQ     Northwest Equity Corp.              8.46        5.01         3.45         3.82        1.03     0.99     8.75     8.42
   PWBK     Pennwood Bancorp Inc.               8.33        4.60         3.73         4.49        0.99     1.08     5.20     5.66
   PTRS     Potters Financial Corp.             7.37        4.31         3.06         3.36        0.98     0.96     10.93   10.72
   THR      Three Rivers Financial Corp.        7.84        4.63         3.21         3.80        0.90     0.86     6.48     6.19

            Average                             7.81        4.82         2.99         3.72        1.17     1.03     7.39     6.73
            Median                              7.79        4.81         3.02         3.61        1.01     0.97     7.07     6.40
            High                                8.46        5.24         3.73         4.49        1.93     1.68     10.93   10.72
            Low                                 7.05        4.31         2.11         3.34        0.90     0.73     5.20     3.92

ALL THRIFTS  (373)
            Average                             7.77        4.86         2.91         3.48        0.86     0.84     8.74     8.36

MIDWEST THRIFTS  (146)
            Average                             7.76        4.98         2.78         3.43        0.94     0.93     7.85     7.57

OHIO THRIFTS  (33)
            Average                             7.82        5.00         2.82         3.47        1.01     0.98     8.73     8.46

                                  EXHIBIT 47

   KELLER & COMPANY
   Columbus, Ohio
   614-766-1426

                    DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA


                                                         DIVIDENDS
                                            *****************************************
                                                        12 Month            12 Month
                                             12 Month    Common    Current  Dividend
                                             Preferred    Div./   Dividend   Payout
                                             Dividends    Share     Yield    Ratio
                                               ($000)       ($)       (%)      (%)
                                             -------------------------------------------
SUBJECT
           THE HOME LOAN
              SAVINGS BANK                        -         -         -        -

COMPARABLE GROUP
   AMFC    AMB Financial Corp.                    0         0.25      1.75    24.00
   ASBP    ASB Financial Corp.                    0         5.40      3.05   760.56
   CIBI    Community Investors Bancorp            0         0.29      2.03    26.68
   FFDF    FFD Financial Corp.                    0         0.28      1.63    20.00
   KYF     Kentucky First Bancorp Inc.            0         3.50      3.45   437.50
   MARN    Marion Capital Holdings                0         0.86      3.32    52.83
   NWEQ    Northwest Equity Corp.                 0         0.50      2.95    37.10
   PWBK    Pennwood Bancorp Inc.                  0         0.30      1.69    34.88
   PTRS    Potters Financial Corp.                0         0.35      1.18    13.68
   THR     Three Rivers Financial Corp.           0         0.38      2.03    34.91

           Average                                0         1.21      2.31   144.21
           Median                                 0         0.37      2.03    34.90
           High                                   0         5.40      3.45   760.56
           Low                                    0         0.25      1.18    13.68

ALL THRIFTS  (373)
           Average                              202         0.45      1.27    39.49

MIDWEST THRIFTS  (146)
           Average                                0         0.51      1.59    44.11

OHIO THRIFTS  (33)
           Average                                0         1.00      1.95    83.18




                                                     RESERVES AND SUPPLEMENTAL DATA - MOST RECENT PERIOD
                                            *******************************************************************************
                                                                        Net
                                                Reserves/  Reserves/  Chargeoffs/ Provisions/   1 Year             Total
                                                 Gross    Non-Perf.   Average       Net     Repricing  Effective Assets/
                                                 Loans      Assets     Loans     Chargeoffs     Gap     Tax Rate  Employee
                                                   (%)        (%)        (%)         (%)        (%)       (%)     ($000)
                                             ------------------------------------------------------------------------------
SUBJECT
           THE HOME LOAN
              SAVINGS BANK                         2.81     242.62       0.00       NM         NA       34.74     3,150

COMPARABLE GROUP
   AMFC    AMB Financial Corp.                     0.51     118.29       0.04      214.29      NA       38.95        NA
   ASBP    ASB Financial Corp.                     1.07      75.72       0.00       NM         NA       33.15     5,111
   CIBI    Community Investors Bancorp             0.59      94.97       0.06       16.67      NA       35.69     3,628
   FFDF    FFD Financial Corp.                     0.46      NA          0.00       NM         NA       33.92        NA
   KYF     Kentucky First Bancorp Inc.             0.76     457.83       0.00       NM         NA       31.71     4,195
   MARN    Marion Capital Holdings                 1.32     104.36       0.01      180.00      NA       23.61        NA
   NWEQ    Northwest Equity Corp.                  0.59      33.84       0.11      119.05     -12.41    34.53     2,770
   PWBK    Pennwood Bancorp Inc.                   1.04      42.39      -0.06       NM         NA       27.68     4,331
   PTRS    Potters Financial Corp.                 2.65     389.09       0.03        0.00      NA       33.50     2,727
   THR     Three Rivers Financial Corp.            0.77      59.98       0.08      125.00      NA       30.77        NA

           Average                                 0.98     152.94       0.03      109.17     -12.41    32.35     3,794
           Median                                  0.77      94.97       0.02      122.03     -12.41    33.33     3,911
           High                                    2.65     457.83       0.11      214.29     -12.41    38.95     5,111
           Low                                     0.46      33.84      -0.06        0.00     -12.41    23.61     2,727

ALL THRIFTS  (373)
           Average                                 0.77     102.28       0.13      149.81      -4.11    29.71     4,341

MIDWEST THRIFTS  (146)
           Average                                 0.65     131.66       0.21      213.13      -6.99    35.53     4,078

OHIO THRIFTS  (33)
           Average                                 0.59     115.53       0.04      169.37      -9.55    34.59     4,378


                                  EXHIBIT 48
KELLER & COMPANY
Dublin, Ohio
614-766-1426

                       VALUATION ANALYSIS AND CONCLUSIONS

           The Home Loan Savings Bank/Home Loan Financial Corporation
                      Stock Prices as of November 28, 1997

Valuation assumptions:                                                        Comparable Group                  All Thrifts
                                      Symbol                  Value          Average       Median        Average        Median
                                    ----------      ------------------------------------------------------------- --------------
Post conv. price to earnings           P/E                      16.52         16.95         16.34          21.77         18.71
Post conv. price to book value         P/B                      67.80%       126.73%       126.42%        161.12%       149.24%
Post conv. price to assets             P/A                      22.20%        19.75%        18.55%         18.72%        16.99%
Post conv. price to core earnings      P/E                      16.52         19.29         18.95          22.14         19.71
Pre conversion earnings ($)             Y               $     759,000   For the twelve months ended September 30, 1997.
Pre conversion book value ($)           B               $  10,592,000   At September 30, 1997.
Pre conversion assets ($)               A               $  59,853,000   At September 30, 1997.
Pre conversion core earnings ($)                        $     759,000   For the twelve months ended September 30, 1997.
Conversion expense ($)                  X               $     487,000
Proceeds not reinvested ($)             Z               $   1,360,000   ESOP shares.
ESOP borrowings ($)                     E               $   1,360,000
ESOP cost of borrowings, net (%)        S                        6.27%
ESOP term of borrowings (yrs.)          T                       10
RRP amount ($)                          M               $     680,000
RRP expense ($)                         N               $     136,000
Tax rate (%)                           TAX                      34.00%
Investment rate of return, net (%)      R                        3.53%
Investment rate of return, pretax (%)                            5.35%


Formulae to indicate value after conversion:
1.  P/E method:     Value  =  P/E(Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))                          $  =  17,012,105
                              -------------------------------------
                                      1-(P/E)R



2.  P/B method:     Value  =  P/B(B-X-E-M)                                     =             $     16,977,969
                              ------------
                                1-P/B



3.  P/A method:     Value  =  P/A(A-X)                                         =             $     16,937,236
                              --------
                               1-P/A



VALUATION CORRELATION AND CONCLUSIONS:

                                    Number of           Price                        TOTAL
                                      Shares          Per Share                      VALUE
                                   -------------    ---------------              --------------

Appraised value - midrange            1,700,000         $10.00                 $    17,000,000

Minimum - 85% of midrange             1,445,000         $10.00                 $    14,450,000
Maximum - 115% of midrange            1,955,000         $10.00                 $    19,550,000
Superrange - 115% of maximum          2,248,250         $10.00                 $    22,482,500

                                  EXHIBIT 49

KELLER & COMPANY
Dublin, Ohio
614-766-1426


             COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
                      Stock Prices as of November 28, 1997



                                                            Market Data                               Pricing Ratios
                                               *********************************      ******************************************
                                                                              Book              Price/          Price/   Price/
                                                  Market     Price/  12 Mo.   Value/   Price/    Book   Price/   Tang.    Core
                                                   Value     Share     EPS    Share    Earnings Value   Assets  Bk. Val. Earnings
                                                   ($M)       ($)      ($)     ($)       (X)     (%)      (%)     (%)     (%)
                                               ----------------------------------     -------------------------------------------

THE HOME LOAN SAVINGS BANK
          Appraised value - midpoint                17.00    10.00    0.61   14.74     16.52    67.80   22.20   67.86    16.52

          Minimum of range                          14.45    10.00    0.68   15.81     14.64    63.23   19.57   63.27    14.64
          Maximum of range                          19.55    10.00    0.55   13.95     18.25    71.67   24.78   71.70    18.25
          Superrange maximum                        22.48    10.00    0.50   13.27     20.08    75.38   27.49   75.42    20.08

ALL THRIFTS  (372)
          Average                                  236.38    24.41    1.27   15.58     21.77   161.12   18.72  167.47    22.14
          Median                                    59.45    21.00    1.19   14.98     18.71   149.24   16.99  153.21    19.71

OHIO THRIFTS  (33)
          Average                                  175.06    21.93    1.28   14.58     21.07   152.76   20.01  156.49    20.45
          Median                                    39.22    18.50    1.05   14.60     18.32   130.42   19.32  137.11    18.75

COMPARABLE GROUP  (10)
          Average                                   20.34    19.59    1.19   15.38     16.95   126.73   19.75  126.78    19.29
          Median                                    16.33    18.66    1.06   14.91     16.34   126.42   18.55  126.66    18.95

COMPARABLE GROUP
   AMFC   AMB Financial Corp.                       15.42    16.00    1.00   14.95     16.00   107.02   14.92  107.02    22.86
   ASBP   ASB Financial Corp.                       21.90    13.13    0.71   10.30     18.49   127.43   19.84  127.43    19.59
   CIBI   Community Investors Bancorp               14.21    15.75    1.05   12.09     15.00   130.27   15.30  130.27    15.00
   FFDF   FFD Financial Corp.                       26.55    18.38    1.25   14.86     14.70   123.65   30.09  123.65    29.64
   KYF    Kentucky First Bancorp Inc.               18.82    14.50    0.80   11.29     18.13   128.43   21.44  128.43    18.35
   MARN   Marion Capital Holdings                   47.11    26.50    1.59   22.22     16.67   119.26   26.17  119.26    16.88
   NWEQ   Northwest Equity Corp.                    15.94    19.00    1.24   14.53     15.32   130.76   16.44  130.76    15.83
   PWBK   Pennwood Bancorp Inc.                     10.79    18.94    0.86   15.34     22.02   123.46   22.64  123.46    20.36
   PTRS   Potters Financial Corp.                   16.40    34.00    2.34   22.42     14.53   151.65   13.36  151.65    14.85
   THR    Three Rivers Financial Corp.              16.26    19.75    1.06   15.75     18.63   125.40   17.26  125.88    19.55




                                                          Dividends              Financial Ratios
                                                 ************************  ***************************

                                                  Div./  Dividend  Payout   Equity/
                                                  Share   Yield   Ratio     Assets   ROAA    ROAE
                                                   ($)     (%)     (%)        (%)     (%)     (%)
                                                -------------------------  ----------------------------

THE HOME LOAN SAVINGS BANK
          Appraised value - midpoint              0.00    0.00    0.00      32.82    1.35    4.11

          Minimum of range                        0.00    0.00    0.00      30.95    1.34    4.32
          Maximum of range                        0.00    0.00    0.00      34.58    1.36    3.93
          Superrange maximum                      0.00    0.00    0.00      36.47    1.37    3.75

ALL THRIFTS  (372)
          Average                                 0.54    1.52   48.22      12.67    0.86    8.74
          Median                                  0.33    1.56   27.04      10.64    0.94    8.34

OHIO THRIFTS  (33)
          Average                                 1.00    1.95   83.18      14.85    1.01    8.73
          Median                                  0.35    1.87   31.41      12.44    0.99    8.03

COMPARABLE GROUP  (10)
          Average                                 1.21    2.31  144.21      15.69    1.17    7.39
          Median                                  0.37    2.03   34.90      14.76    1.01    7.07

COMPARABLE GROUP
   AMFC   AMB Financial Corp.                     0.25    1.75   24.00      13.94    1.03    6.30
   ASBP   ASB Financial Corp.                     5.40    3.05  760.56      15.57    0.97    5.89
   CIBI   Community Investors Bancorp             0.29    2.03   26.68      11.75    0.97    8.37
   FFDF   FFD Financial Corp.                     0.28    1.63   20.00      24.34    1.93    7.83
   KYF    Kentucky First Bancorp Inc.             3.50    3.45  437.50      16.70    1.15    6.64
   MARN   Marion Capital Holdings                 0.86    3.32   52.83      21.95    1.70    7.49
   NWEQ   Northwest Equity Corp.                  0.50    2.95   37.10      11.69    1.03    8.75
   PWBK   Pennwood Bancorp Inc.                   0.30    1.69   34.88      18.34    0.99    5.20
   PTRS   Potters Financial Corp.                 0.35    1.18   13.68       8.81    0.98   10.93
   THR    Three Rivers Financial Corp.            0.38    2.03   34.91      13.77    0.90    6.48

                                  EXHIBIT 50

       KELLER & COMPANY
       Columbus, Ohio
       614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
           The Home Loan Savings Bank/Home Loan Financial Corporation
                           At the MINIMUM of the Range


       1.  Gross Conversion Proceeds

           Minimum market value                                                $       14,450,000
                   Less:  Estimated conversion expenses                                   456,000

           Net conversion proceeds                                             $       13,994,000


       2.  Generation of Additional Income

           Net conversion proceeds                                             $       13,994,000
                   Less:  Proceeds not invested  (1)                                    1,156,000
           Total conversion proceeds invested                                  $       12,838,000

           Investment rate                                                                   3.53%

           Earnings increase - return on  proceeds invested                    $          453,310
                   Less:  Estimated cost of ESOP borrowings                                72,481
                   Less:  Amortization of ESOP borrowings,
                          net of taxes                                                     76,296
                   Less:  RRP expense, net of taxes                                        76,296

           Net earnings increase                                               $          228,237


       3.  Comparative Earnings
                                                                                     Regular               Core
                                                                                 -----------------   -----------------

           Before conversion - 12 months ended 09/30/97                        $          759,000             759,000
           Net earnings increase                                                          228,237             228,237
           After conversion                                                    $          987,237             987,237


       4.  Comparative Net Worth  (2)

           Before conversion - 09/30/97                     $       10,592,000
           Conversion proceeds                                      12,260,000
           After conversion                                 $       22,852,000


       5.  Comparative Net Assets

           Before conversion - 09/30/97                     $       59,853,000
           Conversion proceeds                                      13,994,000
           After conversion                                 $       73,847,000

           (1)  Represents ESOP borrowings.
           (2) ESOP borrowings and RRP are omitted from net worth.

                                  EXHIBIT 51

       KELLER & COMPANY
       Columbus, Ohio
       614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
           The Home Loan Savings Bank/Home Loan Financial Corporation
                          At the MIDPOINT of the Range


       1.  Gross Conversion Proceeds

           Midpoint market value                                               $       17,000,000
                   Less:  Estimated conversion expenses                                   487,000

           Net conversion proceeds                                             $       16,513,000


       2.  Generation of Additional Income

           Net conversion proceeds                                             $       16,513,000
                   Less:  Proceeds not invested  (1)                                    1,360,000
           Total conversion proceeds invested                                  $       15,153,000

           Investment rate of return                                                         3.53%

           Earnings increase - return on  proceeds invested                    $          535,052
                   Less:  Estimated cost of ESOP borrowings                                85,272
                   Less:  Amortization of ESOP borrowings,
                          net of taxes                                                     89,760
                   Less:  RRP expense, net of taxes                                        89,760

           Net earnings increase                                               $          270,260


       3.  Comparative Earnings
                                                                                     Regular               Core
                                                                                 -----------------   -----------------

           Before conversion - 12 months ended 09/30/97                        $          759,000             759,000
           Net earnings increase                                                          270,260             270,260
           After conversion                                                    $        1,029,260           1,029,260

       4.  Comparative Net Worth  (2)

           Before conversion - 09/30/97                     $       10,592,000
           Conversion proceeds                                      14,473,000
           After conversion                                 $       25,065,000


       5.  Comparative Net Assets

           Before conversion - 09/30/97                     $       59,853,000
           Conversion proceeds                                      16,513,000
           After conversion                                 $       76,366,000


           (1) Represents ESOP borrowings.
           (2) ESOP borrowings and RRP are omitted from net worth.

                                  EXHIBIT 52

       KELLER & COMPANY
       Columbus, Ohio
       614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
           The Home Loan Savings Bank/Home Loan Financial Corporation
                           At the MAXIMUM of the Range


       1.  Gross Conversion Proceeds

           Maximum market value                                                $       19,550,000
                   Less:  Estimated conversion expenses                                   517,000

           Net conversion proceeds                                             $       19,033,000


       2.  Generation of Additional Income

           Net conversion proceeds                                             $       19,033,000
                   Less:  Proceeds not invested  (1)                                    1,564,000
           Total conversion proceeds invested                                  $       17,469,000

           Investment rate                                                                   3.53%

           Earnings increase - return on  proceeds invested                    $          616,830
                   Less:  Estimated cost of ESOP borrowings                                98,063
                   Less:  Amortization of ESOP borrowings,
                          net of taxes                                                    103,224
                   Less:  RRP expense, net of taxes                                       103,224

           Net earnings increase                                               $          312,320


       3.  Comparative Earnings
                                                                                     Regular               Core
                                                                                 -----------------   -----------------

           Before conversion - 12 months ended 09/30/97                        $          759,000             759,000
           Net earnings increase                                                          312,320             312,320
           After conversion                                                    $        1,071,320           1,071,320

       4.  Comparative Net Worth  (2)

           Before conversion - 09/30/97                     $       10,592,000
           Conversion proceeds                                      16,687,000
           After conversion                                 $       27,279,000


       5.  Comparative Net Assets

           Before conversion - 09/30/97                     $       59,853,000
           Conversion proceeds                                      19,033,000
           After conversion                                 $       78,886,000


           (1) Represents ESOP borrowings.
           (2) ESOP borrowings and RRP are omitted from net worth.

                                  EXHIBIT 53

       KELLER & COMPANY
       Columbus, Ohio
       614-766-1426


                    PROJECTED EFFECT OF CONVERSION PROCEEDS
           The Home Loan Savings Bank/Home Loan Financial Corporation
                           At the SUPERRANGE Maximum

       1.  Gross Conversion Proceeds

           Superrange market value                                             $       22,482,500
                   Less:  Estimated conversion expenses                                   552,000

           Net conversion proceeds                                             $       21,930,500


       2.  Generation of Additional Income

           Net conversion proceeds                                             $       21,930,500
                   Less:  Proceeds not invested  (1)                                    1,798,600
           Total conversion proceeds invested                                  $       20,131,900

           Investment rate                                                                   3.53%

           Earnings increase - return on  proceeds invested                    $          710,857
                   Less:  Estimated cost of ESOP borrowings                               112,772
                   Less:  Amortization of ESOP borrowings,
                          net of taxes                                                    118,708
                   Less:  RRP expense, net of taxes                                       118,708

           Net earnings increase                                               $          360,670


       3.  Comparative Earnings
                                                                                     Regular               Core
                                                                                 -----------------   -----------------

           Before conversion - 12 months ended 09/30/97                        $          759,000             759,000
           Net earnings increase                                                          360,670             360,670
           After conversion                                                    $        1,119,670           1,119,670

       4.  Comparative Net Worth  (2)

           Before conversion - 09/30/97                     $       10,592,000
           Conversion proceeds                                      19,232,600
           After conversion                                 $       29,824,600


       5.  Comparative Net Assets

           Before conversion - 09/30/97                     $       59,853,000
           Conversion proceeds                                      21,930,500
           After conversion                                 $       81,783,500


           (1) Represents ESOP borrowings.
           (2) ESOP borrowings and RRP are omitted from net worth.

                                  EXHIBIT 54

KELLER & COMPANY
Dublin, Ohio
614-766-1426



                    SUMMARY OF VALUATION PREMIUM OR DISCOUNT



                                                                        Premium or (discount)
                                                                       from comparable group.
                                                                    -----------------------------

                                              Home                       Average        Median
                                              ----                       -------        ------
 Midpoint:
    Price/earnings                           16.x2                       (2.52)%         1.14%
    Price/book value                         67.%0   *                  (46.51)%       (46.37)%
    Price/assets                             22.%0                       12.41%         19.66%
    Price/tangible book value                67.%6                      (46.48)%       (46.42)%
    Price/core earnings                      16.x2                      (14.36)%       (12.81)%




 Minimum of range:
    Price/earnings                           14.x4                      (13.64)%       (10.40)%
    Price/book value                         63.%3   *                  (50.11)%       (49.98)%
    Price/assets                             19.%7                       (0.90)%         5.49%
    Price/tangible book value                63.%7                      (50.10)%       (50.05)%
    Price/core earnings                      14.x4                      (24.13)%       (22.76)%




 Maximum of range:
    Price/earnings                           18.x5                        7.67%         11.71%
    Price/book value                         71.%7   *                  (43.45)%       (43.31)%
    Price/assets                             24.%8                       25.51%         33.60%
    Price/tangible book value                71.%0                      (43.44)%       (43.39)%
    Price/core earnings                      18.x5                       (5.40)%        (3.70)%




 Super maximum of range:
    Price/earnings                           20.x8                       18.47%         22.92%
    Price/book value                         75.%8   *                  (40.52)%       (40.37)%
    Price/assets                             27.%9                       39.22%         48.20%
    Price/tangible book value                75.%2                      (40.52)%       (40.46)%
    Price/core earnings                      20.x8                        4.09%          5.96%


      * Represents pricing ratio associated with primary valuation method.

                                  ALPHABETICAL
                                    EXHIBITS

                                  EXHIBIT A

                            KELLER & COMPANY, INC.
                            555 METRO PLACE NORTH
                                  SUITE 524
                              DUBLIN, OHIO 43017
                                (614) 766-1426
                              (614) 766-1459 FAX







                               PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a full service consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. The firm consults primarily in the areas of regulatory and compliance matters, financial analysis and strategic planning, stock valuations and appraisals, mergers and acquisitions, mutual to stock conversions, conversion/mergers and branching. Since its inception in 1985, KELLER & COMPANY has provided a wide range of consulting services to over 100 financial institutions including thrifts, banks, mortgage companies and holding companies. KELLER & COMPANY is an affiliate member of the Community Bankers of America, Community Bankers Association of Ohio, the Ohio League of Financial Institutions, and the Tri State League of Financial Institutions.

Each of the firm's senior consultants has over eighteen years front line experience and accomplishment in various areas of the financial institution and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included financial institution charter and deposit insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projections and modeling, stock valuations, fairness opinions, conversion appraisals, capital plans, policy development and revision, lending, underwriting and investment criteria, data processing and management information systems, and incentive compensation programs.

It is the goal of KELLER & COMPANY to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, KELLER & COMPANY has become one of the leading consulting firms in the nation.

                             CONSULTANTS IN THE FIRM


MICHAEL R. KELLER has over twenty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, he was employed by the Ohio Division of Financial Institutions, working for two years in the northeastern Ohio district as an examiner of financial institutions before pursuing graduate studies at the Ohio State University.

Mr. Keller later worked as an associate for a management consulting firm specializing in services to financial institutions. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, conversion appraisals, and fairness opinions. Mr. Keller established the firm in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from Wooster College with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took two courses in corporate stock valuations.

JOHN A. SHAFFER has over twenty years experience in banking, finance, real estate lending, and development.

From 1971 to 1974, Mr. Shaffer was employed by a large real estate investment trust as a lending officer, specializing in construction and development loans. By 1974, having gained experience in loan underwriting, management and workout, he joined Chemical Association of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $1 billion. His responsibilities also included the analysis, management and workout of problem commercial loans and properties, and the structuring, negotiation, acquisition and sale of loan servicing and mortgage and equity securities.

Mr. Shaffer later formed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate. His primary activities have included the planning, analysis, financing, implementation, and administration of real estate projects, as well as financial projection and modeling, cost and profit analysis, loan management, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

JAMES E. CAMPBELL has over twenty-five years experience in the banking and thrift industry. He served in upper management and was involved in asset and liability management, lending policy, retail management, public policy and Community Reinvestment Act policy.

From 1969 to 1991, Mr. Campbell was employed by National City Bank of Columbus, Ohio. He was appointed Executive Vice President of the Retail Banking Group in 1984. He had management responsibility for 135 banking officers with over 1,500 associates in Central and Southern Ohio. He also managed the consumer and real estate functions of the Bank.

Mr. Campbell became Chairman, President and Chief Executive Officer of Jefferson Savings Bank, West Jefferson, Ohio in 1993 and remained with them until the bank was sold in 1997.

Mr. Campbell graduated from Stonier School of Bank, Rutgers University in 1979.

                                    EXHIBIT B






                                      RB 20
                                  CERTIFICATION



I HEREBY CERTIFY THAT I HAVE NOT BEEN THE SUBJECT OF ANY CRIMINAL, CIVIL OR ADMINISTRATIVE JUDGMENTS, CONSENTS, UNDERTAKINGS OR ORDERS, OR ANY PAST ADMINISTRATIVE PROCEEDINGS (EXCLUDING ROUTINE OR CUSTOMARY AUDITS, INSPECTIONS AND INVESTIGATION) ISSUED BY ANY FEDERAL OR STATE COURT, ANY DEPARTMENT, AGENCY, OR COMMISSION OF THE U.S. GOVERNMENT, ANY STATE OR MUNICIPALITY, ANY SELF-REGULATORY TRADE OR PROFESSIONAL ORGANIZATION, OR ANY FOREIGN GOVERNMENT OR GOVERNMENTAL ENTITY, WHICH INVOLVE:

(I)  COMMISSION OF A FELONY, FRAUD, MORAL TURPITUDE, DISHONESTY OR BREACH OF
     TRUST;

(II) VIOLATION OF SECURITIES OR COMMODITIES LAWS OR REGULATIONS;

(III) VIOLATION OF DEPOSITORY INSTITUTION LAWS OR REGULATIONS;

(IV) VIOLATION OF HOUSING AUTHORITY LAWS OR REGULATIONS;

(V) VIOLATION OF THE RULES, REGULATIONS, CODES OR CONDUCT OR ETHICS OF A SELF-REGULATORY TRADE OR PROFESSIONAL ORGANIZATION;

(VI) ADJUDICATION OF BANKRUPTCY OR INSOLVENCY OR APPOINTMENT OF A RECEIVER, CONSERVATOR, TRUSTEE, REFEREE, OR GUARDIAN.

I HEREBY CERTIFY THAT THE STATEMENTS I HAVE MADE HEREIN ARE TRUE, COMPLETE AND CORRECT TO THE BEST OF MY KNOWLEDGE AND BELIEF.

                                                CONVERSION APPRAISER

December 12, 1997                          /s/ Michael R. Keller
------------------------------            -------------------------------------
           DATE                                    MICHAEL R. KELLER

                                    EXHIBIT C


                            KELLER & COMPANY, INC.
                            555 METRO PLACE NORTH
                                  SUITE 524
                              DUBLIN, OHIO 43017
                                (614) 766-1426
                              (614) 766-1459 FAX


                            AFFIDAVIT OF INDEPENDENCE
                            -------------------------

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:


         I, Michael R. Keller, being first duly sworn hereby depose and say that:

         The fee which I received directly from the applicant, The Home Loan Savings Bank, Coshocton, Ohio in the amount of $17,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

         Further, affiant sayeth naught.

                                              -------------------------
                                              MICHAEL R. KELLER


         Sworn to before me and subscribed in my presence this 12th day of December 1997.


                                              -------------------------
                                              NOTARY PUBLIC